As filed with the Securities and Exchange Commission on January 18, 2012.

SEC File No. 333-_______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________________

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
______________________

SAGEBRUSH GOLD LTD.
(Exact name of registrant as specified in its charter)
Nevada	7812	26-0657736
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
1640 Terrace Way Walnut Creek, California 94597 (925) 938-0406
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
David Rector President 1640 Terrace Way Walnut Creek, California 94597 Telephone: (877) 705-9357 Fax: (925) 938-0406
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies of all communications, including communications sent to agent for service, should be sent to:
Harvey J. Kesner, Esq. 61 Broadway, 32nd Floor New York, New York 10006 Telephone: (212) 930-9700 Fax: (212) 930-9725

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
(Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED (1)	PROPOSED MAXIMUM OFFERING PRICE PER SHARE	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE	AMOUNT OF REGISTRATION FEE
Common Stock, $0.0001 par value	80,397,279	$0.47 (2)	$ 37,786,721.13	$ 4,330.36
Common Stock underlying warrants	40,000	$0.47 (2)	$ 18,800.00	$ 2.15
Total	80,437,279		$ 37,805,521.13	$ 4,332.51

(1)
Pursuant to Rule 416 under the Securities Act, the shares of common stock offered hereby also include an indeterminate number of additional shares of common stock as may from time to time become issuable by reason of stock splits, stock dividends, recapitalizations or other similar transactions.

(2)
Estimated at $0.47 per share, the average of the high and low prices as reported on the OTC Bulletin Board regulated quotation service on January 10, 2012, for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 18, 2012

PRELIMINARY PROSPECTUS

80,437,279 Shares

SAGEBRUSH GOLD LTD.

Common Stock
_________________

This prospectus relates to the sale by the selling stockholders identified in this prospectus of up to 80,437,279 shares of our common stock, par value $0.0001 per share, which includes 40,000 shares of common stock issuable upon the exercise of outstanding warrants.  On July 22, 2011 we agreed to file this registration statement under the Securities Act of 1933 to register the 76,095,215 shares of our common stock issued to Continental Resources Group, Inc., which is expected to distribute such registered shares to its shareholders as part of its plan of liquidation.  Continental Resources Group, Inc. owns 76,095,215 shares, or approximately 55% of our issued and outstanding common stock.  Additional shares registered hereunder are being registered pursuant to registration obligations with the holders.

The prices at which the selling stockholders may sell shares will be determined by the prevailing market price for the shares or in privately negotiated transactions. We will not receive any proceeds from the sale of these shares by the selling stockholders.  All expenses of registration incurred in connection with this offering are being borne by us, but all selling and other expenses incurred by the selling stockholders will be borne by the selling stockholders.

Our common stock is quoted on the regulated quotation service of the OTC Bulletin Board under the symbol “SAGE.OB”. On January 10, 2012, the last reported sale price of our common stock as reported on the OTC Bulletin Board was $0.48 per share.

Investing in our common stock is highly speculative and involves a high degree of risk. You should carefully consider the risks and uncertainties in the section entitled “Risk Factors” beginning on page 2 of this prospectus before making a decision to purchase our stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                          , 2011

You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus. It may not contain all the information that may be important to you. You should read this entire prospectus carefully, including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation,” and our historical financial statements and related notes included elsewhere in this prospectus.

Overview

We are an exploration stage gold and minerals exploration company focused on searching for gold and other mineral resources and seeking out potentially significant exploration and development targets.  We were incorporated in Nevada on August 2, 2007 under the name “Excel Global, Inc.” and operated as a web-based service provider and consulting company.

On September 27, 2010, we changed our name to “The Empire Sports & Entertainment Holdings Co.” and on September 29, 2010, we entered into a share exchange agreement with The Empire Sports & Entertainment, Co., a privately held Nevada corporation, and the shareholders of The Empire Sports & Entertainment, Co.   Pursuant to the share exchange agreement, the shareholders transferred all of the issued and outstanding capital stock of The Empire Sports & Entertainment, Co. to us in exchange for 19,602,000 shares of our common stock.  As a result of this share exchange, The Empire Sports & Entertainment, Co. became our wholly owned subsidiary.  Immediately following the share exchange, we transferred all of our pre-share exchange operating assets and liabilities to our former wholly owned subsidiary, Excel Global Holdings, Inc., a Nevada corporation, and transferred all of Excel Global Holdings, Inc.’s outstanding capital stock to our then-majority stockholders in exchange for cancellation of shares of our common stock held by such stockholders.  After the share exchange and the divestiture of our pre-share exchange operating assets and liabilities we succeeded to the business of The Empire Sports & Entertainment, Co., promotion and production of sports and entertainment events, as our sole line of business which we operated until September 1, 2011 when we exited the sports and entertainment business and disposed of our subsidiary The Empire Sports & Entertainment Co.

On May 16, 2011, we changed our name to “Sagebrush Gold Ltd.”  Between May 24, 2011 and August 30, 2011, we completed a series of acquisitions of gold and mineral exploration and development targets.

On May 24, 2011, we purchased all of the outstanding membership interests of Arttor Gold LLC and through Arttor Gold LLC entered into two lease agreements for the Red Rock Mineral Prospect and North Battle Mountain Mineral Prospect properties, which are both located in Nevada.  These leases granted us the exclusive right to explore, mine and develop gold, silver, platinum and other minerals on these properties.

On July 22, 2011, we acquired all of the assets of Continental Resources Group, Inc. in exchange for 76,095,215 shares of our common stock issued to Continental Resources Group, Inc., warrants to purchase 41,566,999 shares of our common stock issued to Continental Resources Group, Inc.’s warrant holders, and options to purchase 2,248,000 shares of our common stock to Continental Resources Group, Inc.’s option holders.  This transaction constituted a plan of liquidation of Continental Resources Group, Inc. and we agreed to file this registration statement under the Securities Act of 1933, as amended (the “Securities Act”), to register the 76,095,215 shares.  Continental Resources Group, Inc. is expected to distribute our registered shares to its shareholders as part of its plan of liquidation.   As of the date of this filing, Continental Resources Group, Inc. owns 76,095,215 shares, or approximately 55% of our issued and outstanding common stock.  The purchased assets primarily consist of interests in uranium mining claims in Arizona and California.

On August 30, 2011, we acquired gold exploration claims in Pershing County, near Lovelock, Nevada known as the Relief Canyon Mine, consisting of mining and mill-style claims and related facilities through our wholly owned subsidiary Gold Acquisition Corp.  The purchase price for the properties consisted of $12,000,000 of cash and $8,000,000 senior secured convertible promissory notes pursuant to an Order of the Bankruptcy Court approving the sale of real and personal property pursuant to Section 363 of Chapter 11 of the Bankruptcy Code.

Our principal executive offices are located at 1640 Terrace Way, Walnut Creek, California 94597 and our telephone number is (925) 938-0406. Our website is www.sagebrushgold.com. Information on or accessed through our website is not incorporated into this prospectus and is not a part of this prospectus.

As used in this prospectus, unless otherwise specified, references to the “Company,” “we,” “our” and “us” refer to Sagebrush Gold Ltd. (formerly The Empire Sports & Entertainment Holdings Co.) and, unless otherwise specified, its direct and indirect subsidiaries.

The Offering

Common stock offered by the selling stockholders:
80,437,279 shares, consisting of 76,095,215 shares issued to Continental Resources Group, Inc. in connection with the purchase of substantially all of its assets, 4,302,065 shares issued to investors in private placements and 40,000 shares issuable upon the exercise of an outstanding warrant sold to an investor in a private placement

Common stock outstanding before and after this offering:	137,623,116 (1)

Use of proceeds:	We will not receive any proceeds from the sale of shares in this offering by the selling stockholders.

OTC Bulletin Board symbol:	SAGE.OB

Risk factors:
You should carefully consider the information set forth in this prospectus and, in particular, the specific factors set forth in the “Risk Factors” section beginning on page 2 of this prospectus before deciding whether or not to invest in shares of our common stock.

___________________ (1) The number of outstanding shares before and after the offering is based upon 137,623,116 shares outstanding as of January 10, 2012 and excludes:
● 3,798,000 shares of common stock issuable upon the exercise of outstanding options;
● 35,603,142 shares of common stock issuable upon the exercise of outstanding warrants;
● 21,531,208 shares of common stock issuable upon the conversion of outstanding convertible debt; and
● 8,210,990 shares of common stock issuable upon the exercise of outstanding shares of preferred convertible stock.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before investing in our common stock you should carefully consider the following risks, together with the financial and other information contained in this prospectus. If any of the following risks actually occurs, our business, prospects, financial condition and results of operations could be adversely affected. In that case, the trading price of our common stock would likely decline and you may lose all or a part of your investment.

RISKS RELATING TO OUR BUSINESS

Exploring for gold is an inherently speculative business.

Natural resource exploration (currently our only business), and gold exploration in particular, is a business that by its nature is very speculative. There is a strong possibility that we will not discover gold or any other resources which can be mined or extracted at a profit. Even if we do discover gold or other deposits, the deposit may not be of the quality or size necessary for us or a potential purchaser of the property to make a profit from actually mining it. Few properties that are explored are ultimately developed into producing mines. Unusual or unexpected geological formations, geological formation pressures, fires, power outages, labor disruptions, flooding, explosions, cave-ins, landslides and the inability to obtain suitable or adequate machinery, equipment or labor are just some of the many risks involved in mineral exploration programs and the subsequent development of gold deposits.

We will need to obtain additional financing to fund our exploration program.

We do not have sufficient capital to fund our exploration program as it is currently planned or to fund the acquisition and exploration of new properties. We estimate that we will require several million dollars for our gold exploration expenses, interest payments and repayment of the principal amount of our debt, and the costs of being a public company, through the end of 2012.  We will require additional funding and presently do not have any sources of funding.   We may be unable to secure additional financing on terms acceptable to us, or at all. Our inability to raise additional funds on a timely basis could prevent us from achieving our business objectives and could have a negative impact on our business, financial condition, results of operations and the value of our securities. If we raise additional funds by issuing additional equity or convertible debt securities, the ownership of existing stockholders may be diluted and the securities that we may issue in the future may have rights, preferences or privileges senior to those of the current holders of our common stock. Such securities may also be issued at a discount to the market price of our common stock, resulting in possible further dilution to the book value per share of common stock. If we raise additional funds by issuing debt, we could be subject to debt covenants that could place limitations on our operations and financial flexibility.  Certain of our outstanding securities contain protections from issuances of additional securities below $0.40 per share which could result in additional shares being issued in the event of sales of equity or equity-linked securities below such price.

We are an exploration stage company and have only recently commenced exploration activities on our claims.  We expect to incur operating losses for the foreseeable future.

Our evaluation of the Relief Canyon,  Coso, Blythe, Artillery Peak, Arizona Breccia Pipes Project, Red Rock Mineral Prospect, Mountain Battle Mineral Prospect and Absaroka Stone mining claims are primarily a result of historical exploration data.   Although we have made field observations, our exploration program is in its early stages.  Accordingly, we are not yet in a position to estimate expected amounts of minerals, yields or values or evaluate the likelihood that our business will be successful.  We have not earned any revenues from mining operations. Potential investors should be aware of the difficulties normally encountered by early stage mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates. Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from our claims and properties, we will not be able to earn profits or continue operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

Our independent auditor has described doubts as to whether we will continue as a going concern.

As described in Note 1 of our audited financial statements for the year ended December 31, 2010 (which are incorporated by reference in this prospectus), our ability to obtain additional financing, the successful development of our contemplated plan of operations and our ability to establish profitability create substantial doubt as to our ability to continue as a going concern and there continues to be substantial doubt as of the date hereof of our ability to continue as a going concern.  Future issuances of our equity and/or debt securities will be required in order for us to continue to finance our operations and we expect to incur additional losses for the foreseeable future.  We currently have insufficient revenues to meet our operating expenses.

The global financial crisis may have an impact on our business and financial condition in ways that we currently cannot predict.

The continued credit crisis and related turmoil in the global financial system may have an impact on our business and financial position. The recent high costs of fuel and other consumables may negatively impact costs of our operations. In addition, the financial crisis may limit our ability to raise capital through credit and equity markets. As discussed further below, the prices of the metals and resources that we seek to discover and exploit are affected by a number of factors, and it is unknown how these factors will be impacted by a continuation of the financial crisis.

Our management may have conflicts of interest and only devote a portion of their business time to us which could materially and adversely affect us and our business.

Our Chief Financial Officer, Adam Wasserman, does not work for us exclusively and serves on the boards of several other companies.  We do not consider any of these other companies to be our competitors.  Further, Arthur Leger, our Chief Geologist, may serve as a director or geologist of other mining and exploration companies. Therefore, it is possible that a conflict of interest with regard to Mr. Wasserman or Mr. Leger may arise based on their other employment or board activities.  Mr. Wasserman devotes less than 20 hours per week to our matters and is obligated to devote significant time and attention to other companies.  Situations may arise where members of our management are presented with business opportunities which may be desirable not only for us, but also for the other companies with which they are affiliated.  You should carefully consider these potential conflicts of interest before deciding whether to invest in our securities.   We have not adopted any policies or procedures for the review and approval of any transactions that cause a conflict of interest.

We do not know if our properties contain any gold or other minerals that can be mined at a profit.

The properties on which we have the right to explore for gold and other minerals are not known to have any deposits of gold or other minerals which can be mined at a profit (as to which there can be no assurance). Whether a gold or other mineral deposit can be mined at a profit depends upon many factors. Some but not all of these factors include: the particular attributes of the deposit, such as size, grade and proximity to infrastructure; operating costs and capital expenditures required to start mining a deposit; the availability and cost of financing; the price of the gold or other mineral which is highly volatile and cyclical; and government regulations, including regulations relating to prices, taxes, royalties, land use, importing and exporting of minerals and environmental protection. We are also obligated to pay a royalty on certain of our mining activities, including a net smelter royalty of 2% on production from our Relief Canyon Gold assets acquired during 2011, which will increase our costs of production and make our ability to operate profitably more difficult.

We are a junior exploration company with no operating mining activities and we may never have any mining activities in the future.

Our business is exploring for gold and, to a lesser extent, other minerals. In the unlikely event that we discover commercially exploitable gold or other deposits, we will not be able to make any money from mining activities unless the gold or other deposits are actually mined, or we sell our interest. Accordingly, we will need to find some other entity to mine our properties or operate our facilities on our behalf, or sell our rights to mine to third parties. Mining operations in the United States are subject to many different federal, state and local laws and regulations, including stringent environmental, health and safety laws. In the unlikely event we assume any operational responsibility for mining on our properties, it is possible that we will be unable to comply with current or future laws and regulations, which can change at any time. It is possible that changes to these laws will be adverse to any potential mining operations. Moreover, compliance with such laws may cause substantial delays and require capital outlays in excess of those anticipated, adversely affecting any potential mining operations. Our future mining operations, if any, may also be subject to liability for pollution or other environmental damage. It is possible that we will choose to not be insured against this risk because of high insurance costs or other reasons.

We have a short operating history, have only lost money and may never achieve any meaningful revenue.

We acquired Arttor Gold LLC and its leases of the North Battle Mountain Mineral Prospect and Red Rock Mineral Prospect properties on May 24, 2011.  We acquired the uranium mining assets of Continental Resources Group, Inc. on July 22, 2011 and we acquired the Relief Canyon mine on August 30, 2011.   Our operating history consists of starting our preliminary exploration activities. We have no income-producing activities from mining or exploration.  We have already lost money because of the expenses we have incurred in acquiring the rights to explore on our property and starting our preliminary exploration activities.  Exploring for gold and other minerals or resources is an inherently speculative activity. There is a strong possibility that we will not find any commercially exploitable gold or other deposits on our property. Because we are an exploration company, we may never achieve any meaningful revenue.

Our business is subject to extensive environmental regulations which may make exploring or mining prohibitively expensive, and which may change at any time.

All of our operations are subject to extensive environmental regulations which can make exploration expensive or prohibit it altogether. We may be subject to potential liabilities associated with the pollution of the environment and the disposal of waste products that may occur as the result of exploring and other related activities on our properties. We may have to pay to remedy environmental pollution, which may reduce the amount of money that we have available to use for exploration. This may adversely affect our financial position, which may cause you to lose your investment. If we are unable to fully remedy an environmental problem, we might be required to suspend operations or to enter into interim compliance measures pending the completion of the required remedy. If a decision is made to mine our properties and we retain any operational responsibility for doing so, our potential exposure for remediation may be significant, and this may have a material adverse effect upon our business and financial position. We have not purchased insurance for potential environmental risks (including potential liability for pollution or other hazards associated with the disposal of waste products from our exploration activities) because we currently have no intention of mining our property. However, if we change our business plan to include the mining of our property and assuming that we retain operational responsibility for mining, then such insurance may not be available to us on reasonable terms or at a reasonable price. All of our exploration and, if warranted, development activities may be subject to regulation under one or more local, state and federal environmental impact analyses and public review processes. It is possible that future changes in applicable laws, regulations and permits or changes in their enforcement or regulatory interpretation could have significant impact on some portion of our business, which may require our business to be economically re-evaluated   from time to time. These risks include, but are not limited to, the risk that regulatory authorities may increase bonding requirements beyond our financial capability. Inasmuch as posting of bonding in accordance with regulatory determinations is a condition to the right to operate under all material operating permits, increases in bonding requirements could prevent operations even if we are in full compliance with all substantive environmental laws.  We have been required to post substantial bonds under various laws relating to mining and the environment and may in the future be required to post further bonds to pursue additional activities.  We may be unable or unwilling to post such additional bonds which could prevent us from realizing any commercial mining success or commencing mining activities.

We may be denied the government licenses and permits which we need to explore on our property. In the event that we discover commercially exploitable deposits, we may be denied the additional government licenses and permits which we will need to mine on our property.

Exploration activities usually require the granting of permits from various governmental agencies. For example, exploration drilling on unpatented mineral claims requires a permit to be obtained from the United States Bureau of Land Management, which may take several months or longer to grant the requested permit. Depending on the size, location and scope of the exploration program, additional permits may also be required before exploration activities can be undertaken. Prehistoric or Indian grave yards, threatened or endangered species, archeological sites or the possibility thereof, difficult access, excessive dust and important nearby water resources may all result in the need for additional permits before exploration activities can commence. As with all permitting processes, there is the risk that unexpected delays and excessive costs may be experienced in obtaining required permits. The needed permits may not be granted at all. Delays in or our inability to obtain necessary permits will result in unanticipated costs, which may result in serious adverse effects upon our business.

The value of our property is subject to volatility in the price of gold and any other deposits we may seek or locate.

Our ability to obtain additional and continuing funding, and our profitability in the unlikely event we ever commence mining operations or sell our rights to mine, will be significantly affected by changes in the market price of gold and other mineral deposits. Gold and other minerals’ prices fluctuate widely and are affected by numerous factors, all of which are beyond our control. The price of gold can be influenced by the sale or purchase of gold by central banks and financial institutions; interest rates; currency exchange rates; speculation; inflation or deflation; fluctuation in the value of the United States dollar and other currencies; global and regional supply and demand, including investment, industrial and jewelry demand; and the political and economic conditions of major gold producing countries throughout the world, such as Russia and South Africa.  The price of gold and other minerals have fluctuated widely in recent years, and a decline in the price of gold or other minerals could cause a significant decrease in the value of our property, limit our ability to raise money, and render continued exploration and development of our property impracticable. If that happens, then we could lose our rights to our property and be compelled to sell some or all of these rights. Additionally, the future development of our mining properties beyond the exploration stage is heavily dependent upon the level of gold prices remaining sufficiently high to make the development of our property economically viable. You may lose your investment if the price of these minerals decreases. The greater the decrease in the price of gold or other minerals, the more likely it is that you will lose money.

Our property title may be challenged. We are not insured against any challenges, impairments or defects to our mineral claims or property title. We have not verified title to our North Battle Mountain, Red Rock, Relief Canyon, Coso, Blythe, Artillery Peak, Absaroka Stone and Arizona Breccia Pipes properties.

Our property is comprised of unpatented lode claims created and maintained in accordance with the federal General Mining Law of 1872.  Unpatented lode claims are unique U.S. property interests and are generally considered to be subject to greater title risk than other real property interests because the validity of unpatented lode claims is often uncertain. This uncertainty arises, in part, out of the complex federal and state laws and regulations under the General Mining Law. Although we have certification of claim to our properties, we have not conducted a title search on our Red Rock Mineral Prospect, North Battle Mountain Mineral Prospect or Relief Canyon Mine properties and while we have conducted title searches of the Coso, Blythe, Artillery Peak, Absaroka Stone and Arizona Breccia Pipes properties, these title searches should not be construed as a guarantee of claims boundaries.  Until the claims are surveyed, the precise location of the boundaries of the claims may be in doubt and our claims subject to challenge. If we discover mineralization that is close to the claims boundaries, it is possible that some or all of the mineralization may occur outside the boundaries. In such a case we would not have the right to extract those minerals.  The uncertainty resulting from not having a title search or having the claims surveyed on our properties leaves us exposed to potential title suits.  Defending any challenges to our property title will be costly, and may divert funds that could otherwise be used for exploration activities and other purposes. In addition, unpatented lode claims are always subject to possible challenges by third parties or contests by the federal government, which, if successful, may prevent us from exploiting our discovery of commercially extractable gold. Challenges to our title may increase our costs of operation or limit our ability to explore on certain portions of our property. We are not insured against challenges, impairments or defects to our property title, nor do we intend to carry title insurance in the future.

Possible amendments to the General Mining Law could make it more difficult or impossible for us to execute our business plan.

The United States Congress has considered proposals to amend the General Mining Law of 1872 that would have, among other things, permanently banned the sale of public land for mining. The proposed amendment would have expanded the environmental regulations to which we are subject and would have given Indian tribes the ability to hinder or prohibit mining operations near tribal lands. The proposed amendment would also have imposed a royalty of 4% of gross revenue on new mining operations located on federal public land, which would have applied to all of our property. The proposed amendment would have made it more expensive or perhaps too expensive to recover any otherwise commercially exploitable gold deposits which we may find on our property. While at this time the proposed amendment is no longer pending, this or similar changes to the law in the future could have a significant impact on our business or results of operations.

Market forces or unforeseen developments may prevent us from obtaining the supplies and equipment necessary to explore for gold and other resources.

Gold exploration, and resource exploration in general, is a very competitive business. Competitive demands for contractors and unforeseen shortages of supplies and/or equipment could result in the disruption of our planned exploration activities. Current demand for exploration drilling services, equipment and supplies is robust and could result in suitable equipment and skilled manpower being unavailable at scheduled times for our exploration program. Fuel prices are extremely volatile as well. We will attempt to locate suitable equipment, materials, manpower and fuel if sufficient funds are available. If we cannot find the equipment and supplies needed for our various exploration programs, we may have to suspend some or all of them until equipment, supplies, funds and/or skilled manpower become available. Any such disruption in our activities may adversely affect our exploration activities and financial condition.

We may not be able to maintain the infrastructure necessary to conduct exploration activities.

Our exploration activities depend upon adequate infrastructure. Reliable roads, bridges, power sources and water supply are important factors which affect capital and operating costs. Unusual or infrequent weather phenomena, sabotage, government or other interference in the maintenance or provision of such infrastructure could adversely affect our exploration activities and financial condition.

Our exploration activities may be adversely affected by the local climate, which prevents us from exploring our property year-round.

The local climate makes it impossible for us to conduct exploration activities on our properties year-round. Earthquakes, heavy rains, snowstorms, and floods could result in serious damage to or the destruction of facilities, equipment or means of access to our property, or may otherwise prevent us from conducting exploration activities on our property.  Because of their rural location and the lack of developed infrastructure in the area, our gold properties in Nevada are generally impassible during the muddy season, which lasts roughly from December through May. During this time, it may be difficult or impossible for us to access our property, make repairs, or otherwise conduct exploration activities on them.

We do not carry any property or casualty insurance and do not intend to carry such insurance in the future.

Our business is subject to a number of risks and hazards generally, including but not limited to adverse environmental conditions, industrial accidents, unusual or unexpected geological conditions, ground or slope failures, cave-ins, changes in the regulatory environment and natural phenomena such as inclement weather conditions, floods and earthquakes. Such occurrences could result in damage to our property, equipment, infrastructure, personal injury or death, environmental damage, delays, monetary losses and possible legal liability. You could lose all or part of your investment if any such catastrophic event occurs. We do not carry any property or casualty insurance at this time, nor do we intend to carry this type of insurance in the future (except that we will carry all insurance that we are required to by law, such as motor vehicle insurance). Even if we do obtain insurance, it may not cover all of the risks associated with our operations. Insurance against risks such as environmental pollution or other hazards as a result of exploration is generally not available to us or to other companies in our business on acceptable terms. Should any events against which we are not insured actually occur, we may become subject to substantial losses, costs and liabilities which will adversely affect our financial condition.

We must make annual lease payments, royalty payments and claim maintenance payments or we will lose our rights to our property.

We are required under the terms of our property leases for the North Battle Mountain Mineral Prospect and Red Rock Mineral Prospect properties to make annual lease payments to Mr. Leger, our Chief Geologist. The leases grant the exclusive right to explore, mine and develop gold, silver, palladium, platinum and other minerals on the properties for a term of ten years and may be renewed in ten year increments.   Arttor Gold LLC paid FROG Consulting LLC, an entity controlled by Mr. Leger, $5,000 upon the signing of each lease and advance minimum royalty payments per lease of $15,000 are due upon the first anniversary of signing, $35,000 upon the second anniversary of signing, $45,000 upon the third anniversary of signing, $80,000 upon the fourth anniversary of signing and the greater of $100,000 or the U.S. dollar equivalent of ninety ounces of gold upon the fifth anniversary of signing and annually thereafter during the terms of the eases.   We must pay to Mr. Leger’s entity a production royalty of 3% of the dollar value or gross sales price of gold, silver, platinum, or palladium sold to a buyer and 1% of the gross sales price of any other mineral sold to a buyer.  We have the right to buy down the production royalties on gold, silver, platinum and palladium by payment of $2,000,000 for the first 1%.

All advance minimum royalty payments constitute prepayment of production royalties to FROG Consulting LLC on an annual basis.  If the total dollar amount of production royalties due within a calendar year exceed the dollar amount of the advance minimum royalty payments due within that year, Arttor Gold LLC may credit all uncredited advance minimum royalty payments made in previous years against fifty percent (50%) of the production royalties due within that year.  The royalties payable to FROG under the leases shall be the greater of either: (1) the advance minimum royalties, as specified above, or (2) the production royalties less any credits.  The leases also require Arttor Gold LLC to spend a total of $100,000 on work expenditures on each property for the period from lease signing until December 31, 2012 and $200,000 on work expenditures on each property per year in 2013 and annually thereafter.

We are required to pay a continuing royalty payment equal to 2% of net smelter returns to Battle Mountain Gold Exploration LLC in connection with our Relief Canyon Mine property, a continuing royalty payment equal to 4% of net smelter returns in connection with our Artillery Peak property, a continuing royalty payment equal to 3% of net smelter returns in connection with our Blythe property and a continuing royalty payment equal to 1% of gross proceeds in connection with our Absaroka Stone property.

We are also required to make annual claim maintenance payments to the Federal Bureau of Land Management and to the counties in which our properties are located in order to maintain our rights to explore and, if warranted, to develop our properties.

RISKS RELATING TO OUR ORGANIZATION AND COMMON STOCK

Our principal shareholder, officers and directors own a substantial interest in our voting stock and investors will have limited voice in our management.

Our majority shareholder Continental Resources Group, Inc. and its affiliates, as well as our officers and directors, in the aggregate beneficially own in excess of approximately 62.91% of our outstanding common stock, including shares of common stock issuable upon exercise or conversion within 60 days of the date of this filing. Continental Resources Group, Inc. owns 76,095,215 shares, or 55.29 % of our common stock, and our officers and directors own 11,863,331 shares, or 8.49% of our common stock.   Additionally,  the holdings of our officers and directors may increase in the future upon vesting or other maturation of exercise rights under any of the convertible securities they may hold or in the future be granted or if they otherwise acquire additional shares of our common stock.

As a result of their ownership and positions, our principal shareholder, directors and executive officers collectively are able to influence all matters requiring shareholder approval, including the following matters:

•	election of our directors;

•	amendment of our articles of incorporation or bylaws; and

•	effecting or preventing a merger, sale of assets or other corporate transaction.

In addition, their stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of the Company, which in turn could reduce our stock price or prevent our shareholders from realizing a premium over our stock price.

The price disparities between the price of our common stock and the price of the common stock of our principal shareholder may cause insiders to trade in our common stock.

Our principal shareholder Continental Resources Group, Inc. owns 76,095,215 shares of our common stock and intends to distribute those shares to its shareholders prior to approximately July 22, 2012. As a result of the price disparities that may arise from time to time between the price of our common stock and the price of the common stock of Continental Resources Group, Inc., we believe that, from time to time, investors may seek to participate in transactions based upon these pricing disparities and buy, sell, short or hedge shares of our common stock or shares of common stock of Continental Resources Group, Inc. Such transactions should not be viewed as indicative of the success of our business or of our future prospects. Our Chairman of the Board of Directors is a shareholder of Continental Resources Group, Inc., and has stated that he may acquire or dispose of shares and undertake additional transactions in the outstanding securities of Continental Resources Group, Inc.

Our Chairman owns a significant stake in our principal shareholder, and as a result may be able to exert influence over this shareholder, which could result in a conflict of interest.

Continental Resources Group, Inc., our principal shareholder, owns 76,095,215 shares, or 55.29%, of our common stock. It intends to distribute these shares to its shareholders prior to July 22, 2012. Barry Honig, our Chairman, is the largest shareholder of Continental Resources Group, Inc. and beneficially owns 6,121,989 shares, or 6.64%, of Continental Resources Group, Inc. In addition, (i) 50,000 shares are owned by Mr. Honig’s father and custodian for shares held by Mr. Honig’s minor children and (i) 3,535,000 shares are owned by various Uniform Transfer to Minor Act accounts for which Mr. Honig’s father is custodian. Mr. Honig exercises no investment or voting power and disclaims beneficial ownership of the shares owned in the name of his father or by accounts for which his father is custodian. Although Mr. Honig disclaims beneficial ownership of such shares, if aggregated, the percent of class represented by the aggregate amount beneficially owned and the excluded shares would be 10.21% of Continental Resources Group, Inc.’s issued and outstanding shares.  Such amounts are excluded from Mr. Honig’s beneficial ownership amounts reported herein.

Investor relations activities, nominal “float” and supply and demand factors may affect the price of our stock.

We expect to utilize various techniques such as non-deal road shows and investor relations campaigns in order to create investor awareness. These campaigns may include personal, video and telephone conferences with investors and prospective investors in which our business practices are described. We may directly provide, or others may provide, compensation to investor relations firms and pay for newsletters, websites, mailings and email campaigns that are produced by third-parties based upon publicly-available information concerning our business. We will not be responsible for the content of analyst reports and other writings and communications by investor relations firms not authored by us or from publicly available information. We do not intend to review or approve the content of such analysts’ reports or other materials based upon analysts’ own research or methods and as a result the dissemination of inaccurate or misleading information may require us to comment or issue a corrective announcement. Investor relations firms should generally disclose when they are compensated for their efforts, but whether such disclosure is made or complete is not under our control. In addition to public relations costs, we may issue shares of restricted stock, and budget cash compensation to consultants and advisors for these activities, and such amounts may be increased in the future. In addition, our investors may be willing, from time to time, to encourage investor awareness through similar activities, including payment of cash or stock compensation. Investor awareness activities may also be suspended or discontinued which may impact the trading market in our common stock.

The Securities and Exchange Commission and FINRA enforce various statutes and regulations intended to prevent manipulative or deceptive devices in connection with the purchase or sale of any security and carefully scrutinize trading patterns and company news and other communications for false or misleading information, particularly in cases where the hallmarks of improper activities may exist, such as rapid share price increases or decreases. As a small public company with a public market established through a reverse merger, it is likely our activities, and our shareholders’ activities, will be subjected to enhanced regulatory scrutiny due regulatory skepticism and potential bias against this manner of becoming publicly traded. These factors, as well as because of the small number of holders who initially own the registered shares of our common stock publicly available for resale, and the limited trading markets in which such shares may be offered or sold (which markets have historically been associated by regulatory bodies with improper activities concerning penny-stocks, such as the OTC Bulletin Board or the OTCQB Marketplace, may lead to regulatory and investor perceptions that are unfavorable.  Until such time as our restricted shares are registered or available for resale under Rule 144, there will continue to be a small percentage of shares held by a small number of investors, many of whom acquired such shares in privately negotiated purchase and sale transactions, that will constitute the entire available trading market.

The United States Supreme Court has stated that manipulative action is a “term of art” connoting intentional or willful conduct designed to deceive or defraud investors by controlling or artificially affecting the price of securities. Often times, manipulation is associated by regulators and the courts with forces that upset the supply and demand factors that would normally determine trading prices.  Securities regulators have often cited thinly-traded markets, small numbers of holders, and investor awareness campaigns as components of their claims of price manipulation and other violations of law when combined with manipulative trading, such as wash sales, matched orders or other manipulative trading timed to coincide with false or touting press releases. There can be no assurance that our activities or third-parties’ activities, or the small number of potential sellers or small percentage of stock in the “float,” or determinations by purchasers or holders as to when or under what circumstances or at what prices they may be willing to buy or sell stock will not artificially impact (or would be claimed by regulators to have affected) the normal supply and demand factors that determine the price of the stock. Further, this is an evolving area of the law and regulators may adopt new or different interpretations of the foregoing factors which could impact the market for our shares in various respects.

We are subject to the reporting requirements of federal securities laws, and compliance with such requirements can be expensive and may divert resources from other projects, thus impairing our ability to grow.

We are subject to the information and reporting requirements of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and other federal securities laws, including compliance with the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”). The costs of preparing and filing annual and quarterly reports, proxy statements and other information with the Securities and Exchange  Commission and furnishing audited reports to stockholders will cause our expenses to be higher than they would have been if we were privately held.

It may be time consuming, difficult and costly for us to develop, implement and maintain the internal controls and reporting procedures required by the Sarbanes-Oxley Act. We may need to hire additional financial reporting, internal controls and other finance personnel in order to develop and implement appropriate internal controls and reporting procedures.

If we fail to establish and maintain an effective system of internal control, we may not be able to report our financial results accurately or to prevent fraud. Any inability to report and file our financial results accurately and timely could harm our reputation and adversely impact the trading price of our common stock.

Effective internal control is necessary for us to provide reliable financial reports and prevent fraud. If we cannot provide reliable financial reports or prevent fraud, we may not be able to manage our business as effectively as we would if an effective control environment existed, and our business and reputation with investors may be harmed. As a result, our small size and any current internal control deficiencies may adversely affect our financial condition, results of operation and access to capital.   Management has determined that our internal audit function is significantly deficient due to insufficient qualified resources to perform internal audit functions.  During our assessment of the effectiveness of internal control over financial reporting as of December 31, 2010, management identified significant deficiency related to (i) our internal audit functions, and (ii) a lack of segregation of duties within accounting functions. Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with any policies and procedures may deteriorate.

Public company compliance may make it more difficult to attract and retain officers and directors.

The Sarbanes-Oxley Act and rules implemented by the Securities and Exchange Commission have required changes in corporate governance practices of public companies. As a public company, we expect these rules and regulations to increase our compliance costs in 2012 and beyond and to make certain activities more time consuming and costly. As a public company, we also expect that these rules and regulations may make it more difficult and expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers, and to maintain insurance at reasonable rates, or at all.

Because we became public by a reverse merger, we may not be able to attract the attention of major brokerage firms.

There may be risks associated with us becoming public through a “reverse merger.” Securities analysts of major brokerage firms may not provide coverage of us since there is no incentive to brokerage firms to recommend the purchase of our common stock. No assurance can be given that brokerage firms will, in the future, want to conduct any offerings on our behalf.

Our stock price may be volatile.

The market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including the following:

•	changes in our industry;
•	competitive pricing pressures;
•	our ability to obtain working capital financing;
•	additions or departures of key personnel;
•	limited “public float” in the hands of a small number of persons whose sales or lack of sales could result in positive or negative pricing pressure on the market price for our common stock;
•	our ability to execute our business plan; sales of our common stock;
•	operating results that fall below expectations;
•	loss of any strategic relationship;
•	regulatory developments;
•	economic and other external factors; and
•	period-to-period fluctuations in our financial results; and inability to develop or acquire new or needed technology.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

We have not paid cash dividends in the past and do not expect to pay dividends in the future. Any return on investment may be limited to the value of our common stock.

We have never paid cash dividends on our common stock and do not anticipate doing so in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting us at such time as our board of directors may consider relevant. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if our stock price appreciates.

There is currently a very limited trading market for our common stock and we cannot ensure that one will ever develop or be sustained.

Our shares of common stock are very thinly traded, only a small percentage of our common stock is available to be traded and is held by a small number of holders and the price, if traded, may not reflect our actual or perceived value. There can be no assurance that there will be an active market for our shares of common stock either now or in the future. The market liquidity will be dependent on the perception of our operating business, among other things. We will take certain steps including utilizing investor awareness campaigns, press releases, road shows and conferences to increase awareness of our business and any steps that we might take to bring us to the awareness of investors may require we compensate consultants with cash and/or stock. There can be no assurance that there will be any awareness generated or the results of any efforts will result in any impact on our trading volume. Consequently, investors may not be able to liquidate their investment or liquidate it at a price that reflects the value of the business and trading may be at an inflated price relative to the performance of our company due to, among other things, availability of sellers of our shares. If a market should develop, the price may be highly volatile. Because there may be a low price for our shares of common stock, many brokerage firms or clearing firms may not be willing to effect transactions in the securities or accept our shares for deposit in an account. Even if an investor finds a broker willing to effect a transaction in the shares of our common stock, the combination of brokerage commissions, transfer fees, taxes, if any, and any other selling costs may exceed the selling price. Further, many lending institutions will not permit the use of low priced shares of common stock as collateral for any loans.

We anticipate having our common stock continue to be quoted for trading on the OTC Bulletin Board; however, we cannot be sure that such quotations will continue. As soon as is practicable, we anticipate applying for listing of our common stock on either the NYSE Amex Equities, the NASDAQ Stock Market or other national securities exchange, assuming that we can satisfy the initial listing standards for such exchange. We currently do not satisfy the initial listing standards, and cannot ensure that we will be able to satisfy such listing standards or that our common stock will be accepted for listing on any such exchange. Should we fail to satisfy the initial listing standards of such exchanges, or our common stock is otherwise rejected for listing and remain listed on the OTC Bulletin Board or suspended from the OTC Bulletin Board, the trading price of our common stock could suffer and the trading market for our common stock may be less liquid and our common stock price may be subject to increased volatility.

Our common stock may be deemed a “penny stock,” which would make it more difficult for our investors to sell their shares.

Our common stock may be subject to the “penny stock” rules adopted under Section 15(g) of the Exchange Act. The penny stock rules generally apply to companies whose common stock is not listed on the NASDAQ Stock Market or other national securities exchange and trades at less than $4.00 per share, other than companies that have had average revenue of at least $6,000,000 for the last three years or that have tangible net worth of at least $5,000,000 ($2,000,000 if the company has been operating for three or more years). These rules require, among other things, that brokers who trade penny stock to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If we remain subject to the penny stock rules for any significant period, it could have an adverse effect on the market, if any, for our securities. If our securities are subject to the penny stock rules, investors will find it more difficult to dispose of our securities.

Offers or availability for sale of a substantial number of shares of our common stock may cause the price of our common stock to decline.

If our stockholders sell substantial amounts of our common stock in the public market or upon the expiration of any statutory holding period, under Rule 144, or upon expiration of lock-up periods applicable to outstanding shares, or issued upon the exercise of outstanding options or warrants, it could create a circumstance commonly referred to as an “overhang” and in anticipation of which the market price of our common stock could fall. The existence of an overhang, whether or not sales have occurred or are occurring, also could make more difficult our ability to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

Exercise of options or warrants or conversion of convertible notes or preferred stock may have a dilutive effect on our common stock.

If the price per share of our common stock at the time of exercise of any options or warrants or conversion of any convertible notes, preferred stock, or any other convertible securities is in excess of the various exercise or conversion prices of such convertible securities, exercise or conversion of such convertible securities would have a dilutive effect on our common stock. As of the date hereof, we had reserved shares issuable upon exercise of (i) options to purchase 3,798,000 shares of our common stock at exercise prices of $0.60 per share, $1.01 per share and $1.423 per share, (ii) warrants to purchase 35,603,142 shares of our common stock at exercise prices of $0.60 per share and $2.84 per share, (iii) convertible notes convertible into 21,531,208 shares of our common stock at conversion prices of $0.40 and $0.50 per share and (iv) preferred stock convertible into 8,810,990 shares of common stock at a conversion price of $0.40 per share. Further, any additional financing that we secure may require the granting of rights, preferences or privileges senior to those of our common stock and which result in additional dilution of the existing ownership interests of our common stockholders.

Our articles of incorporation allow for our board to create new series of preferred stock without further approval by our stockholders, which could adversely affect the rights of the holders of our common stock.

Our board of directors has the authority to fix and determine the relative rights and preferences of preferred stock. Our board of directors also has the authority to issue preferred stock without further stockholder approval. As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders the preferred right to our assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of common stock and the right to the redemption of the shares, together with a premium, prior to the redemption of our common stock. In addition, our board of directors could authorize the issuance of a series of preferred stock that has greater voting power than our common stock or that is convertible into our common stock, which could decrease the relative voting power of our common stock or result in dilution to our existing stockholders.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Such statements include statements regarding our expectations, hopes, beliefs or intentions regarding the future, including but not limited to statements regarding our market, strategy, competition, development plans (including acquisitions and expansion), financing, revenues, operations, and compliance with applicable laws. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. Factors that could cause actual results to differ materially from such forward-looking statements include the risks described in greater detail in the following paragraphs. All forward-looking statements in this document are made as of the date hereof, based on information available to us as of the date hereof, and we assume no obligation to update any forward-looking statement. Market data used throughout this prospectus is based on published third party reports or the good faith estimates of management, which estimates are based upon their review of internal surveys, independent industry publications and other publicly available information.

You should review carefully the section entitled “Risk Factors” beginning on page 2 of this prospectus for a discussion of these and other risks that relate to our business and investing in shares of our common stock.

USE OF PROCEEDS

The selling stockholders will receive all of the proceeds from the sale of the shares offered by them under this prospectus. We will not receive any proceeds from the sale of the shares by the selling stockholders covered by this prospectus.

MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Our common stock commenced trading on August 20, 2009 and was quoted on the OTC Bulletin Board under the symbol EXCX.OB from June 23, 2009 through May 31, 2011. Prior to August 20, 2009, there was no active market for our common stock. On June 1, 2011, our trading symbol was changed to SAGE.OB.  The following table sets forth the high and low bid prices for the periods indicated as reported on the OTC Bulletin Board. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not necessarily represent actual transactions.

Year Ended December 31, 2010	High	Low
1st Quarter Ended March 31, 2010	$0.32	$0.22
2nd Quarter Ended June 30, 2010	$0.32	$0.32
3rd Quarter Ended September 30, 2010	$0.58	0.32
4th Quarter Ended December 31, 2010	$2.00	0.58

Year Ended December 31, 2011	High	Low
1st Quarter Ended March 31, 2011	$3.00	$0.60
2nd Quarter Ending June 30, 2011	$1.56	$0.80
3rd Quarter Ended September 30, 2011	$1.30	$0.78
4th Quarter Ended December 31, 2011	$1.00	$0.43

Year Ended December 31, 2012	High	Low
1st Quarter Ended March 31, 2012 (through January 10, 2012)	$0.52	$0.45

All per share amounts are retroactively adjusted for our dividend of an additional 1.51380043 shares of common stock on each share of our common stock outstanding on September 22, 2010.  The record date for issuance of the dividend was September 26, 2010 for holders of record of the Company’s securities as of September 26, 2010.  Unless otherwise stated, all share amounts referenced in this filing are adjusted to reflect this dividend.

The last reported sales price of our common stock on the OTC Bulletin Board on January 10, 2012, was $0.48 per share.

Holders

As of January 10, 2012, there were 97 holders of record of our common stock.

Dividend Policy

In the past, we have not declared or paid cash dividends on our common stock, and we do not intend to pay any cash dividends on our common stock. Rather, we intend to retain future earnings (if any) to fund the operation and expansion of our business and for general corporate purposes. Subject to legal and contractual limits, our board of directors will make any decision as to whether to pay dividends in the future.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATION

Recent Events

We were incorporated in Nevada on August 2, 2007 under the name “Excel Global, Inc.” and operated as a web-based service provider and consulting company.  In September 2010, we changed our name to “The Empire Sports & Entertainment Holdings Co.” and on May 16, 2011 we changed our name to “Sagebrush Gold Ltd.”

On September 29, 2010, we entered into a share exchange agreement with The Empire Sports & Entertainment, Co., a privately held Nevada corporation incorporated on February 10, 2010 (“Empire”), and the shareholders of Empire (the “Empire Shareholders”). Upon closing of the transaction contemplated under the Exchange Agreement (the “Exchange”), the Empire Shareholders transferred all of the issued and outstanding capital stock of Empire to the Company in exchange for shares of common stock of the Company.  Such Exchange caused Empire to become a wholly owned subsidiary of the Company.

Empire was incorporated in Nevada on February 10, 2010 to succeed to the business of its predecessor company, Golden Empire, LLC, which was formed and commenced operations on November 30, 2009. Empire assumed all assets, liabilities and certain promotion rights agreements entered into by Golden Empire LLC on February 10, 2010. Golden Empire LLC ceased operations on that date. The results of operations for the period from January 1, 2010 to February 9, 2010 of Golden Empire LLC were not material.

Prior to the Exchange, we were a shell company with no business operations.

The Exchange is being accounted for as a reverse-merger and recapitalization. Empire is the acquirer for financial reporting purposes and the Company is the acquired company. Consequently, the assets and liabilities and the operations that will be reflected in the historical financial statements prior to the Exchange will be those of Empire and will be recorded at the historical cost basis of Empire, and the consolidated financial statements after completion of the Exchange will include the assets and liabilities of the Company and Empire, historical operations of Empire and operations of the Company from the closing date of the Exchange.

A newly formed wholly owned subsidiary, EXCX Funding Corp., a Nevada corporation, was formed in January 2011 for the purpose of entering into a credit facility agreement in February 2011 and providing funding for Capital Hoedown, Inc., a concert promoter.

On April 26, 2011, a shareholder agreement was executed and entered into between Empire, Concerts International, Inc. and Capital Hoedown, Inc. related to concert promotion and ownership..  Based on the shareholder agreement, Empire owned 66.67% and Concerts International, Inc. owned 33.33% of Capital Hoedown, Inc. Contemporaneously with the execution of the shareholder agreement, Empire issued a revolving demand loan to Concerts International, Inc. and Denis Benoit, up to a maximum amount of $500,000. Additionally, Empire issued a revolving demand loan to Capital Hoedown, Inc., up to a maximum amount of $4,000,000, which bore 10% interest per annum and was payable on the earlier of the termination date on January 15, 2012 or upon demand by Empire. This loan was exclusively for the operations and management of Capital Hoedown, Inc. In order to fund these commitments, the Company (along with its subsidiaries), borrowed $4.5 million from certain lenders (including our Chairman of the Board). Each lender loaned $2.5 million to the Company.

On September 1, 2011, we disposed of The Empire Sports & Entertainment Co. subsidiary pursuant to a stock purchase agreement by and between the Company, Empire Sports & Entertainment Co. and Concerts International, Inc. and exited the sports and entertainment business. Prior to the purchase, Concerts International, Inc. was the owner of a 33 1/3% minority interest with Empire Sports & Entertainment Co. in Capital Hoedown, Inc. Pursuant to the stock purchase agreement, we agreed to sell to Concerts International, Inc. The Empire Sports & Entertainment Co. subsidiary, including the 66.67% equity ownership interest in Capital Hoedown, Inc., for $500,000 payable on March 31, 2012 pursuant to a senior promissory note issued by Concerts International, Inc. to the Company which bears interest at 8% per annum. As a result, on September 1, 2011, Empire Sports & Entertainment Co. and Capital Hoedown, Inc. are no longer considered our subsidiaries.  There can be no assurance that Concerts International, Inc. will pay the note, when due.

On May 24, 2011, we entered into four limited liability company membership interests purchase agreements with the owners of Arttor Gold LLC.  Each of the owners of Arttor Gold LLC sold to us their interests in Arttor Gold LLC in privately negotiated sales resulting in our acquisition of 100% of Arttor Gold LLC.  Prior to the sale our President, David Rector, owned approximately 9.5% of Arttor Gold LLC.  2,000,000 shares of our Common Stock were issued to Mr. Rector.  Arthur Leger, our Chief Geologist, also owned approximately 9.5% of Arttor Gold LLC.  We issued 2,000,000 shares of our common stock to each of Mr. Rector and Mr. Leger in connection with our purchase of their membership interests.  Arttor Gold LLC leases from Mr. Leger certain claims in the State of Nevada upon which we have commenced exploration and Arttor Gold LLC also holds approximately $2,000,000 of cash, which leases and cash we acquired at closing.

Pursuant to the limited liability company membership interests purchase agreements, in addition to 2,000,000 shares of common stock issued to each of Mr. Rector and Mr. Leger (4,000,000 total), we issued an additional 8,000,000 shares of our newly designated Series B Convertible Preferred Stock and 9,000,000 shares of common stock (including 7,000,000 shares of common stock issued to Frost Gamma Investments Trust).  Assuming the conversion into common stock of the Series B Convertible Preferred Stock, we had an additional 21,000,000 shares of common stock, on a fully-diluted basis, outstanding following the transaction.

On July 18, 2011, we borrowed $2,000,000 from Continental Resources Group, Inc. and issued to it an unsecured 6% promissory note.  This note matures nine months from the date of issuance. On July 18, 2011, we advanced the $2,000,000 to a third party in connection with our purchase of Relief Canyon Mine.  Following acquisition of the assets and liabilities of Continental Resources Group, Inc. on July 22, 2011, as described below, the unsecured 6% promissory note and liability to Continental Resources Group, Inc. terminated.

On July 22, 2011, the Company, Continental Resources Acquisition Sub, Inc., the Company’s wholly owned subsidiary, and Continental Resources Group, Inc. entered into an asset purchase agreement pursuant to which the Company purchased substantially all of the assets of Continental Resources Group, Inc. in consideration for (i) shares of the Company’s common stock equal to 8 shares for every 10 shares of Continental Resources Group, Inc.’s common stock outstanding; (ii) the assumption of the outstanding warrants to purchase shares of Continental Resources Group, Inc.’s common stock such that the Company delivered to the Continental Resources Group, Inc.’s warrant holders warrants to purchase shares of the Company’s common stock at the ratio of one warrant to purchase eight shares of the Company’s common stock for every warrant to purchase 10 shares of Continental Resource Group, Inc.’s common stock outstanding at an exercise price equal to $2.84 per share, and (iii) the assumption of Continental Resource Group, Inc.’s 2010 Equity Incentive Plan and all options granted and issued thereunder such that the Company delivered to Continental Resource Group, Inc.’s option holders options to purchase an aggregate number of shares of the Company’s common stock at the ratio of one option to purchase eight shares of the Company’s common stock for every option to purchase ten shares of Continental Resource Group, Inc.’s common stock outstanding with a strike price equal to $1.42 per share.  Upon the closing of the asset sale, Continental Resources Acquisition Sub, Inc. assumed the Assumed Liabilities (as defined in the asset purchase agreement) of Continental Resources Group, Inc. After giving effect to the foregoing, we issued 76,095,215 shares of our common stock, warrants to purchase 41,566,999 shares of our common stock, and options to purchase 2,248,000 shares of common stock. Consequently, the issuance of 76,095,215 shares of our common stock to Continental Resources Group, Inc. accounted for approximately 67% of the total issued and outstanding stocks of the Company as of July 22, 2011 and we became a majority owned subsidiary of Continental Resources Group, Inc., who we sometimes refer to as our “Parent Company”. As of January 10, 2012, Continental Resources Group, Inc. held 55.29% of the Company’s issued and outstanding common stock.  Under the terms of the purchase agreement, the Company purchased from Continental Resources Group, Inc. substantially all of Continental Resources Group, Inc.’s assets, including, but not limited to, 100% of the outstanding shares of common stock of Continental Resources Group, Inc.’s wholly-owned subsidiaries (CPX Uranium, Inc., Green Energy Fields, Inc., and ND Energy, Inc.) and a majority voting interest in Secure Energy LLC.  The purchase agreement constitutes a plan of reorganization within the meaning of Treasury Regulations Section 1.368-2(g) and constitutes a plan of liquidation of Continental Resources Group, Inc.  Continental Resources Group, Inc. is expected to liquidate on or prior to July 1, 2012.  The Company had agreed to file this registration statement under the Securities Act in connection with liquidation of Continental Resources Group, Inc. no later than 30 days following the later of the of (i) the closing date of the asset sale or (ii) such date that Continental Resources Group, Inc. delivered to the Company its audited financial statements for the fiscal year ended March 31, 2011.  Continental Resources Group, Inc. will subsequently distribute the registered shares to its shareholders as part of its liquidation.  The Company agreed to use its best efforts to cause such registration to be declared effective within 12 months following the closing date of the asset sale and to pay liquidated damages of 1% per month, up to a maximum of 5%, in the event that the Company fails to file or is unable to cause the registration statement to be declared effective.

On August 8, 2011, the Company’s President, David Rector, was appointed to serve as a Director of the Company’s board of directors.

On August 30, 2011, the Company, through its newly-formed wholly owned subsidiary, Gold Acquisition Corp. acquired the Relief Canyon Mine located in Pershing County, near Lovelock, Nevada, for an aggregate purchase price consisting of: (i) $12,000,000 cash and (ii) $8,000,000 of senior secured convertible promissory notes issued to Platinum Long Term Growth LLC and Lakewood Group., originally convertible at $0.50 per share, and presently at $0.40 per share.

Since September 1, 2011, when we exited the sports and entertainment business and disposed of The Empire Sports & Entertainment Co. subsidiary pursuant to a stock purchase agreement, we no longer engaged in or pursued agreements with artists or athletes for sports and entertainment promotion and events, and focused our activities exclusively on our new business segment, gold and mineral exploration as a junior exploration company. As a result, we were considered an exploration stage company as defined in ASC 915 “Development Stage Entities” effective September 1, 2011. Accordingly, we are an exploration stage company.

On September 2, 2011, the Company, The Empire Sports & Entertainment Co., EXCX Funding, Corp., The Capital Hoedown, Inc. and Sheldon Finkel, our former Chief Executive Officer and former Co-Chairman of our board of directors, entered into a separation agreement pursuant to which Mr. Finkel resigned from all positions with the Company and each of its subsidiaries and affiliates.

Certain previously-entered funding agreements by and between Barry Honig, our Chairman, Mr. Finkel and Michael Brauser provided funding for the purpose of assisting The Empire Sports & Entertainment Co. in financing entertainment event costs.  Mr. Honig and Mr. Brauser provided funding pursuant to Capital Hoedown, Inc. pursuant to a credit facility agreement, one or more promissory notes, a security agreement, an owner’s pledge and security agreement, a blocked account control agreement, a collateral account agreement, and other loan documents. Mr. Finkel, on the one hand, and Mr. Honig and Mr. Brauser, on the other hand, also entered into a contribution and security agreement dated as of February 19, 2011 pursuant to which Mr. Finkel had pledged certain collateral and agreed to reimburse Mr. Honig and Mr. Brauser certain amounts in connection with the credit facility agreement.

Pursuant to the separation agreement, Mr. Finkel agreed to the following:

i.	Cancellation of (a) 750,000 shares of common stock owned by Mr. Finkel and (b) all unvested shares and options issued to Mr. Finkel;
ii.	Sale of 1,950,000 shares of common stock to Mr. Brauser;
iii.
Pledge of Mr. Finkel’s remaining 600,000 shares of common stock and options to purchase 400,000 shares of common stock to Mr. Honig and Mr. Brauser as collateral security for Mr. Finkel’s payment of $150,000 of indebtedness to Mr. Honig and Mr. Brauser; and

iv.	Assignment of the proceeds of a letter of credit issued by Signature Bank, NA to Mr. Honig and Mr. Brauser.

Business Overview

The following is a description of our wholly owned and majority owned subsidiaries:

Arttor Gold LLC.  We acquired our wholly owned subsidiary Arttor Gold LLC, a Nevada limited liability company, in May 2011.  Through Arttor Gold LLC we have the rights to explore on two Carlin-type gold properties located in Lander County, Nevada, known as Red Rock Mineral Prospect and North Battle Mountain Mineral Prospect.  The exploration rights to these properties are evidenced by leases between Arttor Gold LLC and Arthur Leger, our Chief Geologist, who acquired the rights to these properties from the Federal Bureau of Land Management by staking claims.

Noble Effort Gold LLC.  Our wholly owned subsidiary Noble Effort Gold LLC, a Nevada limited liability company, was formed in June 2011 to explore potential acquisitions of natural resources properties suitable for exploration and development.

Gold Acquisition Corp.  Our wholly owned subsidiary Gold Acquisition Corp., a Nevada corporation, was formed in August 2011.  Through Gold Acquisition Corp. we own and operate mining and mill-style gold claims known as the Relief Canyon Mine in Pershing County, Nevada.

Continental Resources Acquisition Sub, Inc. Our wholly owned subsidiary, Continental Resources Acquisition Sub, Inc., a Florida corporation, was formed in July 2011 to purchase substantially all of the assets of Continental Resources Group, Inc., which assets included 100% of the outstanding shares of common stock of CPX Uranium, Inc., Green Energy Fields, Inc., ND Energy Inc. and, indirectly, a majority voting interest in Secure Energy LLC.

CPX Uranium, Inc. and Green Energy Fields, Inc.  Through our subsidiaries CPX Uranium, Inc. and Green Energy Fields, Inc., we own state leases and federal unpatented mining claims in the states of California and Arizona for the purpose of exploration and potential development of uranium minerals on a total of approximately 7,200 acres, consisting of the “Coso,” “Artillery Peak,” “Blythe,” and “Absaroka Stone” properties and the “Arizona Breccia Pipes Project.”

The Coso property consists of 169 federal unpatented lode mining claims, totaling 3,380 acres in Inyo County, California.  Future exploration drilling on the unpatented lode mining claims at the Coso property will require us to either file a Notice of Intent or a Plan of Operations with the BLM, depending upon the amount of new surface disturbance that is planned. The Coso property is undeveloped and although there are a number of adits and trenches and over 400 exploration drillholes from previous exploration, there are no facilities or structure thereon.

The Artillery Peak property is composed of a total of 86 unpatented contiguous mining claims covering 1,720 acres in western north-central Arizona near the southern edge of Mohave County.  The Artillery Peak property is subject to an agreement to pay a net smelter return royalty interest of 4%. To date, there has been no production on the property, and no royalties are owed. The claims are not subject to any other royalties or encumbrances.  The Artillery Peak property does not currently have any reserves.  All activities undertaken and currently proposed at the Artillery Peak property are exploratory in nature.

The Blythe property consists of 66 unpatented lode mining claims covering 1,320 acres in the southern McCoy Mountains in Riverside County, California.   The Blythe property is subject to an agreement to pay a net smelter return royalty interest of 3%.  The Blythe property does not currently have any reserves.  All activities undertaken and currently proposed at the Blythe property are exploratory in nature.

The Arizona Breccia Pipes Project is located in the Coconino and Mohave counties of Arizona.  We own an unrestricted option to purchase the property pursuant to the terms of an asset purchase agreement.  The consummation of the purchase was to occur only in the event that certain actions taken by the BLM on July 20, 2009, which had the effect of withdrawing certain lands in the vicinity of the property from mineral location and entry, were terminated within five years from the date of the agreement leaving more than 50% of the total unpatented mining claims that comprise the property open to mineral location and entry.  In January 2012, the BLM elected to maintain the withdrawal for a period of 20 years, so we shall not be able to consummate the mining purchase.

On May 27, 2011, Continental Resources Group, Inc. entered into a purchase and sale agreement with Absaroka Stone LLC pursuant to which Continental Resources Group, Inc. agreed to purchase certain unpatented mining claims commonly known as the “Uinta County (Carnotite) Uranium Prospect” located in the Uinta County of Wyoming.  Pursuant to the terms of the agreement, Absaroka Stone LLC agreed not to stake for its own account any additional mining claims within a 15 mile radius of the property.  Any additional mining claims to be located within A 15 mile radius of the property (the “Claim Body”) shall be located, staked and filed by us, at our expense and held in our name.  In consideration for the purchase, Continental Resources Group, Inc. paid Absaroka Stone LLC $15,000 upon execution of the agreement.  Continental Resources Group, Inc. agreed to spend a minimum of $200,000 relating to location, maintenance, exploration, development or equipping any one or more of the mining claims that comprise the Claim Body for commercial production within 24 months from the date of the agreement.  If we fail to incur a minimum of $200,000 in expenses related to the foregoing within 24 months, we shall pay an aggregate sum of $50,000 to Absaroka Stone LLC. Pursuant to the terms of the agreement, we pay a 1% gross royalty to Absaroka Stone LLC on on any revenues derived from the sale of all uranium-vanadium, gold, silver, copper and rare earth ores or concentrates produced from the Claim Body, up to an aggregate of $1,000,000.  We have the option to eliminate the royalty obligations by paying Absaroka Stone LLC an aggregate payment of $1,000,000.  On January 9, 2012, the claims were quitclaimed to Green Energy Fields, Inc.

This property does not currently have any reserves.  All activities undertaken and currently proposed are exploratory in nature.

Secure Energy LLC and ND Energy Inc.  Through our majority owned subsidiary Secure Energy LLC, a North Dakota limited liability company, we have the rights to conduct exploration for and mine uranium, thorium, vanadium, other fissionable source materials, and all other mineral substances in 1,027 acres located in Slope County, North Dakota.  Secure Energy LLC’s assets also include a data package containing historical exploration data including drill logs, surface samples, maps, reports and other information on various uranium prospects in North Dakota.  The property upon which we have the rights to conduct exploration does not currently have any reserves and the activities proposed and undertaken therein are exploratory in nature.  On January 4, 2012, Continental Resources Acquisition Sub., Inc. transferred its 51.36% interest in Secure Energy LLC to Green Energy Fields, Inc.  ND Energy Inc., a Delaware corporation, was formed in March 2011 to purchase a minority interest in Secure Energy, which interest when combined with Green Energy Field’s interest is equal to an aggregate interest of approximately 75%.  The Company has the right to dispose of such properties under the terms of its senior secured lending agreements.

Critical Accounting Policies and Estimates

The discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate our estimates based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. Significant estimates made by management include, but are not limited to, the useful life of property and equipment, the fair values of certain promotional contracts and the assumptions used to calculate fair value of options granted and common stock issued for services.

Management believes the following critical accounting policies affect the significant judgments and estimates used in the preparation of the financial statements.

Principles of Consolidation.  The condensed consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States of America and present the financial statements of the Company, our wholly-owned subsidiaries and a subsidiary with a majority voting interest. In the preparation of our consolidated financial statements, intercompany transactions and balances are eliminated and net earnings are reduced by the portion of the net earnings of subsidiaries applicable to non-controlling interests.

Use of Estimates.  In preparing the condensed consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the condensed consolidated balance sheet, and revenues and expenses for the period then ended.  Actual results may differ significantly from those estimates. Significant estimates made by management include, but are not limited to, allowance for bad debts, the useful life of property and equipment, the fair values of certain promotional contracts and the assumptions used to calculate fair value of options granted and derivative liability, beneficial conversion of convertible notes payable, valuation of goodwill, common stock issued for services and common stock issued in connection with an acquisition.

Stock-Based Compensation.  Stock-based compensation is accounted for based on the requirements of the Share-Based Payment Topic of ASC 718 which requires recognition in the financial statements of the cost of employee and director services received in exchange for an award of equity instruments over the period the employee or director is required to perform the services in exchange for the award (presumptively, the vesting period). The ASC 718 also requires measurement of the cost of employee and director services received in exchange for an award based on the grant-date fair value of the award. Pursuant to ASC Topic 505-50, for share-based payments to consultants and other third-parties, compensation expense is determined at the “measurement date.” The expense is recognized over the vesting period of the award. Until the measurement date is reached, the total amount of compensation expense remains uncertain.

We record compensation expense based on the fair value of the award at the reporting date. The awards to consultants and other third-parties are then revalued, or the total compensation is recalculated based on the then current fair value, at each subsequent reporting date.

Property and Equipment.  Property and equipment are carried at cost. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized.  When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition.  We examine the possibility of decreases in the value of fixed assets when events or changes in circumstances reflect the fact that their recorded value may not be recoverable. Depreciation is calculated on a straight-line basis over the estimated useful life of the assets, generally one to twenty five years.

Long-Lived Assets.  We review for impairment whenever events or circumstances indicate that the carrying amount of assets may not be recoverable, pursuant to guidance established in ASC 360-10-35-15, “Impairment or Disposal of Long-Lived Assets”. We recognize an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset’s estimated fair value and its book value.

Recent Accounting Pronouncements

In May 2011, the Financial Accounting Standards Board (“FASB”) issued ASU No. 2011-04, “Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRS” (“ASU No. 2011-04”). ASU No. 2011-04 provides guidance which is expected to result in common fair value measurement and disclosure requirements between U.S. GAAP and IFRS. It changes the wording used to describe many of the requirements in U.S. GAAP for measuring fair value and for disclosing information about fair value measurements. It is not intended for this update to result in a change in the application of the requirements in Topic 820. The amendments in ASU No. 2011-04 are to be applied prospectively. ASU No. 2011-04 is effective for public companies for interim and annual periods beginning after December 15, 2011. Early application is not permitted. This update is not expected to have a material impact on the Company’s condensed consolidated financial statements.

In June 2011, the FASB issued ASU No. 2011-05, “Comprehensive Income (Topic 220): Presentation of Comprehensive Income” (“ASU No. 2011-05”). In ASU No. 2011-05, an entity has the option to present the total of comprehensive income, the components of net income, and the components of other comprehensive income either in a single continuous statement of comprehensive income or in two separate but consecutive statements. In both choices, an entity is required to present each component of net income along with total net income, each component of other comprehensive income along with a total for other comprehensive income, and a total amount for comprehensive income. The amendments in ASU No. 2011-05 do not change the items that must be reported in other comprehensive income or when an item of other comprehensive income must be reclassified to net income. They also do not change the presentation of related tax effects, before related tax effects, or the portrayal or calculation of earnings per share. The amendments in ASU No. 2011-05 should be applied retrospectively. The amendment is effective for fiscal years, and interim periods within those years, beginning after December 15, 2011. Early adoption is permitted, because compliance with the amendments is already permitted. The amendments do not require any transition disclosures. This update is not expected to have a material impact on the Company’s condensed consolidated financial statements.

In September 2011, the FASB issued ASU No. 2011-08, “Intangibles — Goodwill and Other (Topic 350)” (“ASU No. 2011-08”). In ASU No. 2011-08, an entity is permitted to make a qualitative assessment of whether it is more likely than not that a reporting unit’s fair value is less than its carrying amount before applying the two-step goodwill impairment test. If an entity concludes that it is not more likely than not that the fair value of a reporting unit is less than its carrying amount, it would not be required to perform the two-step impairment test for that reporting unit. The ASU’s objective is to simplify how an entity tests goodwill for impairment. The amendments in ASU No. 2011-08 are effective for annual and interim goodwill and impairment tests performed for fiscal years beginning after December 15, 2011. Early adoption is permitted, including for annual and interim goodwill impairment tests performed as of a date before September 15, 2011, if an entity’s financial statements for the most recent annual or interim period have not yet been issued. The Company is evaluating the requirements of ASU No. 2011-08 and has not yet determined whether a revised approach to evaluation of goodwill impairment will be used in future assessments. This update is not expected to have a material impact on the Company’s condensed consolidated financial statements.

Other accounting standards that have been issued or proposed by the FASB that do not require adoption until a future date are not expected to have a material impact on the financial statements upon adoption.

Results of Operations

Our business began on November 30, 2009.  We were incorporated in Nevada on February 10, 2010 to succeed to the business of the predecessor company, Golden Empire, LLC (“Golden Empire”), which was formed and commenced operations on November 30, 2009. We assumed all assets, liabilities and certain promotion rights agreements entered into by Golden Empire at carrying value which approximated fair value on February 10, 2010. Golden Empire ceased operations on that date. The results of operations for the period from January 1, 2010 to February 9, 2010 of Golden Empire were not material. In September 2011, we decided to discontinue our sports and entertainment business and prior periods have been restated in the Company’s consolidated financial statements and related footnotes to conform to this presentation. As a result, we will no longer be engaged in or pursue agreements with artists or athletes for sports and entertainment promotion and events, and will focus our activities exclusively on our new business segment, gold and mineral exploration as a junior exploration company. Accordingly, all transactions relating to our sports and entertainment business are included in discontinued operations.

Three Months Ended September 30, 2010 and 2011, Nine Months Ended September 30, 2011 and the Period from February 10, 2010 (inception) to September 30, 2010

Net Revenues.  Our business began on November 30, 2009. On September 1, 2011, we exited the sports and entertainment business and disposed of The Empire Sports & Entertainment Co. subsidiary pursuant to a Stock Purchase Agreement. Accordingly, we are an exploration stage company as defined in ASC 915 “Development Stage Entities” and have generated no revenues to date.

Operating Expenses.  Total operating expenses for the three months ended September 30, 2011 were $77,526,233, an increase of $77,260,312, or approximately 29,054%, from total operating expenses for the comparable the three months ended September 30, 2010 of $265,921.

Total operating expenses for the nine months ended September 30, 2011 as compared to the period from February 10, 2010 (inception) to September 30, 2010 was $78,769,249 and $590,814, respectively, an increase of 78,178,435 or 13,232%. The operating expenses consisted of the following:

	Nine months ended September 30, 2011	Period from February 10, 2010 (inception) to September 30, 2010
Compensation expense and related taxes	$761,208	$123,333
Exploration cost	925,623	-
Impairment of goodwill	72,397,654	-
Consulting fees	3,791,899	309,293
General and administrative	892,865	158,188
Total	$78,769,249	$590,814

                Total operating expenses for the three months ended September 30, 2011 as compared to the three months ended September 30, 2010. The operating expenses consisted of the following:

	Three months ended September 30, 2011	Three months ended September 30, 2010
Compensation expense and related taxes	$464,307	$92,500
Exploration cost	889,351	-
Impairment of goodwill	72,397,654	-
Consulting fees	3,383,164	47,500
General and administrative	391,757	125,921
Total	$77,526,233	$265,921

●
Compensation expense and related taxes: Compensation expense includes salaries and stock-based compensation to our employees for the three months ended September 2010 and 2011. For the nine months ended September 30, 2011, and for the period from February 10, 2010 (inception) to September 30, 2010, compensation expense and related taxes were $761,208 and $123,333, respectively. Compensation expense and related taxes increased by $637,875 or 517% and $371,807 or 402% for the nine and three months period, respectively. The increase during the nine month period were primarily attributable to the hiring of our executive employees and additional support staff for our Arttor Gold and Gold Acquisition subsidiaries between June 2011 and September 2011, the recognition of stock-based compensation expense of $350,833 which is attributable to stock options granted to our former chief executive officer, executive vice president and two directors, and the recognition of stock-based compensation expense of $266,846 which represents the portion of the vested replacement employee option awards attributable to post-combination services related to the assumption of the stock options of Continental.

●
Explorations costs:  Exploration costs were $889,351 and $0 for the three months ended September 30, 2011 and 2010, respectively, an increase of $889,351. For the nine months ended September 30, 2011, exploration costs were $925,623, an increase of $925,623, which includes costs of lease, acquisition, exploration, carrying and retaining unproven mineral lease properties. The Company has chosen to expense all mineral acquisition and exploration costs as incurred given that it is still in the exploration stage. Such exploration costs were for expenses incurred for the Red Rock Mineral Prospect Property and the North Battle Mountain Mineral Prospect. We did not have a comparable expense during the three and nine months ended September 30, 2010.

●
Impairment of goodwill: For the three and nine months ended September 30, 2011, we recorded an impairment of goodwill of $72,397,654 associated with the asset purchase agreement, dated July 22, 2011, entered into with Continental. We recognize an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The subsidiaries of Continental have not generated future cash flows and have not generated revenues since its inception. Continental’s subsidiaries have also incurred losses and cash used in operations. Accordingly we deemed the acquired goodwill to be impaired and wrote-off the goodwill on the acquisition date. We have no comparable expense during the prior period.

●
Consulting fees: For nine month period ended September 30, 2011, we incurred consulting fees of $3,791,899 as compared to $309,293 for the period from February 10, 2010 (inception) to September 30, 2010, an increase of $3,482,606 or 1,126%. For three month period ended September 30, 2011, we incurred consulting fees of $3,383,164 as compared to $47,500 for the three month period ended September 30, 2010, an increase of 3,335,664 or 7,022%. These increases were primarily attributable to the issuance of our common stock for services rendered to a consultant for investor relations and advisory services of $280,000, payment of approximately $1,225,000 in connection with investor relation and consulting agreements during the nine month period ended September 30, 2011.  This increase is also primarily attributable to stock-based compensation expense of $200,000 which is attributable to stock options granted to two consultants, amortization of prepaid consulting services (acquired from Continental) amounting to $824,347 in connection with investor relation and consulting agreements, and the recognition of stock-based compensation expense of $1,136,803 which represents the portion of the vested replacement warrant awards attributable to post-combination services from consultants related to the assumption of the stock warrants of Continental for the nine month period ended September 30, 2011.

●
General and administrative expenses: For the nine month period ended September 30, 2011 and for the period from February 10, 2010 (inception) to September 30, 2010, general and administrative expenses consisted of the following:

	Nine months ended September 30, 2011	Period from February 10, 2010 (inception) to September 30, 2010
Rent	$50,067	$16,668
Professional fees	481,248	114,823
Travel/Entertainment	90,062	6,530
Depreciation	90,654	4,799
Insurance expense	49,726	-
Other general and administrative	131,108	15,368
Total	$892,865	$158,188

●
General and administrative expenses: For the three month  period ended September 30, 2011 and for the three month  period ended September 30, 2010, general and administrative expenses consisted of the following:

	Three months ended September 30, 2011	Three Months Ended September 30, 2010
Rent	$15,714	$11,626
Professional fees	61,832	98,498
Travel/Entertainment	56,964	4,809
Depreciation	86,601	2,711
Insurance expense	23,083	-
Other general and administrative	147,563	8,277
Total	$391,757	$125,921

The overall increase of $734,677 or 464% and $265,836 or 211% for the nine and three months period, respectively, in general and administrative expenses is primarily related to an increase in accounting, auditing and legal fees in connection with our filings with the Securities and Exchange Commission. We also incurred legal fees in connection with litigation matters and general business matters. Additionally, depreciation increased due to the increase in depreciation of our property and equipment as a result of the acquisition of Relief Canyon Mine. The overall increase in general and administrative expenses is also primarily attributable to an increase in operations and the expected overall growth in our business. Our general and administrative expenses during the period from February 10, 2010 (inception) to September 30, 2010 were much lower as we were in our early stages of our operations.

Operating Loss from Continuing Operations.  We reported an operating loss from continuing operations of $78,769,249 and $590,814 respectively for the nine months ended September 30, 2011 and for the period from February 10, 2010 (inception) to September 30, 2010. We reported an operating loss from continuing operations of $77,526,233 and $265,921 respectively for the three months ended September 30, 2011 and 2010.

Other Income (Expenses).  Total other expense was $11,406,875 and $0, respectively, for the nine months ended September 30, 2011 and for the period from February 10, 2010 (inception) to September 30, 2010. Total other expense was $9,964,357 and $0, respectively, for the three months ended September 30, 2011 and 2010. The increase is primarily attributable to:

●	$25,000 of interest expense – Parent Company for the nine months ended September 30, 2011 attributable to the $2,000,000 6% promissory note issued to Continental in July 2011.
●
$3,119,045 in interest expense for the nine months ended September 30, 2011. Such increase is primarily attributable to the amortization of debt discounts and deferred financing cost on promissory notes of $2,830,420 and interest on notes payable and convertible promissory notes issued during 1st quarter of fiscal 2011.

●
$5,198,206 derivative expense and $1,687,605 decrease in fair value of derivative liability for the three and nine months ended September 30, 2011. We have determined that the terms of the $8 million convertible notes issued to Platinum and Lakewood include a down-round provision under which the conversion price could be affected by future equity offerings undertaken by us, thus such convertible instrument is accounted for as derivative liability and adjusted to fair value through earnings at each reporting date.

●
$4,761,500 settlement expense for the three and nine months ended September 30, 2011. On October 3, 2011, the Company, Continental and each of the holders of the Continental Warrants that exercised their Put Right, entered into an Agreement and Release in which we agreed to issue a total of 5,350,000 shares in exchange for the cancellation of 4,280,000 stock warrants to purchase shares of the Company’s common stock (equivalent to 5,350,000 Continental warrants) in connection with the settlement of the Put Rights. We recorded accrued liabilities of $4,761,500 and a corresponding settlement expense which was based on the fair market value of the shares on October 3, 2011.

Discontinued Operations.  In September 2011, we decided to discontinue our sports and entertainment business. As a result, we will no longer be engaged in or pursue agreements with artists or athletes for sports and entertainment promotion and events, and will focus our activities exclusively on our new business segment, gold exploration as a junior exploration company. Accordingly, all transactions relating to our sports and entertainment business are included in discontinued operations.

The following table sets forth for the nine months ended September 30, 2011 and for the period from February 10, 2010 (inception) to September 30, 2010, indicated selected financial data of the Company's discontinued operations of its sports and entertainment business.

	September 30, 2011	September 30, 2010
Revenues (4)	$3,071,562	$288,584
Cost of sales (5)	5,115,717	144,332
Gross profit (loss)	(2,044,155)	144,252
Operating and other non-operating expenses	(2,005,767)	(1,003,903)

Loss from discontinued operations	$(4,049,922)	$(859,651)

On September 1, 2011, we disposed of The Empire Sports & Entertainment Co. subsidiary pursuant to a Stock Purchase Agreement by and between the Company, Empire and CII.  Prior to the purchase, CII was the owner of a 33 1/3% minority interest with Empire in Capital Hoedown, Inc., an Ontario corporation, formed to undertake an event held during August 2011.   Pursuant to the SPA, we agreed to sell to CII, our Empire subsidiary, including the 66.67% equity ownership interest in Capital Hoedown, for $500,000 payable on March 31, 2012 pursuant to a Senior Promissory Note issued by CII to us which bears interest at 8% per annum. As a result, on September 1, 2011, Empire and Capital Hoedown are no longer considered our subsidiary. Such disposal is included in loss from discontinued operations during the nine months ended September 30, 2011and is calculated as follows:

Consideration received in connection with the SPA:
Promissory note from CII	$500,000
Total consideration received	500,000

Add: net liabilities of former subsidiaries on September 1, 2011	554,546
Gain on disposal of discontinued operations, net of tax	1,054,546
Loss from discontinued operations	(4,049,922)
Total loss from discontinued operations, net of tax	$(2,995,376)

Net Loss. As a result of these factors, we reported a net loss attributable to Sagebrush Gold Ltd. of $93,170,078 for the nine months ended September 30, 2011 as compared to a net loss attributable to Sagebrush Gold Ltd. of $1,450,465 for the period from February 10, 2010 (inception) to September 30, 2010. We reported a net loss attributable to Sagebrush Gold Ltd. of $89,564,905 for the three months ended September 30, 2011 as compared to a net loss attributable to Sagebrush Gold Ltd. of $656,459 for the three months ended September 30, 2010.

Basic and diluted, loss from continuing operations per share was $0.77 and $1.83 for the three and nine months ended September 30, 2011, respectively. Basic and diluted, loss from continuing operations per share was $0.01 and $0.03 for the three months ended September 30, 2010 and for the period from February 10, 2010 (inception) to September 30, 2010, respectively.

Basic and diluted, loss from discontinued operations per share was $0.02 and $0.06 for the three and nine months ended September 30, 2011, respectively. Basic and diluted, loss from discontinued operations per share was $0.02 and $0.05 for the three months ended September 30, 2010 and for the period from February 10, 2010 (inception) to September 30, 2010, respectively.

We reported net (loss) income attributable to non-controlling interest of $(199,346) and $1,422 during the three and nine months ended September 30, 2011.

Net Revenues. Revenues from live and televised events, consisting primarily of ticket sales, television rights fee and sponsorship, was $906,639 for the period from February 10, 2010 (Inception) to December 31, 2010.

The following table provides data regarding the source of our net revenues for the period from February 10, 2010 (Inception) to December 31, 2010:
	$	% of Total
Live events – ticket sales and related revenues	$772,250	85%

Television rights fee	101,889	11%

Advertising – sponsorships	32,500	4%

Total	$906,639	100%

For the period from February 10, 2010 (Inception) to December 31, 2010, we recognized revenues from television rights fee and advisory fee from live events of approximately $740,000 from three customers that accounted for 62%, 11%, and 9%, respectively , of our total net revenues.

Operating Expenses.  Total operating expenses for the period from February 10, 2010 (Inception) to December 31, 2010 were $2,918,416 and consisted of the following:

Cost of revenues	$444,648
Sales and marketing	139,130
Live events expenses	503,346
Compensation expense and related taxes	782,348
Consulting fees	359,760
General and administrative	689,184

Total	$2,918,416

•
Cost of revenues: Cost of revenues for live event production was $444,648 for the period from February 10, 2010 (Inception) to December 31, 2010. Live event production costs consist principally of fighters’ purses, production cost of live events, venue rental and related expenses. We expect cost of revenues for live events to increase for the next fiscal year as we promote more events.

•
Sales and marketing: For the period from February 10, 2010 (Inception) to December 31, 2010, sales and marketing costs were $139,130. Sales and marketing expenses primarily consist of marketing, advertising and promotion expenses directly and indirectly related to live events. Indirect expenses consist of internet and print advertising.

•
Live events expenses: For the period from February 10, 2010 (Inception) to December 31, 2010, live events operations expenses were $503,346. Live events operations expenses consist primarily of wages and consultants’ fees related to day-to-day administration of the Company’s live events, fighter recruiting, signing bonuses and training expenses.

•
Compensation expense and related taxes: Compensation expense includes salaries and stock-based compensation to our employees. For the period from February 10, 2010 (Inception) to December 31, 2010, compensation expense and related taxes were $782,348 and were primarily attributable to contributed services provided by one of our officers valued at $90,000 and stock-based compensation expense of $228,333 which is attributable to stock options granted to our chief executive officer, executive vice president, and two directors. Such increase is also due to the hiring of three executive employees and three additional support staff. We anticipate that compensation levels will remain the same for the next fiscal year

•
Consulting fees: For the period from February 10, 2010 (Inception) to December 31, 2010, we incurred consulting fees of $359,760 which were primarily attributable with the issuance of our common stock for services rendered to consultants for investor relations and advisory services of $240,000 and stock-based compensation expense of $107,500 which is attributable to stock options granted to four consultants.

•
General and administrative expenses: For the period from February 10, 2010 (Inception) to December 31, 2010, general and administrative expenses were $689,184. For the period from February 10, 2010 (Inception) to December 31, 2010, general and administrative expenses consisted of the following:

Rent	$35,584
Bad debt expenses	70,500
Professional fees	154,033
Telephone	17,506
Travel/Entertainment	282,392
Depreciation	8,928
Other general and administrative	120,241
$689,184

Loss from Operations. We reported a loss from operations of $2,011,777 for the period from February 10, 2010 (Inception) to December 31, 2010.

Other Income (Expenses). Total other income (expense) was ($10,720) for the period from February 10, 2010 (Inception) to December 31, 2010 and is primarily attributable to:

•    $8,241 of interest income on cash for the period from February 10, 2010 (Inception) to December 31, 2010 attributable to our certificates of deposit.
•    $18,961 in interest expense for the period from February 10, 2010 (Inception) to December 31, 2010 in connection with the 5% note payable to a related party and fees for the letter of credit arrangements.

Net Loss. As a result of these factors, we reported a net loss of $2,022,497 for the period from February 10, 2010 (Inception) to December 31, 2010, which translates to basic and diluted net loss per common share of $0.11.

The Period from November 30, 2009 (Inception) to December 31, 2009 - Golden Empire, LLC

Net Revenues. We did not generate revenues during the period from November 30, 2009 (Inception) to December 31, 2009.

Operating Expenses. Total operating expenses for the period from November 30, 2009 (Inception) to December 31, 2009 were $53,051 and consisted of the following:

Live events expenses	$2,000
Sales and marketing	7,800
General and administrative	43,251

Total	$53,051

•
Live events expenses.  For the period from November 30, 2009 (Inception) to December 31, 2009, live events operations expenses were $2,000. Live events operations expenses consist primarily of wages and consultants’ fees related to day-to-day administration of the Company’s live events, fighter recruiting and signing bonuses.

•
Sales and marketing. For the period from November 30, 2009 (Inception) to December 31, 2009, sales and marketing costs were $7,800. Sales and marketing expenses primarily consist of marketing, advertising and promotion expenses directly and indirectly related to live events. Indirect expenses consist of Internet and print advertising.

•
General and administrative expense. For the period from November 30, 2009 (Inception) to December 31, 2009, general and administrative expenses were $43,251. General and administrative expenses include consulting, travel expense, office expense, supplies, telephone and communications expenses, and other expenses. In addition, this also includes compensation expense of $22,500 which were primarily attributable to contributed services provided by one of our officers valued at $22,500.

Loss from Operations. We reported a loss from operations of $53,051 for the period from November 30, 2009 (Inception) to December 31, 2009.

Net Loss. As a result of these factors, we reported a net loss of $53,051 for the period from November 30, 2009 (Inception) to December 31, 2009.

Golden Empire LLC ceased operations on February 9, 2010. The results of operations for the period from January 1, 2010 to February 9, 2010 of Golden Empire were not material.

Liquidity and Capital Resources

Liquidity is the ability of a company to generate funds to support its current and future operations, satisfy its obligations, and otherwise operate on an ongoing basis. Our net revenues are not sufficient to fund our operating expenses.  At September 30, 2011, we had a cash balance of $1,443,598, restricted cash held in escrow of $4,122,701 and a working capital deficit of $12,431,973. During the nine months ended September 30, 2011, we received proceeds of $8,965,604 from issuance of notes payable and convertible promissory notes which we expect to utilize to fund certain of our operating expenses, pay our obligations, and grow our Company. In April 2011, we also received gross proceeds of $5,208,396 from the sale of our common and preferred stocks for operating capital purposes. On July 22, 2011, we entered into an asset purchase agreement with Continental Resources Group, Inc., whereby the Company, through its wholly-owned subsidiary, Continental Resources Acquisition Sub, Inc., purchased from Continental substantially all of Continental’s assets, including, but not limited to, 100% of the outstanding shares of common stock of Continental’s wholly-owned subsidiaries (CPX Uranium, Inc., Green Energy Fields, Inc., and ND Energy, Inc.) and a majority voting interest in Secure Energy LLC.  On July 18, 2011, we borrowed $2,000,000 from Continental and issued them an unsecured 6% promissory note.  The note matures nine months from the date of issuance. On July 18, 2011, the Company advanced the $2,000,000 to a third party in connection with the purchase of Relief Canyon Mine. Our balance sheet at September 30, 2011 reflects convertible notes and notes payable amounting to $13,689,104, which bears interest ranging from 5% to 9% per annum.

On August 30, 2011, the Company, through its newly-formed wholly owned subsidiary, Gold Acquisition Corp. acquired the Relief Canyon Mine located in Pershing County, near Lovelock, Nevada,  for an aggregate purchase price consisting of: (i)  $12,000,000 cash and (ii)  $8,000,000 of senior secured convertible promissory notes issued to Platinum Long Term Growth LLC and Lakewood Group LLC.

We currently have no material commitments for capital expenditures. We may be required to raise additional funds, particularly if we are unable to generate positive cash flow as a result of our operations.   We estimate that based on current plans and assumptions, that our available cash is not sufficient to satisfy our cash requirements under our present operating expectations for 12 months. We presently have no other alternative source of working capital. We may not have sufficient working capital to fund the expansion of our operations and to provide working capital necessary for our ongoing operations and obligations for 12 months. We have not generated revenues to support our daily operations. We may need to raise significant additional capital to fund our future operating expenses, pay our obligations, and grow our Company. We do not anticipate we will be profitable during the remainder of fiscal 2011.  Therefore our future operations will be dependent on our ability to secure additional financing.  Financing transactions may include the issuance of equity or debt securities, obtaining credit facilities, or other financing mechanisms. The trading price of our common stock and a downturn in the U.S. equity and debt markets could make it more difficult to obtain financing through the issuance of equity or debt securities. Even if we are able to raise the funds required, it is possible that we could incur unexpected costs and expenses, fail to collect significant amounts owed to us, or experience unexpected cash requirements that would force us to seek alternative financing. Furthermore, if we issue additional equity or debt securities, stockholders may experience additional dilution or the new equity securities may have rights, preferences or privileges senior to those of existing holders of our common stock. The inability to obtain additional capital may restrict our ability to grow and may reduce our ability to continue to conduct business operations. If we are unable to obtain additional financing, we will likely be required to curtail our marketing and development plans and possibly cease our operations.

Operating Activities

Net cash flows used in operating activities for the nine months ended September 30, 2011 amounted to $8,920,006, and was primarily attributable to our net loss attributable to Sagebrush Gold Ltd. of $93,170,078, offset by depreciation of $93,103, amortization of debt discount and deferred financing cost of 2,830,420, amortization of prepaid services of $280,000, derivative expense of $5,198,206, impairment of goodwill of $72,397,654, settlement expense of $4,761,500 and stock-based compensation of $1,954,482 and add-back of total changes in assets and liabilities of $1,021,766, change in fair value of derivative liability, gain from disposal of discontinued operations of $1,054,546 and non-controlling interest of $1,376. These changes in assets and liabilities is primarily attributable to an increase in restricted cash – current portion for a total of $3,562,701, accounts payable and accrued expenses of $270,308, liabilities of discontinued operations of $1,185,093 and decrease in prepaid expenses of $802,523 and assets of discontinued operations of $311,607.

Net cash flows used in operating activities for the period from February 10, 2010 (Inception) to September 30, 2010 amounted to $2,692,979 and was primarily attributable to our net losses of $1,450,465, offset by depreciation of $4,799, amortization of promotional advances of $28,632, contributed officer services of $90,000, common stock and stock-based compensations of $438,667 and add-back of total changes in assets and liabilities of $1,804,612. These changes in assets and liabilities is primarily attributable to an increase in restricted cash – current and long-term portion for a total of $1,060,000 and an increase in assets of discontinued operations of  $850,529.

Investing Activities

  Net cash used in investing activities for the nine months ended September 30, 2011 was $661,163 and represented an investment in marketable securities of $100,000, payment of reclamation bond of $1,715,629, cash used in acquisition of Relief Canyon Mine of $12,000,000 and the purchase of property and equipment of $10,148 offset by cash acquired from acquisition of business of $13,164,614.

Net cash used in investing activities for the period from February 10, 2010 (Inception) to September 30, 2010 was $61,877 and represented an investment in note receivable of $25,000 and the purchase of property and equipment of $36,877.

Financing Activities

Net cash flows provided by financing activities was $10,516,195 for the nine months ended September 30, 2011. We received net proceeds from the issuance of notes payable and convertible promissory notes from both related and unrelated parties of $8,965,604 and net proceeds from sales of our common and preferred stock of $5,208,396 offset by payment on note payable of $3,326,500 and advances to Continental of $331,335.

Net cash flows provided by financing activities was $4,204,552 for the period from February 10, 2010 (Inception) to September 30, 2010. We received net proceeds from sale of common stock of $3,690,349, proceeds from issuance of founders’ shares $1,205, proceeds from loan and note payable of $628,500, advances from a related party of $163,364 and offset by payments on note payable and related party advances of $278,866.

Contractual Obligations

We have certain fixed contractual obligations and commitments that include future estimated payments. Changes in our business needs, cancellation provisions, changing interest rates, and other factors may result in actual payments differing from the estimates. We cannot provide certainty regarding the timing and amounts of payments. We have presented below a summary of the most significant assumptions used in our determination of amounts presented in the tables, in order to assist in the review of this information within the context of our consolidated financial position, results of operations, and cash flows.

The following table summarizes our contractual obligations as of September 30, 2011, and the effect these obligations are expected to have on our liquidity and cash flows in future periods:

		Payments Due By Period
Contractual Obligations:	Total	Less than 1 year	1-3 Years	4-5 Years	5 Years +
Senior convertible note	$8,000,000	$8,000,000	$-	$-	$-
Note payable	611,750	611,750	-	-	-
Note payable – related party	611,750	611,750	-	-	-
Note payable – Parent	2,000,000	2,000,000	-	-	-
Convertible promissory notes	2,365,604	2,365,604	-	-	-
Convertible promissory note – related party	100,000	100,000	-	-	-
Royalty agreement – minimum payments	1,550,000	-	190,000	360,000	1,000,000
Operating lease	234,627	64,764	169,863	-	-

Total Contractual Obligations	$15,473,731	$13,753,868	$359,863	$360,000	$1,000,000

Joint Venture Arrangement

On April 26, 2011 Empire Sports & Entertainment Co., Concerts International, Inc., and Capital Hoedown, Inc. entered into a shareholder agreement setting forth the terms of a joint venture to operate a country music festival.  Based on the shareholder agreement, The Empire Sports & Entertainment Co. owned 66.67% and Concerts International, Inc. owned 33.33% of the issued and outstanding shares of Capital Hoedown, Inc., which was the entity that would operate the music festival.

Contemporaneously with the execution of the shareholder agreement, Capital Hoedown, Inc. had entered into a management service agreement with Concerts International, Inc. and Denis Benoit, owner of Concerts International, Inc., pursuant to which a management fee of $100,000 (in Canadian dollars) was to be paid to Concerts International, Inc. in each year that a country music festival event was produced. The management fee was to be paid in eight equal monthly installments of $12,500 and was cover salaries and general office overhead. On April 26, 2011, The Empire Sports & Entertainment Co. issued a revolving demand loan to Concerts International, Inc. and Denis Benoit up to a maximum amount of $500,000.  Additionally, on April 26, 2011, The Empire Sports & Entertainment Co. issued a revolving demand loan to Capital Hoedown, Inc. up to a maximum amount of $4,000,000. These funds are exclusively for the operation and management of Capital Hoedown, Inc. The Empire Sports & Entertainment Co. was entitled to interest of 10% per annum under these revolving demand loans and the notes were payable on the earlier of January 15, 2012 or upon demand by The Empire Sports & Entertainment Co..

On September 1, 2011, the Company disposed of its Empire Sports & Entertainment Co. subsidiary pursuant to a stock purchase agreement by and among the Company, Empire Sports & Entertainment Co. and Concerts International, Inc.  The Company sold The Empire Sports & Entertainment Co. subsidiary to Concerts International, Inc., including The Empire Sports & Entertainment Co.’s 66.67% equity ownership interest in Capital Hoedown, Inc., for $500,000 payable on March 31, 2012 pursuant to an 8% promissory note. As a result, on September 1, 2011, The Empire Sports & Entertainment Co. and Capital Hoedown, Inc. are no longer considered subsidiaries of the Company.

Royalty Agreement

On May 24, 2011, the Company, through its subsidiary Arttor Gold LLC, entered into two lease agreements with F.R.O.G. Consulting, LLC, an affiliate of Mr. Leger, our Chief Geologist and one of the former members of Arttor Gold LLC, for the Red Rock Mineral Prospect and the North Battle Mountain Mineral Prospect. The leases grant us the exclusive right to explore, mine and develop gold, silver, palladium, platinum and other minerals on the properties for a term of ten years and may be renewed in ten year increments. The terms of the leases may not exceed ninety-nine years and we may terminate the leases at any time.

We are required to make annual lease payments. Additionally, we are required to make annual claim maintenance payments to the Federal Bureau of Land Management and to the county in which the leases are located in order to maintain our rights to explore and, if warranted, to develop the properties. If we fail to meet these obligations, we will lose the right to explore on these properties.  As of the date of this prospectus, the annual maintenance payments are approximately $151 per claim, consisting of payments to the Bureau of Land Management and to the counties in which the Company’s properties are located. The Company’s property consists of an aggregate of 305 lode claims. The aggregate annual claim maintenance costs are currently approximately $46,000.

Until production is achieved, our lease payments, or advance minimum royalties, consist of an initial payment of $5,000 that was paid upon the signing of each lease and annual payments according to the following schedule for each lease:

Due Date of Advance Minimum Royalty Payment	Amount of Advance Minimum Royalty Payment
1st Anniversary	$15,000
2nd Anniversary	$35,000
3rd Anniversary	$45,000
4th Anniversary	$80,000
5th Anniversary and annually thereafter during the term of the lease	The greater of $100,000 or the U.S. dollar equivalent of 90 ounces of gold

In the event that the Company produces gold or other minerals from these leases, the Company’s lease payments will be the greater of (i) the advance minimum royalty payments according to the table above, or (ii) a production royalty equal to 3% of the gross sales price of any gold, silver, platinum or palladium that we recover and 1% of the gross sales price of any other minerals that the Company recovers. The Company has the right to buy down the production royalties on gold, silver, platinum and palladium by payment of $2,000,000 for the first one percent (1%). All advance minimum royalty payments constitute prepayment of production royalties on an annual basis.  If the total dollar amount of production royalties due within a calendar year exceed the dollar amount of the advance minimum royalty payments due within that year, the Company may credit all uncredited advance minimum royalty payments made in previous years against fifty percent (50%) of the production royalties due within that year. The leases also require the Company to spend a total of $100,000 on work expenditures on each property for the period from lease signing until December 31, 2012 and $200,000 on work expenditures on each property per year commencing in 2013 and annually thereafter.

On July 15, 2011, the Company entered into amended and restated lease agreements for the Red Rock Mineral Prospect property and the North Battle Mountain Mineral Prospect property by and among Arthur Leger and F.R.O.G. Consulting, LLC in order to carry out the original intentions of the parties and to correct the omissions and errors in the original leases dated May 24, 2011. In the original leases, the parties intended to identify Arthur Leger as the owner and lessor of the Red Rock Mineral Prospect and the North Battle Mountain Mineral Prospect and to designate F.R.O.G. Consulting, LLC as the entity responsible for collecting and receiving all payments on behalf of Mr. Leger. Mr. Leger is the sole member of F.R.O.G. Consulting, LLC and owns 100% of the outstanding membership interests of F.R.O.G. Consulting, LLC. All other terms and conditions of the original lease remain in full force and effect.

BUSINESS

As used in this prospectus, all references to the “Company,” “we,” “our” and “us” refer to Sagebrush Gold Ltd. (formerly The Empire Sports & Entertainment Holdings Co.) and, unless otherwise specified, its direct and indirect subsidiaries.

Corporate History

Golden Empire, LLC, a New Jersey limited liability company, was formed and commenced operations on November 30, 2009 and was principally engaged in the production and promotion of music and sporting events. The Empire Sports & Entertainment, Co. was a privately held corporation incorporated in Nevada on February 10, 2010 to succeed to the business of Golden Empire, LLC. On February 10, 2010, The Empire Sports & Entertainment, Co. assumed all assets, liabilities and certain promotion rights agreements entered into by Golden Empire LLC and Golden Empire LLC ceased operations on that date.

We were incorporated in Nevada on August 2, 2007 under the name “Excel Global, Inc.” and operated as a web-based service provider and consulting company.  On September 27, 2010, we changed our name to “The Empire Sports & Entertainment Holdings Co.” and on September 29, 2010, we entered into a share exchange agreement with The Empire Sports & Entertainment, Co. and the shareholders of The Empire Sports & Entertainment, Co.   Pursuant to the share exchange agreement, the shareholders transferred to us all of the issued and outstanding capital stock of The Empire Sports & Entertainment, Co.  As a result of this share exchange, The Empire Sports & Entertainment, Co. became our wholly owned subsidiary.

Immediately following the share exchange, we transferred all of our pre-share exchange operating assets and liabilities to our former wholly owned subsidiary, Excel Global Holdings, Inc., a Nevada corporation, and transferred all of Excel Global Holdings, Inc.’s outstanding capital stock to our then-majority stockholders in exchange for cancellation of shares of our common stock held by such stockholders.  After the share exchange and the divestiture of our pre-share exchange operating assets and liabilities we succeeded to the business of The Empire Sports & Entertainment, Co., which was our sole line of business until September 1, 2011 when we exited the sports and entertainment business and disposed of our subsidiary Empire Sports & Entertainment Co.

Our Current Business

We are an exploration stage gold and minerals exploration company focused on searching for gold and other mineral resources and seeking out potentially significant exploration and development targets.  In July 2011 we purchased several uranium mining claims, but at the present time our main focus is on gold exploration.  Although mineral exploration is a time consuming and expensive process with no assurance of success, the process is straightforward. We first acquire the rights to explore for gold. We then explore for gold by examining the soil, the rocks on the surface, and by drilling into the ground to retrieve underground rock samples, which can then be analyzed for their mineral content. This exploration activity is undertaken in phases, with each successive phase built upon the information previously gained in prior phases. If, through our exploration program, we discover what appears to be an area which may be able to be profitably mined for gold, we will focus most of our activities on determining whether that is feasible, including further delineation of the location, size and economic feasibility of any such potential ore body.

            In the event that we discover gold deposits on our property, which can be mined at a profit (as to which there can be no assurance), we will sell the rights to mine our property to a third party or enter into other arrangements. Any gold that is mined from our property will be refined and eventually sold on the open market to dealers.

Wholesale purchase prices for precious metals can be affected by a number of factors, all of which are beyond our control, including but not limited to:

•	fluctuation in the supply of, demand and market price for gold;

•	mining activities of our competitors;

•	sale or purchase of gold by central banks and for investment purposes by individuals and financial institutions;

•	interest rates;

•	currency exchange rates;

•	inflation or deflation;

•	fluctuation in the value of the United States dollar and other currencies; and

•	political and economic conditions of major gold or other mineral-producing countries.

We operate our current business through Arttor Gold LLC, a Nevada corporation, which owns the rights to explore on the North Battle Mountain Mineral Prospect and the Red Rock Mineral Prospect, Gold Acquisition Corp., a Nevada corporation, which owns the mining assets constituting the Relief Canyon Mine, and Continental Resources Acquisition Sub, Inc., a Florida corporation, which owns the uranium mining assets we purchased from Continental Resources Group, Inc.  Noble Effort Gold LLC, a Nevada corporation, was formed in June 2011 to explore potential acquisitions of natural resources properties suitable for exploration and development and EXCX Funding Corp., a Nevada corporation, was formed in January 2011 for the purpose of entering into a credit facility agreement in February 2011.

Our Properties

North Battle Mountain Mineral Prospect and Red Rock Mineral Prospect

Through our wholly owned subsidiary Arttor Gold LLC we have the rights to explore on two Carlin-type gold properties located in Lander County, Nevada, known as the North Battle Mountain Mineral Prospect and the Red Rock Mineral Prospect.  The exploration rights to these properties are evidenced by leases between Arttor Gold LLC and Mr. Leger, our Chief Geologist, who acquired the rights to these properties from the Federal Bureau of Land Management by staking claims.  The leases grant us the exclusive right to explore, mine and develop gold, silver, palladium, platinum and other minerals on the properties for a term of ten years and may be renewed in ten year increments.  The terms of the leases may not exceed 99 years.  Until production is achieved, our lease payments, or advance minimum royalties, consist of an initial payment of $5,000 per lease that we paid upon the signing of each lease and annual payments according to the following schedule for each lease:

Due Date of Advance Minimum Royalty Payment	Amount of Advance Minimum Royalty Payment
1st Anniversary	$15,000
2nd Anniversary	$35,000
3rd Anniversary	$45,000
4th Anniversary	$80,000
5th Anniversary and annually thereafter during the term of the lease	The greater of $100,000 or the U.S. dollar equivalent of 90 ounces of gold

In the event that that we produce gold or other minerals from minerals found on these properties, our lease payments will be the greater of (i) the advance minimum royalty payments according to the table above or (ii) a production royalty equal to 3% of the gross sales price of any gold, silver, platinum or palladium that we recover and 1% of the gross sales price of any other mineral that we recover.  We have the right to buy down the production royalties on gold, silver, platinum and palladium to 2% of the gross sales price for a $2,000,000 fee.  All advance minimum royalty payments shall constitute prepayment of production royalties on an annual basis.  If the total dollar amount of production royalties due within a calendar year exceeds the dollar amount of the advance minimum royalty payments due within that year, we may credit all uncredited advance minimum royalty payments made in previous years against 50% of the production royalties due within that year.  The leases require that we spend a total of $100,000 on work expenditures on each property for the period from lease signing until December 31, 2012 and $200,000 on work expenditures on each property per year commencing in 2013 and annually thereafter.

North Battle Mountain Mineral Prospect

The North Battle Mountain Mineral Prospect is located in Lander County, Nevada, 18 kilometers north of Battle Mountain.  The property consists of 36 contiguous unpatented load claims and encompasses approximately 291 hectares (720 acres) of land.  The North Battle Mountain Mineral Prospect can be accessed from Battle Mountain via a paved county road for about 9 kilometers to the North Battle Mountain rail siding, and then the property is reached via a graded gravel road from which an unimproved dirt road leads east to the north-central part of the property.

History of Previous Operations.  Early activity in the property was  focused on  silver-rich base metal mineralization discovered in 1906 at the Snowstorm Mine, located at the south end of the Sheep Creek Range about 13 kilometers south-southeast of  the North Battle Mountain Mineral Prospect.   Intermittent mining and exploration at the Snowstorm Mine resulted in 1,500 tons of ore produced in 1910 and 1927-28 from underground workings and a series of open cuts and pits.  The ore contained an average grade of 35 oz. silver per ton, 12% lead, and 0.04 oz. gold per ton.

Barite exploration in the 1970’s resulted in numerous trenches and prospect pits found scattered along the west side of the Sheep Creek Range.

Between 1990 and 1997, the region was the focus of several gold exploration programs. Companies known to have been active during this period include Battle Mountain Gold Company, Placer Dome Corp., Teck Resources Inc., Goldfields Mining Corp., Touchstone Resources, Inc., Phelps Dodge Corp., Cambior, Inc. and Cameco (US) Inc. These companies’ primary exploration focus was the pre-tertiary sedimentary rocks, which crop out along the western range-front. However, most of the known drilling was concentrated in the Snowstorm Mine area, leaving a large tract of prospective ground available for evaluation. Cambior, Inc. contracted an aeromagnetic survey along the western side of the Sheep Creek Range and subsequently completed 4-5 shallow reverse circulation holes on their claims. In 1998 and 1999, Cameco (US) Inc. discovered elevated gold and associated metal concentrations and extensive hydrothermal alteration on the property and subsequently located 36 claims. During this period, Cameco (US) Inc. conducted extensive rock and soil geochemical sampling and defined two gold targets. Due to other commitments, Cameco (US) Inc. dropped the property in 2000.

In 2004, Mr. Leger located the claims and leased the claims to Luna Gold Corp.  Luna Gold Corp. conducted a limited exploration program and terminated the lease in 2004.  In 2007 Mr. Leger leased the property to Rae-Wallace Mining Company.  The Rae-Wallace Mining Company collected additional rock samples for geochemical analyses and added additional geologic mapping.   In 2008 Rae-Wallace underwent a management change and the new management terminated the lease.

Ansell Capital Corp. entered into a lease agreement with Mr. Leger in 2009 and subsequently ventured the property to Challenger Deep Capital and retained a 25% back-in-right.  Challenger Deep Capital contracted for a gravity survey and later for a three-line CSAMT survey. Geophysical data exhibits an excellent correlation with mapped geology/structures and elevated rock/soil gold and trace element geochemistry.  Three drill holes were planned to test for a Carlin-type gold deposit.   Challenger Deep Capital expended approximately $30,000 to survey the property.  Challenger Deep Capital and Ansell Capital Corp. terminated their agreement with Mr. Leger in 2011 to pursue other interests.

Present Condition of Property.

We are exploring a potential underground Carlin type gold deposit.  To date, exploration activities include detailed geologic mapping, rock and soil geochemical sampling; a detailed gravity survey and a three-line CSAMT survey.  Several drill holes are planned to test for the Carlin-type gold deposit.  We do not maintain a plant or equipment at this property.  We contract with independent drillers to pursue our identified targets for exploration.  The property is without known reserves and our activities and proposed program are exploratory in nature.  In the fiscal year ended December 31, 2011 we spent $550 on claim fees related to this property. Power is supplied to this property through our portable generators.

Rock Formations and Mineralization.  The geology consists of Middle to Upper Paleozoic sedimentary rocks that have been intruded by tertiary dikes.  Eocene to Pliocene felsic to mafic volcanic rocks and minor sediments were deposited over these older rocks.  Regional geophysical data indicates that the property lies within the Battle Mountain- Eureka fault zone and along the west side of the Northern Nevada Rift structure.  The property is underlain by the Upper Devonian-Mississippian Harmony Formation – an arkosic assemblage consisting of calcareous sandstone, shale, and chert.  Tertiary/Quatermary basalt and andesitic basalt form massive diffs on the eastern boundary of the property.  Numerous high-angle faults striking east-west, northeast, northwest and north-northeast cut Harmony Formation rocks.

Owyhee
Jackpot
Vya
Orovada
Jerritt Canyon
Twin Creeks/
Turquoise Ridge
Midas
Winnemucca
Goldstrike
Wells
Hycroft
Lone Tree/
Marigold
Carlin
Elko
Long Canyon
Gold Quarry
Gerlach
Florida Canyon
Phoenix
Battle
Mountain
Carlin
West Wendover
Lovelock
Cortez Hills
Bald Mountain
NORTH BATTLE MTN
PROPERTY
Archimedes
RENO
Fernley
Fallon
Austin
Eureka
McGill
Ely
CARSON CITY
Gardnerville
Yerington
Gabbs
Round Mountain
Hawthorne
Luning
Mina
Tonopah
Pioche
Panaca
Goldfield
Caliente
Hiko
Alamo
N
0
50
100
kilometers
Bullfrog
Beatty
Indian Springs
Pahrump
LAS VEGAS
LOCATION/ACCESS MAP
Major Gold Mine or Deposit
Interstate Highway
Other Primary Road

Red Rock Mineral Prospect

The Red Rock Mineral Prospect is located in Lander County, Nevada, 42 kilometers south of Battle Mountain.  The property consists of five groups of unpatented lode claims, totaling 269 claims and encompassing approximately 2,177 hectares (5,560 acres) of land.  The Red Rock Mineral Prospect can be accessed via Nevada State Highway 305, traveled south from Battle Mountain approximately 42 kilometers to the Carico Lake Valley/Red Rock Canyon turn-off, then east along an improved gravel road, one-half kilometer to the western claim boundary.  Most of the property is accessible by secondary gravel and unimproved dirt roads.

History of Previous Operations. Miners commenced barite mining in Lander County in the 1930’s. The Mountain Springs barite mine, located approximately one-half kilometer north of the property, began production in 1952. The Mountain Springs mine was reported to have produced over one million tons of ore in 2004. Historical prospecting for gold on the property is not known. Cameco (US) Inc. first identified gold potential on the property in 1996 and staked claims in 1996, 1997, and 1998. In 1996, Cameco (US) Inc. collected 165 rock geochemical samples and conducted geologic mapping. Elevated gold, arsenic, antimony, mercury, and molybdenum were obtained from outcrops cut by limonitic, silicified breccias and iron-oxide coated shears and fractures. A gold anomaly, approximately 670 m by 60 m, was identified in the western one-half of section 22. Rock chip gold values from 13.2, 12.1, 4.4, 3.7, 1.09 g/T were obtained from outcrops on certain adjacent claims that are not a part of the Red Rock Mineral Prospect.

Cameco (US) Inc. completed a modest reverse circulation drill program consisting of five shallow holes totaling 720.9 m targeting upper plate rocks in 1998 on the Red Rock Mineral Prospect and adjacent properties.   Cameco (US) Inc. drill hole RRC98-04 was collared within the Red Rock Mineral Prospect property.  Elevated intervals of gold and silver and associated trace elements are reported from the hole.

Cameco (US) Inc. allowed most of its claims to lapse in 2001 for budgetary reasons.  Mr. Leger staked certain claims in 2003.

In March 2004, Luna Gold Corp. leased the claims from Mr. Leger and it commenced geologic mapping and collection of 62 rock and 78 soil geochemical samples.  Sample results confirmed the gold anomaly discovered in section 22 by Cameco (US) Inc. in 1996-1997.

In September 2005, Centerra Inc. entered into a Letter of Intent with Luna Gold Corp. for an exploration agreement on the property. The parties subsequently entered into a formal Exploration Agreement with an Option for Joint Venture in February 2006. 114 new claims were staked in late 2005 and a Notice of Intent for construction of 12 drill sites and access roads was filed with the Federal Bureau of Land Management and approved in early 2006.

Centerra Inc.’s 2006 program focused on detailed geologic mapping and rock sampling within a northwest-trending gold soil anomaly identified in 2005.  Centerra Inc. collected an additional 286 rock samples and 235 soil samples in 2006.  Sampling led to the discovery of a northwest trending gold anomaly 6.5 kilometers long hosted within upper plate Paleozoic rocks along the Caetano Break.  In 2007 Centerra Inc. located 53 additional claims along the southwest part of the claim block, and completed detailed geologic mapping (1:2400 scale) in select target areas in the northwest, central, and southeast parts of the property.   The mapping focused on tracing marker beds and establishing the location and nature of contacts between units.   Centerra Inc. collected an additional 96 rock samples and 18 fossil samples and age dates, although results did not allow for definitive formational assignations.  Centerra Inc. expended a  total of $1.52 million on the Red Rock Mineral Prospect and adjacent properties that are not a part of the Red Rock Mineral Prospect between 2005 and 2007.

Due to other mining interests, Centerra Inc. and Luna Gold subsequently terminated their lease in 2008.

Ansell Capital Corp. entered into a mining lease agreement in 2009 with Mr. Leger and subsequently immediately ventured the property to Challenger Deep Capital and retained a 25% back-in-right.  Challenger Deep Capital added gravity data to supplement Centerra’s earlier work.  In addition, Challenger Deep Capital completed and cased for deeper drilling two vertical reverse circulation drill holes.  Both drill holes encountered low gold values near the top of the holes (best 0.290 grams) with associated zones of silver, arsenic, mercury, cadmium, chromium, molybdenum and zinc.  Intervals with abundant quartz veining, high pyrite content and extensive silica-flooding of the rock were noted.  Both the geochemical data (mineralization) and alteration of the drilled rocks indicate that ore-forming hydrothermal fluids have passed through the drilled section, being fed by both low and high-angle structural feeders (fluid plumbing system).

Challenger Deep Capital expended approximately $350,000 on the property. Challenger Deep Capital and Ansell Capital Corp. terminated their lease agreement in 2011 to pursue other interests.

Present Condition of Property.

We are exploring a potential underground Carlin type gold deposit.  We commenced our program on this property in August 2011 and in November 2011 completed Phase One drilling and completed 10,426 feet of combined diamond core and reverse circulation footage in 15 drill holes.  Our activities in 2011 were designed to provide sufficient information to determine the approximate location of high-grade feeder and to locate a site to test for potentially high-grade gold deposits. We did not locate a high-grade feeder.  Depending on diamond core drill availability, we may commence a drill program in early 2012.   We do not maintain a plant or equipment at this property. We contract with independent drillers to pursue our identified targets for exploration.  The property is without known reserves and our activities and proposed program are exploratory in nature.  In the fiscal year ended December 31, 2011, we spent approximately $1,000,000 on exploration and related activities at this property. Power is provided by our portable generators.

Rock Formations and Mineralization.  The Red Rock Mineral Prospect lies within the Great Basin region of the Basin and Range physiographic province, a region characterized by a series of generally north-trending mountain ranges separated by alluvial valleys.  The Shoshone Range, in the Red Rock Mineral Prospect area, is underlain by siliceous and volcanic assemblage rocks of Ordovician to Devonian age that occur in a complex array of thrust slices in the upper plate Roberts Mountains thrust.  In places, Devonian to Silurian shallow-watercarbonate rocks surround Ordovian to Missiissipian deep water casitc rocks lying in the upper plate of the thrust from autochthonous carbonate rocks lying within the lower-plate “window”.

Owyhee
Jackpot
Vya
Orovada
Jerritt Canyon
Twin Creeks/
Turquoise Ridge
Midas
Winnemucca
Goldstrike
Carlin
Elko
Wells
Long Canyon
Hycroft
Lone Tree/
Marigold
Gold Quarry
Carlin
West Wendover
Gerlach
Florida Canyon
Phoenix
Battle
Mountain
Cortez Hills
Lovelock
Bald Mountain
Archimedes
RENO
Fernley
Fallon
Austin
Eureka
McGill
Ely
RED ROCK
PROPERTY
CARSON CITY
Gardnerville
Yerington
Gabbs
Round Mountain
Hawthorne
Luning
Mina
Tonopah
Pioche
Panaca
Goldfield
Caliente
N
Hiko
Alamo
0
50
100
kilometers
Bullfrog
Beatty
Indian Springs
LOCATION/ACCESS MAP
Major Gold Mine or Deposit
Interstate Highway
Other Primary Road
Pahrump
LAS VEGAS

For a full description of the property histories of both the Red Rock Mineral Prospect and the North Battle Mountain Mineral Prospect, including references, please see our Geological Report and Summary of Field Examinations, filed as Exhibit 99.5 hereto and which is incorporated by reference herein.

Relief Canyon Mine

Through our wholly owned subsidiary Gold Acquisition Corp. we own and operate mining and mill-style gold claims known as the Relief Canyon Mine in Pershing County, Nevada.  The Relief Canyon Mine is located at the southern end of the Humboldt Range in northwestern Nevada, about 16 miles in a direct line east-northeast of Lovelock, Nevada and about 110 miles northeast of Reno, Nevada.  The property consists of 139 claims, including 120 unpatented millsite claims and 19 unpatented lode mining claims.  The property is located on public land administered by the BLM.  The Relief Canyon Mine is a formerly operating gold mine that was owned by Firstgold Corp.  Firstgold Corp. filed for bankruptcy in January 2010 and in April 2011 sold certain of its mining and mill-style gold claims to Platinum Long Term Growth LLC pursuant to an asset purchase agreement.  On August 30, 2011, as set forth in an assignment and assumption agreement, Gold Acquisition Corp. assumed all of Platinum Long Term Growth LLC’s rights and obligations under the April 2011 asset purchase agreement for an aggregate purchase price consisting of: (i) $12,000,000 cash and (ii) $8,000,000 of senior secured convertible promissory notes issued to Platinum Long Term Growth LLC and Lakewood Group LLC, a former creditor of Firstgold Corp.  The Relief Canyon Mine is subject to a continuing royalty payment equal to 2% of net smelter returns payable to Battle Mountain Gold Exploration LLC.

History of Previous Operations.  Gold, silver, mercury, antimony and fluorite have been prospected for and mined in the area since the 1860’s. The first recorded production in the Antelope Springs District was high-grade silver ores from the original Relief Canyon Mine (originally known as the Batavia and Pacific Mine) in 1869 and is located about 1.5 miles northeast of the current Relief Canyon Mine.

Gold was first discovered on the property by the Duval Corp. in 1979.  Lancana Mining was the first to produce gold.  Production commenced in August of 1984, and Lancana Mining reportedly produced 13,826 ounces of gold.

In 1986, Pegasus Gold Corp. took an option on the property. The Relief Canyon Gold Mine operated under Pegasus management from November 1986 until September 1990. Ore placement on the heaps ceased in October of 1989. The operation processed approximately 2 million tons per year that averaged 0.03 opt Au (1.028 g/t). Pegasus is reported to have produced approximately 100,000 ounces of gold.

Firstgold Corp. purchased the property in 1995.  From 1996 through 2008, Firstgold Corp. drilled 182 drill holes for a total of 94,111 feet of drilling.

Present Condition of Property.

We commenced our Phase One drilling on the property in September 2011. We designed an initial drill program to further test this area consisting of 11 HQ diameter core holes ranging from 500 feet to 1,500 feet. The total Phase One core program is planned for 14,300 feet of core to be drilled.  We intend to conduct up to 18,000 feet of core drilling.  The objective of the drill program is to further test mineralized zones found by previous operators.  Mineralization has been identified on the property using reverse circulation and core drill holes but insufficient information was collected from the drilling to determine the continuity or stratigraphic alignment of the mineralized material. Following Phase One, we intend to conduct a 10,000 foot drill program in and adjacent to the current in pit resource to expand and upgrade existing resources.

The property consists of both millsite claims and lode mining claims. Five heap leach pads, two solution ponds and a cement block constructed Adsorption Desorption-Recovery (“ADR”) solution processing circuit are located on the mill site claims. The ADR type process plant consists of four carbon columns, acid wash system, stripping vessel, electrolytic cells, a furnace and a retort for the production of gold doré. The plant was originally installed by Lancana Mining in 1985 and was updated in 1995 and again in 2007-2008 by Firstgold Corp. Firstgold Corp.'s improvements included new office space, a warehouse, an electrical distribution system, a gold recovery plant, leach pads and crushing facilities. The property is without known reserves and our program is exploratory in nature.

As discussed above, Gold Acquisition Corp. purchased the property for a total of $12,000,000 cash and $8,000,000 of senior secured convertible promissory notes in 2011.  The appraised value of the purchased assets is $15,098,907.  Firstgold Corp. expended a total of approximately $30,000,000 on the property, including exploration, modernization and improvement of the plant and corporate overhead.

We use line power provided by NV Energy for the operation of the plant and ancillary facilities.  A generator is used to power the crusher.  We also have a backup generator onsite to provide 100% of the required power in the event of power outages.

Rock Formations and Mineralization.  The Relief Canyon Mine is situated in northwest Nevada at the southern end of the Humboldt mountain range, a north-oriented basin and range elongate horst block exposed during late Cenozoic time in central Pershing County. The range forms a broad anticline with Cretaceous intrusive rocks exposed locally in the central core. A package of late Paleozoic to early-mid Mesozoic mostly felsic volcanics, followed by calcareous, and siliceous sediments all dip away from the apex of the range.  During the Jurassic, southeast-directed deformation occurred resulting in highly deformed and thrust imprecated strata. Folds in sedimentary units are related to the thrust faulting and display a variety of geometries on both map and outcrop scales.  Metamorphism during the late Mesozoic time was followed by the emplacement of Cretaceous intrusives now exposed in the central portion of the Humboldt Mountain Range. In late Cenozoic time diabase (gabro) dikes striking generally northwest, intruded along structural weaknesses into the surrounding rocks. A period of active volcanism in the late Cenozoic, probably less than 20 ma old has largely been eroded by uplift, with the result that only isolated patches of basalt are preserved (Ponce 2002).

Winnemucca
Wells
Lovelock
Relief Canyon Mine
Reno
Las Vegas

N
W
E
S
Range
Humboldt River
80
Coal Canyon Road
Relief Canyon Mine
Lovelock
Reno 92 Miles
Humboldt
0
4
8
12
16
Miles

Properties Purchased from Continental Resources Group, Inc.

Our wholly owned subsidiary Continental Resources Acquisition Sub, Inc. was formed in July 2011 to purchase substantially all of the assets of Continental Resources Group, Inc., which assets included 100% of the outstanding shares of common stock of CPX Uranium, Inc., Green Energy Fields, Inc. and ND Energy Inc. and a majority voting interest in Secure Energy LLC.  The purchased assets include certain interests in uranium mining claims in Arizona, California and North Dakota on a total of approximately 7,200 acres.

Coso

The Coso property is held through CPX Uranium, Inc., which has a 100% working interest and a 97% net revenue interest in the property.  The 97% net revenue interest is the result of an Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations by and among NPX Metals, Inc., Green Energy Fields, Inc. and CPX Uranium, dated as of November 30, 2009, pursuant to which NPX  retained a 3% net smelter return royalty interest in the property. The property in Inyo County, California consists of 169 federal unpatented lode mining claims on BLM land totaling 3,380 acres and 800 state leased acres.  The unpatented mining claims overlie portions of sections 12, 13, 24, 25, 26, 35, and 36 of Township 20 South, Range 37 East (Mount Diablo Base & Meridian), sections 13, 24, and 25 of Township 20 South, Range 37 1/2 East (Mount Diablo Base & Meridian), sections 1 and 12 of Township 21 South, Range 37 East (Mount Diablo Base & Meridian), and sections 6 and 7 of Township 21 South, Range 37 1/2 East (Mount Diablo Base & Meridian).  The state lease covers portions of section 6 of Township 20 South, Range 37 East (Mount Diablo Base & Meridian) and section 36 of Township 20 South, Range 37 1/2 East (Mount Diablo Base & Meridian).  To maintain the Coso mining claims in good standing, we must make annual maintenance fee payments to the BLM in lieu of annual assessment work. These claim fees are $140.00 per claim per year. We also pay an annual recording cost of approximately $50 to Inyo County.  With respect to the unpatented lode mining claims, future exploration drilling on the property will require us to either file a Notice of Intent or a Plan of Operations with the BLM , depending upon the amount of new surface disturbance that is planned. A Notice of Intent is for planned surface activities that anticipate less than five acres of surface disturbance, and usually can be obtained within a 30 to 60-day time period. A Plan of Operations will be required if there is greater than five acres of new surface disturbance involved with the planned exploration work. A Plan of Operations can take several months to be approved, depending on the nature of the intended work, the level of reclamation bonding required, the need for archeological surveys, and other factors as may be determined by the BLM.

Uranium exploration has been occurring in the area since the 1950s by a number of mining companies including Coso Uranium, Inc., Ontario Minerals Company, Western Nuclear, Pioneer Nuclear, Federal Resources Corp., and Union Pacific / Rocky Mountain Energy Corp.  Previous uranium exploration and prospecting on the Coso property includes geologic mapping, pitting, adits, radon cup surveys, airborne geophysics and drilling.   Our preliminary field observations of the geology and historical working appear to corroborate the historical literature.  These historical exploration programs have identified specific exploration targets on the property.  All previous work has been exploratory in nature, and no mineral extraction or processing facilities have been constructed.  The exploration activities have resulted in over 400 known exploration holes, downhole gamma log data on the drill holes, chemical assay data, and airborne radiometric surveys, and metallurgical testing to determine amenability to leaching.

The property is undeveloped, and there are no facilities or structures.  There are a number of adits and trenches from previous exploration activities, as well as more than 400 exploration drillholes.

The last major exploration activities on the Coso Property occurred during a drilling campaign in the mid-1970s.  As of March 31, 2011 we have conducted field reconnaissance and mineral sampling on the property, but have not conducted any drilling or geophysical surveys.

Power is available from the Mono Power Company transmission lines, which parallel U.S. highway 395.  To date, the water source has not yet been determined.

With respect to the state mineral prospecting permit, we are currently authorized to locate on the ground past drill holes, adits, trenches and pits, complete a scintilometer survey, and conduct a sampling program including a bulk sample of 1,000 pounds for leach test.  We are not currently authorized to conduct exploration drilling on the state mineral prospecting permit.   Future drilling on the state mineral prospecting permit will require us to file environmental documentation under the California Environmental Quality Act.

The Coso property does not currently have any reserves and all activities undertaken and currently proposed are exploratory in nature.

The Coso property and the surrounding region is located in an arid environment in the rain shadow of the Sierra Nevada mountains.  The property is located near the western margin of the Basin and Range province, a large geologic province in western North America characterized by generally north-south trending fault block mountain ranges separated by broad alluvial basins.  The geology of the area includes late- Jurassic granite bedrock overlain by the Coso Formation, which consists of interfingered gravels, arkosic sandstone, and rhyolitic tuff.  The Coso Formation is overlain by a series of lakebed deposits and volcanic tuffs.

Uranium mineralization at the Coso Property occurs primarily as disseminated deposits in the lower arkosic sandstone/fanglomerate member of the Coso Formation and along silicified fractures and faults within the granite.  Uranium mineralization appears to have been deposited by hydrothermal fluids moving along fractures in the granite and the overlying Coso Formation.  Mineralization is often accompanied by hematite staining, silicification, and dark staining from sulfides.  Autinite is the only positively identified uranium mineral in the area.  The main uranium anomalies are found within the basal arkose of the lower Coso Formation and the immediately adjacent granitic rocks.

NORTH HAIWEE
SOUTH HAIWEE
R 37 E
R 36 E
R 37 ½ E
R 38 E
T 20 S
T 21 S
NPG GROUP - 189 Unpatented Lode Mining Claims, 1 State Lease
NPG Claim Boundary
State Lease Boundary
MAP - 7.5' TOPO - HAIWEE RESERVOIR
- 30' X 60' - DARWIN HILLS
AMERICAN ENERGYFIELDS
LOCATION MAP
COSO URANIUM PROJECT
INYO COUNTY,
CALIFORNIA
COSO
N
W
E
S
FEBRUARY 2010
1 Mile

Artillery Peak

The Artillery Peak property is located in western north-central Arizona near the southern edge of Mohave County.  Our claim group is composed of a total of 86 unpatented contiguous mining claims in Sections 22, 26, 27, 35, and 36 of Township 12 North, Range 13 West, Gila & Salt River Base & Meridian covering 1,720 acres of land managed by the BLM.  On April 26, 2010, Continental Resources Group, Inc., through Greene Energy Fields, Inc. acquired a 100% interest (minus a 4% net smelter royalty interest) in the 86 unpatented lode mining claims.  To date, there has been no production on the property and no royalties are owed. The claims are not subject to any other royalties or encumbrances.

To maintain the Artillery Peak mining claims in good standing, we must make annual maintenance fee payments to the BLM in lieu of annual assessment work. These claim fees are $140.00 per claim per year.  We must also pay recording fees to Mohave County of approximately $10 to $15 per claim.

The property lies within the Date Creek Basin, which is a region well known for significant uranium occurrence.  Uranium exploration has been occurring in the Artillery Peak region since the 1950’s by a number of exploration and mining entities.  Radioactivity was first discovered in the Date Creek Basin area by the U.S. Atomic Energy Commission in 1955 when a regional airborne radiometric survey was flown over the area. The Artillery Peak property was first acquired by Jacquays Mining and first drilled in 1957.  Subsequently the property was acquired by Hecla Mining in 1967, Getty Oil and Public Service Co of Oklahoma pursuant to a joint venture in 1976, Hometake Mining in 1976 on adjacent properties to the south, Santa Fe Minerals, also in 1976, and Universal Uranium Limited in 2007.  As of 2007, a total of 443 exploration holes had been drilled into the Artillery Peak property area.

The Artillery Peak uranium occurrences lie in the northwest part of the Miocene-age Date Creek Basin, which extends from the east to the west in a west-southwest direction, and includes the Anderson Uranium Mine.  The uranium anomalies are found primarily within a lacustrine rock unit known as the Artillery Peak Formation.  The uranium bearing sediments are typically greenish in color and are thin-bedded to laminated, well-sorted, sandstone, siltstone and limestone.

Continental Resources Group, Inc. released a technical report formatted according to Canadian National Instrument 43-101 standards on October 12, 2010.  The report was prepared by Dr. Karen Wenrich, an expert on uranium mineralization in the southwestern United States, and Allen Wells, who performed a mineral resource estimate (as defined by the Canadian Institute of Mining, Metallurgy and Petroleum) based on historical data and the recent 2007 data.  The report recommended exploration drilling to further delineate the extent and nature of the uranium mineralization at the Artillery Peak Property.

Access to the property is either southeast from Kingman or northwest from Wickenburg along U.S. Highway 93, then following the Signal Mountain Road (dirt) for 30 miles toward Artillery Peak. Road access within the claim block is on unimproved dirt roads that currently are in good condition.  The property is undeveloped and there are no facilities or structures.

A power line runs northeast to southwest approximately two miles to the northwest of the Artillery Peak property and power for the property will be tied to the national power grid.  No other utilities exist on or near the Artillery Peak Project area. The power line runs northwest to southeast along U.S. Highway 93.  Water supply may be provided by drilling in the thick alluvial fill located two to seven miles from the perennial Big Sandy River.

The Artillery Peak property does not currently have any reserves and all activities undertaken were exploratory in nature.

Aug 11, 2010
UTM NAD 27, Zone 12
Drafted by J L McNeil

Artillery Peak, Mohave County, Arizona
Claim Body

ARTILLERY
Artillery Peak
Burro
21
22
23
24
28
27
26
25
34
35
36

0 400 800 12,000 16,000 m

0 1,200 2,400 3,600 4,800 6,000 ft

Blythe

The Blythe project is located in the southern McCoy Mountains in Riverside County, California approximately 15 miles west of the community of Blythe.  It consists of 66 unpatented lode mining claims covering 1,320 acres of BLM land.  The Blythe Project is owned through Green Energy Fields, Inc.  The property is subject to a 3% net smelter return royalty.

The Blythe property is located in an arid environment within the Basin and Range Province.  The southern McCoy Mountains are composed of Precambrian metasediments, including meta-conglomerates, grits, quartzites and minor interbedded shales.

Uranium mineralization occurs along fractures, in meta-conglomerates and in breccia zones.  Secondary uranium minerals occur on fracture surfaces and foliation planes adjacent to fine veinlets of pitchblende.  Uranium minerals include uraninite (pitchblende), uranophane, gummite and boltwoodite.  It has been reported that the uranium mineralization tends to occur in areas where finely disseminated hematite is present.

Although there are no known intrusive bodies near the property, it is believed that the uranium mineralization could be hydrothermal in origin and genetically related to an intrusive source.  If such a deep-seated intrusive body underlies the property it is possible that larger concentrations of primary uranium ore may exist at depth.

A number of companies have worked on the Blythe uranium property during the 1950s through the 1980s.  Several shipments of ore were reportedly shipped from the property.

Currently, we are still in the process of assessing the Blythe Property.  Continental Resources Group, Inc. proposed locating and re-entering as many old drill holes as possible.  These holes would be probed with geophysical instruments to determine radioactivity and uranium mineralization in the subsurface.  If these results are positive, then additional drilling and down-hole probing would be proposed.

The Blythe property does not currently have any reserves and all activities undertaken and currently proposed are exploratory in nature.

Breccia Pipe Project

The Breccia Pipes Project is located in the Coconino and Mohave counties of Arizona. Through Green Energy Fields, Inc. we own an unrestricted option to purchase certain unpatented mining claims on this property pursuant to the terms of an asset purchase agreement. The consummation of the purchase was to occur only in the event that certain actions taken by the BLM on July 20, 2009, which had the effect of withdrawing lands in the vicinity of the property from mineral location and entry, were terminated by February 15, 2016. On January 9, 2012, the BLM elected to maintain the withdrawal for a period of 20 years, so we shall not be able to consummate the purchase.

Absaroka Stone

On May 27, 2011, Continental Resources Group, Inc. entered into a purchase and sale agreement with Absaroka Stone LLC pursuant to which Continental Resources Group, Inc. agreed to purchase certain unpatented mining claims commonly known as the “Uinta County (Carnotite) Uranium Prospect” located in the Uinta County of Wyoming.  Pursuant to the terms of the agreement, Absaroka Stone LLC agreed not to stake for its own account any additional mining claims within a 15 mile radius of the property.  Any additional mining claims to be located within a 15 mile radius of the property (the “Claim Body”) were to be located, staked and filed by Continental Resources Group, Inc., at its expense and held in its name.  In consideration for the purchase, Continental Resources Group, Inc. paid Absaroka Stone LLC $15,000 upon execution of the agreement.  Continental Resources Group, Inc. agreed to spend a minimum of $200,000 relating to location, maintenance, exploration, development or equipping any one or more of the mining claims that comprise the Claim Body for commercial production within 24 months from the date of the agreement.  If we fail to incur a minimum of $200,000 in expenses related to the foregoing within 24 months, we shall pay an aggregate sum of $50,000 to Absaroka Stone LLC. Pursuant to the terms of the agreement, we would pay a 1% gross royalty to Absaroka Stone LLC on on any revenues derived from the sale of all uranium-vanadium, gold, silver, copper and rare earth ores or concentrates produced from the Claim Body, up to an aggregate of $1,000,000.  We have the option to eliminate the royalty obligations by paying Absaroka Stone LLC an aggregate payment of $1,000,000.

This property does not currently have any reserves.  All activities undertaken and currently proposed are exploratory in nature.

Prospect Uranium

Green Energy Fields, Inc. owns 51.36% of Secure Energy, LLC and Continental Resources Acquisition Sub, Inc.’s subsidiary ND Energy, Inc. owns 24.32% of Secure Energy, LLC.

Secure Energy, LLC’s assets include:

•	Data package including historical exploration data including drill logs, surface samples, maps, reports and other information on various uranium prospects in North Dakota;
•
Uranium lease agreement with Robert Petri, Jr. and Michelle Petri dated June 28, 2007 for property located in Township 134 North, Range 100 West of the Fifth Principal Meridian.  Sec. 30: Lots 1 (37.99), 2 (38.13), 3 (38.27), 4 (38.41) and E1/2 W1/2 and SE 1/4;

•
Uranium lease agreement with Robert W. Petri and Dorothy Petri dated June 28, 2007 for property located in Township 134 North, Range 100 West of the Fifth Principal Meridian.  Sec. 30: Lots 1 (37.99), 2 (38.13), 3 (38.27), 4 (38.41) and E1/2 W1/2 and SE 1/4; and

•
Uranium lease agreement with Mark E. Schmidt dated November 23, 2007 for property located in Township 134 North, Range 100 West of the Fifth Principal Meridian.  Sec. 31: Lots 1 (38.50), 2 (38.54), 3 (38.58), 4 (38.62) and E1/2 W1/2, W1/2NE1/4, SE 1/4.

The uranium lease agreements include the rights to conduct exploration for and mine uranium, thorium, vanadium, other fissionable source materials, and all other mineral substances contained on or under the leased premises, which we call Prospect Uranium.   The leased premises consist of a total of 1,027 acres located in Slope County, North Dakota.

Drill logs from the uranium leases show uranium mineralized roll fronts in sandstone, with uranium mineralization occurring within 350 feet of the surface.  Additional layers of sandstone exist at deeper intervals but have not been cored or logged.

The Prospect Uranium property does not currently have any reserves.  All activities undertaken and currently proposed at the Prospect Uranium property are exploratory in nature.  Currently, we are still in the process of assessing the Prospect Uranium property.

Facilities

We currently use office space in Walnut Creek, California provided to us at no cost by David Rector, our President and a director, and office space in Apache Junction, Arizona, provided to us at no cost by MJI Resources Corp.   We believe that these facilities are adequate to meet our current needs.

Employees

We currently have 11 full-time employees.  In the future, if our activities grow, we may hire personnel on an as-needed basis. For the foreseeable future, we plan to engage freelance geologists, engineers and other consultants as necessary.

Competition

We compete with other exploration companies, many of which possess greater financial resources and technical abilities than we do. Our main areas of competition are acquiring exploration rights and engaging qualified personnel. The mineral exploration industry is highly fragmented, and we are a very small participant in this sector. Many of our competitors explore for a variety of minerals and control many different properties around the world. Many of them have been in business longer than we have and have probably established more strategic partnerships and relationships and have greater financial accessibility than we do.

There is significant competition for properties suitable for gold or uranium exploration. As a result, we may be unable to continue to acquire interests in attractive properties on terms that we consider acceptable.  We will be subject to competition and unforeseen limited sources of supplies in the industry in the event spot shortages arise for supplies such as dynamite, and certain equipment such as bulldozers and excavators that we will need to conduct exploration. If we are unsuccessful in securing the products, equipment and services we need we may have to suspend our exploration plans until we are able to secure them.

Market for Gold

In the event that gold is produced from our property, we believe that wholesale purchasers for the gold would be readily available. Readily available wholesale purchasers of gold and other precious metals exist in the United States and throughout the world. Among the largest are Handy & Harman, Engelhard Industries and Johnson Matthey, Ltd.  Historically, these markets are liquid and volatile. Wholesale purchase prices for precious metals can be affected by a number of factors, all of which are beyond our control, including but not limited to:

●	fluctuation in the supply of, demand and market price for gold;

●	mining activities of our competitors;

●	sale or purchase of gold by central banks and for investment purposes by individuals and financial institutions;

●	interest rates;

●	currency exchange rates;

●	inflation or deflation;

●	fluctuation in the value of the United States dollar and other currencies; and

●	political and economic conditions of major gold or other mineral-producing countries.

If we find gold that is deemed of economic grade and in sufficient quantities to justify removal, we may seek additional capital through equity or debt financing to build a mine and processing facility, or find some other entity to mine our property on our behalf, or sell our rights to mine the gold. Upon mining, the ore would be processed through a series of steps that produces a rough concentrate. This rough concentrate is then sold to refiners and smelters for the value of the minerals that it contains, less the cost of further concentrating, refining and smelting. Refiners and smelters then sell the gold on the open market through brokers who work for wholesalers including the major wholesalers listed above. We have not found any gold as of today, and there is no assurance that we will find any gold in the future.

Compliance with Government Regulation

Various levels of governmental controls and regulations address, among other things, the environmental impact of mineral exploration and mineral processing operations and establish requirements for decommissioning of mineral exploration properties after operations have ceased. With respect to the regulation of mineral exploration and processing, legislation and regulations in various jurisdictions establish performance standards, air and water quality emission standards and other design or operational requirements for various aspects of the operations, including health and safety standards. Legislation and regulations also establish requirements for decommissioning, reclamation and rehabilitation of mineral exploration properties following the cessation of operations and may require that some former mineral properties be managed for long periods of time after exploration activities have ceased.

Our exploration activities are subject to various levels of federal and state laws and regulations relating to protection of the environment, including requirements for closure and reclamation of mineral exploration properties. Some of the laws and regulations include the Clean Air Act, the Clean Water Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Emergency Planning and Community Right-to-Know Act, the Endangered Species Act, the Federal Land Policy and Management Act, the National Environmental Policy Act, the Resource Conservation and Recovery Act, and all related state laws in Nevada. Additionally, our property is subject to the federal General Mining Law of 1872, which regulates how mineral claims on federal lands are obtained.

 In 1989, the State of Nevada adopted the Mined Land Reclamation Act (the “Nevada MLR Act”), which established design, operation, monitoring and closure requirements for all mining operations in the state. The Nevada MLR Act has increased the cost of designing, operating, monitoring and closing new mining facilities and could affect the cost of operating, monitoring and closing existing mining facilities. New facilities are also required to provide a reclamation plan and financial assurance to ensure that the reclamation plan is implemented upon completion of operations. The Nevada MLR Act also requires reclamation plans and permits for exploration projects that will result in more than five acres of surface disturbance.

We believe that we have secured all necessary permits for our exploration activities planned in 2012 and we will file for additional required permits to conduct our exploration programs as necessary. These permits are usually obtained from either the Bureau of Land Management or the United States Forest Service. Obtaining such permits usually requires the posting of small bonds for subsequent remediation of trenching, drilling and bulk-sampling. Delays in the granting of permits are not uncommon, and any delays in the granting of permits may adversely affect our exploration activities. Additionally, necessary permits may be denied, in which case we will be unable to pursue our exploration activities. It may be possible to appeal any denials of permits, but any such appeal will result in additional delays and expense, which may cause you to lose all or part of your investment.

We do not anticipate discharging water into active streams, creeks, rivers, lakes or any other bodies of water without an appropriate permit. We also do not anticipate disturbing any endangered species or archaeological sites or causing damage to our property. Re-contouring and re-vegetation of disturbed surface areas will be completed pursuant to the applicable permits. The cost of remediation work varies according to the degree of physical disturbance. It is difficult to estimate the cost of compliance with environmental laws since the full nature and extent of our proposed activities cannot be determined at this time.

Research and Development

We are not currently conducting any research and development activities other than those relating to the possible acquisition of new gold properties or projects. As we proceed with our exploration programs we may need to engage additional contractors and consider the possibility of adding additional employees, as well as the possible purchase or lease of equipment.

Our Corporate Information

We maintain our corporate offices at 1640 Terrace Way, Walnut Creek, California 94597.  Our telephone number is (877) 705-9357.  We also have a website at www.sagebrushgold.com. Information on or accessed through our website is not incorporated into this prospectus and is not a part of this prospectus.

Legal Proceedings

None.

MANAGEMENT

The following table sets forth information regarding the members of our board of directors and our officers. All directors hold office for one-year terms until the election and qualification of their successors. Officers are appointed by the board of directors and serve at the discretion of the board.

Name	Age	Position with the Company

Barry Honig	40	Chairman

David Rector	65	President and Director

Adam Wasserman	46	Chief Financial Officer

Barry Honig, Chairman, was appointed as our Co-Chairman on September 29, 2010 and became our Chairman on September 2, 2011. Since January 2004, Mr. Honig has been the President of GRQ Consultants, Inc., and is a private investor and consultant to early stage companies and sits on the board of several private companies. Mr. Honig has served as a director of Chromadex Corporation since October 2011 and served as the Co-Chairman of InterCLICK, Inc. from August 2007 through December 2011.  Mr. Honig was selected to serve as our Chairman due to his success as an investor, extensive knowledge of the capital markets, his judgment in assessing business strategies and accompanying risks and his knowledge of the mining industry.

David Rector, President and Director, was appointed as our President on May 12, 2011 and as a director on August 8, 2011.  Mr. Rector served as the Chief Executive Officer, President and a director of Nevada Gold Holdings, Inc. from November 5, 2009 to May 2, 2011.  Mr. Rector had previously served as Nevada Gold Holdings, Inc.’s Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and a director from April 19, 2004 through December 31, 2008. He has served as Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and a director of Standard Drilling, Inc. since November 2007 and served as Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and a director of Universal Gold Mining Corp. from September 30, 2008, until November 2010. Mr. Rector previously served as President, Chief Executive Officer and Chief Operating Officer of Nanoscience Technologies, Inc. from June 2004 to December 2006. Mr. Rector also served as President, Chief Executive Officer, Chief Financial Officer and Treasurer of California Gold Corp. (f/k/a US Uranium, Inc.) from June 15, 2007 to July 11, 2007 and again from August 8, 2007 to November 12, 2007.  From 2007 through 2009 Mr. Rector served on the board of directors of Rx Elite, Inc. and from June 2008 through November 2011 served on the board of directors of Li3 Energy, Inc. Since June 1985, Mr. Rector has been the principal of the David Stephen Group, which provides enterprise consulting services to emerging and developing companies in a variety of industries.  Mr. Rector serves on the board of directors of the following public companies: Senesco Technologies, Inc. (since February 2002), Dallas Gold & Silver Exchange (since May 2003), California Gold Corp. (since June 2007) and Standard Drilling, Inc. (since November 2007).  Mr. Rector was selected to serve as a director due to his substantial knowledge of the mining industry, his judgment in assessing business strategies and his years of experience as an officer and director of public companies.

            Adam Wasserman, Chief Financial Officer, was appointed as our Chief Financial Officer on November 11, 2010.   Mr. Wasserman is the Chief Executive Officer of CFO Oncall, Inc. and CFO Oncall Asia, Inc. (collectively “CFO Oncall”), where he owns 80% and 60% of such businesses, respectively. CFO Oncall, Inc. provides chief financial officer services to various companies. Mr. Wasserman has served as the Chief Financial Officer of Oriental Dragon Corporation since July 2010. In addition, Mr. Wasserman has served as the Chief Financial Officer of Transax International Limited from May 2005 through December 2011 and Gold Horse International, Inc. from July 2007 through September 2011. Mr. Wasserman also served as Chief Financial Officer for Lotus Pharmaceuticals, Inc. from October 2006 to April 2009, all under the terms of consulting agreements with CFO Oncall, Inc.  Mr. Wasserman has served as director, Treasurer and an executive board member of Gold Coast Venture Capital Association since 1994 and as director and audit committee member of China Direct Industries, Inc. since January 2010 and of Bohai Pharmaceuticals Group, Inc, since July 2010.

There are no family relationships among the executive officers and directors.

Board Committees

Audit Committee. We intend to establish an audit committee of the board of directors once we have satisfied the other initial listing standards for listing our common stock on the NASDAQ Stock Market or another national exchange.  The audit committee will consist of independent directors, of which at least one director will qualify as a qualified financial expert as defined in Item 407(d)(5)(ii) of Regulation S-K. The audit committee’s duties will be to recommend to our board of directors the engagement of independent auditors to audit our financial statements and to review our accounting and auditing principles. The audit committee will review the scope, timing and fees for the annual audit and the results of audit examinations performed by the internal auditors and independent public accountants, including their recommendations to improve the system of accounting and internal controls. The audit committee will at all times be composed exclusively of directors who are, in the opinion of our board of directors, free from any relationship that would interfere with the exercise of independent judgment as a committee member and who possess an understanding of financial statements and generally accepted accounting principles.

Compensation Committee. We intend to establish a compensation committee of the board of directors once we have satisfied the other initial listing standards for listing our common stock on the NASDAQ Stock Market or another national exchange. The compensation committee will review and approve our salary and benefits policies, including compensation of executive officers. The compensation committee will also administer our stock option plans and recommend and approve grants of stock options under such plans.

Code of Ethics

We have not yet adopted a Code of Ethics although we expect to as we develop our infrastructure and business.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended December 31, 2011, all executive officer compensation was determined by our board of directors, who included Mr. Honig, Mr. Rector (appointed August 8, 2011), Mr. Finkel (resigned September 2, 2011) and Mr. Cohen (resigned March 29, 2011).

EXECUTIVE COMPENSATION

Summary Compensation Table

                The following table summarizes the overall compensation earned over each of the past two fiscal years ending December 31, 2011 by (1) each person who served as our principal executive officer during fiscal 2011; and (2) our two most highly compensated executive officers as of December 31, 2011 with compensation during fiscal 2011 of $100,000 or more (the “Named Executive Officers”).

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($) (1)		All Other Compensation ($)		Total ($)
Gregory Cohen (2) Former President, Former Chief Operating Officer, Former Secretary and a former director	2011	45,000	--	--		19,000	(3)	64,000
	2010	90,000	--	360,000	(4)	--		450,000
Sheldon Finkel (5) Former Co-Chairman and Former Chief Executive Officer	2011	312,500	--	--		--		312,500
	2010	250,000	--	510,000	(6)	--		760,000
Peter Levy (7) Former Executive Vice President	2011	112,500	--	252,500	(8)	--		365,000
	2010	37,500	--	150,000	(9)	--		187,500
David Rector (10) President and a director	2011	87,500	20,000	--		--		107,500
	2010	--	--	--		--		--

(1)
Reflects the grant date fair values of stock awards calculated in accordance with FASB Accounting Standards Codification Topic 718 with the exception that the amount shown assumes no forfeitures. Assumptions used in the calculation of these amounts are included in “Note 1. Organization and Summary of Significant Accounting Policies” to our audited financial statements for the year ended December 31, 2010 included in this Prospectus.

(2)	Mr. Cohen served as our President, Chief Operating Officer and a Director from August 27, 2010 through March 29, 2011 and as our Secretary from September 29, 2010 through March 29, 2011.

(3)	Represents health benefits of $19,000.

(4)	These options were forfeited on March 29, 2011.

(5)	Mr. Finkel served as our Chief Executive Officer and Co-Chairman from May 10, 2010 through September 2, 2011.

(6)
On September 2, 2011, these options, together with 600,000 shares of common stock owned by Mr. Finkel, were pledged as collateral security for (i) the payment of monies by Mr. Finkel to Mr. Honig and to another shareholder and (ii) payment of certain receivables to us by a third party.

(7)	Mr. Levy served as our Executive Vice President from September 17, 2010 through December 31, 2011.

(8)	On December 31, 2011, all of the unvested options, which constituted two thirds of the options granted in 2010, were forfeited. The remaining vested options shall expire on March 31, 2012.

(9)	These options were forfeited on December 31, 2011.

(10)	Mr. Rector has served as our President since May 12, 2011 and as a director since August 8, 2011.

Agreements with Executive Officers

Gregory Cohen

On August 27, 2010 our former wholly owned subsidiary, The Empire Sports & Entertainment Co., entered into an employment agreement with Mr. Cohen, pursuant to which Mr. Cohen was to serve as our President and Chief Operating Officer for a term of three years.  The Agreement provided that Mr. Cohen was to receive a salary of $180,000 per year and ten year options to purchase 600,000 shares of our common stock at an exercise price of $0.60 per share.  The options were to vest in three equal installments on each of June 1, 2011, June 1, 2012 and June 1, 2013.  The agreement provided for certain compensation and accelerated vesting of options upon termination and change of control.

On March 28, 2011, we entered into a separation agreement with Mr. Cohen and The Empire Sports & Entertainment Co. pursuant to which Mr. Cohen resigned from all of his positions with us and each of our subsidiaries and affiliates and agreed to the following:

•	delivery of 900,000 shares of our common stock owned by Mr. Cohen to us for cancellation;
•
sale of 1,200,000 shares of our common stock owned by Mr. Cohen to one or more purchasers and use of the proceeds from the sale for (i) payment of various outstanding fees and obligations outstanding and (ii) $115,000 to Mr. Cohen upon the satisfaction of certain conditions set forth in the agreement, including assignments of certain boxing promotional rights agreements (subject to any required consents or approvals), and various profit sharing agreements with respect to certain of the boxing promotional rights agreements under which Mr. Cohen may elect to continue as the promoter of the boxers named therein;

•	termination of all options, warrants and rights to any common stock, whether or not vested; and
•	payment of Mr. Cohen’s health benefits for a period of 12 months and reimbursement of certain expenses incurred by Mr. Cohen.

Sheldon Finkel

On May 19, 2010 our former wholly owned subsidiary, The Empire Sports & Entertainment Co., entered into an employment agreement with Mr. Finkel, pursuant to which Mr. Finkel was to serve as our Chief Executive Officer for a term of three years.  The Agreement provided that Mr. Finkel was to receive a salary of $500,000 per year and an annual bonus amount equal to ten percent of our audited net income.  As set forth in the employment agreement, Mr. Finkel was entitled to subscribe for 1,252,000 shares of our common stock for consideration of $100,000, which stock was subject to repurchase by us upon the occurrence of certain events.  Pursuant to the employment agreement, we secured and posted a letter of credit in the amount of $1,500,000 for the benefit of Mr. Finkel.  Such letter of credit provided that it be drawn down by, and that the proceeds payable thereunder be paid to, Mr. Finkel in the event of a default by us with respect to Mr. Finkel’s employment agreement.  We were permitted to reduce the letter of credit after six months, and after each six month period thereafter, in increments of $250,000.   Mr. Finkel was issued ten year options to purchase 400,000 shares of our common stock at an exercise price of $0.60 per share.  The options were to vest in three equal installments on each of June 1, 2011, June 1, 2012 and June 1, 2013.  The agreement provided that in the event of termination of employment by Mr. Finkel due to a material breach, Mr. Finkel was entitled to his base salary at the rate in effect at the time of the notice of termination and any bonus compensation through the last day of the then existing term.

On September 2, 2011, we entered into a separation agreement with Mr. Finkel, The Empire Sports & Entertainment Co., our wholly owned subsidiary EXCX Funding, Corp., our former 66.67% owned joint venture Capital Hoedown, Inc., Mr. Honig, Mr. Bruaser and William Finkel, a designee of Sheldon Finkel.  As set forth in the separation agreement, Mr. Finkel resigned from all of his positions with us and each of our subsidiaries and affiliates and agreed to the following:

•	sale of 1,950,000 shares of common stock owned by Mr. Finkel and his designee to Mr. Brauser for an aggregate purchase price of $150;
•
pledge of the options to purchase 400,000 shares of common stock (133,333 vested on June 1, 2011 and the remaining 266,667 vested immediately upon resignation) and Mr. Finkel’s remaining 600,000 shares of common stock as security for collection of certain outstanding receivables owed to us and certain outstanding funds owed to Mr. Honig and Mr. Brauser;

•	assignment of the current amount under the letter of credit, $1,000,000, to Mr. Honig and Mr. Brauser; and
•
termination all options, warrants and rights to any common stock, which were vested or not vested as of the date of the separation agreement, were terminated and of no further force or effect, except as set forth above.

Peter Levy

On September 17, 2010, our wholly owned subsidiary The Empire Sports & Entertainment Co. entered into an employment agreement with Mr. Levy, pursuant to which Mr. Levy agreed to serve as our Executive Vice President for a term of one year. Unless notice of non-renewal was provided sixty days prior to the end of the term, the term of employment was to be continued for an additional one year. The agreement provided that Mr. Levy was to receive a base salary of $150,000 per year and options to purchase 250,000 shares of our common stock at a per share exercise price of $0.60.  The options were to vest and become exercisable in equal installments on each of October 1, 2011, October 1, 2012 and October 1, 2013.

In connection with Mr. Levy’s resignation on December 31, 2011, all unvested options, including options to purchase 250,000 shares at an exercise price of $1.01 that were issued in March 2011, were forfeited. All of Mr. Levy's 88,333 vested options shall expire on March 31, 2012. It was agreed that Mr. Levy shall not receive any payments in connection with his resignation with the exception of any accrued but unpaid compensation.

David Rector

Mr. Rector is not party to an employment agreement with us.  Under the terms of an oral agreement, we make periodic payments to Mr. Rector as compensation for his services to us as an officer and director.  The amount of this compensation is determined from time to time by our board of directors, of which he and Mr. Honig are members.  Currently, we pay Mr. Rector $12,500 per month for his services.  The amount of compensation to be paid to Mr. Rector may be increased or decreased from time to time at the sole discretion of our board of directors.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information on the holdings of stock options of the named executive officers at December 31, 2011. This table includes unexercised and unvested options awards. Each outstanding award is shown separately for each named officer.

	Option Awards (1)
	Number of Securities Underlying Unexercised	Number of Securities Underlying Unexercised and Unearned	Option
	Options	Options	Exercise	Option
	(#)	(#)	Price	Expiration
Name	Exercisable	Unexercisable	($)	Date

Sheldon Finkel (2)	400,000 (3)	--	$0.60	June 1, 2020
Peter Levy	88,333 (4)	--	$0.60	March 31, 2012

(1)
Mr. Cohen was issued ten-year options to purchase 600,000 shares of common stock at an exercise price of $0.60 per share on June 1, 2010.  These options were to vest in three equal annual installments on each of June 1, 2011, June 1, 2012 and June 1, 2013.  All vested and unvested options to purchase shares of common stock issued to Mr. Cohen were forfeited on March 29, 2011.

(2)
All options to purchase shares of common stock issued to Mr. Finkel were pledged as collateral security for (i) payment of monies by Mr. Finkel to Mr. Honig, our Chairman, and to another shareholder/lender to the Company and (ii) payment of certain receivables to us by a third party.  The loan pursuant to which such options were pledged is currently subject to a claim of default and as a result such options may be subject to forfeiture.

(3)	133,333 options vested on June 1, 2011 and the remaining options vested immediately upon Mr. Finkel’s resignation on September 2, 2011.

(4)	Mr. Levy was issued ten-year options to purchase 250,000 shares of common stock at an exercise price of $0.60 per share on October 1, 2010. These options were to vest in three equal annual installments on each of October 1, 2011, October 1, 2012 and October 1, 2013. Mr. Levy was issued ten-year options to purchase 250,000 shares of common stock at an exercise price of $1.01 per share on March 29, 2011. These options were to vest in three equal annual installments on each of March 29, 2012, March 29, 2013 and March 29, 2014. All unvested options to purchase shares of common stock issued to Mr. Levy were forfeited on December 31, 2011. Mr. Levy may exercise his vested options through March 31, 2012.

2010 Equity Incentive Plan

On September 29, 2010, our board of directors and stockholders adopted the 2010 Equity Incentive Plan, pursuant to which 2,800,000 shares of our common stock are reserved for issuance as awards to employees, directors, consultants, advisors and other service providers. The purpose of the 2010 Equity Incentive Plan is to provide an incentive to attract and retain directors, officers, consultants, advisors and employees whose services are considered valuable, to encourage a sense of proprietorship and to stimulate an active interest of such persons in our development and financial success. Under the 2010 Equity Incentive Plan, we are authorized to issue incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended, non-qualified stock options, restricted stock, stock appreciation rights, performance unit awards and stock bonus awards. The 2010 Equity Incentive Plan will be administered by our board of directors until such time as such authority has been delegated to a committee of the board of directors.

Director Compensation

Except for the compensation granted to Mr. Cohen, Mr. Finkel and Mr. Rector as set forth above in the Summary Compensation Table and the options granted to Mr. Honig as described below, we have not had compensation arrangements in place for members of our board of directors and have not finalized any plan to compensate directors in the future for their services as directors. We may develop a compensation plan for our directors in order to attract qualified persons and to retain them. We expect that the compensation arrangements may be comprised of a combination of cash and/or equity awards.

On October 1, 2010, we granted to Mr. Honig options to purchase 400,000 shares of common stock under the 2010 Equity Incentive Plan at an exercise price of $0.60 per share.  The options vest in three equal installments on each of the first, second and third anniversary of the grant date.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Related Persons

Between December 2009 and June 2010, Mr. Honig, our Chairman, loaned us an aggregate of $498,935. These loans were not interest bearing and were due on demand. On June 30, 2010, we issued Mr. Honig 333,333 shares of our common stock in connection with the conversion of $200,000 of the loan amount. Also on June 30, 2010, we issued Mr. Honig a demand promissory note in the amount of $298,935 for the remainder of the unpaid loan balance.  The promissory note accrued interest at the rate of 5% per year and was payable on the earlier of (i) on demand by Mr. Honig upon 30 days prior written notice to us or (ii) June 30, 2012.  On September 1, 2010, we made a payment of $100,000 in cash towards this promissory note and issued a new convertible promissory note in the amount of $198,935 for the balance of the amount owed to Mr. Honig.  The new convertible promissory note accrued interest at the rate of 5% per annum and was payable on the earlier of (i) on demand by Mr. Honig upon 30 days prior written notice to us or (ii) September 1, 2012.  Mr. Honig had the right to convert the note into shares of our common stock at a conversion rate of $0.60 per share.  We paid off the note in full on December 31, 2010 by paying Mr. Honig $200,000 in cash for the principal and interest due under the note.

From January 2010 to June 2010, Mr. Cohen, our former President, former Chief Operating Officer and a former director, loaned us $163,364 for operating expenses.  The principal on the loans did not incur any interest and we repaid the loan amounts in full between March 2010 and July 2010.

On June 16, 2010, Mr. Honig advanced us $1,500,000 to use as collateral in connection with the $1,500,000 letter of credit agreement entered into between us and Mr. Finkel, our former Chief Executive Officer and Co-Chairman, pursuant to the terms of Mr. Finkel’s employment agreement.  On August 5, 2010, we returned the $1,500,000 to Mr. Honig and used our own funds to post the collateral under the letter of credit agreement.

In November 2010, Denis Benoit, the president of Concerts International, Inc., the owner of 33.33% of our former majority owned subsidiary Capital Hoedown, Inc., and the president and a director of Capital Hoedown, Inc., issued $18,000 promissory notes to our former wholly owned subsidiary The Empire Sports & Entertainment, Co. at an interest rate of 4% per year.  The notes were due on August 31, 2011.  These notes have not been paid.

From March 2010 through January 2011, we shared our office space pursuant to an informal sublease on a month to month basis with a company of which Mr. Cohen served as a director until January 2011. From February 2010 through December 31, 2010, this company reimbursed us $2,700 for our portion of total leasehold improvements costs, $8,508 for our portion of the security deposit and $12,117 for rent payments.

On February 1, 2011, in connection with a $750,000 private placement, we issued Mr. Honig 100,000 shares of our common stock and a $100,000 convertible promissory note.  The note has an interest rate of 5% per year and is convertible into shares of our common stock at a conversion price of $1.00 per share.  The note will mature on February 1, 2012.  On October 31, 2011, we entered into an amendment agreement with Mr. Honig and other noteholders pursuant to which the conversion price of the notes was changed to $0.65 per share.  All of the principal and interest were converted into shares of our common stock in October 2011.

On February 23, 2011, we, our former wholly owned subsidiary The Empire Sports & Entertainment, Co. and our wholly owned subsidiary EXCX Funding Corp. entered into a $4.5 million credit facility agreement with two lenders, Mr. Honig and Mr. Brauser, at the time a beneficial owner of over 5% of our issued and outstanding common stock.  In connection with the credit facility agreement, each of Mr. Honig and Mr. Brauser loaned us and our subsidiaries $2.25 million pursuant to a 6% note that matures on January 31, 2012.  The proceeds from the loan were to be used exclusively to fund the costs of a country music festival held in Ottawa, Canada on August 2011.  In connection with the credit facility agreement, on February 23, 2011, the lenders entered into a contribution agreement with our former Chief Executive Officer and Co-Chairman, Mr. Finkel, pursuant to which Mr. Finkel agreed that, in the event that the music festival generated net losses, he would pay each of the lenders such amount so that the amount of net losses incurred by each lender would not exceed one third of the total amount of net losses.  The contribution agreement also provided that Mr. Finkel would pledge to the lenders the proceeds from his $1,500,000 letter of credit.  In connection with these transactions, we issued to each of Mr. Finkel, Mr. Honig and Mr. Brauser 750,000 shares of our Series A Convertible Preferred Stock, all of which have been converted into 750,000 shares of common stock prior to the date hereof.    Between August 2011 and December 2011, we paid Mr. Honig a total of $1,688,250 and Mr. Brauser a total of $1,638,250.  Mr. Brauser applied the remaining principal of $611,750 to purchase 1,529,375 units consisting of 1,529,375 shares of our common stock and warrants to purchase 764,688 shares of common stock.  As of January 10, 2012, $561,750 of the principal amount owed to Mr. Honig remains outstanding and we have not paid any of the interest on the note.

On April 26, 2011 our former majority owned subsidiary Capital Hoedown, Inc. entered into a management services agreement with Concert International, Inc., its minority owner, and Denis Benoit, the president and a director of Capital Hoedown, Inc. and the president and director of Concert International, Inc.   The agreement provided that Concert International, Inc. would provide Capital Hoedown, Inc. with management and administrative services, and make available the services of Mr. Benoit, in connection with an annual country music festival held in Ottawa, Ontario to be operated by Capital Hoedown, Inc.    Capital Hoedown, Inc. paid Concert International, Inc. a management fee of CAD $100,000.

 On April 26, 2011, our former wholly owned subsidiary The Empire Sports & Entertainment Co. made a revolving demand loan of up to $500,000 to Concert International, Inc. and Denis Benoit at an annual interest rate of 10%.  The loan was payable on the earlier of January 15, 2012 or upon demand.  We sold The Empire Sports & Entertainment, Co. on September 1, 2011 and the amount owed is no longer on our books.

On April 26, 2011, our former wholly owned subsidiary The Empire Sports & Entertainment Co. made a revolving demand loan of up to $4,000,000 to Concert International, Inc. at an annual interest rate of 10%.  The loan was payable on the earlier of January 15, 2012 or upon demand.  We sold The Empire Sports & Entertainment, Co. on September 1, 2011 and the amount owed is no longer on our books.

On May 24, 2011, we entered into limited liability company membership interests purchase agreements with each of the four members of Arttor Gold LLC, a Nevada limited liability company, pursuant to which we acquired 100% of Arttor Gold LLC.  Arttor Gold LLC leases from Mr. Leger, our Chief Geologist, certain claims in the State of Nevada which we are currently surveying or exploring.  At the date of the sale, Arttor Gold LLC held approximately $2,000,000 in cash that we acquired.  Prior to the sale, our President and director Mr. Rector and Mr. Leger each owned 9.5% of Arttor Gold LLC and our shareholder Frost Gamma Investments Trust owned 33.33% of Arttor Gold LLC.  As consideration for the membership interests, we issued 2,000,000 shares of common stock to Mr. Rector, 2,000,000 shares of common stock to Mr. Leger, 7,000,000 shares of common stock to Frost Gamma Investments Trust and 2,000,000 million shares of common stock and 8,000,000 shares of Series B Convertible Preferred Stock to the other owner of Arttor Gold LLC.

On May 24, 2011, we entered into an agreement with Frost Gamma Investments Trust pursuant to which we agreed that in connection with any private offering completed within six months, we would make available to Frost Gamma Investments Trust the same terms (including terms related to anti-dilution price protection, registration rights, dividends and similar terms and provisions) provided to investors in such private placement with respect to the 7,000,000 shares of our common stock issued to Frost Gamma Investments Trust as consideration for its membership interests in Arttor Gold LLC as described above.

On May 24, 2011, as a result of our acquisition of Arttor Gold LLC, we acquired two lease agreements with Mr. Leger for the Red Rock Mineral Prospect and the North Battle Mountain Mineral Prospect.  The leases grant us the exclusive right to explore, mine and develop gold, silver, palladium, platinum and other minerals on the properties for a term of ten years and may be renewed in ten year increments.  The terms of the leases may not exceed 99 years.  Until production is achieved, our lease payments, or advance minimum royalties, consist of an initial payment of $5,000 per lease that was paid upon the signing of each lease and annual payments according to the following schedule for each lease:

Due Date of Advance Minimum Royalty Payment	Amount of Advance Minimum Royalty Payment
1st Anniversary	$15,000
2nd Anniversary	$35,000
3rd Anniversary	$45,000
4th Anniversary	$80,000
5th Anniversary and annually thereafter during the term of the lease	The greater of $100,000 or the U.S. dollar equivalent of 90 ounces of gold

In the event that that we produce gold or other minerals from minerals found on these properties, our lease payments will be the greater of (i) the advance minimum royalty payments according to the table above, or (ii) a production royalty equal to 3% of the gross sales price of any gold, silver, platinum or palladium that we recover and 1% of the gross sales price of any other minerals that we recover.  We have the right to buy down the production royalties on gold, silver, platinum and palladium by payment of $2,000,000 for the first 1%.   All advance minimum royalty payments constitute prepayment of production royalties on an annual basis.  If the total dollar amount of production royalties due within a calendar year exceed the dollar amount of the advance minimum royalty payments due within that year, we may credit all uncredited advance minimum royalty payments made in previous years against 50% of the production royalties due within that year. The leases also require that we spend a total of $100,000 on work expenditures on each property for the period from lease signing until December 31, 2012 and $200,000 on work expenditures on each property per year commencing in 2013 and annually thereafter.

On July 18, 2011, we issued a $2,000,000 note to Continental Resources Group, Inc., which became our majority shareholder on July 22, 2011.  The note has an interest rate of 6% per year and a maturity date of January 18, 2011.  As of January 10, 2012, no portion of the principal or interest has been paid.

On July 22, 2011, we acquired all of the assets of Continental Resources Group, Inc. in exchange for 76,095,215 shares of our common stock issued to Continental Resources Group, Inc., warrants to purchase 41,566,999 shares of our common stock issued to Continental Resources Group, Inc.’s warrant holders, and options to purchase 2,248,000 shares of our common stock to Continental Resources Group, Inc.’s option holders.   Mr. Honig is the largest shareholder of Continental Resources Group, Inc. and beneficially owns 6.44% of its issued and outstanding shares of common stock.

On September 1, 2011, we disposed of our wholly owned subsidiary The Empire Sports & Entertainment Co., including its 66.67% equity ownership interest in Capital Hoedown, Inc., pursuant to a stock purchase agreement by and among us, The Empire Sports & Entertainment Co. and Concerts International, Inc. for $500,000 payable on March 31, 2012 pursuant to an 8% promissory note.  As of January 10, 2012, no portion of the principal or interest has been paid.

On September 2, 2011, we entered into a separation agreement with our former Chief Executive Officer and former Co-Chairman Sheldon Finkel, The Empire Sports & Entertainment Co., our wholly owned subsidiary EXCX Funding, Corp., Capital Hoedown, Inc., Mr. Honig, Mr. Bruaser and William Finkel, a designee of Sheldon Finkel.  As set forth in the separation agreement, Mr. Finkel resigned from all of his positions with us and each of our current and former subsidiaries and affiliates and agreed to the following:

•
cancellation of (i) 750,000 shares of common stock owned by Mr. Finkel and (ii) all unvested shares and options, other than 600,000 shares of common stock and outstanding options to purchase 400,000 shares of common stock;

•	sale of 1,950,000 shares of common stock owned by Mr. Finkel and his designee to Mr. Brauser for an aggregate purchase price of $150;
•
pledge of the options to purchase 400,000 shares of common stock and Mr. Finkel’s remaining 600,000 shares of common stock as security for collection of certain outstanding receivables owed to us and certain outstanding funds owed to Mr. Honig and Mr. Brauser;

•	assignment of the current amount under the letter of credit, $1,000,000, to Mr. Honig and Mr. Brauser; and
•
termination all options, warrants and rights to any common stock, which were vested or not vested as of the date of the separation agreement, were terminated and of no further force or effect, except as set forth above.

On September 23, 2011, we entered into a mutual release agreement with Continental Resources Group, Inc. and certain holders of Continental Resources Group, Inc.’s warrants who had demanded that we purchase certain warrants issued to them by Continental Resources Group, Inc. for the warrants’ Black Scholes Value.  On August 24, 2011, one of the claimants had filed a complaint against us in the United States District Court for the Southern District of New York alleging breach of certain terms of the warrants and claiming damages of approximately $128,000 plus attorneys’ fees and costs.   The release agreement provided that we and Continental Resources Group, Inc., on the one hand, and the warrant holders, on the other hand, release each other from all claims, actions, and damages we may have against each other for any reason arising from the beginning of the world to the date and time of the release agreement.

On October 3, 2011, we entered into an agreement and release with Continental Resources Group, Inc. and certain holders of warrants issued by Continental Resources Group, Inc. in private placements, pursuant to which we agreed to issue to each holder two shares of our common stock for every $1.00 such warrant holders had invested in the private placements in exchange for cancellation of the warrants and waiver of ratchet anti-dilution protection from future offerings.  We issued an aggregate of 5,350,000 shares in connection with this transaction.

On September 14, we issued a $1,715,604 secured convertible promissory note to Frost Gamma Investments Trust, which owns 8.30% of our issued and outstanding shares of common stock.  The note has an interest rate of 9% per year and a conversion price of $0.50 per share.  We and our wholly owned subsidiary Gold Acquisition Corp. are joint and several obligers under the note and the note is secured by all of our personal property and by a pledge of 100% of the issued and outstanding common stock of Gold Acquisition Corp.  Principal and interest under the note are payable on the first business day of each month commencing on the later of (i) 30 months from the original date of issuance and (ii) 10 days following the payment and/or conversion in full of senior secured promissory notes we issued to unrelated third parties on August 30, 2011.  The note was to be prepaid upon the occurrence of a Qualified Financing, as such term is defined in the note, of at least $1,715,604.  Certain holders of our senior secured debt, including Mr. Honig who owns $561,750 of senior secured debt, agreed to subordinate our senior obligations to the prior payment of all obligations under this note.  On October 31, 2011, following a Qualified Financing, we entered into a waiver agreement with Frost Gamma Investments Trust pursuant to which we prepaid $700,000 of the principal amount of this note and Frost Gamma Investments Trust waived prepayment of the balance of the principal.   As of January 10, 2012, $1,015,604 of the principal remains outstanding and we have paid Frost Gamma Investments Trust $26,982 in interest payments.

On September 29, 2011, we issued 3,284,396 shares of newly designated Series C Convertible Preferred Stock and warrants to purchase 9,853,188 shares of common stock at an exercise price of $0.60 per share for an aggregate purchase price of $3,284,396 to Frost Gamma Investments Trust.  The terms of the Series C Convertible Preferred Stock are described in the Description of our Securities section of this registration statement.  The warrants may be exercised until the second anniversary of issuance at a cash exercise price of $0.60 per share and may be exercised on a cashless basis at any time after the original date of issuance.

Certain of our officers and directors have, from time to time, provided advances to us. Other than those amounts discuss above, we have no amounts owing to our officers and directors from such loans.

On October 4, 2011, Mr. Brauser converted 250,000 shares of Series B Convertible Preferred Stock into 250,000 shares of our common stock and on December 14, 2011, Mr. Brauser converted 750,000 shares of Series B Convertible Preferred Stock into 750,000 shares of our common stock. At such times, Mr. Brauser beneficially owned over 5% of our common stock.

Our Parent and Principal Shareholder

Continental Resources Group, Inc. owns 76,095,215 shares, or approximately 55.29% of our common stock.  From time to time since August 2011, we have provided short term, non-interest bearing advances of an aggregate of $350,000 to Continental Resources Group, Inc. for operating expenses.   As of the date hereof, approximately $350,000 remains outstanding.  Mr. Honig, our Chairman, is the largest shareholder of Continental Resources Group, Inc. and beneficially owns 6,121,989 shares, or 6.64%, of Continental Resources Group, Inc.  In addition, (i) 50,000 shares are owned by Mr. Honig’s father and custodian for shares held by Mr. Honig’s minor children and (i) 3,535,000 shares are owned by various Uniform Transfer to Minor Act accounts for which Mr. Honig’s father is custodian.  Mr. Honig exercises no investment or voting power and disclaims beneficial ownership of the shares owned in the name of his father or by accounts for which his father is custodian. Although Mr. Honig disclaims beneficial ownership of such shares, if aggregated, the percent of class represented by the aggregate amount beneficially owned and the excluded shares would be 10.21% of Continental Resources Group, Inc.’s issued and outstanding shares.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our voting securities as of January 10, 2012 by:

•	each person known by us to beneficially own more than 5.0% of any class of our voting securities;

•	each of our directors;

•	each of our named executive officers; and

•	all of our directors and executive officers as a group.

The percentages of common stock beneficially owned are reported on the basis of regulations of the Securities and Exchange Commission governing the determination of beneficial ownership of securities. Under the rules of the Securities and Exchange Commission, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of the security, or dispositive power, which includes the power to dispose of or to direct the disposition of the security. Except as indicated in the footnotes to this table, each beneficial owner named in the table below has sole voting and sole investment power with respect to all shares beneficially owned and each person’s address is c/o Sagebrush Gold Ltd., 1640 Terrace Way, Walnut Creek, California 94597.

As of January 10, 2012, we had 137,623,116 shares outstanding.

	Common Stock (1)
Name and Address of Beneficial Owner	Shares Beneficially Owned		Percent of Class
5% Owners
Continental Resources Group, Inc. (2)	76,095,215		55.29%
Frost Gamma Investments Trust (3)	24,871,613	(4)	16.46%
Officers and Directors
Barry Honig	9,847,331	(5)	7.04%
David Rector	2,000,000		1.45%
Officers and Directors as a Group (3 persons) (6)	11,863,331		8.49%

(1)
Shares of common stock beneficially owned and the respective percentages of beneficial ownership of common stock assumes the exercise of all options, warrants and other securities convertible into common stock beneficially owned by such person or entity currently exercisable or exercisable within 60 days of January 10, 2012.  In computing the number of shares beneficially owned and the percentage ownership, shares of common stock that may be acquired within 60 days of January 10, 2012 pursuant to the exercise of options, warrants or convertible notes are deemed to be outstanding for that person.  Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(2)	Joshua Bleak is the president of Continental Resources Group, Inc. and, in such capacity, has voting and dispositive power over the securities held for the account of Continental Resources Group, Inc.

(3)	Dr. Philip Frost is the trustee of Frost Gamma Investments Trust and, in such capacity, has voting and dispositive power over the securities held for the account of Frost Gamma Investments Trust.

(4)
Includes 11,429,415 shares of common stock, warrants to purchase 3,200,000 shares of common stock, convertible debt convertible into 2,031,208 shares of common stock and 3,248,396 shares of non-voting Series C Convertible Preferred Stock that are convertible into 8,210,990 shares of common stock.

(5)
Includes 4,693,332 shares of common stock held by Mr. Honig, 259,615 shares of common stock held by GRQ Consultants, Inc. 401K, options to purchase 133,333 shares of common stock held for the account of Mr. Honig and warrants to purchase 2,050,666 shares of common stock held by GRQ Consultants, Inc. 401K. Mr. Honig is the president of GRQ Consultants, Inc. 401K and, in such capacity, has voting and dispositive power over the securities held by GRQ Consultants, Inc. 401K.

(6)	Includes 16,000 shares of common stock held by Mr. Wasserman, our Chief Financial Officer.

SELLING STOCKHOLDERS

Up to 80,437,279 shares of common stock are being offered by this prospectus, all of which are being registered for sale for the account of the selling stockholders and include the following:

•	76,095,215 shares of common stock issued to Continental Resources Group, Inc. in connection with the purchase of substantially all of its assets in July 2011;
•	4,302,065 shares of common stock issued to investors in private placements in September 2011 and October 2011; and
•	40,000 shares of common stock issuable upon the exercise of an outstanding warrant purchased by an investor in October 2011.

Each of the transactions by which the selling stockholders acquired their securities from us was exempt under the registration provisions of the Securities Act.

The 80,437,279 shares of common stock referred to above are being registered to permit public sales of the shares, and the selling stockholders may offer the shares for resale from time to time pursuant to this prospectus.  The selling stockholders may also sell, transfer or otherwise dispose of all or a portion of their shares in transactions exempt from the registration requirements of the Securities Act or pursuant to another effective registration statement covering those shares. We may from time to time include additional selling stockholders in supplements or amendments to this prospectus.

The table below sets forth certain information regarding the selling stockholders and the shares of our common stock offered by them in this prospectus. The selling stockholders have not had a material relationship with us within the past three years other than as described in the footnotes to the table below or as a result of acquisition of our shares or other securities.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. The selling stockholders’ percentage of ownership of our outstanding shares in the table below is based upon 137,623,116 shares of common stock outstanding as of January 10, 2012.

	Ownership Before Offering				Ownership After Offering (1)
Selling Stockholder	Number of shares of common stock beneficially owned		Number of shares offered		Number of shares of common stock beneficially owned	Percentage of common stock beneficially owned
Continental Resources Group, Inc. (2)	76,095,215		76,095,215		0	0%
E and P Fund Ltd. (3)	1,816,645		1,816,645		0	0%
RIG Fund III Ltd. (4)	2,405,420		2,405,420		0	0%
Sandor Capital Master Fund LP (5)	934,423	(6)	120,000	(7)	814,423	*

* represents less than 1%.

(1)
Represents the amount of shares that will be held by the selling stockholders after completion of this offering based on the assumptions that (a) all shares registered for sale by the registration statement of which this prospectus is part will be sold and (b) that no other shares of our common stock beneficially owned by the selling stockholders are acquired or are sold prior to completion of this offering by the selling stockholders.

(2)	Mr. Bleak is the President of Continental Resources Group, Inc. and, in such capacity, has voting and dispositive power over the securities held for the account of Continental Resources Group, Inc.

(3)	Christian Naville is the Director of E and P Fund Ltd. and, in such capacity, has voting and dispositive power over the securities held for the account of E and P Fund Ltd.
(4)	Olivier Couriol is the Director of RIG Fund III Ltd. and, in such capacity, has voting and dispositive power over the securities held for the account of RIG Fund III Ltd.
(5)	John Lemak is the Manager of Sandor Capital Master Fund LP and, in such capacity, has voting and dispositive power over the securities held for the account of Sandor Capital Master Fund LP.
(6)	Includes 894,423 shares of common stock and 40,000 shares of common stock issuable upon the exercise of an outstanding warrant.
(7)	Includes 80,000 shares of common stock and 40,000 shares of common stock issuable upon the exercise of an outstanding warrant.

DESCRIPTION OF SECURITIES

We are authorized to issue 500,000,000 shares of common stock and 50,000,000 shares of preferred stock.  As of January 10, 2012, we have issued and outstanding securities on a fully diluted basis as set forth below:

•	137,623,116 shares of common stock;
•	3,284,396 shares of Series C Convertible Preferred Stock;
•	Warrants to purchase 35,603,142 shares of common stock; and
•	Options to purchase 3,798,000 shares of common stock.

Common Stock

 The holders of our common stock are entitled to one vote per share. In addition, the holders of our common stock will be entitled to receive ratably such dividends, if any, as may be declared by our board of directors out of legally available funds; however, the current policy of our board of directors is to retain earnings, if any, for operations and growth. Upon liquidation, dissolution or winding-up, the holders of our common stock will be entitled to share ratably in all assets that are legally available for distribution. The holders of our common stock will have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of our common stock will be subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock, which may be designated solely by action of our board of directors.

Preferred Stock

Our board of directors is authorized, subject to any limitations prescribed by law, without further vote or action by our stockholders, to issue from time to time shares of preferred stock in one or more series. Each series of preferred stock will have such number of shares, designations, preferences, voting powers, qualifications and special or relative rights or privileges as shall be determined by our board of directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights.

On May 24, 2011, we designated and issued 8,000,000 shares of Series B Convertible Preferred Stock. Each share of Series B Convertible Preferred Stock is convertible into one share each our common stock, subject to equitable adjustments after such events as stock dividends, stock splits or fundamental corporate transactions. We are prohibited from effecting the conversion of the Series B Convertible Preferred Stock to the extent that as a result of the conversion the holder of such shares beneficially owns more than 4.99% (or, if this limitation is waived by the holder upon no less than 61 days prior notice to us, 9.99%) in the aggregate of the issued and outstanding shares of our common stock calculated immediately after giving effect to the issuance of shares of common stock upon conversion of the Series B Convertible Preferred Stock.  The holders of our Series B Convertible Preferred Stock are entitled to the same number of votes per share of common stock that the holder of the Series B Convertible Preferred Stock may convert into at the time of the vote.  Upon the liquidation, dissolution or winding up of our business, the holder of the Series B Convertible Preferred Stock would have preferential payment and distribution rights over (i) any other class or series of capital stock that provide for the Series B Convertible Preferred Stock’s preferential payment and (ii) our common stock.  As of January 10, 2012, the holders of 7,400,000 shares of Series B Convertible Preferred Stock converted their shares into 7,400,000 shares of our common stock and subsequently notice of conversion was received for the remaining outstanding shares of Series B Convertible Preferred Stock, and as a result upon such conversion there will remain no shares of Series B Convertible Preferred Stock outstanding.

On September 29, 2011, we designated and issued 3,284,396 shares of Series C Convertible Preferred Stock.  Each share of Series C Convertible Preferred Stock was originally convertible into shares of our common stock at a conversion price of $0.50 per share, subject to equitable adjustments after such events as stock dividends, stock splits or fundamental corporate transactions, and subject to anti-dilution provisions. The holders of our Series C Convertible Preferred Stock do not have voting rights.  Upon liquidation, dissolution or winding up of our business, each holder of Series C Convertible Preferred Stock shall be entitled to receive, for each share thereof a preferential amount in cash equal to $1.50.  All preferential amounts to be paid to the holders of Series C Convertible Preferred Stock in connection with such liquidation, dissolution or winding up shall be paid before the payment or distribution of any assets to the holders of (i) any other class or series of capital stock and (ii) our common stock.  In November 2011, the conversion price was adjusted to $0.40 per share pursuant to anti-dilution provisions.

On September 29, 2010 our board of directors and stockholders adopted the 2010 Equity Incentive Plan, pursuant to which 2,800,000 shares of our common stock were reserved for issuance as awards to employees, directors, consultants and other service providers.  These options have a term of ten years, are exercisable as to one third of the number of shares granted on each of the first, second and third anniversaries of the date of grant and exercise prices of $0.60 per share or $1.01 per share.  Additional information about the 2010 Equity Incentive Plan and our issued and outstanding options is set forth in “Executive Compensation” section of this registration statement.   In connection with our purchase of all of the assets of Continental Resources Group, Inc. on July 22, 2011, we issued options (outside of the 2010 Equity Incentive Plan) to purchase 2,248,000 shares of our common stock to the option holders of Continental Resources Group, Inc.  These options have a term of ten years, varied vesting schedules and an exercise price of $1.43 per share.

Options

On September 29, 2010 our board of directors and stockholders adopted the 2010 Equity Incentive Plan, pursuant to which 2,800,000 shares of our common stock were reserved for issuance as awards to employees, directors, consultants and other service providers.  These options have a term of ten years, are exercisable as to one third of the number of shares granted on each of the first, second and third anniversaries of the date of grant and exercise prices of $0.60 per share or $1.01 per share.  Additional information about the 2010 Equity Incentive Plan and our issued and outstanding options is set forth in “Executive Compensation” section of this registration statement.   In connection with our purchase of all of the assets of Continental Resources Group, Inc. on July 22, 2011, we issued options (outside of the 2010 Equity Incentive Plan) to purchase 2,248,000 shares of our common stock to the option holders of Continental Resources Group, Inc.  These options have a term of ten years, varied vesting schedules and an exercise price of $1.43 per share.

Warrants

We currently have issued and outstanding warrants to purchase 35,603,142 shares of common stock.  Warrants to purchase 41,566,999 shares of our common stock were issued to the warrant holders of Continental Resources Group, Inc. in connection with our purchase of all of the assets of Continental Resources Group, Inc. on July 22, 2011.  These warrants have a term of five years, an exercise price of $2.84 per share and are exercisable immediately.  In September and December of 2011 we issued warrants to purchase an aggregate of 14,623,376 shares of our common stock to accredited investors in a series of transactions.  These warrants have a term of two years, an exercise price of $0.60 per share, and are exercisable at any time.

Registration Rights

As set forth in our July 22, 2011 asset purchase agreement with Continental Resources Group, Inc. and our wholly owned subsidiary Continental Resources Acquisition Sub, Inc., we agreed to file the registration statement of which this prospectus forms a part no later than September 11, 2011 and to use commercially reasonable efforts to cause such registration statement to be declared effective within 12 months following the closing date of the asset purchase.   We agreed to make payments to Continental Resources Group, Inc., as liquidated damages and not as a penalty, in an amount equal to 1% of the purchase price for every 30 day period (or pro rata portion thereof) up to a maximum of 5% of the purchase price following the Filing Date or the Effectiveness Deadline if (i) the registration statement was not filed on or before the Filing Date or (ii) the registration statement is not declared effective by the Securities and Exchange Commission on or before the Effectiveness Deadline.  Such payments are to be made to Continental Resources Group, Inc. in cash or shares of common stock, at our option.  As of the date of this filing, we have not yet made any payments to Continental Resources Group, Inc. as liquidated damages.

We have agreed to file a registration statement with the Securities and Exchange Commission covering the resale of shares of common stock and shares of common stock underlying warrants issued in a private placement within 60 days of the final closing date of the private placement and to use our reasonable best efforts to cause such registration statement to be declared effective by the Securities and Exchange Commission within 120 days of the closing of the private placement.  As of the date of this filing, we have not concluded this private placement.

Changes in and Disagreements with Accountants

On October 19, 2010, our board approved the dismissal of Gumbiner Savett Inc. (“Gumbiner”) as our independent registered public accounting firm.  Gumbiner’s dismissal was effective immediately.

Gumbiner was engaged as our independent registered public accounting firm on August 6, 2010.  Accordingly, Gumbiner has not issued a report on our financial statements for the years ended December 31, 2010 or December 31, 2009.  During the period from August 6, 2010 through the October 19, 2010, (i) there were no disagreements between us and Gumbiner on any matter of accounting principle or practice, financial statement disclosure or auditing scope or procedure; and (ii) there were no reportable events as described in Item 304(a)(1)(iv) of Regulation S-K.

On October 19, 2010, we engaged J.H. Cohn LLP (“J.H. Cohn”) as our independent registered public accounting firm for the Company’s fiscal year ended December 31, 2010. The change in our independent registered public accounting firm was approved by our board of directors on October 21, 2010.

During the years ended December 31, 2009 and 2008 and the subsequent interim period through October 19, 2010, we did not consult with J.H. Cohn regarding either (i) the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on our financial statements or (ii) any matter that was either the subject of a disagreement or an event identified in response to (a)(1)(iv) of Item 304 of Regulation S-K.

On May 31, 2011, J.H. Cohn resigned as our independent registered public accounting firm.

During the period from November 30, 2009 to December 31, 2009, J.H. Cohn’s report on our predecessor Golden Empire, LLC’s financial statements did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.

During the period from February 10, 2010 (Inception) to December 31, 2010, J.H. Cohn’s reports on our financial statements did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.

During the periods referred to above for both us and Golden Empire, LLC and the subsequent interim period through May 31, 2011, (i) there were no disagreements between us or Golden Empire, LLC and J.H. Cohn on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of J.H. Cohn would have caused J. H. Cohn to make reference to the subject matter of the disagreement in connection with its reports on our or Golden Empire, LLC’s financial statements; and  (ii) there were no reportable events as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K.

On June 1, 2011, we engaged KBL, LLP (“KBL”) as our independent registered public accounting firm for our fiscal year ending December 31, 2011. The change in our independent registered public accounting firm was approved by our board of directors on June 1, 2011.  KBL has also reaudited the financial statements of our predecessor Golden Empire, LLC from the period from November 30, 2009 (Inception) to December 31, 2009 and our financial statements for the period from February 10, 2010 (Inception) to December 31, 2010.

During the periods referred to above for both us and Golden Empire, LLC and the subsequent interim period through May 31, 2011, neither we nor Golden Empire, LLC consulted with KBL regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our or Golden Empire, LLC's financial statements; or (ii) any matter that was either the subject of a disagreement (as defined in paragraph (a)(1)(iv) of Item 304 of Regulation S-K and the related instructions thereto) or a reportable event (as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K).

Indemnification of Directors and Officers

Nevada Revised Statutes Sections 78.7502 and 78.751 provide us with the power to indemnify any of our directors and officers. The director or officer must have conducted himself/herself in good faith and reasonably believe that his/her conduct was in, or not opposed to, our best interests. In a criminal action, the director, officer, employee or agent must not have had reasonable cause to believe his/her conduct was unlawful.

Under Revised Statutes Section 78.751, advances for expenses may be made by agreement if the director or officer affirms in writing that he/she believes he/she has met the standards and will personally repay the expenses if it is determined such officer or director did not meet the standards.

Our Articles of Incorporation provide that our officers and directors shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada against all expenses, liability and loss (including attorneys’ fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by them in connection with any civil, criminal, administrative or investigative action, suit or proceeding related to their service as an officer or director.  Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person.  We must pay the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by us. Such right of indemnification shall not be exclusive of any other right which such directors or officers may have or hereafter acquire.

Our Articles of Incorporation provide that we may adopt bylaws to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may purchase and maintain insurance on behalf of any of officers and directors.  The indemnification provided in our Articles of Incorporation shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the heirs, executors and administrators of such person.

Our Bylaws provide that a director or officer shall have no personal liability to us or our stockholders for damages for breach of fiduciary duty as a director or officer, except for damages for breach of fiduciary duty resulting from (a) acts or omissions which involve intentional misconduct, fraud, or a knowing violation of law, or (b) the payment of dividends in violation of Nevada Revised Statutes Section 78.3900.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and persons controlling us, we have been advised that it is the Securities and Exchange Commission’s opinion that such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

PLAN OF DISTRIBUTION

The selling stockholders may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions.  These sales may be at fixed or negotiated prices.  The selling stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated.  The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.  Any profits on the resale of shares of common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act of 1933, as amended.  Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a selling stockholder.  The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act of 1933, as amended.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed a supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, supplementing or amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed a supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, supplementing or amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares of common stock.  We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by any selling stockholder.  If we are notified by any selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus.  If the selling stockholders use this prospectus for any sale of the shares of common stock, they will be subject to the prospectus delivery requirements of the Securities Act.

The anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934, as amended, may apply to sales of our common stock and activities of the selling stockholders.

LEGAL MATTERS

Sichenzia Ross Friedman Ference LLP, New York, New York, will pass upon the validity of the shares of common stock offered by the selling stockholders under this prospectus.

EXPERTS

The financial statements of Golden Empire, LLC as of December 31, 2009 and for the period from November 30, 2009 (Inception) to December 31, 2009 included in this registration statement have been audited by KBL, LLP, an independent registered public accounting firm as set forth in its report, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing. The financial statements of Sagebrush Gold Ltd., formerly The Empire Sports & Entertainment Holdings Co., and Subsidiary as of December 31, 2010 for the period from February 10, 2010 (Inception) to December 31, 2010 have been audited by KBL, LLP, an independent registered public accounting firm as set forth in its report, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S-1, together with any amendments and related exhibits, under the Securities Act, with respect to our shares of common stock offered by this prospectus. The registration statement contains additional information about us and our shares of common stock that the selling stockholders are offering in this prospectus.

We file annual, quarterly and current reports and other information with the Securities and Exchange Commission under the Securities Exchange Act. Our Securities and Exchange Commission filings are available to the public over the Internet at the Securities and Exchange Commission’s website at http://www.sec.gov.  Access to these electronic filings is available as soon as practicable after filing with the Securities and Exchange Commission. You may also read and copy any document we file at the Securities and Exchange Commission’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms and their copy charges.  You may also request a copy of those filings, excluding exhibits, from us at no cost. Any such request should be addressed to us at: 1640 Terrace Way, Walnut Creek, California 94597, Attention: David Rector, President.

FINANCIAL STATEMENTS

SAGEBRUSH GOLD LTD. AND SUBSIDIARY
(FORMERLY THE EMPIRE SPORTS & ENTERTAINMENT HOLDINGS CO.)

Audited Financial Statements

Page
Report of Independent Registered Public Accounting Firm	F-2

Consolidated Financial Statements:
Consolidated Balance Sheets at December 31, 2010 and 2009	F-3

Consolidated Statements of Operations –
For the period from February 10, 2010 (Inception) to December 31, 2010 and for the period from November 30, 2009 (Inception) to December 31, 2009	F-4

Consolidated Statements of Changes in Members’ Deficit/ Stockholders’ Equity (Deficit) –
For the period from February 10, 2010 (Inception) to December 31, 2010	F-5

Consolidated Statements of Cash Flows –
For the period from February 10, 2010 (Inception) to December 31, 2010 and for the period from November 30, 2009 (Inception) to December 31, 2009	F-6

Notes to Consolidated Financial Statements	F-7 to F-29

GOLDEN EMPIRE, LLC

Audited Financial Statements

Report of Independent Registered Public Accounting Firm	F-30
Financial Statements:
Balance Sheet at December 31, 2009	F-31
Statement of Operations –
For the period from November 30, 2009 (Inception) to December 31, 2009	F-32
Statement of Changes in Members’ Deficit –
For the period from November 30, 2009 (Inception) to December 31, 2009	F-33
Statement of Cash Flows –
For the period from November 30, 2009 (Inception) to December 31, 2009	F-34
Notes to Financial Statements	F-35 to F-39

SAGEBRUSH GOLD LTD. AND SUBSIDIARY
(FORMERLY THE EMPIRE SPORTS & ENTERTAINMENT HOLDINGS CO.)

Unaudited Financial Statements

Condensed Consolidated Financial Statements
Condensed Consolidated Balance Sheets as of September 30, 2011 (Unaudited) and December 31, 2010	F-40
Condensed Consolidated Statements of Operations for the Three and Nine Months Ended September 30, 2011 (Unaudited) and for the Period from February 10, 2010 (Inception) to September 30, 2010 and Three Months Ended September 30, 2010 (Unaudited)
F-41
Condensed Consolidated Statements of Cash Flows for the Nine months Ended September 30, 2011 (Unaudited) and for the Period from February 10, 2010 (Inception) to September 30, 2010 (Unaudited)	F-42
Notes to Unaudited Condensed Consolidated Financial Statements	F-43

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of
Sagebrush Gold Ltd.
Walnut Creek, CA

We have audited the accompanying consolidated balance sheet of Sagebrush Gold Ltd. (formerly The Empire Sports & Entertainment Holdings Co.) and subsidiary as of December 31, 2010, and the related consolidated statements of operations, stockholders’ equity and cash flows for the period from February 10, 2010 (Inception) to December 31, 2010. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Sagebrush Gold Ltd. (formerly The Empire Sports & Entertainment Holdings Co.) and subsidiary as of December 31, 2010, and their results of operations and cash flows for the period from February 10, 2010 (Inception) to December 31, 2010, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has had no operations and has no established source of revenue. This raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters is also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ KBL, LLP
New York, New York
October 18, 2011

SAGEBRUSH GOLD LTD. AND SUBSIDIARY
(FORMERLY THE EMPIRE SPORTS AND ENTERTAINMENT HOLDINGS CO.)
AUDITED CONSOLIDATED BALANCE SHEETS

		Predecessor
	December 31,	December 31,
	2010	2009
		(see Note 1)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$509,550	$-
Restricted cash - current portion	560,000	-
Prepaid expenses	49,882	-
Assets of discontinued operation - current portion	1,037,054	15,386

Total Current Assets	2,156,486	15,386

OTHER ASSETS:
Restricted cash - long-term portion	500,000	-
Property and equipment, net	33,524	-
Assets of discontinued operation - long term portion	87,662	-

Total Other Assets - Net	621,186	-

Total Assets	$2,777,672	$15,386

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$56,479	$-
Loan payable - related party	-	30,435
Due to related party	-	15,502
Liabilities of discontinued operation	44,850	-

Total Liabilities	101,329	45,937

Commitments and Contingencies

STOCKHOLDERS' EQUITY (DEFICIT):
Preferred stock ($.0001 Par Value; 50,000,000 Shares Authorized;
None Issued and Outstanding)	-	-
Common stock ($.0001 Par Value; 500,000,000 Shares Authorized;
22,135,805 and none shares issued and outstanding as of
December 31, 2010 and 2009, respectively)	2,213	-
Additional paid-in capital	4,749,678	22,500
Accumulated deficit	(2,075,548)	(53,051)

Total Stockholders' Equity (Deficit)	2,676,343	(30,551)

Total Liabilities and Stockholders' Equity (Deficit)	$2,777,672	$15,386

See accompanying notes to consolidated financial statements.

SAGEBRUSH GOLD LTD. AND SUBSIDIARY
(FORMERLY THE EMPIRE SPORTS AND ENTERTAINMENT HOLDINGS CO.)
AUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

		Predecessor
	For the Period from	For the Period from
	February 10, 2010 (Inception)	November 30, 2009 (Inception)
	to December 31, 2010	to December 31, 2009
		(see Note 1)

Net revenues	$-	$-

Operating expenses:
Compensation and related taxes	228,333	-
Consulting fees	354,090	-
General and administrative expenses	168,842	-

Total operating expenses	751,265	-

Operating loss from continuing operations	(751,265)	-

Loss from continuing operations before provision for income taxes	(751,265)	-

Provision for income taxes	-	-

Loss from continuing operations	(751,265)	-

Discontinued operations:
Loss from discontinued operations, net of tax	(1,271,232)	(53,051)

Net loss	$(2,022,497)	$(53,051)

Loss per common share, basic and diluted:
Loss from continuing operations	$(0.04)	$-
Loss from discontinued operations	$(0.07)	$-

WEIGHTED AVERAGE COMMON SHARES
OUTSTANDING - Basic and Diluted	18,708,047	-

See accompanying notes to consolidated financial statements.

SAGEBRUSH GOLD LTD. AND SUBSIDIARY
(FORMERLY THE EMPIRE SPORTS AND ENTERTAINMENT HOLDINGS CO.)
AUDITED CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
FOR THE PERIOD FROM FEBRUARY 10, 2010 (INCEPTION) TO DECEMBER 31, 2010

	Common Stock				Total
	$0.0001 Par Value		Additional	Accumulated	Stockholders'
	Shares	Amount	Paid-in Capital	Deficit	Equity (Deficit)

Balance, February 10, 2010 (Inception)	-	$-	$-	$-	$-

Contribution of capital and net assets	-	-	22,500	(53,051)	(30,551)

Common stock issued to founders	12,090,000	1,209	-	-	1,209

Issuance of common stock for cash	6,512,000	651	3,689,698	-	3,690,349

Issuance of common stock in satisfaction of loans payable	600,000	60	359,940	-	360,000

Issuance of common stock for services	420,000	42	251,958	-	252,000

Contributed officer services	-	-	90,000	-	90,000

Stock-based compensation in connection with options granted	-	-	335,833	-	335,833

Recapitalization of Company including stock dividend	2,513,805	251	(251)	-	-

Net loss	-	-	-	(2,022,497)	(2,022,497)

Balance, December 31, 2010	22,135,805	$2,213	$4,749,678	$(2,075,548)	$2,676,343

See accompanying notes to consolidated financial statements

SAGEBRUSH GOLD LTD. AND SUBSIDIARY
(FORMERLY THE EMPIRE SPORTS AND ENTERTAINMENT HOLDINGS CO.)
AUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

		Predecessor
	For the Period from	For the Period from
	February 10, 2010 (Inception)	November 30, 2009 (Inception)
	to December 31, 2010	to December 31, 2009
CASH FLOWS FROM OPERATING ACTIVITIES:		(see Note 1)
Net loss	$(2,022,497)	$(53,051)
Adjustments to reconcile net loss to net cash
used in operating activities:
Depreciation	8,928	-
Bad debts	70,500	-
Amortization of promotional advances	37,275	-
Contributed officer services	90,000	22,500
Common stock issued for services	252,000	-
Stock-based compensation	335,833	-
(Increase) Decrease in:
Restricted cash - current portion	(560,000)	-
Prepaid expenses	(49,882)	-
Assets of discontinued operation - current portion	(1,005,899)	(15,386)
Restricted cash - long-term portion	(500,000)	-
Assets of discontinued operation - long term portion	(87,662)	-
Increase (Decrease) in:
Accounts payable and accrued expenses	56,479	-
Liabilities of discontinued operation	44,850

NET CASH USED IN OPERATING ACTIVITIES	(3,330,075)	(45,937)

CASH FLOWS FROM INVESTING ACTIVITIES:
Advances on notes and loan receivable included in assets of discontinued operations	(123,544)	-
Purchase of property and equipment	(42,452)	-

NET CASH USED IN INVESTING ACTIVITIES	(165,996)	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock to founders	1,209	-
Proceeds from sale of common stock, net of issuance cost	3,690,349	-
Proceeds from loan payable	160,000	-
Proceeds from loan payable - related party	-	30,435
Proceeds from note payable - related party	468,500	-
Principal repayments on note payable	(298,935)	-
Payments on related party advances	(178,866)	-
Proceeds from related party advances	163,364	15,502

NET CASH PROVIDED BY FINANCING ACTIVITIES	4,005,621	45,937

NET INCREASE IN CASH AND CASH EQUIVALENTS	509,550	-

CASH AND CASH EQUIVALENTS- beginning of period	-	-

CASH AND CASH EQUIVALENTS- end of year	$509,550	$-

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for:
Interest	$1,065	$-
Income taxes	$-	$-

Issuance of common stock for payment of loans payable	$360,000	$-

Carrying value of assumed assets, liabilities and certain promotion rights agreement contributed from Golden Empire, LLC	$(30,551)	$-

See accompanying notes to consolidated financial statements.

SAGEBRUSH GOLD LTD. AND SUBSIDIARY
(FORMERLY THE EMPIRE SPORTS & ENTERTAINMENT HOLDINGS CO.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2010

NOTE 1 – ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

Sagebrush Gold Ltd. (the “Company”), formerly The Empire Sports & Entertainment Holdings Co., formerly Excel Global, Inc. (the “Shell”), was incorporated under the laws of the State of Nevada on August 2, 2007. The Company operated as a web-based service provider and consulting company. In September 2010, the Company changed its name to The Empire Sports & Entertainment Holdings Co., which was subsequently changed to Sagebrush Gold Ltd. on May 16, 2011.

On September 29, 2010, the Company entered into a Share Exchange Agreement (the “Exchange Agreement”) with The Empire Sports & Entertainment, Co., a privately held Nevada corporation incorporated on February 10, 2010 (“Empire”), and the shareholders of Empire (the “Empire Shareholders”). Upon closing of the transaction contemplated under the Exchange Agreement (the “Exchange”), the Empire Shareholders transferred all of the issued and outstanding capital stock of Empire to the Company in exchange for shares of common stock of the Company.  Such Exchange caused Empire to become a wholly-owned subsidiary of the Company.

At the closing of the Exchange, each share of Empire’s common stock issued and outstanding immediately prior to the closing of the Exchange was exchanged for the right to receive one share of the Company’s common stock. Accordingly, an aggregate of 19,602,000 shares of the Company’s common stock were issued to the Empire Shareholders. Additionally, pursuant to the Agreement of Conveyance, Transfer of Assets and Assumption of Obligations (the “Conveyance Agreement”), the Company’s former officers and directors cancelled 17,596,603 of the Company’s common stock they owned. Such shares were administratively cancelled subsequent to the Exchange pursuant to the Conveyance Agreement (see below). After giving effect to the cancellation of shares, the Company had a total of 2,513,805 shares of common stock outstanding immediately prior to Closing. After the Closing, the Company had a total of 22,115,805 shares of common stock outstanding, with the Empire Shareholders owning 89% of the total issued and outstanding shares of the Company's common stock.

On October 8, 2010, the Company administratively entered into a series of agreements with the purpose of transferring certain of the residual assets and liabilities which were owned by the shell with which the Company did a reverse merger on September 29, 2010. These agreements were effectively consummated on the date of reverse merger. The agreements transferred certain assets and liabilities in connection with a website business to the former shareholders of the Shell in exchange for 17,596,603 shares of the Company's common stock.  Management believes that the fair value of the shares received for those assets and liabilities was not material. The shares were cancelled immediately upon receipt.

Prior to the Exchange, the Company was a shell company with no business operations.

The Exchange was accounted for as a reverse-merger and recapitalization. Empire is the acquirer for financial reporting purposes and the Company is the acquired company. Consequently, the assets and liabilities and the operations that will be reflected in the historical financial statements prior to the Exchange will be those of Empire and will be recorded at the historical cost basis of Empire, and the consolidated financial statements after completion of the Exchange will include the assets and liabilities of the Company and Empire, historical operations of Empire and operations of the Company from the closing date of the Exchange.

SAGEBRUSH GOLD LTD. AND SUBSIDIARY
(FORMERLY THE EMPIRE SPORTS & ENTERTAINMENT HOLDINGS CO.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2010

NOTE 1 – ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Empire was incorporated in Nevada on February 10, 2010 to succeed to the business of its predecessor company, Golden Empire, LLC (“Golden Empire”), which was formed and commenced operations on November 30, 2009. The audited consolidated balance sheet presented as of December 31, 2009, represents the accounts of Golden Empire as the predecessor entity (the “Predecessor”). Empire was principally engaged in the production and promotion of music and sporting events. The Company assumed all assets, liabilities and certain promotion rights agreements entered into by Golden Empire at carrying value of ($30,551) which approximated fair value on February 10, 2010. Golden Empire ceased operations on that date. The results of operations for the period from January 1, 2010 to February 9, 2010 of Golden Empire were not material. Additionally, the services performed by the President of Golden Empire were presented as “Contributed Officer Services” in the Company’s Statement of Stockholders’ Equity because from January 1, 2010 on, the officer performed services solely for Empire. As a result of the Exchange, Empire became a wholly-owned subsidiary of the Company and the Company succeeded to the business of Empire as its sole line of business.

On May 16, 2011, the Company filed a Certificate of Amendment to its Articles of Incorporation with the Secretary of State of the State of Nevada in order to change its name to “Sagebrush Gold Ltd.” from “The Empire Sports & Entertainment Holdings Co.”

In September 2011, the Company decided to discontinue its sports and entertainment business. As a result, the Company will no longer be engaged in or pursue agreements with artists or athletes for sports and entertainment promotion and events. The Company exited the sports and entertainment business and disposed of its Empire Sports & Entertainment Co. subsidiary pursuant to a Stock Purchase Agreement by and between the Company, Empire and Concert International, Inc. (“CII”) (see Note 8).

Effective February 10, 2010, the Company adopted the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 105-10, Generally Accepted Accounting Principles – Overall (“ASC 105-10”). ASC 105-10 establishes the FASB Accounting Standards Codification (the “Codification”) as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with U.S. GAAP. Rules and interpretive releases of the SEC under authority of federal securities laws are also sources of authoritative U.S. GAAP for SEC registrants. All guidance contained in the Codification carries an equal level of authority. The Codification superseded all existing non-SEC accounting and reporting standards. All other non-grandfathered, non-SEC accounting literature not included in the Codification is non-authoritative. The FASB will not issue new standards in the form of Statements, FASB Positions or Emerging Issue Task Force Abstracts. Instead, it will issue Accounting Standards Updates (“ASUs”).

The FASB will not consider ASUs as authoritative in their own right. ASUs will serve only to update the Codification, provide background information about the guidance and provide the bases for conclusions on the change(s) in the Codification. References made to FASB guidance throughout this document have been updated for the Codification.

Going Concern

Future issuances of the Company's equity or debt securities will be required in order for the Company to continue to finance its operations and continue as a going concern. The Company had no revenues to meet its operating expenses.

The consolidated financial statement of the Company have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and the satisfaction of liabilities in the normal course of business over a reasonable period of time. The Company has incurred net loss of $2,022,497 for the period from February 10, 2010 (inception) to December 31, 2010 and cumulative net losses of $2,075,548 since its inception and requires capital for its contemplated operational and marketing activities to take place. The Company's ability to raise additional capital through the future issuances of common stock is unknown. The obtainment of additional financing, the successful development of the Company's contemplated plan of operations, and its transition, ultimately, to the attainment of profitable operations are necessary for the Company to continue operations. The ability to successfully resolve these factors raise substantial doubt about the Company's ability to continue as a going concern. The consolidated financial statements of the Company do not include any adjustments that may result from the outcome of these aforementioned uncertainties.

Basis of presentation

The consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States of America ("US GAAP") and present the financial statements of the Company and its wholly-owned subsidiary. All significant intercompany transactions and balances have been eliminated in consolidation.

SAGEBRUSH GOLD LTD. AND SUBSIDIARY
(FORMERLY THE EMPIRE SPORTS & ENTERTAINMENT HOLDINGS CO.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2010

NOTE 1 – ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Use of estimates

In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the consolidated balance sheet, and revenues and expenses for the period then ended.  Actual results may differ significantly from those estimates. Significant estimates made by management include, but are not limited to,  allowance for bad debts, the useful life of property and equipment, the fair values of certain promotional contracts and the assumptions used to calculate fair value of options granted and common stock issued for services.

Cash and cash equivalents

The Company considers all highly liquid investments purchased with a maturity of three months or less when acquired to be cash equivalents. The Company places its cash with a high credit quality financial institution. The Company’s account at this institution is insured by the Federal Deposit Insurance Corporation ("FDIC") up to $250,000. For the period from February 10, 2010 (inception) to December 31, 2010, the Company has reached bank balances exceeding the FDIC insurance limit by approximately $1,320,000. To reduce its risk associated with the failure of such financial institution, the Company evaluates at least annually the rating of the financial institution in which it holds deposits.

Fair value of financial instruments

The Company adopted Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 820, “Fair Value Measurements and Disclosures”, for assets and liabilities measured at fair value on a recurring basis. ASC 820 establishes a common definition for fair value to be applied to existing US GAAP that require the use of fair value measurements which establishes a framework for measuring fair value and expands disclosure about such fair value measurements.

ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Additionally, ASC 820 requires the use of valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs.

These inputs are prioritized below:

Level 1:	Observable inputs such as quoted market prices in active markets for identical assets or liabilities
Level 2:	Observable market-based inputs or unobservable inputs that are corroborated by market data
Level 3:	Unobservable inputs for which there is little or no market data, which require the use of the reporting entity’s own assumptions.

Fair value measurements are applied with respect to our nonfinancial assets and liabilities measured on a nonrecurring basis, which consists of assets, liabilities and certain promotion rights agreement assumed by the Company from Golden Empire. The valuation of the assumed assets, liabilities and certain promotion rights agreements are classified as a Level 3 measurement, because it was based on significant unobservable inputs and involved management judgment and assumptions. Significant unobservable inputs include future cash flows to be generated from these promotion rights agreements and the terms of the related party liabilities such as the rate and repayment terms. In determining the fair value of the assumed assets, liabilities and certain promotion rights agreements, the Company determined that the carrying amount for such assets and liabilities (including promotion rights agreements) approximates fair value.

SAGEBRUSH GOLD LTD. AND SUBSIDIARY
(FORMERLY THE EMPIRE SPORTS & ENTERTAINMENT HOLDINGS CO.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2010

NOTE 1 – ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

The following table presents the assets and liabilities that are measured and recognized at fair value on a nonrecurring basis classified under the appropriate level of the fair value hierarchy as of the date of transfer on February 10, 2010:

	Level 1	Level 2	Level 3	Total
Assets:
Advances receivable (including promotion rights agreements)	$—	$—	$15,386	$15,386
Liabilities:
Note payable	$—	$—	$30,435	$30,435
Due to related party	$—	$—	$15,502	$15,502

The carrying amounts reported in the balance sheet for cash, restricted cash, prepaid expenses, accounts payable and accrued expenses, due to related party approximate their estimated fair market value based on the short-term maturity of these instruments. The Company did not identify any other assets or liabilities that are required to be presented on the consolidated balance sheets at fair value in accordance with the accounting guidance.

ASC 825-10 “Financial Instruments”, allows entities to voluntarily choose to measure certain financial assets and liabilities at fair value (fair value option). The fair value option may be elected on an instrument-by-instrument basis and is irrevocable, unless a new election date occurs. If the fair value option is elected for an instrument, unrealized gains and losses for that instrument should be reported in earnings at each subsequent reporting date. The Company did not elect to apply the fair value option to any outstanding instruments.

Restricted cash

The Company considers cash that is held as a compensating balance for letter of credit arrangements and cash held in escrow as restricted cash. At December 31, 2010, restricted cash current and long-term portion was $560,000 and $500,000, respectively, and was held primarily in certificates of deposit to be used as security in accordance with the terms of the employment agreements with the Company’s Chief Executive Officer and Executive Vice President.  The Letter of Credit may be reduced after six months, and after each six month period thereafter, in increments of $250,000. Restricted cash long-term portion represents the amount that may be reduced after 1 year.

Property and equipment

Property and equipment are carried at cost. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized.  When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition.  The Company examines the possibility of decreases in the value of fixed assets when events or changes in circumstances reflect the fact that their recorded value may not be recoverable. Depreciation is calculated on a straight-line basis over the estimated useful life of the assets, generally one to five years.

Impairment of long-lived assets

Long-lived assets of the Company are reviewed for impairment whenever events or circumstances indicate that the carrying amount of assets may not be recoverable. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset’s estimated fair value and its book value. The Company did not consider it necessary to record any impairment charges for the period from February 10, 2010 (inception) to December 31, 2010.

SAGEBRUSH GOLD LTD. AND SUBSIDIARY
(FORMERLY THE EMPIRE SPORTS & ENTERTAINMENT HOLDINGS CO.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2010

NOTE 1 – ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Income taxes

The Company accounts for income taxes in accordance with ASC Topic 740, Income Taxes (formerly SFAS No. 109). Under ASC Topic 740, deferred tax assets are recognized for future deductible temporary differences and for tax net operating loss and tax credit carry-forwards, and deferred tax liabilities are recognized for temporary differences that will result in taxable amounts in future years. Deferred tax assets and liabilities are measured using the enacted tax rates expected to apply to taxable income in the periods in which the deferred tax assets or liability is expected to be realized or settled. A valuation allowance is provided to offset the net deferred tax asset if, based upon the available evidence, management determines that it is more likely than not that some or all of the deferred tax asset will not be realized.

In June 2006, the FASB issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes (“FIN 48”). Fin 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with SFAS No. 109, Accounting for Income Taxes, and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 was codified into ASC Topic 740, which provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition.

The Company may, from time to time, be assessed interest and/or penalties by taxing jurisdictions, although any such assessments historically have been minimal and immaterial to its financial results. The Company’s federal tax returns for 2009 are still open. In the event the Company has received an assessment for interest and/or penalties, it has been classified in the statements of operations as other general and administrative costs.

Concentrations of credit risk

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents and accounts receivable. Management believes the financial risks associated with these financial instruments are not material. The Company places its cash with high credit quality financial institutions. The Company maintains its cash in bank deposit accounts that, at times, may exceed federally insured limits.

Reclassification

Certain amounts in the 2009 financial statements have been reclassified to conform to the 2010 presentation. Such reclassifications had no effect on the reported net loss.

Advertising

Advertising is expensed as incurred.  For the period from February 10, 2010 (inception) to December 31, 2010, advertising expense totaled $41,003 and for the period from November 30, 2009 (Inception) to December 31, 2009 totaled $7,800. Such expense is included in loss from discontinued operations on the accompanying consolidated statement of operations.

Net loss per common share

Net loss per common share is calculated in accordance with ASC Topic 260: Earnings Per Share (“ASC 260”). Basic loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. The computation of diluted net loss per share does not include dilutive common stock equivalents in the weighted average shares outstanding as they would be anti-dilutive. As of December 31, 2010, there were 2,850,000 stock options which could potentially dilute future earnings per share.

SAGEBRUSH GOLD LTD. AND SUBSIDIARY
(FORMERLY THE EMPIRE SPORTS & ENTERTAINMENT HOLDINGS CO.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2010

NOTE 1 – ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

The following table sets forth the computation of basic and diluted loss per share:

For the Period from February 10, 2010 to December 31, 2010
Numerator:
Loss from continuing operations	$(751,265)
Loss from discontinued operations, net of tax	$(1,271,232)

Denominator:
Denominator for basic loss per share
(weighted-average shares)	18,708,047

Denominator for dilutive loss per share
(adjusted weighted-average)	18,958,047

Loss per common share, basic and diluted:
Loss from continuing operations	$(0.04)
Loss from discontinued operations	$(0.07)

Stock-based compensation

Stock-based compensation is accounted for based on the requirements of the Share-Based Payment Topic of ASC 718 which requires recognition in the consolidated financial statements of the cost of employee and director services received in exchange for an award of equity instruments over the period the employee or director is required to perform the services in exchange for the award (presumptively, the vesting period). The ASC also requires measurement of the cost of employee and director services received in exchange for an award based on the grant-date fair value of the award.

Pursuant to ASC Topic 505-50, for share-based payments to consultants and other third-parties, compensation expense is determined at the “measurement date.” The expense is recognized over the vesting period of the award. Until the measurement date is reached, the total amount of compensation expense remains uncertain. The Company initially records compensation expense based on the fair value of the award at the reporting date. The awards to consultants and other third-parties are then marked to market at each subsequent reporting date.

Related parties

Parties are considered to be related to the Company if the parties, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. The Company discloses all related party transactions. Property purchased from a related party is recorded at the cost to the related party and any payment to or on behalf of the related party in excess of the cost is reflected as a distribution to related party.

SAGEBRUSH GOLD LTD. AND SUBSIDIARY
(FORMERLY THE EMPIRE SPORTS & ENTERTAINMENT HOLDINGS CO.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2010

NOTE 1 – ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent accounting pronouncements

In January 2010, the Company adopted FASB ASU No. 2010-06, Fair Value Measurement and Disclosures (Topic 820) - Improving Disclosures about Fair Value Measurements (“ASU 2010-06”). These standards require new disclosures on the amount and reason for transfers in and out of Level 1 and 2 fair value measurements. The standards also require new disclosures of activities, including purchases, sales, issuances, and settlements within the Level 3 fair value measurements. The standard also clarifies existing disclosure requirements on levels of disaggregation and disclosures about inputs and valuation techniques. These new disclosures are effective beginning with the first interim filing in 2010.  The disclosures about the roll-forward of information in Level 3 are required for the Company with its first interim filing in 2011. The adoption of ASU No. 2010-06 did not have a material impact on the results of operations and financial condition.

 In February 2010, the FASB issued an amendment to the accounting standards related to the accounting for, and disclosure of, subsequent events in an entity’s consolidated financial statements. This standard amends the authoritative guidance for subsequent events that was previously issued and among other things exempts Securities and Exchange Commission registrants from the requirement to disclose the date through which it has evaluated subsequent events for either original or restated financial statements. This standard does not apply to subsequent events or transactions that are within the scope of other applicable GAAP that provides different guidance on the accounting treatment for subsequent events or transactions. The adoption of this standard did not have a material impact on the Company’s consolidated financial statements.

In July 2010, the FASB issued ASU No. 2010-20, Receivables (Topic 310): Disclosures about the Credit Quality of Financing Receivables and the Allowance for Credit Losses.    ASU 2010-20 requires additional disclosures about the credit quality of a company’s loans and the allowance for loan losses held against those loans.  Companies will need to disaggregate new and existing disclosures based on how it develops its allowance for loan losses and how it manages credit exposures.  Additional disclosure is also required about the credit quality indicators of loans by class at the end of the reporting period, the aging of past due loans, information about troubled debt restructurings, and significant purchases and sales of loans during the reporting period by class.  The new guidance is effective for interim- and annual periods beginning after December 15, 2010.  The Company anticipates that adoption of these additional disclosures will not have a material effect on its financial position or results of operations.

Other ASU’s that have been issued or proposed by the FASB ASC that do not require adoption until a future date and are not expected to have a material impact on the financial statements upon adoption.

SAGEBRUSH GOLD LTD. AND SUBSIDIARY
(FORMERLY THE EMPIRE SPORTS & ENTERTAINMENT HOLDINGS CO.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2010

NOTE 2 – DISCONTINUED OPERATIONS

In September 2011, the Company decided to discontinue its sports and entertainment business and prior periods have been restated in the Company’s consolidated financial statements and related footnotes to conform to this presentation. As a result, the Company will no longer be engaged in or pursue agreements with artists or athletes for sports and entertainment promotion and events, and will focus its activities exclusively on its new business segment, gold exploration as a junior exploration company. The Company commenced its business efforts on gold exploration in May 2011.

The remaining assets and liabilities of discontinued operations are presented in the balance sheet under the caption “Assets and Liabilities of discontinued operation" and relates to the discontinued operations of the sports and entertainment business.  The carrying amounts of the major classes of these assets and liabilities as of December 31, 2010 and 2009 are summarized as follows:

	December 31,	December 31,
	2010	2009
Assets:
Accounts receivable, net (1)	$293,990	$-
Notes and loan receivable (2)	123,544	-
Advances, participation guarantees and Other receivables, net (3)	526,296	15,386
Prepaid expenses (5)	93,224	-
Advances – long term portion (3)	49,153	-
Deposits	38,509	-
Assets of discontinued operations	1,124,716	15,386
Liabilities: Accounts payables and accrued expenses	$(44,850)	$-
Liabilities of discontinued operations	$44,850	$-

(1)
Accounts receivable - The Company has a policy of reserving for accounts receivable based on its best estimate of the amount of probable credit losses in its existing accounts receivable.  The Company periodically reviews its accounts receivable to determine whether an allowance is necessary based on an analysis of past due accounts and other factors that may indicate that the realization of an account may be in doubt.  Account balances deemed to be uncollectible are charged to bad debt expense after all means of collection have been exhausted and the potential for recovery is considered remote.  At December 31, 2010, management determined that an allowance is necessary which amounted to $30,500. The Company recorded bad debt expense of $30,500 for the period from February 10, 2010 (inception) to December 31, 2010. Such bad debt expense relates to the discontinued operations and is included in the loss from discontinued operations. At December 31, 2010, accounts receivable net of allowance for bad debts amounted to $293,990 and was included in the assets of discontinued operations as reflected in accompanying consolidated balance sheet.

(2)
Notes and loan receivables - On June 28, 2010, the Company loaned $25,000 to an unrelated party in exchange for a demand promissory note. The note is due on demand and bears interest at 6% per annum. The borrower shall have the option of paying the principal sum to the Company in advance in full or in part at any time without premium or penalty. Accrued interest receivable on this note receivable amounted to $750 as of December 31, 2010 and is included in assets of discontinued operations.

On December 10, 2010, the Company loaned $15,000 of demand promissory note to an athlete. The note is due on demand and non-interest bearing. However unpaid principal after the lender’s demand shall accrue interest at 5% per annum until paid.

In November 2010, the Company loaned a total of $18,000 to Denis Benoit, the president of Concerts International, Inc. (see Note 8), in exchange for promissory notes. The notes are due on August 31, 2011 and bear interest at 4% per annum. The borrower shall have the option of paying the principal sum to Empire prior to the due date without penalty. Empire also loaned $65,544 to this borrower. Such loan is due on demand and bears interest at 10% per annum. Accrued interest receivable on these notes and loan receivable amounted to $144 as of December 31, 2010 and is included in assets of discontinued operations.

SAGEBRUSH GOLD LTD. AND SUBSIDIARY
(FORMERLY THE EMPIRE SPORTS & ENTERTAINMENT HOLDINGS CO.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2010

NOTE 2 – DISCONTINUED OPERATIONS (continued)

(3)
Advances, participation guarantees and other receivables - Advances receivable represent cash paid in advance to athletes for their training. The Company has the right to offset the advances against the amount payable to such athletes for their future sporting events. The amounts advanced under such arrangements are short-term in nature which totaled $13,250 as of December 31, 2010. Promotional advances represents signing bonuses paid to athletes upon signing the promotional agreements with the Company. Promotional advances are amortized over the terms of the promotional agreements, generally from three to four years. As of December 31, 2010, promotional advances - current and long-term portion amounted to $34,572 and $49,153, respectively, and are included in the accompanying consolidated balance sheet under Assets of discontinued operations. For the period from February 10, 2010 (inception) to December 31, 2010, amortization of these promotional advances amounted to $37,275 which has been included in loss from discontinued operations on the accompanying consolidated statement of operations. Also included in Assets of discontinued operations were receivables for participation guarantees of $255,000 (net of allowance), a receivable for a refundable advance of $205,000 and other receivables of $18,474 at December 31, 2010. Additionally, at December 31, 2010, management determined that an allowance is necessary which amounted to $40,000. The Company recorded bad debt expense of $40,000 for the period from February 10, 2010 (inception) to December 31, 2010 which has been included in loss from discontinued operations.

The following table sets forth for the periods ended December 31, 2010 and 2009, indicated selected financial data of the Company's discontinued operations of its sports and entertainment business.

	December 31,	December 31,
	2010	2009
Revenues (4)	$906,639	$-
Cost of sales (5)	444,648	-
Gross profit	461,991	-
Operating and other non-operating expenses	(1,733,223)	(53,051)

Loss from discontinued operations	$(1,271,232)	$(53,051)

(4) Revenues - The Company records revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectability is reasonably assured.

In accordance with ASC Topic 605-45 “Revenue Recognition – Principal Agent Considerations”, the Company reports revenues for transactions in which it is the primary obligor on a gross basis and revenues in which it acts as an agent on and earns a fixed percentage of the sale on a net basis, net of related costs. Credits or refunds are recognized when they are determinable and estimable.

During the period from February 10, 2010 (inception) to December 31, 2010 the Company earned revenue primarily from live event ticket sales, participation guarantee fees, sponsorship, advertising, concession fees, promoter and advisory services fees, television rights fee and pay per view fees for events broadcast on television or cable.

The following policies reflect specific criteria for the various revenue streams of the Company during the period from February 10, 2010 (inception) to December 31, 2010 from its sports and entertainment business:

•
Revenue from ticket sales is recognized when the event occurs. Advance ticket sales and event-related revenues for future events are deferred until earned, which is generally once the events are conducted. The recognition of event-related expenses is matched with the recognition of event-related revenues.

•
Revenue from participation guarantee fee, sponsorship, advertising, television/cable distribution agreements, promoter and advisory service agreements is recognized in accordance with the contract terms, which are generally at the time events occur.

•	Revenue from the sale of products is recognized at the point of sale at the live event concession stands.

	$	% of Total
Live events – ticket sales and related revenues	$772,250	85%

Television rights fee	101,889	11%

Advertising – sponsorships	32,500	4%

Total	$906,639	100%

Such net revenues relate to discontinued operations and are included in the loss from discontinued operations.

For the period from February 10, 2010 (inception) to December 31, 2010, three customers accounted for 82% of net revenues. At December 31, 2010, two customers accounted for 95% of accounts receivable.

(5) Cost of revenue and prepaid expenses - Costs related to live events are recognized when the event occurs. Event costs paid prior to an event are capitalized to prepaid expenses and then charged to expense at the time of the event. Cost of other revenue streams are recognized at the time the related revenues are realized. Prepaid expenses of $93,244 at December 31, 2010 consist primarily of costs paid for future sports and entertainment events which will occur within a year.

SAGEBRUSH GOLD LTD. AND SUBSIDIARY
(FORMERLY THE EMPIRE SPORTS & ENTERTAINMENT HOLDINGS CO.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2010

NOTE 3 – PROPERTY AND EQUIPMENT

Property and equipment consisted of the following:

	Estimated life	December 31, 2010
Furniture and fixtures	5 years	$14,057
Office and computer equipments	5 years	21,145
Leasehold improvements	5 years	7,250
		42,452
Less: accumulated depreciation		(8,928)
		$33,524

For the period from February 10, 2010 (inception) to December 31, 2010, depreciation expense amounted to $8,928.

NOTE 4 – RELATED PARTY TRANSACTIONS

Note payable - related party

Between December 2009 and June 2010, one of the Company’s Directors provided loans of $498,935 to the Company. For the period from December 2009 to June 30, 2010, these loans were noninterest bearing and were due on demand. On June 30, 2010, the Company issued 333,333 shares of its common stock valued at $0.60 in payment of $200,000 of such loans and issued an unsecured demand promissory note in the amount of $298,935 for the balance of the obligation. This promissory note shall accrue interest at the annual rate of five percent (5%) and shall be payable on the earlier of (i) on demand by the lender upon thirty (30) days prior written notice to the Company or (ii) the two-year anniversary of the date of this promissory note (the “Maturity Date”). On September 1, 2010, the Company made a payment of $100,000 towards this promissory note. In September 2010, the Company issued a demand convertible promissory note (the “convertible promissory note”) for the balance of this promissory note and such prior note is deemed canceled and null and void. This convertible promissory note shall accrue interest at the annual rate of five percent (5%) and shall be payable on the earlier of (i) on demand by the lender upon thirty (30) days prior written notice to the Company or (ii) the two-year anniversary of the date of this promissory note (the “Maturity Date”). This convertible promissory note including interest shall be convertible into shares of the Company’s common stock at a fixed conversion price per share equal to $0.60 at the option of the lender. The Company evaluated whether the convertible note was considered to have an embedded beneficial conversion feature and has concluded that there is no beneficial conversion feature since the fixed conversion price of $0.60 is equal to the fair value of the Company’s common stock based on recent sales of the Company’s common stock in a private placement.  In December 2010, the Company paid the remaining balance of this convertible note. Accrued interest on this convertible note payable amounted to $4,771 as of December 31, 2010 and is included in accrued expenses.

The former President of the Company, from time to time, provided advances to the Company for operating expenses. During 2010 the former President provided advances of $163,364 to the Company which was paid off in 2010. These advances are short-term in nature and non-interest bearing. At December 31, 2010, the Company had no amounts owing to this officer from such related party loans.

Office rent

The Company shared its office space pursuant to an informal sublease on a month to month basis with a formerly affiliated company for which the Company’s former President served as a director until January 2011. For the period from February 10, 2010 (inception) to December 31, 2010, the Company was reimbursed a portion of the leasehold improvements cost of $2,700, a portion of the security deposit of $8,508, and rent of $12,117 from such affiliated company.

SAGEBRUSH GOLD LTD. AND SUBSIDIARY
(FORMERLY THE EMPIRE SPORTS & ENTERTAINMENT HOLDINGS CO.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2010

NOTE 5 – STOCKHOLDERS’ EQUITY

Common Stock

On February 10, 2010, the Company granted an aggregate of 12,090,000 restricted shares of common stock to the founders of the Company pursuant to common stock subscription agreements. The Company received gross proceeds of $1,209 from such issuance of shares of the Company's common stock. The Company valued these common shares at par value.

Between December 2009 and 2010, one of the Company’s Directors provided loans of $498,935. On June 30, 2010, the Company issued 333,333 shares in connection with the conversion of $200,000 of this loan payable. The fair value of such shares issued amounted to $200,000 or $0.60 per share based on recent sales of the Company’s common stock in a private placement.

Between February 2010 and June 2010, two unrelated parties loaned an aggregate amount of $160,000 to the Company. On June 30, 2010, the Company issued 266,667 shares in connection with the conversion of these loans payable for a total amount of $160,000. The fair value of such shares issued amounted to $160,000 or $0.60 per share based on recent sales of the Company’s common stock in a private placement.

In June 2010, the Company issued an aggregate of 400,000 shares of the Company’s common stock to four persons for consulting services rendered. The Company valued these common shares at the fair market value on the date of grant at $0.60 per share or $240,000 based on the recent sales of the Company’s common stock in a private placement which has been recognized as consulting expense for the period from February 10, 2010 (inception) to December 31, 2010.

Between June 2010 and August 2010, the Company issued 6,512,000 shares of common stock at $0.60 per share pursuant to a private placement which generated net proceeds of approximately $3,690,000. In connection with these private placements, the Company paid in cash private placement commissions of approximately $163,350, legal fees of $50,000 and related private placements fees of $3,470.

As a result of the Exchange transactions as further described in Note 1, the Company issued a net of 2,513,805 shares after giving effect to the share cancellation.

In September 2010, the Company issued 20,000 shares of the Company’s common stock in connection with accounting services rendered. The Company valued these common shares at the fair market value on the date of grant at $0.60 per share or $12,000 based on the recent sales of the Company’s common stock in a private placement which has been recognized as professional expense for the period from February 10, 2010 (inception) to December 31, 2010.

Common Stock Options

On September 29, 2010, the Company’s Board of Directors and stockholders adopted the 2010 Stock Incentive Plan (the “2010 Plan”). Under the 2010 Plan, options may be granted which are intended to qualify as Incentive Stock Options under Section 422 of the Internal Revenue Code of 1986 (the "Code") or which are not intended to qualify as Incentive Stock Options thereunder. In addition, direct grants of stock or restricted stock may be awarded.  The 2010 Plan has reserved 2,800,000 shares of common stock for issuance. Upon the closing of the Exchange, the Company has outstanding options to purchase 2,800,000 shares of the Company’s common stock under the 2010 Plan which represents an exchange of 2,800,000 options previously granted prior to the reverse merger and recapitalization with similar terms as discussed below.

On June 1, 2010, the Company granted an aggregate of 1,850,000 10-year options to purchase shares of common stock at $0.60 per share which vests at the end of three years to three officers of the Company. The 1,850,000 options were valued on the grant date at $0.60 per option or a total of $1,110,000 using a Black-Scholes option pricing model with the following assumptions: stock price of $0.60 per share (based on recent sales of the Company’s common stock in a private placement), volatility of 209% (estimated using volatilities of similar companies), expected term of 6.5 years, and a risk free interest rate of 3.29%. For the period from February 10, 2010 (inception) to December 31, 2010, the Company recorded stock-based compensation expense of $215,833. At December 31, 2010, there was $894,167 of total unrecognized compensation expense related to non-vested option-based compensation arrangements under the 2010 Plan.

SAGEBRUSH GOLD LTD. AND SUBSIDIARY
(FORMERLY THE EMPIRE SPORTS & ENTERTAINMENT HOLDINGS CO.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2010

NOTE 5 – STOCKHOLDERS’ EQUITY (continued)

On June 1, 2010, the Company granted an aggregate of 950,000 10-year options to purchase shares of common stock at $0.60 per share which vests at the end of three years to four consultants of the Company. The Company marked to market these options at December 31, 2010 using the fair market value of the stock on that date which was the same as the grant date fair market value. The Black-Scholes option pricing model used for this valuation had the following assumptions: stock price of $0.60 per share, volatility of 204%, expected term of ten years, and a risk free interest rate of 3.30%. For the period from February 10, 2010 (inception) to December 31, 2010, the Company recorded stock-based consulting expense of $107,500.

The Company granted 250,000 10-year options to purchase shares of common stock entered at $0.60 per share to the Company’s Executive Vice President (“EVP”) in connection with his one year employment agreement commencing on October 1, 2010. The options vest and become exercisable in equal installments of the first three anniversaries of the effective date. The 250,000 options were valued on the grant date at $0.60 per option or a total of $150,000 using a Black-Scholes option pricing model with the following assumptions: stock price of $0.60 per share (based on recent sales of the Company’s common stock in a private placement), volatility of 209% (estimated using volatilities of similar companies), expected term of 6.5 years, and a risk free interest rate of 2.75%. For the period from February 10, 2010 (inception) to December 31, 2010, the Company recorded stock-based compensation expense of $12,500. At December 31, 2010, there was $137,500 of total unrecognized compensation expense related to this non-vested option-based compensation arrangements.

During the period from February 10, 2010 to December 31, 2010, 200,000 options were forfeited in accordance with the termination of employee relationships.

A summary of the stock options as of December 31, 2010 and changes during the period are presented below:

	For the period from February 10, 2010 (inception) to December 31, 2010
	Number of Options and Warrants	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (Years)
Balance at beginning of period	-	$-	-
Granted	3,050,000	0.60	9.45
Exercised	-	-	-
Forfeited	(200,000)	0.60	9.51
Cancelled	-	-	-
Balance outstanding and non-vested balance at the end of year	2,850,000	$0.60	9.45

Options exercisable at end of year	-	$-
Weighted average fair value of options granted during the period		$0.60

Stock options outstanding at December 31, 2010 as disclosed in the above table have no intrinsic value at the end of the year due to the exercise price is equal to the trading price of the Company’s common stock.

SAGEBRUSH GOLD LTD. AND SUBSIDIARY
(FORMERLY THE EMPIRE SPORTS & ENTERTAINMENT HOLDINGS CO.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2010

NOTE 6 – COMMITMENTS

Operating Lease

In March 2010, the Company signed a five year lease agreement for office space which will expire in March 2015. The lease requires the Company to pay a monthly base rent of $5,129 plus a pro rata share of operating expenses. The base rent is subject to annual increases beginning on April 1, 2011 as defined in the lease agreement. Future minimum rental payments required under these operating leases are as follows:

Years ending December 31:
2011	62,904
2012	64,764
2013	66,663
2014	68,634
2015 and thereafter	17,283
$280,248

Rent expense was $35,584 for the period from February 10, 2010 (inception) to December 31, 2010. During such period, the Company was reimbursed a portion of the rent of $12,117 from a former affiliated company in which our former President, Gregory D. Cohen, served as a director until January 2011.

Employment Agreements

In May 2010, the Company entered into a 3 year employment agreement with one of its founders and  former Chief Executive Officer (“CEO”) commencing on July 1, 2010. The former CEO receives a base salary of $500,000 per year, plus reimbursement of expenses and shall participate in an incentive compensation plan to be established for an annual bonus (“Bonus”). In addition, under the terms of the Employment Agreement (the “Agreement”), the Company secured and posted an irrevocable Letter of Credit by May 31, 2010 in the amount of $1,500,000. This Letter of Credit may be reduced after six months, and after each six month period thereafter, in increments of $250,000. At any time base compensation or additional compensation under this Agreement is not timely paid, or if the Company otherwise is in material breach of the Agreement, the former CEO shall be entitled to draw the full remaining amount of the Letter of Credit. In June 2010, the Letter of Credit was posted by one of the Company’s directors including collateral in the amount of $1,500,000 as a temporary accommodation to the Company and the former CEO. In August 2010, the Company replaced the Letter of Credit posted by its director following the closing of the private placement. In connection with the Agreement, the Company’s banking institution issued a 1-year irrevocable standby Letter of Credit for the benefit of the former CEO.  In August 2010, the Company opened an account with its banking institution in the amount of $1,000,000 and pledged to the Letter of Credit. At any time base compensation or additional compensation under the Agreement is not timely paid, or if the Company otherwise is in material breach of this agreement, the former CEO shall be entitled to draw the full remaining amount of the Letter of Credit. The Company and the former CEO have mutually agreed to decrease the amount of the Letter of Credit to $1,000,000. On September 2, 2011, the Company, the Empire Sports and Entertainment Co., EXCX Funding, Corp. (“EXCX”), Capital Hoedown, Inc., and Shelly Finkel, our former CEO and Co-Chairman of our Board of Directors, entered into a Separation Agreement under which CEO resigned from all positions with the Company and each of its subsidiaries and affiliates. As such this employment agreement was terminated upon execution of the Separation Agreement and releases the Company from any and further obligations to the former CEO (see Note 8).

In August 2010, the Company had entered into a three year employment agreement with one of its founders, former President and Chief Operating Officer (“COO”) commencing in August 2010. The former COO received a base salary of $180,000 per year, plus reimbursement of expenses and was entitled to a bonus compensation determined by the Company’s board of directors. In March 2011, the Company entered into a Separation Agreement and General Release with the former COO of the Company and such employment agreement was terminated.

In September 2010, the Company entered into a one year employment agreement with the Company’s Executive Vice President (“EVP”) commencing on October 1, 2010. EVP receives a base salary of $150,000 per year, plus reimbursement of expenses and shall be entitled to a bonus compensation which is determined by the Company’s board of directors. In addition, EVP is granted stock options to purchase 250,000 shares of the Company’s common stock at an exercise price of $0.60 per share which vest and become exercisable in equal installments of the first three anniversaries of the effective date. The Company obtained a three month certificate of deposit to be used as a security in accordance with the terms of this employment agreement.

SAGEBRUSH GOLD LTD. AND SUBSIDIARY
(FORMERLY THE EMPIRE SPORTS & ENTERTAINMENT HOLDINGS CO.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2010

NOTE 6 – COMMITMENTS (continued)

Production Agreement

In November 2010, the Company entered into a letter agreement with a sports network programming company, whereby the Company will supply 12 fully produced and broadcast episodes of boxing matches each month beginning January 2011. The Company will pay the sports network programming company distribution fees of $16,500 per episode for a total of $198,000. In March 2011, both parties agreed to terminate this agreement. The Company did not incur any expenses from this agreement.

Promotional Agreements

The Company had entered into certain promotional agreements with various athletes who are professional boxers. Such athletes granted exclusive rights to the Company to promote them and all of their professional boxing contests to be engaged during the term of their respective promotional agreements. The athletes were guaranteed minimum purse amounts for each fight based on the success of their bouts as defined in the promotional agreement. In September 2011, the Company decided to discontinue its sports and entertainment business. As a result, the Company will no longer be engaged in or pursue agreements with athletes for its sports and entertainment promotion and events.

NOTE 7 - INCOME TAXES

Golden Empire, LLC, the Company’s predecessor company, was organized as a limited liability company in November 2009 whereby elements of income taxation including income, expense, credits and allowances of the Company are reflected in a proportional basis on the members’ individual income tax returns. Accordingly, there is no provision for income taxes in the financial statements for the period from November 30, 2009 (inception) to December 31, 2009.

The Company accounts for income taxes under ASC Topic 740: Income Taxes which requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and the tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax losses and tax credit carryforwards.  ASC Topic 740 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets. The Company has a net operating loss carryforward for tax purposes totaling approximately $1.5 million at December 31, 2010, expiring through the year 2030. Internal Revenue Code Section 382 places a limitation on the amount of taxable income that can be offset by carryforwards after certain ownership shifts.

The table below summarizes the differences between the Company’s effective tax rate and the statutory federal rate as follows for the period from February 10, 2010 (inception) to December 31, 2010:

December 31, 2010
Tax benefit computed at "expected" statutory rate	$(687,649)
State income taxes, net of benefit	(135,275)
Permanent differences	30,600
Increase in valuation allowance	792,324
Net income tax benefit	$-

SAGEBRUSH GOLD LTD. AND SUBSIDIARY
(FORMERLY THE EMPIRE SPORTS & ENTERTAINMENT HOLDINGS CO.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2010

NOTE 7 - INCOME TAXES (continued)

The table below summarizes the differences between the Company’s effective tax rate and the statutory federal rate as follows for the period from February 10, 2010 (inception) to December 31, 2010:

December 31, 2010

Computed "expected" tax expense (benefit)	(34.0)%
State income taxes	(7.0)%
Other permanent differences	2%
Change in valuation allowance	39.0%

Effective tax rate	0.0%

The Company has a deferred tax asset which is summarized as follows at December 31, 2010:

Deferred tax assets:
Net operating loss carryover	$654,632
Stock based compensation	137,692
Less: valuation allowance	(792,324)
Net deferred tax asset	$-

The components of the provision for (benefit from) income taxes for the period from February 10, 2010 (inception) to December 31, 2010 are as follows:

Current:
Federal	$-
State	-
Subtotal	-

Deferred:
Federal	687,649
State	135,275
Permanent differences	(30,600)
Subtotal	792,324
Change in valuation allowance	792,324
Provision for (benefit from) income taxes	$-

After consideration of all the evidence, both positive and negative, management has recorded a full valuation allowance at December 31, 2010, due to the uncertainty of realizing the deferred income tax assets.  The valuation allowance was increased by $792,324.

SAGEBRUSH GOLD LTD. AND SUBSIDIARY
(FORMERLY THE EMPIRE SPORTS & ENTERTAINMENT HOLDINGS CO.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2010

NOTE 8 – SUBSEQUENT EVENTS

On January 24, 2011, Shannon Briggs filed suit against Gregory D. Cohen, Sheldon Finkel, Barry Honig, The Empire Sports & Entertainment Co., and The Empire Sports & Entertainment Holdings Co. in the Supreme Court (the “Court”) of the State of New York, County of New York (Case No. 100 938/11). The plaintiff was a heavyweight boxer who had entered into a promotional agreement which had been assigned to The Empire Sports & Entertainment Co.  The plaintiff brought the suit against the defendants asserting professional boxing and non-professional boxing related claims for breach of fiduciary duties, unjust enrichment, conversion and breach of contract. The suit did not specify the amount of damages being sought. The basis of the plaintiff’s claims stem primarily on his allegation that the Company failed to pay Briggs’ purse for his heavyweight title fight in Germany in October 2010, and that Briggs’ ownership interest in a New Jersey limited liability company named Golden Empire LLC was wrongly diluted by the actions of the Company.  The Company disputes the plaintiff’s allegations.  On February 10, 2010, the Company filed a motion to compel arbitration of the plaintiff’s professional boxing related claims and to dismiss the plaintiff’s non-professional boxing related claims.  On May 4, 2011, the Court entered an order compelling arbitration of the plaintiff’s professional boxing claims against Empire and stayed the action against all other defendants, pending the conclusion of such arbitration.  This stay included a stay of all of the plaintiff’s Non-Boxing Claims against all of the defendants. On May 6, 2011, Briggs filed a motion for leave to reargue before the Court, which requested that the Court reconsider its decision compelling arbitration.  The Company filed papers with the Court opposing the motion for reargument.  On June 23, 2011, the Court entered an order denying Brigg’s motion for reargument.  As of the date hereof, no arbitration proceeding has been commenced.

On February 1, 2011, the Company raised $750,000 in consideration for the issuance of convertible promissory notes from various investors, including $100,000 from the Company’s Co-Chairman of the Board of Directors. The convertible promissory notes bear interest at 5% per annum and are convertible into shares of the Company’s common stock at a fixed rate of $1.00 per share. The convertible promissory notes are due on February 1, 2012. In connection with these convertible promissory notes, the Company issued 750,000 shares of the Company’s common stock. The Company valued these common shares at the fair market value on the date of grant. The funds are required to be held in escrow and may be released only in order to assist the Company in paying third party expenses, which may include activities related to broadening the Company’s shareholder base through shareholder awareness campaigns and other activities.

A newly-formed wholly-owned subsidiary, EXCX Funding Corp., a Nevada corporation was formed in January 2011 for the purpose of entering into a Credit Facility Agreement in February 2011 (see below).

SAGEBRUSH GOLD LTD. AND SUBSIDIARY
(FORMERLY THE EMPIRE SPORTS & ENTERTAINMENT HOLDINGS CO.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2010

NOTE 8 – SUBSEQUENT EVENTS (continued)

In February 2011, the Company and its wholly-owned subsidiaries, Empire and EXCX Funding Corp. (collectively the “Borrowers”), entered into a credit facility agreement (the “Credit Facility Agreement”) with two lenders, whereby one of the lenders is the Company’s Co-Chairman of the Board of Directors. The credit facility consists of a loan pursuant to which $4.5 million can be borrowed on a senior secured basis. The indebtedness under the loan facility will be evidenced by a promissory note payable to the order of the lenders. The loan shall be used exclusively to fund the costs and expenses of certain music and sporting events (the “Events”) as agreed to by the parties. The notes bear interest at 6% per annum and mature on January 31, 2012, subject to acceleration in the event the Borrowers undertake third party financing. In addition to the 6% interest, the Borrower shall also pay all interest, fees, costs and expenses incurred by lenders in connection with the issuance of this loan facility. Pursuant to the Credit Facility Agreement, the Borrowers entered into a Master Security Agreement, Collateral Assignment and Equity Pledge with the lenders whereby the Borrowers collaterally assigned and pledged to lenders, and granted to lenders a present, absolute, unconditional and continuing security interest in, all of the property, assets and equity interests of the Company as defined in such agreement. Furthermore, in connection with the Credit Facility Agreement, the Lenders entered into a Contribution and Security Agreement (the “Contribution Agreement”) with the Company’s former Chief Executive Officer, Sheldon Finkel, pursuant to which Sheldon Finkel agreed to pay or reimburse the lenders the pro rata portion (1/3) of any net losses from Events and irrevocably pledged to lenders a certain irrevocable letter of credit dated in June 2010 in favor of Sheldon Finkel. As consideration for the extension of credit pursuant to the Credit Facility Agreement, the Borrowers are obligated to pay a fee equal to 15% of the initial loan commitment of $4.5 million (the “Preferred Return Fee”) of which the Company’s former Chief Executive Officer, Sheldon Finkel, shall receive a pro-rata portion (1/3). The Preferred Return Fee shall be payable if at all, only out of the net profits from the Events.  Accordingly, the Company shall record the Preferred Return Fee upon attaining net profits from the Events. The Company also agreed to issue to the lenders and Sheldon Finkel an aggregate of 2,250,000 shares of the Company’s newly designated Series A Preferred Stock, convertible into one share each of the Company’s common stock. The Company valued the 2,250,000 Series A Preferred Stock at the fair market value of the underlying common stock on the date of grant at $1.20 per share or $2,700,000 and recorded a debt discount of $1,800,000 and deferred financing cost of $900,000 which are being amortized over the term of the notes. Such deferred financing cost represents the 750,000 Series A Preferred Stock issued to Sheldon Finkel for guaranteeing one-third of the net losses and assignment of that certain irrevocable letter of credit, as described above. On May 4, 2011, 1,500,000 of these preferred shares were converted into common stock. Management has determined that revenues from the Events did not exceed its costs and accordingly the Company is indebted to the Lenders, including the Co-Chairman of the Company, and the Credit Facility Agreement may be in default after accounting for the revenues from the Events.  As a result, the obligations under the Contribution Agreements will become obligations of the parties thereto to each other.

In February 2011, a new entity was formed and organized in preparation and in connection with a proposed joint venture. Empire had entered into a non-binding joint venture term sheet in December 2010 whereby it outlines the material terms and conditions of a proposed joint venture to be entered into between Empire and Concerts International, Inc. Under the terms of this non-binding joint venture term sheet, the parties formed an entity, Capital Hoedown, Inc. (“Capital Hoedown”), to operate an annual country music festival. The Shareholder Agreement was executed and entered into between Empire, CII and Capital Hoedown on April 26, 2011. Based on the Shareholder Agreement, Empire shall own 66.67% and CII shall own 33.33% of the issued and outstanding shares of Capital Hoedown. Contemporaneously with the execution of the Shareholder Agreement on April 26, 2011, the Company entered into a management service agreement with CII and a management fee of $100,000 (in Canadian dollars) shall be paid to CII each year such country music festival event is produced. The management fee will be paid in eight equal monthly installments of $12,500 and will cover the salaries of the manager and general office overhead.

Empire loaned to CII and Denis Benoit, the president of CII, up to a maximum amount of $500,000 in the form of a revolving demand loan executed on April 26, 2011.  The revolving demand loan bears 10% interest per annum and is payable on the earlier of the termination date, on January 15, 2012, or upon demand by Empire. Between January 2011 and June 2011, Empire advanced an aggregate amount of $375,726 to CII and Denis Benoit. Additionally, Empire issued a revolving demand loan to Capital Hoedown, up to a maximum amount of $4,000,000 which bears 10% interest per annum and payable on the earlier of the termination date on January 15, 2012 or upon demand by Empire. This loan is exclusively for the operations and management of Capital Hoedown, Inc. Such loan to Capital Hoedown is considered an intercompany transaction and as such is eliminated at consolidation.

SAGEBRUSH GOLD LTD. AND SUBSIDIARY
(FORMERLY THE EMPIRE SPORTS & ENTERTAINMENT HOLDINGS CO.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2010

NOTE 8 – SUBSEQUENT EVENTS (continued)

On September 1, 2011, the Company exited the sports and entertainment business and disposed of its Empire Sports & Entertainment Co. subsidiary pursuant to a Stock Purchase Agreement (the “SPA”) by and between the Company, The Empire Sports & Entertainment Co., Inc. and Concert International, Inc.  Prior to the purchase, CII was the owner of a 33 1/3% minority interest with Empire in Capital Hoedown, Inc., an Ontario corporation, formed to undertake an event held during August 2011.   Pursuant to the SPA, the Company agreed to sell to CII its Empire subsidiary, including the 66.67%  equity ownership interest in Capital Hoedown, for $500,000 payable on March 31, 2012 pursuant to a Senior Promissory Note (the “Note”) issued by CII to the Company.  The Note bears interest at 8% per annum.

In February 2011, the Company issued 200,000 shares of the Company’s common stock in connection with a one year public relations and consulting agreement. The Company valued these common shares at the fair market value on the date of grant at $1.40 per share or $280,000.

On March 29, 2011, the Company granted an aggregate of 350,000 10-year options to purchase shares of common stock at $1.01 per share which vests one-third at the end of each three years to an officer and two employees of the Company. The 350,000 options were valued on the grant date at $1.01 per option or a total of $353,500 using a Black-Scholes option pricing model with the following assumptions: stock price of $1.01 per share, volatility of 202%, expected term of 6.5 years, and a risk free interest rate of 3.47%.

In March 2011, the Company entered into a Separation Agreement and General Release (the “Settlement Agreement”) with the former president of the Company. Pursuant to the Settlement Agreement, the former President, Mr. Cohen returned 900,000 shares of the Company’s common stock for cancellation and sold 1,200,000 shares of the Company’s common stock he owned to one or more purchasers who are accredited investors on the closing date (the “Closing”).  At the Closing, the proceeds from the private sale of the 1,200,000 shares were distributed for payment and reimbursement of various fees and obligations outstanding to the Company, a certain vendor, the Company’s Co-Chairman of the Board of Directors and $115,000 to Mr. Cohen.  Such employment agreement was terminated and the parties exchanged releases. The closing of the proceeds from the private sale of the 1,200,000 shares occurred in April 2011 in connection with the Separation Agreement and General Release with the former president of the Company. The Company received a total of $77,250 for reimbursement of certain costs and expenses on the closing date pursuant to this agreement. In addition, at the Closing, the Company and Mr. Cohen agreed to: (i) assignments of certain boxing promotional rights agreements (subject to any required consents or approvals), and (ii) various profit sharing agreements with respect to certain of the boxing promotional rights agreements under which Mr. Cohen may elect to continue as the promoter of the boxers named therein. In connection with the return of the 900,000 shares of common stock, the Company valued the cancelled shares at $59,612 which represents the carrying amount of the assigned promotional advances and was allocated to retained earnings as a result of the Separation agreement entered into between the Company and the former president of the Company on March 28, 2011 in accordance with ASC 505-30 “Treasury Stock”.

In April 2011, the Company sold an aggregate of 410,000 shares of common stock at a purchase price of $0.60 per share which generated gross proceeds of $246,000.

On May 31, 2011, pursuant to a termination acknowledgement letter, the Company agreed to grant a former employee 50,000 10-year options to purchase shares of common stock at $1.01 per share. The 50,000 options were valued on the grant date at $1.19 per option or a total of $59,500 using a Black-Scholes option pricing model with the following assumptions: stock price of $1.19 per share, volatility of 205%, expected term of 6.5 years, and a risk free interest rate of 3.05%.

SAGEBRUSH GOLD LTD. AND SUBSIDIARY
(FORMERLY THE EMPIRE SPORTS & ENTERTAINMENT HOLDINGS CO.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2010

NOTE 8 – SUBSEQUENT EVENTS (continued)

On May 24, 2011, the Company entered into four limited liability company membership interests purchase agreements with the owners of Arttor Gold.  Each of the owners of Arttor Gold, sold their interests in Arttor Gold in privately negotiated sales resulting in the Company acquiring 100% of Arttor Gold.  Pursuant to the Agreements, the Company issued 8,000,000 shares of preferred stock, designated Series B Convertible Preferred Stock, and 13,000,000 shares of Common Stock in exchange for 100% membership interests in Arttor Gold.  Each share of Series B Convertible Preferred Stock is convertible into one share each of the Company’s common stock. As a result of this transaction, on May 24, 2011, Arttor Gold became a wholly-owned subsidiary of the Company. Arttor Gold, a Nevada limited liability company, was formed and organized on April 28, 2011. Arttor Gold operates as a U.S. based junior gold exploration and mining company. The purchase consideration included 8,000,000 shares of preferred stock, designated Series B Convertible Preferred Stock and 13,000,000 shares of Common Stock. The issuance of 13,000,000 shares of common stock and issuance of 8,000,000 shares of Series B convertible preferred stock were valued at $2,000,100 which primarily represents the cash acquired and assumed liabilities of $21,750 from Arttor Gold. Each share of Series B Convertible Preferred Stock is convertible into one share each of the Company’s common stock.

The Company accounted for the acquisition utilizing the purchase method of accounting in accordance with ASC 805 “Business Combinations”. The Company is the acquirer for accounting purposes and Arttor Gold is the acquired company.  Accordingly, the Company applied push–down accounting and adjusted to fair value all of the assets and liabilities directly on the financial statements of the subsidiary, Arttor Gold. The net purchase price, including acquisition costs paid by the Company, was allocated to assets acquired and liabilities assumed on the records of the Company as follows:

Current assets (including cash of $2,000,100)	$2,000,130

Liabilities assumed	(21,750)

Net purchase price	$1,978,380

On May 24, 2011, the Company, through its subsidiary, Arttor Gold, entered into two lease agreements with F.R.O.G. Consulting, LLC, an affiliate of one of the former members of Arttor Gold, for the Red Rock Mineral Property and the North Battle Mountain Mineral Prospect.  The leases grant the exclusive right to explore, mine and develop gold, silver, palladium, platinum and other minerals on the properties for a term of ten (10) years and may be renewed in ten (10) year increments.  The terms of the Leases may not exceed ninety-nine (99) years. The Company may terminate these leases at any time.

The Company is required under the terms of our property lease to make annual lease payments. The Company is also required to make annual claim maintenance payments to Federal Bureau of Land Management and to the county in which its property is located in order to maintain its rights to explore and, if warranted, to develop its property. If the Company fails to meet these obligations, it will lose the right to explore for gold on its property.

Until production is achieved, the Company’s lease payments (deemed “advance minimum royalties”) consist of an initial payment of $5,000 upon signing of each lease, followed by annual payments according to the following schedule for each lease:

Due Date of Advance Minimum Royalty Payment	Amount of Advance Minimum Royalty Payment
1st Anniversary	$15,000
2nd Anniversary	$35,000
3rd Anniversary	$45,000
4th Anniversary	$80,000
5th Anniversary and annually thereafter during the term of the lease	The greater of $100,000 or the U.S. dollar equivalent of 90 ounces of gold

SAGEBRUSH GOLD LTD. AND SUBSIDIARY
(FORMERLY THE EMPIRE SPORTS & ENTERTAINMENT HOLDINGS CO.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2010

NOTE 8 – SUBSEQUENT EVENTS (continued)

In the event that the Company produces gold or other minerals from these leased, the Company’s lease payments will be the greater of (i) the advance minimum royalty payments according to the table above, or (ii) a production royalty equal to 3% of the gross sales price of any gold, silver, platinum or palladium that we recover and 1% of the gross sales price of any other minerals that the Company recovers. The Company has the right to buy down the production royalties on gold, silver, platinum and palladium by payment of $2,000,000 for the first one percent (1%). All advance minimum royalty payments constitute prepayment of production royalties to FROG, on an annual basis.  If the total dollar amount of production royalties due within a calendar year exceed the dollar amount of the advance minimum royalty payments due within that year, the Company may credit all uncredited advance minimum royalty payments made in previous years against fifty percent (50%) of the production royalties due within that year. The Leases also requires the Company to spend a total of $100,000 on work expenditures on each property for the period from lease signing until December 31, 2012 and $200,000 on work expenditures on each property per year in 2013 and annually thereafter.

The Company is required to make annual claim maintenance payments to the Bureau of Land Management and to the counties in which its property is located. If the Company fails to make these payments, it will lose its rights to the property. As of the date of this Report, the annual maintenance payments are approximately $151 per claim, consisting of payments to the Bureau of Land Management and to the counties in which the Company’s properties are located. The Company’s property consists of an aggregate of 305 lode claims. The aggregate annual claim maintenance costs are currently approximately $46,000.

On July 15, 2011, the Company (the “Lessee”) entered into amended and restated lease agreements for the Red Rock Mineral Property and the North Battle Mountain Mineral Prospect by and among Arthur Leger (the “Lessor”) and F.R.O.G. Consulting, LLC (the “Payment Agent”) (collectively the “Parties”) in order to carry out the original intentions of the Parties and to correct the omissions and errors in the original lease, dated May 24, 2011. In the original lease, the Parties intended to identify Arthur Leger as the owner and lessor of the Red Rock Mineral Property and the North Battle Mountain Mineral Prospect and to designate the Payment Agent as the entity responsible for collecting and receiving all payments on behalf of Lessor. Lessor is the sole member of the Payment Agent and owns 100% of the outstanding membership interests of the Payment Agent. All other terms and conditions of the original lease remain in full force and effect.  Lessor is the Chief Geologist of Arttor Gold.

A newly-formed wholly-owned subsidiary, Noble Effort Gold, LLC, a Nevada corporation was formed in June 2011.

On July 18, 2011, the Company borrowed $2,000,000 from Continental Resources Group, Inc. (“Continental”) and issued them an unsecured 6% promissory note.  The Note matures six months from the date of issuance. On July 18, 2011, the Company advanced the $2,000,000 to a third party in connection with the potential purchase of certain mining and mineral assets.

On July 22, 2011, the Company, Continental Resources Acquisition Sub, Inc., the Company’s wholly-owned subsidiary (“Acquisition Sub”), and Continental Resources Group, Inc., entered into an asset purchase agreement (the “Purchase Agreement”) and closed the Asset Sale, as defined, pursuant to which Acquisition Sub purchased substantially all of the assets of Continental (the “Asset Sale”) in consideration for (i) shares of the Company’s common stock (the “Shares”) which shall be equal to eight Shares for every 10 shares of Continental’s common stock outstanding; (ii) the assumption of the outstanding warrants to purchase shares of Continental’s common stock such that the Company shall deliver to the holders of Continental’s warrants, warrants to purchase shares of the Company’s common stock (the “Warrants”) which shall be equal to one Warrant to purchase eight shares of the Company’s common stock for every warrant to purchase ten shares Continental’s common stock outstanding at an exercise price equal to such amount as is required pursuant to the terms of the outstanding warrants, and (iii)  the assumption of Continental’s 2010 Equity Incentive Plan and all options granted and issued thereunder such that the Company shall deliver to Continental’s option holders, options (the “Options”) to purchase an aggregate of such number of shares of the Company’s common stock issuable under the Company’s equity incentive plan which shall be equal to one option to purchase eight shares of the Company’s common stock for every option to purchase 10 shares of Continental’s common stock outstanding with a strike price equal to such amount as is required pursuant to the terms of the outstanding option. The exercise price of the Warrants and the strike price of the Options shall be determined and certified by an officer of the Company.  Upon the closing of the Asset Sale, Acquisition Sub assumed the Assumed Liabilities (as defined in the Purchase Agreement) of Continental.  Under the terms of the Warrants, in the event of a Fundamental Transaction, warrant holders have the right to demand they be paid in cash the value of such warrants provided notice is given within 30 days of such Fundamental Transaction.

SAGEBRUSH GOLD LTD. AND SUBSIDIARY
(FORMERLY THE EMPIRE SPORTS & ENTERTAINMENT HOLDINGS CO.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2010

NOTE 8 – SUBSEQUENT EVENTS (continued)

Under the terms of the Purchase Agreement, the Company purchased from Continental substantially all of Continental’s assets, including, but not limited to, 100% of the outstanding shares of common stock of Continental’s wholly-owned subsidiaries (CPX Uranium, Inc., Green Energy Fields, Inc., and ND Energy, Inc.) as defined in the Purchase Agreement.  The acquired assets include approximately $13 million of cash.

The Purchase Agreement constitutes a plan of reorganization within the meaning of Treasury Regulations Section 1.368-2(g) and constitutes a plan of liquidation of Continental.  Continental is expected to liquidate on or prior to July 1, 2012.  The Company has agreed to file a registration statement under the Securities Act of 1933(the “Securities Act”) in connection with liquidation of Continental no later than (i) 30 days of the closing date of the Asset Sale or (ii) such date that Continental delivers to the Company its audited financial statements for the fiscal year ended March 31, 2011.  Continental will subsequently distribute the registered Shares to its shareholders as part of its liquidation.  The Company agreed to use its best efforts to cause such registration to be declared effective within 12 months following the closing date of the Asset Sale.  The Company has agreed to pay liquidated damages of 1% per month, up to a maximum of 5%, in the event that the Company fails to file or is unable to cause the registration statement to be declared effective.

Effective as of August 8, 2011, the Board of Directors of the Company elected David Rector as director to serve on the Board. Mr. Rector is currently the President of the Company and, in addition to being a member of the Board, will continue to serve in such capacity.

On August 30, 2011, the Company, through its newly-formed wholly owned subsidiary, Gold Acquisition Corp. (“Gold Acquisition Sub”) acquired the Relief Canyon Mine (“Relief Canyon”) located in Pershing County, near Lovelock, Nevada,  for an aggregate purchase price consisting of: (i)  $12,000,000 cash and (ii)  $8,000,000 of senior secured convertible promissory notes (collectively, the “Notes”) issued to Platinum Long Term Growth LLC (“Platinum”) and Lakewood Group LLC (“Lakewood” and collectively with Platinum, the “Sellers”).

The Company acquired Relief Canyon, a previously operating gold mine owned by Firstgold Corp. (“Firstgold”) (previously named Newgold, Inc.). The Relief Canyon mining project is located to the northeast of Reno, Nevada. Firstgold was founded in 1995 and on or about January 27, 2010, Firstgold filed a voluntary petition (the “Case”) under chapter 11 of title 11 of the United States Code commencing Case No.  BK-N-10-50215- GWZ in the United States Bankruptcy Court, District of Nevada (the “Court”).  On December 17, 2010, the Court entered its Order Authorizing And Approving: (1) Sale Of Real Property And Certain Personal Property Assets Pursuant To 11 U.S.C. § 363 Free And Clear Of Liens, Claims, and Interests; and (2) Assumption and Assignment Of Executory Contracts and Unexpired Leases Under 11 U.S.C. § 365; and (3) Related Relief entered December 17, 2010 (the “Sale Order”), docket number 328 in the Case, pursuant to which Platinum (as collateral agent) was approved as the successful “back up bidder” for the assets (the “Relief Canyon Mining Assets”) described in the Asset Purchase Agreement, dated as of April 2011 (the “APA”), between Platinum and Firstgold.  The Relief Canyon Mining Assets, as described in the APA, include any rights of Firstgold in any reclamation bonds or funds on deposit with the Bureau of Land Management pertaining to the Relief Canyon Mine, in an amount of approximately $2.8 million.  On August 30, 2011, pursuant to the Sale Order, the Company purchased 100% of the Relief Canyon Mining Assets through Gold Acquisition Sub's acquisition of Platinum's rights under the APA which acquisition includes mining and mill-site claims.

The Relief Canyon Mine is subject to a continuing royalty payment equal 2% of “Net Smelter Returns” payable to Battle Mountain Gold Exploration LLC (the “NSR Agreement”).  Net Smelter Returns are the difference between Gross Proceeds and Expenses from the operation of the Relief Canyon Mining Assets.

Acquisition of the Relief Canyon Mining Assets was effected through the execution of an Assignment and Assumption Agreement (the “Assignment Agreement”) pursuant to which the Gold Acquisition Sub assumed all rights and obligations of Platinum under the APA.

SAGEBRUSH GOLD LTD. AND SUBSIDIARY
(FORMERLY THE EMPIRE SPORTS & ENTERTAINMENT HOLDINGS CO.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2010

NOTE 8 – SUBSEQUENT EVENTS (continued)

The Notes are joint and several obligations of the Company and Acquisition Sub and bear interest at a rate of 9% per annum with principal and interest payable on the first business day of each month commencing on the earlier of: (i) 3 months after the Company or Acquisition Sub begins producing or extracting gold from the Relief Canyon Mine or (ii) 18 months after the original date of issuance of the Note (the “Commencement Date”). The principal amount shall be paid in 12 equal monthly installments, with the initial payment due on the Commencement Date.  The Notes may be pre-paid, in full or in part (but in no case, in an amount less than $250,000) at a price equal to 110% of the aggregate principal amount of the Notes plus all accrued and unpaid interest thereon at the election of the Company, and after the occurrence of certain events at the election of Platinum or Lakewood.  The Notes are convertible into shares of the Company’s common stock, at a price per share equal to $0.55, subject to adjustment in the event of mergers, recapitalizations, dividends and distributions applicable to shareholders generally and are further subject to full-ratchet anti-dilution protection.  The Notes contain customary provisions regarding occurrences that give rise to defaults under the Notes, including actions permitted to be taken in the event of default, cross default provisions and provision for default interest rates, and recovery of costs of collection.  Lakewood has agreed under the Notes to be governed by all waivers, consents and amendments agreed to by Platinum.  Platinum serves as Collateral Agent with respect to all matters relating to the collateral for the Notes.  Repayment of the Notes is secured by all of assets of Gold Acquisition Sub and a pledge by the Company of 100% of the stock of Gold Acquisition Sub held by the Company pursuant to a security agreement and stock pledge agreement. The Notes contain usual and customary “Events of Default” as defined in the senior secured convertible promissory note agreement.

On August 26, 2011, certain holders of Senior Secured indebtedness of the Company (including our co-chairman Barry Honig) entered into a Side Letter with Platinum under which such lenders agreed to subordinate any obligations of the Company or its subsidiaries to such Lenders to the interests of Platinum and Lakewood under the Notes.  As a result, the agreements dated as of February 23, 2011 (as amended) including that certain Credit Facility Agreement by and among the Company, The Empire Sports & Entertainment, Co., and EXCX Funding Corp., and Barry Honig and Michael Brauser (the “Lenders”), were further amended to permit entry into the Notes and in order to permit Platinum and Lakewood to maintain a senior secured position with respect to the assets of the Gold Acquisition Sub and in the shares of Gold Acquisition Sub senior to the Lenders.

On August 24, 2011, AQR Opportunistic Premium Offshore Fund, L.P. filed a complaint against the Company in the United States District Court for the Southern District of New York  (Case No. 11CIV5933). The plaintiff seeks to enforce it rights under a warrant to purchase shares of common stock (the “Warrant”) of Continental Resources Group, Inc. On July 22, 2011, the Company acquired all of the assets of Continental through its wholly owned subsidiary Continental Resources Acquisition Sub, Inc. and assumed all of Continental’s obligation under the Warrant in connection with the asset purchase agreement. The plaintiff claims that the Warrant granted plaintiff the right to demand its Warrant be purchased back for a contractually specified cash price provided notice is given within 30 days of such fundamental transaction as defined in the warrant agreement. On August 16, 2011, the plaintiff sent Continental and the Company a notice exercising its right to require the Company to purchase the Warrants by paying an amount of cash equal to the black scholes value of the remaining unexercised portion of the Warrant on the date of consummation of such fundamental transaction. The plaintiff is suing for damages of approximately $128,000 plus attorneys’ fees and costs.  The Company disputes the material allegations of the complaint and intends to vigorously defend the action.

On September 2, 2011, the Company, the Empire Sports and Entertainment Co., EXCX Funding, Corp. (“EXCX”), Capital Hoedown, Inc. (collectively, the “Companies”), and Shelly Finkel, our former Chief Executive Officer and Co-Chairman of our Board of Directors (“Executive”), entered into a Separation Agreement (the “Agreement”) under which Executive resigned from all positions with the Company and each of its subsidiaries and affiliates. Certain previously entered funding agreements by and between Barry Honig, our Co-Chairman, Executive, and Michael Brauser (collectively, “Lenders”) provided certain funding for the purpose of assisting Empire in financing certain entertainment event costs.  Empire acquired a 66.67% interest in Capital Hoedown and CII acquired a 33.33% in Capital Hoedown under which Lenders provided funding pursuant to that certain Credit Facility Agreement (the “Loan Agreement”), one or more Notes, a Security Agreement, a Owner’s Pledge and Security Agreement, a Blocked Account Control Agreement, a Collateral Account Agreement, and the other Loan Documents (the “Transaction Documents”). Executive and Lenders also entered into a Contribution and Security Agreement dated as of February 19, 2011 (the “Contribution Agreement”) under which Executive pledged certain collateral and agreed to reimburse Lenders certain amounts in connection with the Loan Agreement.

SAGEBRUSH GOLD LTD. AND SUBSIDIARY
(FORMERLY THE EMPIRE SPORTS & ENTERTAINMENT HOLDINGS CO.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2010

NOTE 8 – SUBSEQUENT EVENTS (continued)

Pursuant to the Agreement, Executive agreed to the following:

i.	Cancellation of 750,000 shares of common stock, par value $0.001 per share, of the Company’s Common Stock owned by Executive; and
ii.
All unvested shares and options of the Company shall be cancelled and returned to the Company, other than outstanding options awarded to Executive to purchase 400,000 shares of Common Stock and additionally, Executive shall be entitled to retain 600,000 shares of Common Stock presently owned (the options to purchase 400,000 shares of Common Stock and 600,000 shares of Common Stock, the “Executive Retained Securities”). The  Executive Retained Securities shall secure for collection of certain outstanding receivables of approximately $112,500, and thereafter be pledged to Lenders as collateral security for the payment by the Executive of $150,000 of indebtedness to Lenders in accordance with a payment schedule set forth in the Agreement; and

iii.	1,950,000 shares of Executive’s Common Stock shall be sold to Michael Brauser, one of the Lenders; and
iv.
That certain Letter of Credit issued by Signature Bank, NA, (the “Letter of Credit”) pledged to Lenders as collateral security for the Loan Agreement, shall be assigned by Executive to the Lenders to repay the obligations under the Credit facility agreement.

Additionally, the employment agreement of Executive was terminated upon execution of the Separation Agreement. The Executive and the Companies agreed to release each other from any and all claims and further obligations.

On September 1, 2011, the Company exited the sports and entertainment business and disposed of its Empire Sports & Entertainment Co. subsidiary pursuant to a Stock Purchase Agreement (the “SPA”) by and between the Company, The Empire Sports & Entertainment Co., Inc. and Concert International, Inc.  The Company will no longer be engaged in or pursue agreements with artists or athletes for sports and entertainment promotion and events, and will focus its activities exclusively on its new business segment, gold exploration as a junior exploration company. As a result of the Company's focus on gold exploration, the Company is considered an exploration stage company effective September 1, 2011.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Members
Golden Empire, LLC

We have audited the accompanying balance sheet of Golden Empire, LLC (A Limited Liability Company) as of December 31, 2009, and the related statements of operations, changes in members’ deficit and cash flows for the period from November 30, 2009 (Inception) to December 31, 2009.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Golden Empire, LLC as of December 31, 2009, and its results of operations and cash flows for the period from November 30, 2009 (Inception) to December 31, 2009, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has no established source of revenue. This raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters is also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ KBL, LLP
New York, New York
October 18, 2011

GOLDEN EMPIRE, LLC
AUDITED BALANCE SHEET
December 31, 2009

ASSETS
CURRENT ASSETS:
Advances receivable	$15,386

Total Assets	$15,386

LIABILITIES AND MEMBERS' DEFICIT

CURRENT LIABILITIES:
Loan payable - related party	$30,435
Due to related party	15,502

Total Liabilities	45,937

MEMBERS' DEFICIT:
Members' interest	22,500
Accumulated deficit	(53,051)

Total Members' Deficit	(30,551)

Total Liabilities and Members' Deficit	$15,386

See accompanying notes to financial statements.

GOLDEN EMPIRE, LLC
AUDITED STATEMENT OF OPERATIONS
FOR THE PERIOD FROM NOVEMBER 30, 2009 (INCEPTION) TO DECEMBER 31, 2009

Net revenues	$-

Operating expenses:
Live events expenses	2,000
Sales and marketing expenses	7,800
General and administrative expenses	43,251

Total operating expenses	53,051

Net loss	$(53,051)

See accompanying notes to financial statements.

GOLDEN EMPIRE, LLC
AUDITED STATEMENT OF CHANGES IN MEMBERS' DEFICIT
FOR THE PERIOD FROM NOVEMBER 30, 2009 (INCEPTION) TO DECEMBER 31, 2009

			Total
	Members'	Accumulated	Members'
	Interest	Deficit	Deficit

Balance, November 30, 2009 (Inception)	$-	$-	$-

Members' contribution	22,500	-	22,500

Net loss	-	(53,051)	(53,051)

Balance, December 31, 2009	$22,500	$(53,051)	$(30,551)

See accompanying notes to financial statements

GOLDEN EMPIRE, LLC
AUDITED STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM NOVEMBER 30, 2009 (INCEPTION) TO DECEMBER 31, 2009

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(53,051)
Adjustments to reconcile net loss to net cash
used in operating activities:
Contributed member services	22,500
Changes in operating assets and liabilities:
Advances receivable	(15,386)

NET CASH USED IN OPERATING ACTIVITIES	(45,937)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from loan payable - related party	30,435
Proceeds from related party advances	15,502

NET CASH PROVIDED BY FINANCING ACTIVITIES	45,937

NET INCREASE IN CASH	-

CASH - beginning of period	-

CASH - end of year	$-

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for:
Interest	$-
Income taxes	$-

See accompanying notes to financial statements.

GOLDEN EMPIRE, LLC
NOTES TO AUDITED FINANCIAL STATEMENTS
DECEMBER 31, 2009

NOTE 1 – ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

Golden Empire, LLC (the “Company”), a New Jersey limited liability company, was formed and commenced operations on November 30, 2009. The Company is an entertainment company, principally engaged in the production and promotion of music and sporting events. For the period from November 30, 2009 (Inception) to December 31, 2009, the Company had no revenues and recorded a limited number of transactions related to the commencement of its operations.  The liability of the members of the Company is limited to the members’ total capital contributions.

Basis of presentation

The financial statements are prepared in accordance with generally accepted accounting principles in the United States of America ("US GAAP").

Use of estimates

In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet, and revenues and expenses for the period then ended.  Actual results may differ significantly from those estimates.

Cash and cash equivalents

The Company considers all highly liquid investments purchased with a maturity of three months or less when acquired to be cash equivalents. The Company places its cash with a high credit quality financial institution. The Company’s account at this institution is insured by the Federal Deposit Insurance Corporation ("FDIC") up to $250,000. For the period ended December 31, 2009, the Company had no cash and cash equivalents. To reduce its risk associated with the failure of such financial institution, the Company evaluates at least annually the rating of the financial institution in which it holds deposits.

Fair value of financial instruments

 The Company adopted Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 820, “Fair Value Measurements and Disclosures”, for assets and liabilities measured at fair value on a recurring basis. ASC 820 establishes a common definition for fair value to be applied to existing US GAAP that require the use of fair value measurements which establishes a framework for measuring fair value and expands disclosure about such fair value measurements.

ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Additionally, ASC 820 requires the use of valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. These inputs are prioritized below:

Level 1:	Observable inputs such as quoted market prices in active markets for identical assets or liabilities
Level 2:	Observable market-based inputs or unobservable inputs that are corroborated by market data
Level 3:	Unobservable inputs for which there is little or no market data, which require the use of the reporting entity’s own assumptions.

The carrying amounts reported in the balance sheet for due to related party approximate their estimated fair market value based on the short-term maturity of this instrument. The carrying amount of the loan payable - related party at December 31, 2009, approximate their respective fair value based on the Company’s incremental borrowing rate.

GOLDEN EMPIRE, LLC
NOTES TO AUDITED FINANCIAL STATEMENTS
DECEMBER 31, 2009

NOTE 1 – ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

In addition, FASB ASC 825-10-25 “Fair Value Option” was effective for January 1, 2008. ASC 825-10-25 expands opportunities to use fair value measurements in financial reporting and permits entities to choose to measure many financial instruments and certain other items at fair value. The Company did not elect the fair value options for any of its qualifying financial instruments.

Advances receivable

Advances receivable represent cash paid in advance to athletes for their training. The Company has the right to offset the advances against the amount payable to such athletes for their future sporting events. The amounts advanced under such arrangements are short-term in nature which totaled $15,386 as of December 31, 2009.

Impairment of long-lived assets

Long-lived assets of the Company are reviewed for impairment whenever events or circumstances indicate that the carrying amount of assets may not be recoverable. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset’s estimated fair value and its book value. The Company did not consider it necessary to record any impairment charges during the period ended December 31, 2009.

Income taxes

The Company is organized as a limited liability company whereby elements of income taxation including income, expense, credits and allowances of the Company are reflected in a proportional basis on the members’ individual income tax returns. Accordingly, there is no provision for income taxes in these financial statements.

Revenue recognition

The Company records revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectability is reasonably assured.

The Company will earn revenue primarily from live event ticket sales, sponsorship, advertising, concession fees, television rights fee and pay per view fees for events broadcast on television or cable.

The following policies reflect specific criteria for the various revenues streams of the Company:

•
Revenue from ticket sales are recognized when the event occurs. Advance ticket sales and event-related revenues for future events are deferred until earned, which is generally once the events are conducted. The recognition of event-related expenses is matched with the recognition of event-related revenues.

•	Revenue from sponsorship, advertising and television/cable distribution agreements is recognized in accordance with the contract terms, which are generally at the time events occur.

•	Revenues from the sale of products are recognized at the point of sale at the live event concession stands.

GOLDEN EMPIRE, LLC
NOTES TO AUDITED FINANCIAL STATEMENTS
DECEMBER 31, 2009

NOTE 1 – ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Cost of revenue

Costs related to live events are recognized when the event occurs. Event costs paid prior to an event are capitalized to prepaid costs and then charged to expense at the time of the event. Cost of other revenue streams are recognized at the time the related revenues are realized.

Advertising

Advertising is expensed as incurred and is included in sales and marketing expenses on the accompanying statement of operations.  Such expenses for the period from November 30, 2009 (Inception) to December 31, 2009 totaled $7,800.

Related parties

Parties are considered to be related to the Company if the parties directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. The Company discloses all related party transactions. All transactions shall be recorded at fair value of the goods or services exchanged. Property purchased from a related party is recorded at the cost to the related party and any payment to or on behalf of the related party in excess of the cost is reflected as a distribution to related party.

Recent accounting pronouncements

In June 2009, the FASB issued ASC Topic 810-10, “Amendments to FASB Interpretation No. 46(R)”. This updated guidance requires a qualitative approach to identifying a controlling financial interest in a variable interest entity (“VIE”), and requires ongoing assessment of whether an entity is a VIE and whether an interest in a VIE makes the holder the primary beneficiary of the VIE. ASC Topic 810-10 is effective for annual reporting periods beginning after November 15, 2009. The adoption of ASC Topic 810-10 did not have a material impact on the results of operations and financial condition.

In October 2009, the FASB issued Accounting Standards Updates (“ASU”) No. 2009-13, “Multiple-Deliverable Revenue Arrangements.” The ASU establishes the accounting and reporting guidance for arrangements including multiple revenue-generating activities and provides amendments to the criteria for separating deliverables, measuring and allocating arrangement consideration to one or more units of accounting. The amendments in this ASU also establish a selling price hierarchy for determining the selling price of a deliverable. Significantly enhanced disclosures are also required to provide information about a vendor’s multiple-deliverable revenue arrangements, including information about the nature and terms, significant deliverables, and its performance within arrangements. The amendments also require providing information about the significant judgments made and changes to those judgments and about how the application of the relative selling-price method affects the timing or amount of revenue recognition. The amendments in this ASU are effective prospectively for revenue arrangements entered into or materially modified in the fiscal years beginning on or after June 15, 2010. The adoption of this standard will not have a material impact on the Company’s financial statements.

GOLDEN EMPIRE, LLC
NOTES TO AUDITED FINANCIAL STATEMENTS
DECEMBER 31, 2009

NOTE 1 – ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

In January 2010, the FASB issued ASU No. 2010-06, “Improving Disclosures about Fair Value Measurements” an amendment to ASC Topic 820, “Fair Value Measurements and Disclosures.”  This amendment requires an entity to: (i) disclose separately the amounts of significant transfers in and out of Level 1 and Level 2 fair value measurements and describe the reasons for the transfers and (ii) present separate information for Level 3 activity pertaining to gross purchases, sales, issuances and settlements.  ASU No. 2010-06 is effective for the Company for interim and annual reporting beginning after December 15, 2009, with one new disclosure effective after December 15, 2010. The adoption of ASU No. 2010-06 did not have a material impact on the Company’s results of operations and financial condition.

 In February 2010, the FASB issued an amendment to the accounting standards related to the accounting for, and disclosure of, subsequent events in an entity’s  financial statements. This standard amends the authoritative guidance for subsequent events that was previously issued and among other things exempts Securities and Exchange Commission registrants from the requirement to disclose the date through which it has evaluated subsequent events for either original or restated financial statements. This standard does not apply to subsequent events or transactions that are within the scope of other applicable US GAAP that provides different guidance on the accounting treatment for subsequent events or transactions. The adoption of this standard did not have a material impact on the Company’s financial statements.

In July 2010, the FASB issued ASU No. 2010-20, Receivables (Topic 310) “Disclosures about the Credit Quality of Financing Receivables and the Allowance for Credit Losses”.  ASU 2010-20 requires additional disclosures about the credit quality of a company’s loans and the allowance for loan losses held against those loans.  Companies will need to disaggregate new and existing disclosures based on how it develops its allowance for loan losses and how it manages credit exposures.  Additional disclosure is also required about the credit quality indicators of loans by class at the end of the reporting period, the aging of past due loans, information about troubled debt restructurings, and significant purchases and sales of loans during the reporting period by class.  The new guidance is effective for interim- and annual periods beginning after December 15, 2010.  The Company anticipates that adoption of these additional disclosures will not have a material effect on its financial position or results of operations.

Other accounting standards that have been issued or proposed by the FASB that do not require adoption until a future date are not expected to have a material impact on the financial statements upon adoption.

NOTE 2 – GOING CONCERN

The financial statement of the Company have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and the satisfaction of liabilities in the normal course of business over a reasonable period of time. The Company has incurred net loss of $53,051 for the period from November 30, 2009 (inception) to December 31, 2009. The Company did not generate any revenues to meet its operating expenses. The Company's ability to raise additional capital through the future issuances of common stock is unknown. The obtainment of additional financing, the successful development of the Company's contemplated plan of operations, and its transition, ultimately, to the attainment of profitable operations are necessary for the Company to continue operations. The ability to successfully resolve these factors raise substantial doubt about the Company's ability to continue as a going concern. The financial statements of the Company do not include any adjustments that may result from the outcome of these aforementioned uncertainties.

GOLDEN EMPIRE, LLC
NOTES TO AUDITED FINANCIAL STATEMENTS
DECEMBER 31, 2009

NOTE 3 – RELATED PARTY TRANSACTIONS

Loan payable - related party

In December 2009, one of the Company’s directors loaned $30,435 to the Company. This loan is noninterest bearing and is due on demand. Such loan was paid back in December 2010.

Due to related party

The President of the Company, from time to time, provided advances to the Company for operating expenses. At December 31, 2009, the Company had a payable to the President of the Company amounting to $15,502. These advances are short-term in nature and noninterest bearing.  These advances were paid back in March 2010.

NOTE 4– MEMBER CONTRIBUTION

One of the members of the Company contributed services amounting to $22,500 during the period of inception through December 31, 2009. These services were for general corporate purposes and represented contributed capital from this member. The member forgave compensation amounting to approximately $22,500 during the period of inception through December 31, 2009. Such contributed services are recorded as additional paid-in capital and a corresponding increase to general and administrative expenses.

NOTE 5– SUBSEQUENT EVENTS

The Company transferred all assets, liabilities and assigned certain promotion rights agreements to The Empire Sports and Entertainment Co., a newly formed entity.  On February 10, 2010, the assets (including promotion agreements) were transferred at carrying value which approximated fair value. The Empire Sports and Entertainment Co. was incorporated in Nevada on February 10, 2010. The Company transferred all assets, liabilities and certain promotion rights agreements to the Empire Sports and Entertainment at carrying value of ($30,551) which approximated fair value on February 10, 2010. Golden Empire ceased operations on that date. The results of operations for the period from January 1, 2010 to February 9, 2010 of Golden Empire were not material.

SAGEBRUSH GOLD LTD. AND SUBSIDIARIES
(FORMERLY THE EMPIRE SPORTS AND ENTERTAINMENT HOLDINGS CO.)
(AN EXPLORATION STAGE COMPANY)
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	IN US$
	September 30,	December 31,
	2011	2010
	(Unaudited)	( Note 1)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$1,443,598	$509,550
Restricted cash - current portion	4,122,701	560,000
Marketable securities available for sale	150,000	-
Note receivable	500,000	-
Other receivables	29,258	-
Prepaid expenses - current portion	1,102,355	49,882
Deferred financing cost	245,015	-
Due from parent company	331,335	-
Assets of discontinued operations - current portion	123,250	1,037,054

Total Current Assets	8,047,512	2,156,486

OTHER ASSETS:
Restricted cash - long-term portion	-	500,000
Prepaid expenses - long-term portion	40,250	-
Property and equipment, net	9,460,988	33,524
Mining rights	2,000	-
Goodwill	7,647,997	-
Reclamation bond deposit	4,557,629	-
Deposits	51,000	-
Assets of discontinued operations - long term portion	8,509	87,662

Total Other Assets - Net	21,768,373	621,186

Total Assets	$29,815,885	$2,777,672

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$5,353,696	$56,479
Senior convertible promissory notes, net of debt discount	266,667	-
Convertible promissory notes, net of debt discount	457,771	-
Convertible promissory note - related party, net of debt discount	66,027	-
Note payable, net of debt discount	391,735	-
Note payable - related party, net of debt discount	391,735	-
Note payable - parent company	2,025,000	-
Derivative liability	11,510,601	-
Liabilities of discontinued operation	16,253	44,850

Total Liabilities	20,479,485	101,329

Commitments and Contingencies

STOCKHOLDERS' EQUITY :
Convertible Series A Preferred stock ($.0001 Par Value; 50,000,000 Shares Authorized;
750,000 and none issued and outstanding as of
September 30, 2011 and December 31, 2010, respectively)	75	-
Convertible Series B Preferred stock ($.0001 Par Value; 8,000,000 Shares Authorized;
8,000,000 and none issued and outstanding as of
September 30, 2011 and December 31, 2010, respectively)	800	-
Convertible Series C Preferred stock ($.0001 Par Value; 3,284,396 Shares Authorized;
3,284,396 and none issued and outstanding as of
September 30, 2011 and December 31, 2010, respectively)	328	-
Common stock ($.0001 Par Value; 500,000,000 Shares Authorized;
121,092,500 and 22,135,805 shares issued and outstanding as of
September 30, 2011 and December 31, 2010, respectively)	12,109	2,213
Additional paid-in capital	107,865,076	4,749,678
Accumulated deficit	(87,299,448)	(2,075,548)
Accumulated deficit since inception of exploration stage (September 1, 2011)	(11,290,186)	-
Accumulated other comprehensive income - marketable securities available for sale	50,000	-
Accumulated other comprehensive loss - cumulative foreign currency translation adjustment	(978)	-

Total Sagebrush Gold Ltd. Equity	9,337,776	2,676,343

Non-Controlling Interest in Subsidiary	(1,376)	-

Total Stockholders' Equity	9,336,400	2,676,343

Total Liabilities and Stockholders' Equity	$29,815,885	$2,777,672

See accompanying notes to unaudited condensed consolidated financial statements.

SAGEBRUSH GOLD LTD. AND SUBSIDIARIES
(FORMERLY THE EMPIRE SPORTS AND ENTERTAINMENT HOLDINGS CO.)
(AN EXPLORATION STAGE COMPANY)
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

			IN US $
	Three Months Ended September 30, 2011	Three Months Ended September 30, 2010	Nine Months Ended September 30, 2011	For the Period from February 10, 2010 (Inception) September 30, 2010	For the Period from Inception of Exploration stage (September 1, 2011) through September 30, 2011
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Net revenues	$-	$-	$-	$-	$-

Operating expenses:
Compensation and related taxes	464,307	92,500	761,208	123,333	417,836
Exploration cost	889,351	-	925,623	-	427,555
Impairment of goodwill	72,397,654	-	72,397,654	-	-
Consulting fees	3,383,164	47,500	3,791,899	309,293	2,887,558
General and administrative expenses	391,757	125,921	892,865	158,188	287,643

Total operating expenses	77,526,233	265,921	78,769,249	590,814	4,020,592

Operating loss from continuing operations	(77,526,233)	(265,921)	(78,769,249)	(590,814)	(4,020,592)

OTHER INCOME (EXPENSES):
Interest income	3,333	-	9,271	-	3,333
Derivative expense	(5,198,206)	-	(5,198,206)	-	-
Change in fair value of derivative liability	1,687,605	-	1,687,605	-	1,687,605
Settlement expense	(4,761,500)	-	(4,761,500)	-	(4,761,500)
Interest expense - parent company	(25,000)	-	(25,000)	-	(25,000)
Interest expense	(1,670,589)	-	(3,119,045)	-	(1,664,203)

Total other expenses - net	(9,964,357)	-	(11,406,875)	-	(4,759,765)

Loss from continuing operations before provision for income taxes	(87,490,590)	(265,921)	(90,176,124)	(590,814)	(8,780,357)

Provision for income taxes	-	-	-	-	-

Loss from continuing operations	(87,490,590)	(265,921)	(90,176,124)	(590,814)	(8,780,357)

Discontinued operations:
Gain (loss) from discontinued operations, net of tax	(1,874,969)	(390,538)	(2,995,376)	(859,651)	945,662

Net loss	(89,365,559)	(656,459)	(93,171,500)	(1,450,465)	(7,834,695)

Less: Net income (loss) attributable to non-controlling interest	(199,346)	-	1,422	-	(171,095)

Net loss attributable to Sagebrush Gold Ltd.	(89,564,905)	(656,459)	(93,170,078)	(1,450,465)	(8,005,790)

Deemed preferred stock dividends	(3,284,396)	-	(3,284,396)	-	(3,284,396)

Net loss available to common stockholders	$(92,849,301)	$(656,459)	$(96,454,474)	$(1,450,465)	$(11,290,186)

Loss per common share, basic and diluted:
Loss from continuing operations	$(0.77)	$(0.01)	$(1.83)	$(0.03)	$(0.08)
Income (loss) from discontinued operations	$(0.02)	$(0.02)	$(0.06)	$(0.05)	$0.01

WEIGHTED AVERAGE COMMON SHARES
OUTSTANDING - Basic and Diluted	113,594,049	21,115,768	49,198,517	17,348,763	114,455,696

See accompanying notes to unaudited condensed consolidated financial statements.

SAGEBRUSH GOLD LTD. AND SUBSIDIARIES
(FORMERLY THE EMPIRE SPORTS AND ENTERTAINMENT HOLDINGS CO.)
(AN EXPLORATION STAGE COMPANY)
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

		IN US $
	Nine Months Ended September 30, 2011	For the Period from February 10, 2010 (Inception) September 30, 2010	For the Period from Inception of Exploration stage (September 1, 2011) through September 30, 2011
CASH FLOWS FROM OPERATING ACTIVITIES:	(Unaudited)	(Unaudited)	(Unaudited)

Net loss attributable to Sagebrush Gold Ltd.	$(93,170,078)	$(1,450,465)	$(8,005,790)
Adjustments to reconcile net loss to net cash
(used in) operating activities:
Depreciation	93,103	4,799	93,103
Amortization of promotional advances	-	28,632	-
Amortization of debt discounts and deferred financing cost	2,830,420	-	1,546,625
Amortization of prepaid expense in connection
with the issuance of common stock issued for prepaid services	280,000	-	116,669
Contributed officer services	-	90,000	-
Derivative expense	5,198,206	-	-
Change in fair value of derivative liability	(1,687,605)	-	(1,687,606)
Impairment of goodwill	72,397,654	-	-
Gain from disposal of discontinued operations	(1,054,546)	-	(1,055,546)
Non-controlling interest	(1,376)	-	170,972
Common stock issued for services	-	252,000	-
Settlement expense	4,761,500	-	4,761,500
Stock-based compensation	1,954,482	186,667	1,554,108
Changes in operating assets and liabilities:
Restricted cash - current portion	(3,562,701)	(560,000)	(2,801,884)
Other receivables	(29,258)	-	-
Prepaid expenses - current portion	802,523	-	1,230,704
Deferred financing cost	(25,000)	-	(25,000)
Assets of discontinued operations - current portion	226,307	(806,060)	76,750
Prepaid expenses - long-term portion	1,662	-	1,662
Restricted cash - long-term portion	-	(500,000)	500,000
Deposits	(1,000)	-	-
Assets of discontinued operations - long term portion	85,300	(44,469)	32,047
Accounts payable and accrued expenses	270,308	64,375	106,476
Accrued interest - parent company	25,000	-	25,000
Liabilities of discontinued operation	1,185,093	41,542	(21,688)

NET CASH USED IN OPERATING ACTIVITIES	(8,920,006)	(2,692,979)	(3,381,898)

CASH FLOWS FROM INVESTING ACTIVITIES:
Advances on note and loan receivable	-	(25,000)	-
Investment in marketable securities available for sale	(100,000)	-	-
Increase in reclamation bond deposits	(1,715,629)	-	(1,715,629)
Cash used in acquisition of Gold Acquisition	(12,000,000)	-	-
Cash acquired from acquisition of business of Arttor Gold	2,000,100	-	-
Cash acquired in connection with the asset purchase agreement
entered into with parent company	11,164,514	-	-
Purchase of property and equipment	(10,148)	(36,877)	(6,176)

NET CASH USED IN INVESTING ACTIVITIES	(661,163)	(61,877)	(1,721,805)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock to founders	-	1,205	-
Proceeds from sale of common stock, net of issuance cost	1,924,000	3,690,349	1,678,000
Proceeds from sale of preferred stock	3,284,396	-	3,284,396
Proceeds from loan payable	-	160,000	-
Proceeds from note payable - related party	2,250,000	468,500	-
Proceeds from note payable	2,250,000	-	-
Proceeds from note payable - parent company	2,000,000	-	-
Proceeds from convertible promissory note - related party	100,000	-	-
Proceeds from convertible promissory notes	2,365,604	-	1,715,604
Collection on subscription receivable	30	-	-
Payments on related party advances	-	(178,866)	-
Payments on note payable	(3,326,500)	(100,000)	(1,116,500)
Advances to parent company	(331,335)	-	64,745
Proceeds from related party advances	-	163,364	-

NET CASH PROVIDED BY FINANCING ACTIVITIES	10,516,195	4,204,552	5,626,245

EFFECT OF EXCHANGE RATE ON CASH	(978)	-	672

NET INCREASE IN CASH AND CASH EQUIVALENTS	934,048	1,449,696	523,214

CASH AND CASH EQUIVALENTS- beginning of period	509,550	-	920,384

CASH AND CASH EQUIVALENTS- end of period	$1,443,598	$1,449,696	$1,443,598

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for:
Interest	$4,771	$-	$-
Income taxes	$-	$-	$-

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:

Issuance of common stock for payment of loans payable	$-	$360,000	$-
Issuance of a note payable in connection with the
acquisition of business	$8,000,000	$-	$-
Carrying value of assumed assets, liabilities and certain promotion
rights agreement contributed from Golden Empire, LLC	$-	$(30,551)	$-
Common stock issued for prepaid services	$280,000	$-	$-
Beneficial conversion feature and debt discount in connection with the
issuance of convertible promissory notes	$2,465,604	$-	$1,715,604
Debt discount in connection with the issuance of the credit facility
agreement and notes payable	$1,800,000	$-	$-
Preferred stock deemed dividend	$3,284,396	$-	$3,284,396
Deferred financing cost in connection with the issuance of the credit facility
agreement and notes payable	$900,000	$-	$-
Assumption of liabilities of Arttor Gold upon acquisition	$21,750	$-	$-
Purchase of other receivable of Arttor Gold upon acquisition	$30	$-	$-
Purchase of reclamation bond deposit of Gold Acquisition upon acquisition	$2,842,000	$-	$-
Purchase of property and equipment of Gold Acquisition upon acquistion	$9,508,003	$-	$-
Purchase of mining rights of Gold Acquisition upon acquisition	$2,000	$-	$-
Value of Goodwill upon acquisition of Gold Acquisition	$7,647,997	$-	$-
Common stock issued in connection with the asset purchase agreement
entered into with parent company	$84,465,688	$-	$-
Portion of replacement award that is part of consideration transferred in connection with the asset purchase agreement entered
into with parent company	$789,641	$-	$-
Purchase of prepaid expenses and deposits of parent company	$1,946,909	$-	$-
Purchase of property and equipment of parent company	$39,912	$-	$-
Assumption of liabilities of parent company	$293,659	$-	$-
Value of Goodwill in connection with the asset purchase agreement
entered into with parent company	$72,394,654	$-	$-

See accompanying notes to unaudited condensed consolidated financial statements.

SAGEBRUSH GOLD LTD. AND SUBSIDIARIES
(FORMERLY THE EMPIRE SPORTS AND ENTERTAINMENT HOLDINGS CO.)
(AN EXPLORATION STAGE COMPANY)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2011

NOTE 1 – ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

Sagebrush Gold Ltd. (the “Company”), formerly The Empire Sports & Entertainment Holdings Co., formerly Excel Global, Inc., was incorporated under the laws of the State of Nevada on August 2, 2007. The Company operated as a web-based service provider and consulting company.  In September 2010, the Company changed its name to The Empire Sports & Entertainment Holdings Co, which was subsequently changed to Sagebrush Gold Ltd. on May 16, 2011.

On September 29, 2010, the Company entered into a Share Exchange Agreement (the “Exchange Agreement”) with The Empire Sports & Entertainment, Co. (“Empire”), a privately held Nevada corporation incorporated on February 10, 2010, and the shareholders of Empire (the “Empire Shareholders”). Upon closing of the transaction contemplated under the Exchange Agreement (the “Exchange”), the Empire Shareholders transferred all of the issued and outstanding capital stock of Empire to the Company in exchange for shares of common stock of the Company.  Such Exchange caused Empire to become a wholly-owned subsidiary of the Company.

At the closing of the Exchange, each share of Empire’s common stock issued and outstanding immediately prior to the closing of the Exchange was exchanged for the right to receive one share of the Company’s common stock. Accordingly, an aggregate of 19,602,000 shares of the Company’s common stock were issued to the Empire Shareholders. Additionally, pursuant to the Agreement of Conveyance, Transfer of Assets and Assumption of Obligations (the “Conveyance Agreement”), the Company’s former officers and directors cancelled 17,596,603 of the Company’s common stock they owned. Such shares were administratively cancelled subsequent to the Exchange pursuant to the Conveyance Agreement (see below). After giving effect to the cancellation of shares, the Company had a total of 2,513,805 shares of common stock outstanding immediately prior to Closing. After the Closing, the Company had a total of 22,115,805 shares of common stock outstanding, with the Empire Shareholders owning 89% of the total issued and outstanding shares of the Company's common stock.

On October 8, 2010, the Company administratively entered into a series of agreements with the purpose of transferring certain of the residual assets and liabilities which were owned by the Company prior to the Exchange. These agreements were effectively consummated on the date of reverse merger. The agreements transferred certain assets and liabilities in connection with a website business to the former shareholders of the Company in exchange for the return and cancellation of 17,596,603 shares of the Company's common stock held by such shareholders.  Management believes that the fair value of the shares received for those assets and liabilities was not material. The shares were cancelled immediately upon receipt.

Prior to the Exchange, the Company was a shell company with no business operations.

The Exchange was accounted for as a reverse-merger and recapitalization. Empire is the acquirer for financial reporting purposes and the Company is the acquired company. Consequently, the assets and liabilities and the operations that will be reflected in the historical financial statements prior to the Exchange will be those of Empire and will be recorded at the historical cost basis of Empire, and the consolidated financial statements after completion of the Exchange will include the assets and liabilities of the Company and Empire, historical operations of Empire and operations of the Company from the closing date of the Exchange.

Empire was incorporated in Nevada on February 10, 2010 to succeed to the business of its predecessor company, Golden Empire, LLC (“Golden Empire”), which was formed and commenced operations on November 30, 2009. Empire is principally engaged in the production and promotion of music and sporting events. The Company assumed all assets, liabilities and certain promotion rights agreements entered into by Golden Empire at carrying value of ($30,551) which approximated fair value on February 10, 2010. Golden Empire ceased operations on that date. The results of operations for the period from January 1, 2010 to February 9, 2010 of Golden Empire were not material. Additionally, the services performed by the President of Golden Empire were presented as “Contributed Officer Services” in the Company’s Statement of Stockholders’ Equity because from January 1, 2010 on, the officer performed services solely for Empire. As a result of the Exchange, Empire became a wholly-owned subsidiary of the Company and the Company succeeded to the business of Empire as its sole line of business.

A newly-formed wholly-owned subsidiary, EXCX Funding Corp., a Nevada corporation was formed in January 2011 for the purpose of entering into a Credit Facility Agreement in February 2011 (see Note 8).

SAGEBRUSH GOLD LTD. AND SUBSIDIARIES
(FORMERLY THE EMPIRE SPORTS AND ENTERTAINMENT HOLDINGS CO.)
(AN EXPLORATION STAGE COMPANY)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2011

NOTE 1 – ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

On April 26, 2011, a shareholder agreement (the “Shareholder Agreement”) was executed and entered into between Empire, Concert International Inc. (“CII”) and Capital Hoedown Inc.  (“Capital Hoedown”). Pursuant to the Shareholder Agreement, Empire has the right to select two directors, and CII has the right to select one director of Capital Hoedown. Based on the Shareholder Agreement, Empire owned 66.67% and CII owned 33.33% of the corporate joint venture. Contemporaneously with the execution of the Shareholder Agreement, Empire issued a revolving demand loan to CII and Denis Benoit, up to a maximum amount of $500,000.  Additionally, Empire issued a revolving demand loan to the Company’s majority owned subsidiary, Capital Hoedown Inc., up to a maximum amount of $4,000,000 which bears 10% interest per annum and payable on the earlier of the termination date on January 15, 2012 or upon demand by Empire. Such loan to the Company’s former majority owned subsidiary, Capital Hoedown Inc., was considered an intercompany transaction and as such was eliminated at consolidation. On September 1, 2011, the Company exited the sports and entertainment business and disposed of its Empire subsidiary pursuant to a Stock Purchase Agreement (the “SPA”) by and between the Company, Empire and CII.  Prior to the purchase, CII was the owner of a 33 1/3% minority interest with Empire in Capital Hoedown, Inc., an Ontario corporation, formed to undertake an event held during August 2011.   Pursuant to the SPA, the Company agreed to sell to CII its Empire subsidiary, including the 66.67% equity ownership interest in Capital Hoedown, for $500,000 payable on March 31, 2012 pursuant to a Senior Promissory Note issued by CII to the Company which bears interest at 8% per annum. As a result, on September 1, 2011, Empire and Capital Hoedown are no longer considered subsidiaries of the Company.

On May 16, 2011, the Company filed a Certificate of Amendment to its Articles of Incorporation with the Secretary of State of the State of Nevada in order to change its name to “Sagebrush Gold Ltd.” from “The Empire Sports & Entertainment Holdings Co.”

On May 24, 2011, the Company entered into four limited liability company membership interests purchase agreements (the “Agreements”) with the owners of Arttor Gold LLC (“Arttor Gold”).  Each of the owners of Arttor Gold, (the “Members”) sold their interests in Arttor Gold in privately negotiated sales resulting in the Company acquiring 100% of Arttor Gold.  Pursuant to the Agreements, the Company issued 8,000,000 shares of preferred stock, designated Series B Convertible Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock”) and 13,000,000 shares of Common Stock in exchange for 100% membership interests in Arttor Gold.  Each share of Series B Preferred Stock is convertible into one share each of the Company’s common stock. Assuming the conversion into Common Stock of the Series B Preferred Stock, the Company has an additional 21,000,000 shares of its Common Stock, on a fully-diluted basis, outstanding following the transaction. As a result of this transaction, on May 24, 2011, Arttor Gold became a wholly-owned subsidiary of the Company. Arttor Gold (an exploration stage company), a Nevada limited liability company, was formed and organized on April 28, 2011. Arttor Gold operates as a U.S. based junior gold exploration and mining company.

A newly-formed wholly-owned subsidiary, Noble Effort Gold, LLC, a Nevada corporation was formed in June 2011.

A newly-formed wholly-owned subsidiary, Continental Resources Acquisition Sub, Inc., a Florida corporation was formed in July 2011.

A newly-formed wholly-owned subsidiary, Gold Acquisition Corp., a Nevada corporation was formed in August 2011.

On July 22, 2011, the Company, Continental Resources Acquisition Sub, Inc., the Company’s wholly-owned subsidiary (“Acquisition Sub”), and Continental Resources Group, Inc. (“Continental”), entered into an asset purchase agreement (the “Purchase Agreement”) and, through the Acquisition Sub, closed on the purchase of substantially all of the assets of Continental (the “Asset Sale”) in consideration for (i) shares of the Company’s common stock (the “Shares”) which was equal to eight Shares for every 10 shares of Continental’s common stock outstanding; (ii) the assumption of the outstanding warrants to purchase shares of Continental’s common stock such that the Company shall deliver to the holders of Continental’s warrants, warrants to purchase shares of the Company’s common stock (the “Warrants”) which was equal to one Warrant to purchase eight shares of the Company’s common stock for every warrant to purchase ten shares Continental’s common stock outstanding at an exercise price equal to such amount as is required pursuant to the terms of the outstanding warrants, and (iii)  the assumption of Continental’s 2010 Equity Incentive Plan and all options granted and issued thereunder such that the Company shall deliver to Continental’s option holders, options (the “Options”) to purchase an aggregate of such number of shares of the Company’s common stock issuable under the Company’s equity incentive plan which shall be equal to one option to purchase eight shares of the Company’s common stock for every option to purchase 10 shares of Continental’s common stock outstanding with a strike price equal to such amount as is required pursuant to the terms of the outstanding option. Under the terms of the Agreement, the Company purchased from Continental substantially all of its assets, including, but not limited to, 100% of the outstanding shares of common stock of the Continental’s wholly-owned subsidiaries (CPX Uranium, Inc., Green Energy Fields, Inc., and ND Energy, Inc.) and a majority voting interest in Secure Energy LLC. Upon the closing of the Asset Sale, Acquisition Sub will assume the Assumed Liabilities (as defined in the Agreement) of Continental.

SAGEBRUSH GOLD LTD. AND SUBSIDIARIES
(FORMERLY THE EMPIRE SPORTS AND ENTERTAINMENT HOLDINGS CO.)
(AN EXPLORATION STAGE COMPANY)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2011

NOTE 1 – ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

After giving effect to the foregoing, the Company issued 76,095,214 shares of its Common Stock, 41,566,999 stock warrants, and 2,248,000 stock options following the transaction.

Consequently, the issuance of 76,095,214 shares of the Company’s common stock to Continental accounted for approximately 67% of the total issued and outstanding stocks of the Company as of July 22, 2011 and the Company became a majority owned subsidiary of Continental, the Parent Company, (Continental may also be referred to as the “Parent Company”). As of September 30, 2011, Continental holds 62.84% of interest in the Company.

On August 30, 2011, the Company, through its newly-formed wholly owned subsidiary, Gold Acquisition Corp. (“Gold Acquisition”) acquired the Relief Canyon Mine (“Relief Canyon”) located in Pershing County, near Lovelock, Nevada,  for an aggregate purchase price consisting of: (i)  $12,000,000 cash and (ii)  $8,000,000 of senior secured convertible promissory notes (collectively, the “Notes”) issued to Platinum Long Term Growth LLC (“Platinum”) and Lakewood Group LLC (“Lakewood”) and collectively with Platinum, the “Sellers”). Gold Acquisition, a Nevada corporation was formed in August 2011.

Going concern

Future issuances of the Company's equity or debt securities will be required in order for the Company to continue to finance its operations and continue as a going concern. The Company's present revenues are insufficient to meet operating expenses.

The consolidated financial statement of the Company have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and the satisfaction of liabilities in the normal course of business over a reasonable period of time. The Company has incurred a net loss attributable to Sagebrush Gold Ltd. of $93,170,078 for the nine months ended September 30, 2011, had a working capital deficit of $12,431,973 at September 30, 2011 and cumulative net losses of approximately $98.6 million since its inception and requires capital for its contemplated operational and marketing activities to take place. The Company's ability to raise additional capital through the future issuances of common stock is unknown. The obtainment of additional financing, the successful development of the Company's contemplated plan of operations, and its transition, ultimately, to the attainment of profitable operations are necessary for the Company to continue operations. The ability to successfully resolve these factors raise substantial doubt about the Company's ability to continue as a going concern. The consolidated financial statements of the Company do not include any adjustments that may result from the outcome of these aforementioned uncertainties.

Basis of presentation

The condensed consolidated  financial statements are prepared in accordance with generally accepted accounting principles in the United States of America ("US GAAP") and present the financial statements of the Company and its wholly-owned subsidiaries and a subsidiary with a majority voting interest as of September 30, 2011. In the preparation of consolidated financial statements of the Company, intercompany transactions and balances are eliminated and net earnings are reduced by the portion of the net earnings of subsidiaries applicable to non-controlling interests. All adjustments (consisting of normal recurring items) necessary to present fairly the Company's financial position as of September 30, 2011, and the results of operations and cash flows for the nine months ended September 30, 2011 have been included. The results of operations for the nine months ended September 30, 2011 are not necessarily indicative of the results to be expected for the full year. The accounting policies and procedures employed in the preparation of these condensed consolidated financial statements have been derived from the audited financial statements of the Company for the period ended December 31, 2010, which are contained in Form 10-K as filed with the Securities and Exchange Commission on March 15, 2011. The consolidated balance sheet as of December 31, 2010 was derived from those financial statements.

Exploration stage company

On September 1, 2011, the Company exited the sports and entertainment business and disposed of its Empire subsidiary pursuant to a Stock Purchase Agreement. The Company will no longer be engaged in or pursue agreements with artists or athletes for sports and entertainment promotion and events, and will focus its activities exclusively on its new business segment, gold exploration as a junior exploration company. As a result of the Company's focus on gold exploration, the Company is considered an exploration stage company effective September 1, 2011. Accordingly, the Company is an exploration stage company as defined in ASC 915 “Development Stage Entities”.

SAGEBRUSH GOLD LTD. AND SUBSIDIARIES
(FORMERLY THE EMPIRE SPORTS AND ENTERTAINMENT HOLDINGS CO.)
(AN EXPLORATION STAGE COMPANY)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2011

NOTE 1 – ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Use of estimates

In preparing the condensed consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the condensed consolidated balance sheet, and revenues and expenses for the period then ended.  Actual results may differ significantly from those estimates. Significant estimates made by management include, but are not limited to, allowance for bad debts, the useful life of property and equipment, the fair values of certain promotional contracts and the assumptions used to calculate fair value of options granted and derivative liability, beneficial conversion on convertible notes payable, valuation of goodwill, common stock issued for services and common stock issued in connection with an acquisition.

Non-controlling interests in consolidated financial statements

In December 2007, the FASB issued ASC 810-10-65, “Non-controlling Interests in Consolidated Financial Statements, an amendment of Accounting Research Bulletin No. 51,” (“SFAS No. 160”).  This statement clarifies that a non-controlling (minority) interest in a subsidiary is an ownership interest in the entity that should be reported as equity in the consolidated financial statements. It also requires consolidated net income to include the amounts attributable to both the parent and non-controlling interest, with disclosure on the face of the consolidated income statement of the amounts attributed to the parent and to the non-controlling interest. This statement is effective for fiscal years beginning after December 15, 2008, with presentation and disclosure requirements applied retrospectively to comparative financial statements. In accordance with ASC 810-10-45-21, those losses attributable to the parent and the non-controlling interest in subsidiary may exceed their interests in the  subsidiary’s equity. The excess and any further losses attributable to the parent and the non-controlling interest shall be attributed to those interests even if that attribution results in a deficit non-controlling interest balance. As of September 30, 2011, the Company recorded a deficit non-controlling interest balance of $1,376 in connection with our majority-owned subsidiary, Secure Energy LLC, as reflected in the accompanying consolidated balance sheets.

Cash and cash equivalents

The Company considers all highly liquid investments with a maturity of three months or less when acquired to be cash equivalents. The Company places its cash with a high credit quality financial institution. The Company’s account at this institution is insured by the Federal Deposit Insurance Corporation ("FDIC") up to $250,000. In addition to the basic insurance deposit coverage, the FDIC is providing temporary unlimited coverage for non-interest bearing transaction accounts through December 31, 2012. At September 30, 2011, the Company has not reached bank balances exceeding the FDIC insurance limit on interest bearing accounts. To reduce its risk associated with the failure of such financial institution, the Company evaluates at least annually the rating of the financial institution in which it holds deposits.

Marketable securities

Marketable securities that the Company invests in publicly traded equity securities and are generally restricted for sale under Federal securities laws. The Company’s policy is to liquidate securities received when market conditions are favorable for sale. Since these securities are often restricted, the Company is unable to liquidate them until the restriction is removed. Pursuant to ASC Topic 320, “Investments –Debt and Equity Securities” the Company’s marketable securities have a readily determinable and active quoted price, such as from NASDAQ, NYSE Euronext, the Over the Counter Bulletin Board, and the OTC Markets Group (formerly known as the Pink Sheets) and any unrealized gain or loss is recognized as an element of comprehensive income based on changes in the fair value of the security as quoted on an exchange or an inter-dealer quotation system. Once liquidated, any realized gain or loss on the sale of marketable securities is reflected in our net income for the period in which the security was liquidated.

The Company performs an analysis of the marketable securities at least on an annual basis to determine if any of these securities have become other than temporarily impaired. Unrealized gains or losses on marketable securities available for sale are recognized on a periodic basis as an element of comprehensive income based on changes in the fair value of the security. If the Company determines that the decline in fair value is other than temporary the Company recognizes the amount of the impairment as a realized loss into our current period net income (loss). This determination is based on a number of factors, including but not limited to (i) the percentage of the decline, (ii) the severity of the decline in relation to the enterprise/market conditions, and (iii) the duration of the decline.

SAGEBRUSH GOLD LTD. AND SUBSIDIARIES
(FORMERLY THE EMPIRE SPORTS AND ENTERTAINMENT HOLDINGS CO.)
(AN EXPLORATION STAGE COMPANY)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2011

NOTE 1 – ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Comprehensive income

Accounting Standards Update (“ASU”) No. 2011-05 amends FASB Codification Topic 220 on comprehensive income (1) to eliminate the current option to present the components of other comprehensive income in the statement of changes in equity, and (2) to require presentation of net income and other comprehensive income (and their respective components) either in a single continuous statement or in two separate but consecutive statements. These amendments do not alter any current recognition or measurement requirements in respect of items of other comprehensive income. The amendments in this Update are to be applied prospectively. For public entities, the amendments are effective during interim and annual periods beginning after December 15, 2011. Earlier adoption is permitted, because compliance with the amendments is already permitted. The Company will start to adopt this guidance in the Company's 2011 fiscal year end consolidated financial statement.

Foreign currency translation

The Company’s reporting currency is the U.S. dollar. The functional currency of the Parent Company is the U.S. dollar and the functional currency of our former majority owned subsidiary, Capital Hoedown, is the Canadian dollar (“CAN”), the official currency of Canada. Capital accounts of the consolidated financial statements are translated into United States dollars from CAN at their historical exchange rates when the capital transactions occurred. Assets and liabilities are translated at the exchange rates as of the balance sheet dates. Income and expenditures are translated at the average exchange rates for the nine month period ended September 30, 2011. A summary of the conversion rates for the periods presented is as follows:

September 30, 2011
Period end CAN: U.S. dollar exchange rate	0.9682
Average nine month period CAN: U.S. dollar exchange rate	1.023

Fair value of financial instruments

Effective February 10, 2010, the Company adopted FASB ASC 820, “Fair Value Measurements and Disclosures” (“ASC 820”), for assets and liabilities measured at fair value on a recurring basis. ASC 820 establishes a common definition for fair value to be applied to existing generally accepted accounting principles that require the use of fair value measurements, establishes a framework for measuring fair value and expands disclosure about such fair value measurements. The adoption of ASC 820 did not have an impact on the Company’s financial position or operating results, but did expand certain disclosures.

ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Additionally, ASC 820 requires the use of valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. These inputs are prioritized below:

Level 1:	Observable inputs such as quoted market prices in active markets for identical assets or liabilities
Level 2:	Observable market-based inputs or unobservable inputs that are corroborated by market data
Level 3:	Unobservable inputs for which there is little or no market data, which require the use of the reporting entity’s own assumptions.
The Company analyzes all financial instruments with features of both liabilities and equity under the FASB’s accounting standard for such instruments. Under this standard, financial assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. Depending on the product and the terms of the transaction, the fair value of notes payable and derivative liabilities were modeled using a series of techniques, including closed-form analytic formula, such as the Black-Scholes option-pricing model.

SAGEBRUSH GOLD LTD. AND SUBSIDIARIES
(FORMERLY THE EMPIRE SPORTS AND ENTERTAINMENT HOLDINGS CO.)
(AN EXPLORATION STAGE COMPANY)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2011

NOTE 1 – ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

The following table presents a reconciliation of the derivative liability measured at fair value on a recurring basis using significant unobservable input (Level 3) from January 1, 2011 to September 30, 2011:

Conversion feature derivative liability
Balance at January 1, 2011	$-
Recognition of derivative liability	13,198,206
Change in fair value included in earnings	(1,687,605)
Balance at September 30, 2011	$11,510,601

Investment measured at fair value on a recurring basis:

	Fair Value Measurements Using:
	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)

Marketable securities available for sale	$150,000	$-	$-

The Company categorizes the securities as investments in marketable securities available for sale.  The Company’s investments in publicly traded equity securities are classified as Level 1 assets as their fair values are readily determinable and based on quoted market prices. Unrealized gains or losses on marketable securities available for sale are recognized as an element of comprehensive income based on changes in the fair value of the security.  Once liquidated, realized gains or losses on the sale of marketable securities available for sale are reflected in the net income (loss) for the period in which the security was liquidated.

The carrying amounts reported in the balance sheet for cash and cash equivalents, restricted cash, other receivables, prepaid expenses, accounts payable and accrued expenses approximate their estimated fair market value based on the short-term maturity of these instruments. The carrying amount of the convertible promissory note and notes payable at September 30, 2011, approximate their respective fair value based on the Company’s incremental borrowing rate. The Company did not identify any other assets or liabilities that are required to be presented on the condensed consolidated balance sheets at fair value in accordance with the accounting guidance.

Restricted cash

The Company considers cash that was held as a compensating balance for letter of credit arrangements, cash held in escrow and funds that were allocated for certain music and sporting events as restricted cash.

Restricted cash – current and long term portion, consisted of the following:

	September 30, 2011	December 31, 2010
Letter of credit arrangements – current portion	$-	$560,000
Letter of credit arrangements – long-term portion	-	500,000
Cash held in escrow	4,122,701	-
	$4,122,701	$1,060,000

SAGEBRUSH GOLD LTD. AND SUBSIDIARIES
(FORMERLY THE EMPIRE SPORTS AND ENTERTAINMENT HOLDINGS CO.)
(AN EXPLORATION STAGE COMPANY)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2011

NOTE 1 – ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

During the period ended December 31, 2010, letter of credit arrangements were held primarily in certificates of deposit as security in accordance with the terms of the employment agreements with the Company’s former Chief Executive Officer and Executive Vice President. The letter of credit may be reduced after six months, and after each six month period thereafter, in increments of $250,000. Restricted cash long-term portion during the period ended December 31, 2010 represents the amount that may be reduced after 1 year. Cash held in escrow represents proceeds from the sale of the Company’s common and preferred stock in September 2011.

Prepaid expenses

Prepaid expenses – current portion of $1,102,355 and $49,882 at September 30, 2011 and December 31, 2010, respectively, consist primarily of costs paid for future services which will occur within a year. Prepaid expenses include prepayments (in cash and common stock) of public relation services, consulting and business advisory services and prepaid mineral lease which are being amortized over the terms of their respective agreements. Prepaid expenses – long term portion of $40,250 and $0 at September 30, 2011 and December 31, 2010, respectively, consist primarily of costs paid for future mineral lease payments after one year.

Mineral property acquisition and exploration costs

Costs of lease, acquisition, exploration, carrying and retaining unproven mineral lease properties are expensed as incurred. The Company has chosen to expense all mineral acquisition and exploration costs as incurred given that it is still in the exploration stage. Once the Company has identified proven and probable reserves in its investigation of its properties and upon development of a plan for operating a mine, it would enter the development stage and capitalize future costs until production is established. When a property reaches the production stage, the related capitalized costs will be amortized, using the units-of-production method over the estimated life of the probable-proven reserves. When the Company has capitalized mineral properties, these properties will be periodically assessed for impairment of value and any diminution in value. To date, the Company has not established the commercial feasibility of any exploration prospects; therefore, all costs are being expensed. During the nine months ended September 30, 2011, the Company incurred exploration cost of $925,623.

Property and equipment

Property and equipment are carried at cost. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized.  When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition.  Depreciation is calculated on a straight-line basis over the estimated useful life of the assets, generally one to twenty five years.

Impairment of long-lived assets

The Company accounts for the impairment or disposal of long-lived assets according to the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 360 “Property, Plant and Equipment”. ASC 360 clarifies the accounting for the impairment of long-lived assets and for long-lived assets to be disposed of, including the disposal of business segments and major lines of business. Long-lived assets are reviewed when facts and circumstances indicate that the carrying value of the asset may not be recoverable. When necessary, impaired assets are written down to estimate fair value based on the best information available. Estimated fair value is generally based on either appraised value or measured by discounting estimated future cash flows. Considerable management judgment is necessary to estimate discounted future cash flows. Accordingly, actual results could vary significantly from such estimates. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The Company did not consider it necessary to record any impairment charges of long-lived assets for the nine months ended September 30, 2011 and for the period from February 10, 2010 (inception) to September 30, 2010.

SAGEBRUSH GOLD LTD. AND SUBSIDIARIES
(FORMERLY THE EMPIRE SPORTS AND ENTERTAINMENT HOLDINGS CO.)
(AN EXPLORATION STAGE COMPANY)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2011

NOTE 1 – ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Goodwill and other intangible assets

In accordance with ASC 350- 30-65, the Company assesses the impairment of identifiable intangibles whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Factors the Company considers to be important which could trigger an impairment review include the following:

1.	Significant underperformance relative to expected historical or projected future operating results;

2.	Significant changes in the manner of use of the acquired assets or the strategy for the overall business; and

3.	Significant negative industry or economic trends.

When the Company determines that the carrying value of intangibles may not be recoverable based upon the existence of one or more of the above indicators of impairment and the carrying value of the asset cannot be recovered from projected undiscounted cash flows, the Company records an impairment charge. The Company measures any impairment based on a projected discounted cash flow method using a discount rate determined by management to be commensurate with the risk inherent in the current business model. Significant management judgment is required in determining whether an indicator of impairment exists and in projecting cash flows. During the nine months ended September 30, 2011, the Company recorded an impairment of goodwill of $72,397,654 associated with the asset purchase agreement entered into with Parent Company. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. Parent Company has not generated future cash flows and has not generated revenues since its inception, has incurred losses and cash used in operations, management deemed the acquired goodwill to be impaired and wrote-off the goodwill on the acquisition date. During the nine months ended September 30, 2011, the Company has determined that no adjustment to the carrying value of goodwill related to the acquisition of Relief Canyon Mine was required.

Environmental remediation liability

The Company has posted bonds with the United States Department of the Interior Bureau of Land Management (“BLM”) as required by the State of Nevada in an amount equal to the maximum cost to reclaim land disturbed in its mining process. The Company posted a reclamation bond deposit of $4,557,629 to provide surface reclamation coverage for the Relief Canyon Mine, as required by the BLM to secure remediation costs if the project is abandoned or closed. Due to its investment in the bond and the close monitoring of the BLM Nevada State Office, the Company believes that it has adequately mitigated any liability that could be incurred by the Company to reclaim lands disturbed in its mining process. The Company also posted a surface management bond with BLM for a total of $50,000 for its two wholly owned subsidiaries, Arttor Gold and Noble Effort Gold LLC and was included in deposits as reflected in the accompanying condensed consolidated balance sheets.

Income taxes

The Company accounts for income taxes in accordance with ASC Topic 740, Income Taxes.   Under ASC Topic 740, deferred tax assets are recognized for future deductible temporary differences and for tax net operating loss and tax credit carry-forwards, and deferred tax liabilities are recognized for temporary differences that will result in taxable amounts in future years. Deferred tax assets and liabilities are measured using the enacted tax rates expected to apply to taxable income in the periods in which the deferred tax asset or liability is expected to be realized or settled. A valuation allowance is provided to offset the net deferred tax asset if, based upon the available evidence, management determines that it is more likely than not that some or all of the deferred tax asset will not be realized.

SAGEBRUSH GOLD LTD. AND SUBSIDIARIES
(FORMERLY THE EMPIRE SPORTS AND ENTERTAINMENT HOLDINGS CO.)
(AN EXPLORATION STAGE COMPANY)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2011

NOTE 1 – ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

ASC Topic 740 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740, also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. The Company may, from time to time, be assessed interest and/or penalties by taxing jurisdictions, although any such assessments historically have been minimal and immaterial to its financial results. In the event the Company has received an assessment for interest and/or penalties, it has been classified in the statements of operations as other general and administrative costs.

Advertising

Advertising is expensed as incurred. For the nine months ended September 30, 2011, advertising expense totaled $436,524 and for the period from February 10, 2010 (inception) to September 30, 2010, advertising expense totaled $27,843. Such expense is included in loss from discontinued operations on the accompanying consolidated statement of operations.

Net loss per common share

Net loss per common share is calculated in accordance with ASC Topic 260: Earnings Per Share (“ASC 260”). Basic loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. The computation of diluted net loss per share does not include dilutive common stock equivalents in the weighted average shares outstanding as they would be anti-dilutive. The following table sets forth the computation of basic and diluted loss per share:

	Nine month period ended September 30, 2011	For the period from February 10, 2010(Inception) to September 30, 2010
Numerator:
Loss from continuing operations	$(90,176,124)		$(590,814)
Loss from discontinued operations	$(2,995,376)		$(859,651)

Denominator:
Denominator for basic loss per share
(weighted-average shares)	49,198,517		17,348,763

Denominator for dilutive loss per share
(adjusted weighted-average)	89,096,517		20,480,321

Loss per common share, basic and diluted:
Loss from continuing operations	$(1.83)	$	(0.03)
Loss from discontinued operations	$(0.06)	$	(0.05)

SAGEBRUSH GOLD LTD. AND SUBSIDIARIES
(FORMERLY THE EMPIRE SPORTS AND ENTERTAINMENT HOLDINGS CO.)
(AN EXPLORATION STAGE COMPANY)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2011

NOTE 1 – ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

 The following sets forth the computation of weighted-average common shares outstanding basic and diluted for the periods ended:

	September 30, 2011	September 30, 2010
Weighted-average common shares outstanding (Basic)	49,198,517	17,348,763
Weighted-average common stock
Equivalents
Stock options	4,398,000	2,800,000
Convertible preferred stock	15,318,792	-
Convertible promissory notes -
Embedded conversion feature	20,181,208	331,558
Weighted-average common shares outstanding (Diluted)	89,096,517	20,480,321

Stock-based compensation

Stock-based compensation is accounted for based on the requirements of the Share-Based Payment Topic of ASC 718 which requires recognition in the consolidated financial statements of the cost of employee and director services received in exchange for an award of equity instruments over the period the employee or director is required to perform the services in exchange for the award (presumptively, the vesting period). The ASC also requires measurement of the cost of employee and director services received in exchange for an award based on the grant-date fair value of the award.

Pursuant to ASC Topic 505-50, for share-based payments to consultants and other third-parties, compensation expense is determined at the “measurement date.” The expense is recognized over the vesting period of the award. Until the measurement date is reached, the total amount of compensation expense remains uncertain. The Company initially records compensation expense based on the fair value of the award at the reporting date.

Related parties

Parties are considered to be related to the Company if the parties, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. The Company discloses all related party transactions.

SAGEBRUSH GOLD LTD. AND SUBSIDIARIES
(FORMERLY THE EMPIRE SPORTS AND ENTERTAINMENT HOLDINGS CO.)
(AN EXPLORATION STAGE COMPANY)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2011

NOTE 1 – ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent accounting pronouncements

In May 2011, the Financial Accounting Standards Board (“FASB”) issued ASU No. 2011-04, “Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRS” (“ASU No. 2011-04”). ASU No. 2011-04 provides guidance which is expected to result in common fair value measurement and disclosure requirements between U.S. GAAP and IFRS. It changes the wording used to describe many of the requirements in U.S. GAAP for measuring fair value and for disclosing information about fair value measurements. It is not intended for this update to result in a change in the application of the requirements in Topic 820. The amendments in ASU No. 2011-04 are to be applied prospectively. ASU No. 2011-04 is effective for public companies for interim and annual periods beginning after December 15, 2011. Early application is not permitted. This update is not expected to have a material impact on the Company’s condensed consolidated financial statements.

 In June 2011, the FASB issued ASU No. 2011-05, “Comprehensive Income (Topic 220): Presentation of Comprehensive Income” (“ASU No. 2011-05”). In ASU No. 2011-05, an entity has the option to present the total of comprehensive income, the components of net income, and the components of other comprehensive income either in a single continuous statement of comprehensive income or in two separate but consecutive statements. In both choices, an entity is required to present each component of net income along with total net income, each component of other comprehensive income along with a total for other comprehensive income, and a total amount for comprehensive income. The amendments in ASU No. 2011-05 do not change the items that must be reported in other comprehensive income or when an item of other comprehensive income must be reclassified to net income. They also do not change the presentation of related tax effects, before related tax effects, or the portrayal or calculation of earnings per share. The amendments in ASU No. 2011-05 should be applied retrospectively. The amendment is effective for fiscal years, and interim periods within those years, beginning after December 15, 2011. Early adoption is permitted, because compliance with the amendments is already permitted. The amendments do not require any transition disclosures. This update is not expected to have a material impact on the Company’s condensed consolidated financial statements.

 In September 2011, the FASB issued ASU No. 2011-08, “Intangibles — Goodwill and Other (Topic 350)” (“ASU No. 2011-08”). In ASU No. 2011-08, an entity is permitted to make a qualitative assessment of whether it is more likely than not that a reporting unit’s fair value is less than its carrying amount before applying the two-step goodwill impairment test. If an entity concludes that it is not more likely than not that the fair value of a reporting unit is less than its carrying amount, it would not be required to perform the two-step impairment test for that reporting unit. The ASU’s objective is to simplify how an entity tests goodwill for impairment. The amendments in ASU No. 2011-08 are effective for annual and interim goodwill and impairment tests performed for fiscal years beginning after December 15, 2011. Early adoption is permitted, including for annual and interim goodwill impairment tests performed as of a date before September 15, 2011, if an entity’s financial statements for the most recent annual or interim period have not yet been issued. The Company is evaluating the requirements of ASU No. 2011-08 and has not yet determined whether a revised approach to evaluation of goodwill impairment will be used in future assessments. The Company does not expect the adoption of ASU No. 2011-08 to have a material impact on its condensed consolidated financial statements.

Other accounting standards that have been issued or proposed by the FASB that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption.

SAGEBRUSH GOLD LTD. AND SUBSIDIARIES
(FORMERLY THE EMPIRE SPORTS AND ENTERTAINMENT HOLDINGS CO.)
(AN EXPLORATION STAGE COMPANY)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2011

NOTE 2 – DISCONTINUED OPERATIONS

In September 2011, the Company decided to discontinue its sports and entertainment business and prior periods have been restated in the Company’s consolidated financial statements and related footnotes to conform to this presentation. As a result, the Company will no longer be engaged in or pursue agreements with artists or athletes for sports and entertainment promotion and events, and will focus its activities exclusively on its new business segment, gold exploration as a junior exploration company. On September 1, 2011, the Company disposed its Empire subsidiary pursuant to a Stock Purchase Agreement (the “SPA”) by and between the Company, Empire and CII.  Prior to the purchase, CII was the owner of a 33 1/3% minority interest with Empire in Capital Hoedown, Inc., an Ontario corporation, formed to undertake an event held during August 2011.   Pursuant to the SPA, the Company agreed to sell Empire to CII its Empire subsidiary, including the 66.67% equity ownership interest in Capital Hoedown, for $500,000 payable on March 31, 2012 pursuant to a Senior Promissory Note issued by CII to the Company which bears interest at 8% per annum. As a result, on September 1, 2011, Empire and Capital Hoedown are no longer considered a subsidiary of the Company. As of September 30, 2011, note receivable amounted to $500,000 and interest receivable of $3,333 was included in other receivables.

The remaining assets and liabilities of discontinued operations are presented in the balance sheet under the caption “Assets and Liabilities of discontinued operation" and relates to the discontinued operations of the sports and entertainment business.  The carrying amounts of the major classes of these assets and liabilities as of September 30, 2011 and December 31, 2010 are summarized as follows:

	September 30,	December 31,
	2011	2010
Assets:
Accounts receivable, net (1)	$66,500	$293,990
Notes and loan receivable (2)	16,750	123,544
Advances, participation guarantees and Other receivables, net (3)	-	526,296
Prepaid expenses (5)	-	93,224
Advances – long term portion (3)	-	49,153
Deposits	48,509	38,509

Assets of discontinued operations	131,759	1,124,716

Liabilities: Accounts payables and accrued expenses	$(16,253)	$(44,850)
Liabilities of discontinued operations	$16,253	$44,850

(1)
Accounts receivable - The Company has a policy of reserving for accounts receivable based on its best estimate of the amount of probable credit losses in its existing accounts receivable.  The Company periodically reviews its accounts receivable to determine whether an allowance is necessary based on an analysis of past due accounts and other factors that may indicate that the realization of an account may be in doubt.  Account balances deemed to be uncollectible are charged to bad debt expense after all means of collection have been exhausted and the potential for recovery is considered remote.  At September 30, 2011 and December 31, 2010, management determined that an allowance is necessary which amounted to $131,226 and $30,500, respectively. The Company recorded bad debt expense of $60,794 for the nine months ended September 30, 2011.Such bad debt expense relates to the discontinued operations and is included in the loss from discontinued operations. At December 31, 2010, accounts receivable net of allowance for bad debts amounted to $293,990 and was included in the assets of discontinued operations as reflected in accompanying consolidated balance sheet.

(2)
Notes and loan receivables - On June 28, 2010, the Company loaned $25,000 to an unrelated party in exchange for a demand promissory note. The note is due on demand and bears interest at 6% per annum. The borrower shall have the option of paying the principal sum to the Company in advance in full or in part at any time without premium or penalty. In February 2011, the borrower paid the principal amount of this promissory note.

SAGEBRUSH GOLD LTD. AND SUBSIDIARIES
(FORMERLY THE EMPIRE SPORTS AND ENTERTAINMENT HOLDINGS CO.)
(AN EXPLORATION STAGE COMPANY)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2011

NOTE 2 – DISCONTINUED OPERATIONS (continued)

Between December 2010 and June 2011, the Company loaned $33,500 of demand promissory notes to a third party. The notes are due on demand and are non-interest bearing. However unpaid principal after the lender’s demand shall accrue interest at 5% per annum until paid. The Company recorded bad debt expense of $16,750 in connection with this note receivable during the nine months ended September 30, 2011.Such bad debt expense relates to the discontinued operations and is included in the loss from discontinued operations. As of September 30, 2011 and December 31, 2010, the balance of this note was $16,750 and $15,000, respectively.

In November 2010, the Company loaned a total of $18,000 to Denis Benoit, the president of Concerts International, Inc., in exchange for promissory notes. The notes were due on August 31, 2011 and bore interest at 4% per annum. The borrower had the option of paying the principal sum to Empire prior to the due date without penalty. Empire had loaned to CII and Denis Benoit, up to a maximum amount of $500,000 in the form of a revolving demand loan executed on April 26, 2011.  The revolving demand loan bore 10% interest per annum and was payable on the earlier of the termination date, on January 15, 2012, or upon demand by Empire. The Company has recognized a loss from disposal of discontinued operations of $459,270 plus interest of $22,183 which represents the total loan and interest receivable balance from CII and Denis Benoit as of September 1, 2011.

(3)
Advances, participation guarantees and other receivables - Advances receivable represent cash paid in advance to athletes for their training. The Company has the right to offset the advances against the amount payable to such athletes for their future sporting events. The amounts advanced under such arrangements are short-term in nature. Promotional advances represented signing bonuses paid to athletes upon signing the promotional agreements with the Company. Promotional advances were amortized over the terms of the promotional agreements, generally from three to four years. During the nine months ended September 30, 2011, amortization of these promotional advances amounted to $8,643 which has been included in loss from discontinued operations. The carrying amount of the assigned promotional advances of $59,612 were allocated to retained earnings as a result of the Separation agreement entered into between the Company and the former president of the Company on March 28, 2011 in accordance with ASC 505-30 “Treasury Stock” (see Note 12). Advances, participation guarantees and other receivables consisted of the following:

	September 30, 2011	December 31, 2010
Advances receivable	$-	$13,250
Promotional advances – current portion	-	34,572
Promotional advances – long-term portion	-	49,153
Refundable advance	-	205,000
Participation guarantees, net of allowance	-	255,000
Other receivables	-	18,474
	$-	$575,449

The following table sets forth for the nine months ended September 30, 2011 and for the period from February 10, 2010 (inception) to September 30, 2010, indicated selected financial data of the Company's discontinued operations of its sports and entertainment business.

	September 30, 2011	September 30, 2010
Revenues (4)	$3,071,562	$288,584
Cost of sales (5)	5,115,717	144,332
Gross profit (loss)	(2,044,155)	144,252
Operating and other non-operating expenses	(2,005,767)	(1,003,903)

Loss from discontinued operations	$(4,049,922)	$(859,651)

(4) Revenues - The Company records revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectability is reasonably assured.

In accordance with ASC Topic 605-45 “Revenue Recognition – Principal Agent Considerations”, the Company reports revenues for transactions in which it is the primary obligor on a gross basis and revenues in which it acts as an agent on and earns a fixed percentage of the sale on a net basis, net of related costs. Credits or refunds are recognized when they are determinable and estimable.

SAGEBRUSH GOLD LTD. AND SUBSIDIARIES
(FORMERLY THE EMPIRE SPORTS AND ENTERTAINMENT HOLDINGS CO.)
(AN EXPLORATION STAGE COMPANY)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2011

NOTE 2 – DISCONTINUED OPERATIONS (continued)

The Company earned revenue primarily from live event ticket sales, participation guarantee fees, sponsorship, advertising, concession fees, promoter and advisory services fees, television rights fee and pay per view fees for events broadcast on television or cable.

The following policies reflect specific criteria for the various revenue streams of the Company:

•
 Revenue from ticket sales is recognized when the event occurs. Advance ticket sales and event-related revenues for future events are deferred until earned, which is generally once the events are conducted. The recognition of event-related expenses is matched with the recognition of event-related revenues.

•
 Revenue from participation guarantee fee, sponsorship, advertising, television/cable distribution agreements, promoter and advisory service agreements is recognized in accordance with the contract terms, which are generally at the time events occur.

•	Revenue from the sale of products is recognized at the point of sale at the live event concession stands.
 The following table provides data regarding the source of our net revenues:
	For the Nine Months Ended September 30, 2011		For the period from February 10, 2010 (Inception) to September 30, 2010

	$	% of Total	$	% of Total
Live events – ticket sales, promoter’s fee and related revenues	2,702,256	88%	154,195	53%
Television rights fee	-	-	101,889	35%
Concession fees	287,737	9%	-	-
Advertising – sponsorships	81,569	3%	32,500	12%
Total	3,071,562	100%	288,584	100%

Such net revenues relate to discontinued operations and are included in the loss from discontinued operations.

For the nine months ended September 30, 2011, the Company recognized revenues from promoter, advisory fee, and concession fees from live events of $606,422 from five companies that accounted for 3%, 3%, 3%, 3% and 8%, respectively, of our total net revenues. For the period from February 10, 2010 (Inception) to September 30, 2010, the Company recognized revenues from television rights fee and advisory fee from live events of approximately $152,000 from one company that accounted for 53% of our total net revenues.

(5) Cost of revenue and prepaid expenses - Costs related to live events were recognized when the event occurs. Event costs paid prior to an event are capitalized to prepaid expenses and then charged to expense at the time of the event. Cost of other revenue streams are recognized at the time the related revenues are realized. Prepaid expenses of $93,244 at December 31, 2010 consist primarily of costs paid for future sports and entertainment events which occurred within a year.

Disposal of discontinued operations

On September 1, 2011, the Company disposed  of Empire  pursuant to a Stock Purchase Agreement (the “SPA”) by and between the Company, Empire and CII.  Prior to the purchase, CII was the owner of a 33 1/3% minority interest with Empire in Capital Hoedown, Inc., an Ontario corporation, formed to undertake an event held during August 2011.   Pursuant to the SPA, the Company agreed to sell to CII its Empire subsidiary, including the 66.67% equity ownership interest in Capital Hoedown, for $500,000 payable on March 31, 2012 pursuant to a Senior Promissory Note issued by CII to the Company which bears interest at 8% per annum. As a result, on September 1, 2011, Empire and Capital Hoedown are no longer considered subsidiaries of the Company.

SAGEBRUSH GOLD LTD. AND SUBSIDIARIES
(FORMERLY THE EMPIRE SPORTS AND ENTERTAINMENT HOLDINGS CO.)
(AN EXPLORATION STAGE COMPANY)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2011

NOTE 2 – DISCONTINUED OPERATIONS (continued)

Such disposal is included in loss from discontinued operations during the nine months ended September 30, 2011and is calculated as follows:

Consideration received in connection with the SPA:
Promissory note from CII	$500,000
Total consideration received	500,000

Add: net liabilities of former subsidiaries on September 1, 2011 assumed by CII	554,546
Gain on disposal of discontinued operations, net of tax	1,054,546
Loss from discontinued operations	(4,049,922)
Total loss from discontinued operations, net of tax	$(2,995,376)

NOTE 3 – ACQUISITIONS

Arttor Gold

On May 24, 2011, the Company entered into four limited liability company membership interests purchase agreements with the owners of Arttor Gold.  Each of the owners of Arttor Gold, sold their interests in Arttor Gold in privately negotiated sales resulting in the Company acquiring 100% of Arttor Gold.  Pursuant to the Agreements, the Company issued 8,000,000 shares Series B Preferred Stock, and 13,000,000 shares of Common Stock in exchange for 100% membership interests in Arttor Gold. Each share of Series B Preferred Stock is convertible into one share each of the Company’s common stock. As a result of this transaction, on May 24, 2011, Arttor Gold became a wholly-owned subsidiary of the Company.

The purchase consideration included 8,000,000 shares of preferred stock, designated Series B Convertible Preferred Stock and 13,000,000 shares of Common Stock. The issuance of 13,000,000 shares of common stock and issuance of 8,000,000 shares of Series B convertible preferred stock were valued at $2,000,100 which primarily represents the cash acquired of $2,000,100 and assumed liabilities of $21,750 from Arttor Gold.

The Company accounted for the acquisition utilizing the purchase method of accounting in accordance with ASC 805 “Business Combinations”. The Company is the acquirer for accounting purposes and Arttor Gold is the acquired company.  Accordingly, the Company applied push–down accounting and adjusted to fair value all of the assets and liabilities directly on the financial statements of the subsidiary, Arttor Gold. The net purchase price, including acquisition costs paid by the Company, was allocated to assets acquired and liabilities assumed on the records of the Company as follows:

Current assets (including cash of $2,000,100)	$2,000,130

Liabilities assumed	(21,750)

Net purchase price	$1,978,380

SAGEBRUSH GOLD LTD. AND SUBSIDIARIES
(FORMERLY THE EMPIRE SPORTS AND ENTERTAINMENT HOLDINGS CO.)
(AN EXPLORATION STAGE COMPANY)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2011

NOTE 3 – ACQUISITIONS (continued)

 Unaudited pro forma results of operations data as if the Company and Arttor Gold had occurred as of February 10, 2010, the inception date, are as follows:

	The Company and Arttor Gold For the nine months ended September 30, 2011	The Company and Arttor Gold from February 10, 2010 (Inception Date) to September 30, 2010
Pro forma revenues	$-	$-
Pro forma loss from operations	(79,967,331)	(1,032,726)
Pro forma net loss	(93,193,150)	(1,450,465)
Pro forma loss per share	$(0.82)	$(0.07)
Pro forma diluted loss per share	$(0.82)	$(0.07)

Pro forma data does not purport to be indicative of the results that would have been obtained had these events actually occurred at inception date or February 10, 2010 and is not intended to be a projection of future results.

Continental Resources Group, Inc.

On July 22, 2011, the Company, Acquisition Sub, and Continental, entered into an asset purchase agreement (the “Purchase Agreement”) and, through Acquisition Sub, closed on the purchase of substantially all of the assets of Continental (the “Asset Sale”) in consideration for (i) shares of the Company’s common stock (the “Shares”) which shall be equal to eight Shares for every 10 shares of Continental’s common stock outstanding; (ii) the assumption of the outstanding warrants to purchase shares of Continental’s common stock such that the Company shall deliver to the holders of Continental’s warrants, warrants to purchase shares of the Company’s common stock (the “Warrants”) which shall be equal to one Warrant to purchase eight shares of the Company’s common stock for every warrant to purchase ten shares Continental’s common stock outstanding at an exercise price equal to such amount as is required pursuant to the terms of the outstanding warrants, and (iii)  the assumption of Continental’s 2010 Equity Incentive Plan and all options granted and issued thereunder such that the Company shall deliver to Continental’s option holders, options (the “Options”) to purchase an aggregate of such number of shares of the Company’s common stock issuable under the Company’s equity incentive plan which shall be equal to one option to purchase eight shares of the Company’s common stock for every option to purchase 10 shares of Continental’s common stock outstanding with a strike price equal to such amount as is required pursuant to the terms of the outstanding option. The exercise price of the Warrants and the strike price of the Options shall be determined and certified by an officer of the Company.  Upon the closing of the Asset Sale, Acquisition Sub assumed the Assumed Liabilities (as defined in the Purchase Agreement) of Continental.  Under the terms of the Purchase Agreement, the Company purchased from Continental substantially all of its assets, including, but not limited to, 100% of the outstanding shares of common stock of the Continental’s wholly-owned subsidiaries (CPX Uranium, Inc., Green Energy Fields, Inc., and ND Energy, Inc.) and a majority voting interest in Secure Energy LLC. Upon the closing of the Asset Sale, Acquisition Sub will assume the Assumed Liabilities (as defined in the Purchase Agreement) of Continental. After giving effect to the foregoing, the Company issued 76,095,214 shares of its Common Stock, 41,566,999 stock warrants, and 2,248,000 stock options following the transaction. Consequently, the issuance of 76,095,214 shares of the Company’s common stock to Continental accounted for approximately 67% of the total issued and outstanding stocks of the Company as of July 22, 2011 and the Company became a majority owned subsidiary of Continental, the Parent Company. As of September 30, 2011, Continental holds 62.84% of interest in the Company.

SAGEBRUSH GOLD LTD. AND SUBSIDIARIES
(FORMERLY THE EMPIRE SPORTS AND ENTERTAINMENT HOLDINGS CO.)
(AN EXPLORATION STAGE COMPANY)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2011

NOTE 3 – ACQUISITIONS (continued)

The Purchase Agreement constitutes a plan of reorganization within the meaning of Treasury Regulations Section 1.368-2(g) and constitutes a plan of liquidation of Continental.  Continental is expected to liquidate on or prior to July 1, 2012.  The Company has agreed to file a registration statement under the Securities Act of 1933 (the “Securities Act”) in connection with liquidation of Continental no later than 30 days following (i) the closing date of the Asset Sale or (ii) such date that Continental delivers to the Company its audited financial statements for the fiscal year ended March 31, 2011.  Continental will subsequently distribute the registered Shares to its shareholders as part of its liquidation.  The Company agreed to use its best efforts to cause such registration to be declared effective within 12 months following the closing date of the Asset Sale.  The Company has agreed to pay liquidated damages of 1% per month, up to a maximum of 5%, in the event that the Company fails to file or is unable to cause the registration statement to be declared effective.

The purchase consideration included 76,095,214 shares of the Company’s stock valued at the fair market value on the date of grant at $1.11 per share or $84,465,688. Additionally, the Company's issuance of 41,566,999 stock warrants, and 2,248,000 stock options as consideration for the assumption of the outstanding warrants and options of Continental was accounted for under ASC 805-30-30-9 (“Acquirer Share-Based Payment Awards Exchanged for Awards Held by the Acquiree’s Employees) to determine the portion of replacement awards granted by the Company as part of consideration transferred to Continental. The portion of replacement option and warrant awards included in the considerations transferred amounted to $789,642, thus a total purchase price is $85,255,330.

The Company accounted for the acquisition utilizing the purchase method of accounting in accordance with ASC 805 “Business Combinations”. Accordingly, the Company applied push–down accounting and adjusted to fair value all of the assets and liabilities directly on the financial statements of the subsidiary, Acquisition Sub. The net purchase price paid by the Company was allocated to assets acquired and liabilities assumed on the records of the Company as follows:

Current assets (including cash of $11,164,514)	$13,069,511
Prepaid expenses – long term portion	41,912
Property and equipment	39,912
Goodwill	72,397,654

Liabilities assumed (including a 12% note payable of $50,000)	(293,659)

Net purchase price	$85,255,330

During the nine months ended September 30, 2011, the Company recorded an impairment of goodwill of $72,397,654 associated with this acquisition. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The subsidiaries of Continental have not generated future cash flows and have not generated revenues since its inception, have incurred losses and cash used in operations, management deemed the acquired goodwill to be impaired and wrote-off the goodwill on the acquisition date.

Unaudited pro forma results of operations data as if the Company and the subsidiaries of Continental had occurred are as follows:
	For the nine months ended September 30, 2011	From February 10, 2010 (Inception) to September 30, 2010
Pro forma revenues	$-	$-
Pro forma loss from operations	(87,421,329)	(2,864,276)
Pro forma net loss	(101,755,573)	(3,763,965)
Pro forma loss per share	$(2.07)	$(0.22)
Pro forma diluted loss per share	$(2.07)	$(0.22)

Pro forma data does not purport to be indicative of the results that would have been obtained had these events actually occurred and is not intended to be a projection of future results.

SAGEBRUSH GOLD LTD. AND SUBSIDIARIES
(FORMERLY THE EMPIRE SPORTS AND ENTERTAINMENT HOLDINGS CO.)
(AN EXPLORATION STAGE COMPANY)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2011

NOTE 3 – ACQUISITIONS (continued)

Gold Acquisition Corp.

On August 30, 2011, the Company, through Gold Acquisition acquired Relief Canyon located in Pershing County, near Lovelock, Nevada,  for an aggregate purchase price consisting of: (i)  $12,000,000 cash and (ii)  $8,000,000 of senior secured convertible promissory notes (collectively, the “Notes”) issued to Sellers.The Company acquired Relief Canyon, a previously operating gold mine owned by Firstgold Corp. (“Firstgold”) (previously named Newgold, Inc.). The Relief Canyon mining project is located to the northeast of Reno, Nevada. Firstgold was founded in 1995 and on or about January 27, 2010, Firstgold filed a voluntary petition (the “Case”) under chapter 11 of title 11 of the United States Code commencing Case No.  BK-N-10-50215- GWZ in the United States Bankruptcy Court, District of Nevada (the “Court”).  On December 17, 2010, the Court entered its Order Authorizing And Approving: (1) Sale Of Real Property And Certain Personal Property Assets Pursuant To 11 U.S.C. § 363 Free And Clear Of Liens, Claims, and Interests; and (2) Assumption and Assignment Of Executory Contracts and Unexpired Leases Under 11 U.S.C. § 365; and (3) Related Relief entered December 17, 2010 (the “Sale Order”), docket number 328 in the Case, pursuant to which Platinum (as collateral agent) was approved as the successful “back up bidder” for the assets (the “Relief Canyon Mining Assets”) described in the Asset Purchase Agreement, dated as of April 2011 (the “APA”), between Platinum and Firstgold.  The Relief Canyon Mining Assets, as described in the APA, include any rights of Firstgold in any reclamation bonds or funds on deposit with the Bureau of Land Management pertaining to the Relief Canyon Mine, in an amount of approximately $2.8 million.  On August 30, 2011, pursuant to the Sale Order, the Company purchased 100% of the Relief Canyon Mining Assets through Gold Acquisition's acquisition of Platinum's rights under the APA which acquisition includes mining and mill-site claims. Accordingly, no unaudited pro forma results of operations data are available for this asset acquisition.

The Relief Canyon Mine is subject to a continuing royalty payment equal 2% of “Net Smelter Returns” payable to Battle Mountain Gold Exploration LLC (the “NSR Agreement”).  Net Smelter Returns are the difference between Gross Proceeds and Expenses from the operation of the Relief Canyon Mining Assets.

Acquisition of the Relief Canyon Mining Assets was effected through the execution of an Assignment and Assumption Agreement (the “Assignment Agreement”) pursuant to which the Gold Acquisition assumed all rights and obligations of Platinum under the APA.

The purchase consideration included $12,000,000 cash and $8,000,000 of senior secured convertible promissory notes to Sellers for a total purchase price of $20,000,000.

The Company accounted for the acquisition utilizing the purchase method of accounting in accordance with ASC 805 “Business Combinations”. Accordingly, the Company applied push–down accounting and adjusted to fair value all of the assets and liabilities directly on the financial statements of the subsidiary, Gold Acquisition. The net purchase price paid by the Company was allocated to assets acquired and liabilities assumed on the records of the Company as follows:

Reclamation bond	$2,842,000
Property and equipment	9,508,003
Mining rights	2,000
Goodwill	7,647,997
Net purchase price	$20,000,000

SAGEBRUSH GOLD LTD. AND SUBSIDIARIES
(FORMERLY THE EMPIRE SPORTS AND ENTERTAINMENT HOLDINGS CO.)
(AN EXPLORATION STAGE COMPANY)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2011

NOTE 4 – MARKETABLE SECURITIES

Marketable securities available for sale at September 30, 2011 consist of the following:

	Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value

Publicly traded equity securities	$100,000	$50,000	$—	$150,000

Total	$100,000	$50,000	$—	$150,000

Unrealized gains or losses on marketable securities available for sale are recognized on a periodic basis as an element of comprehensive income based on changes in the fair value of the security. Once liquidated, realized gains or losses on the sale of marketable securities available for sale will be reflected in our net income (loss) for the period in which the security are liquidated.

NOTE 5 – PROPERTY AND EQUIPMENT

Property and equipment consisted of the following:
	Estimated Life	September 30, 2011 (Unaudited)	December 31, 2010
Furniture and fixtures	5 years	$20,000	$14,057
Office and computer equipments	5 years	20,481	21,145
Land	-	266,977	-
Building and improvements	5 - 25 years	727,965	-
Site costs	10 years	1,272,732	-
Crushing system	20 years	2,256,943	-
Process plant	10 years	3,113,053	-
Lab and equipments	10 years	851,580	-
Vehicles and mining equipments	5 - 10 years	1,024,360	7,250
		9,554,091	42,452
Less: accumulated depreciation		(93,103)	(8,928)

		$9,460,988	$33,524

For the nine months ended September 30, 2011, depreciation expense amounted to $93,103. For the period from February 10, 2010 (inception) to September 30, 2010, depreciation expense amounted to $4,799.

SAGEBRUSH GOLD LTD. AND SUBSIDIARIES
(FORMERLY THE EMPIRE SPORTS AND ENTERTAINMENT HOLDINGS CO.)
(AN EXPLORATION STAGE COMPANY)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2011

NOTE 6 – SENIOR CONVERTIBLE PROMISSORY NOTES

On August 30, 2011, the Company, through Gold Acquisition acquired the Relief Canyon Mine  for an aggregate purchase price consisting of: (i)  $12,000,000 cash and (ii)  $8,000,000 of senior secured convertible promissory notes (collectively, the “Notes”) issued to Platinum and Lakewood.

The Notes are joint and several obligations of the Company and Gold Acquisition and bear interest at a rate of 9% per annum with principal and interest payable on the first business day of each month commencing on the earlier of: (i) 3 months after the Company or Gold Acquisition begins producing or extracting gold from the Relief Canyon Mine or (ii) 18 months after the original date of issuance of the Note (the “Commencement Date”). The principal amount shall be paid in 12 equal monthly installments, with the initial payment due on the Commencement Date.  The Notes may be pre-paid, in full or in part (but in no case, in an amount less than $250,000) at a price equal to 110% of the aggregate principal amount of the Notes plus all accrued and unpaid interest thereon at the election of the Company, and after the occurrence of certain events at the election of Platinum or Lakewood.  The Notes are convertible into shares of the Company’s common stock, at a price per share equal to $0.55, subject to adjustment in the event of mergers, recapitalizations, dividends and distributions applicable to shareholders generally and are further subject to full-ratchet anti-dilution protection.  The Notes contain customary provisions regarding occurrences that give rise to defaults under the Notes, including actions permitted to be taken in the event of default, cross default provisions and provision for default interest rates, and recovery of costs of collection.  Lakewood has agreed under the Notes to be governed by all waivers, consents and amendments agreed to by Platinum.  Platinum serves as Collateral Agent with respect to all matters relating to the collateral for the Notes.  Repayment of the Notes is secured by all of assets of Gold Acquisition and a pledge by the Company of 100% of the stock of Gold Acquisition held by the Company pursuant to a security agreement and stock pledge agreement. The Notes contain usual and customary “Events of Default” as defined in the senior secured convertible promissory note agreement. On September 14, 2011, the conversion price of the Company’s $8 million senior convertible promissory notes was adjusted to $0.50 per share as a result of certain anti-dilution provisions contained therein due to the issuance of a certain convertible promissory note (see Note 8).

In accordance with ASC 470-20-25, the senior convertible promissory notes were considered to have an embedded beneficial conversion feature because the effective conversion price was less than the fair value of the Company’s common stock. These convertible promissory notes were fully convertible at the issuance date thus the value of the beneficial conversion were treated as a discount and were valued at $8,000,000 to be amortized over the term of the senior convertible promissory notes.

At September 30, 2011, senior convertible promissory notes consisted of the following:

Senior convertible promissory notes	$ 8,000,000
Less: debt discount	(7,733,333)
--------------------------
Senior convertible promissory notes, net	$ 266,667
===============

Total amortization of debt discounts for the convertible debentures amounted to $266,667 for the nine months ended September 30, 2011 and was included in interest expense. Accrued interest as of September 30, 2011 amounted to $60,000.

In accordance with ASC Topic 815 “Derivatives and Hedging”, these senior convertible promissory notes include a down-round provision under which the conversion price could be affected by future equity offerings (see Note 10). Instruments with down-round protection are not considered indexed to a company's own stock under ASC Topic 815, because neither the occurrence of a sale of common stock by the company at market nor the issuance of another equity-linked instrument with a lower strike price is an input to the fair value of a fixed-for-fixed option on equity shares.

SAGEBRUSH GOLD LTD. AND SUBSIDIARIES
(FORMERLY THE EMPIRE SPORTS AND ENTERTAINMENT HOLDINGS CO.)
(AN EXPLORATION STAGE COMPANY)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2011

NOTE 7 – CONVERTIBLE PROMISSORY NOTES

On February 1, 2011, the Company raised $750,000 in consideration for the issuance of convertible promissory notes from various investors, including $100,000 from the Company’s Chairman of the Board of Directors. The convertible promissory notes bear interest at 5% per annum and are convertible into shares of the Company’s common stock at a fixed rate of $1.00 per share. The convertible promissory notes are due on February 1, 2012. In connection with these convertible promissory notes, the Company issued 750,000 shares of the Company’s common stock. The Company valued these common shares at the fair market value on the date of grant. The funds are required to be held in escrow and may be released only in order to assist the Company in paying third party expenses, which may include activities related to broadening the Company’s shareholder base through shareholder awareness campaigns and other activities.

In accordance with ASC 470-20-25, these convertible promissory notes were considered to have an embedded beneficial conversion feature because the effective conversion price was less than the fair value of the Company’s common stock. In addition the Company allocated the proceeds received from such financing transaction to the convertible promissory note and the detached 750,000 shares of the Company’s common stock on a relative fair value basis in accordance with ASC 470 -20 “Debt with Conversion and Other Options”. Therefore the portion of proceeds allocated to the convertible debentures and the detached common stock amounted to $750,000 and was determined based on the relative fair values of each instruments at the time of issuance.  Consequently the Company recorded a debt discount of $750,000 which is limited to the amount of proceeds and is being amortized over the term of the convertible promissory notes. The Company evaluated whether or not the convertible promissory notes contain embedded conversion features, which meet the definition of derivatives under ASC 815-15 “Accounting for Derivative Instruments and Hedging Activities” and related interpretations.

The Company concluded that since the convertible promissory notes have a fixed conversion price of $1.00, the convertible promissory notes are not considered derivatives. As of September 30, 2011, accrued interest on these convertible promissory notes amounted to $24,812.

On September 14, 2011, the Company sold $1,715,604 of its 9% secured promissory note (the “Note”). The Note was acquired by Frost Gamma Investments Trust (“Frost Gamma”). The proceeds of the Note have been used to post additional bonds with the BLM (the “Additional Bond”) in order to advance certain exploration and Phase One drilling activities at the Company’s Relief Canyon Mining property. The Note is the joint and several obligation of the Company and its wholly-owned subsidiary, Gold Acquisition Corp. Principal and interest under the Note is payable on the first business day of each month commencing on the later of (i) thirty (30) months from the original date of issuance and (ii) ten (10) days following the payment and/or conversion in full of the senior secured promissory notes dated as of August 30, 2011, issued to Platinum and Lakewood. The Note may be pre-paid, in full or in part at a price equal to 105% of the aggregate principal amount of the Note plus all accrued and unpaid interest thereon at the election of the Company. The Note is convertible into shares of the Company’s common stock at a price equal to $0.50 per share, subject to adjustment in the event of mergers, recapitalizations, dividends and distributions applicable to shareholders generally. On and after an Event of Default, as defined in the Note, the Note may be declared by the holder to be due and payable and the full amount thereof accelerated. In such event: (i) the entire unpaid principal balance of the Note multiplied by two (2) and (ii) all interest accrued thereon, shall become immediately due and payable as the non-exclusive remedy of the Note holder. Following a default, interest on the Note will accrue at a rate of 18% per annum. The Note is subordinated to the payment in full and satisfaction of all obligations owed to Platinum and Lakewood other than the Additional Bond and proceeds of the Additional Bond, in which Frost Gamma is intended to have a first priority senior security interest. The Note is also secured by a pledge of 100% of the stock of Gold Acquisition Corp. held by the Company. The Note may be prepaid upon the occurrence of a Qualified Financing, as defined in the Note, of at least $1,715,604. Certain holders of senior secured indebtedness of the Company (including the Company’s Chairman of the Board, Barry Honig) agreed to subordinate certain senior obligations of the Company to the prior payment of all obligations under the Note. The Company concluded that since this convertible promissory note do not include a down-round provision under which the conversion price could be affected by future equity offerings, this convertible promissory note is not considered derivatives. As of September 30, 2011, accrued interest on these convertible promissory notes amounted to $6,434.

SAGEBRUSH GOLD LTD. AND SUBSIDIARIES
(FORMERLY THE EMPIRE SPORTS AND ENTERTAINMENT HOLDINGS CO.)
(AN EXPLORATION STAGE COMPANY)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2011

NOTE 7 – CONVERTIBLE PROMISSORY NOTES (continued)

At September 30, 2011, convertible promissory notes consisted of the following:

Convertible promissory notes	$ 2,365,604
Less: debt discount	(1,907,833)
--------------------------
Convertible promissory notes, net	$ 457,771
===============

At September 30, 2011, convertible promissory note – related party consisted of the following:

Convertible promissory note – related party	$ 100,000
Less: debt discount	(33,973)
--------------------------
Convertible promissory notes - related party, net	$ 66,027
===============

For the nine months ended September 30, 2011, amortization of debt discount amounted to $523,798 and is included in interest expense.

NOTE 8 – NOTES PAYABLE

In February 2011, the Company, Empire and its wholly-owned subsidiary, EXCX Funding Corp. (collectively the “Borrowers”), entered into a credit facility agreement (the “Credit Facility Agreement”) with two lenders, whereby one of the lenders is the Company’s Chairman of the Board of Directors. The credit facility consists of a loan pursuant to which $4.5 million can be borrowed on a senior secured basis. The indebtedness under the loan facility will be evidenced by a promissory note payable to the order of the lenders. The loan was used exclusively to fund the costs and expenses of certain music and sporting events (the “Events”) as agreed to by the parties. The notes bear interest at 6% per annum and mature on January 31, 2012, subject to acceleration in the event the Borrowers undertake third party financing. In addition to the 6% interest, the Borrower shall also pay all interest, fees, costs and expenses incurred by lenders in connection with the issuance of this loan facility. Pursuant to the Credit Facility Agreement, the Borrowers entered into a Master Security Agreement, Collateral Assignment and Equity Pledge with the lenders whereby the Borrowers collaterally assigned and pledged to lenders, and granted to lenders a present, absolute, unconditional and continuing security interest in, all of the property, assets and equity interests of the Company as defined in such agreement. Furthermore, in connection with the Credit Facility Agreement, the Lenders entered into a Contribution and Security Agreement (the “Contribution Agreement”) with the Company’s former Chief Executive Officer, Sheldon Finkel, pursuant to which Sheldon Finkel agreed to pay or reimburse the lenders the pro rata portion (1/3) of any net losses from Events and irrevocably pledged to lenders a certain irrevocable letter of credit dated in June 2010 in favor of Sheldon Finkel. As consideration for the extension of credit pursuant to the Credit Facility Agreement, the Borrowers are obligated to pay a fee equal to 15% of the initial loan commitment of $4.5 million (the “Preferred Return Fee”) of which Sheldon Finkel, shall receive a pro-rata portion (1/3). The Preferred Return Fee shall be payable if at all, only out of the net profits from the Events.  Accordingly, the Company shall record the Preferred Return Fee upon attaining net profits from the Events. The Company issued to the lenders and Sheldon Finkel an aggregate of 2,250,000 shares of the Company’s newly designated Series A Preferred Stock, convertible into one share each of the Company’s common stock. The Company valued the 2,250,000 Series A Preferred Stock at the fair market value of the underlying common stock on the date of grant at $1.20 per share or $2,700,000 and recorded a debt discount of $1,800,000 and deferred financing cost of $900,000 which are being amortized over the term of these notes. Such deferred financing cost represents the 750,000 Series A Preferred Stock issued to Sheldon Finkel for guaranteeing one-third of the net losses and assignment of that certain irrevocable letter of credit, as described above. On May 4, 2011, 1,500,000 of these preferred shares were converted into common stock. During August 2011, the revenues from the Events did not exceed its costs and accordingly the Company is indebted to the lenders, including the Chairman of the Company, and the Credit Facility Agreement may be in default after accounting for the revenues from the Events.  As a result, the obligations under the Contribution Agreements became obligations of the parties thereto to each other. Between August 2011 and September 2011, the Company paid a total of $3,276,500 ($1,638,250 to each lender) and such amount reduced the principal balance of these notes.

SAGEBRUSH GOLD LTD. AND SUBSIDIARIES
(FORMERLY THE EMPIRE SPORTS AND ENTERTAINMENT HOLDINGS CO.)
(AN EXPLORATION STAGE COMPANY)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2011

NOTE 8 – NOTES PAYABLE (continued)

On August 26, 2011, the lenders (including the Chairman of the Company) entered into a Side Letter with Platinum under which such lenders agreed to subordinate any obligations of the Company or its subsidiaries to such lenders to the interests of Platinum and Lakewood under the Notes (see Note 6).  As a result, the agreements dated as of February 23, 2011 (as amended) including that certain Credit Facility Agreement by and among the Company, Empire, and EXCX Funding Corp., and the lenders, were further amended to permit entry into the Notes and in order to permit Platinum and Lakewood to maintain a senior secured position with respect to the assets of Gold Acquisition and in the shares of Gold Acquisition senior to the lenders.

On March 17, 2011, in connection with the asset purchase agreement with Continental, the Company assumed a 12% $50,000 due on demand note from Prospect Uranium Inc. (see Note 3). In August 2011, the Company paid off the principal balance of $50,000 plus accrued interest of $8,000.

As of September 30, 2011, accrued interest and fees on these notes amounted to $195,810.

At September 30, 2011, note payable consisted of the following:

Note payable	$ 611,750
Less: debt discount	(220,015)
-------------------------
Note payable, net	$ 391,735
===============

At September 30, 2011, note payable – related party consisted of the following:

Note payable – related party	$ 611,750
Less: debt discount – related party	(220,015)
-------------------------
Note payable - related party, net	$ 391,735
===============

For the nine months ended September 30, 2011, amortization of debt discount and deferred financing cost amounted to $2,039,955 and was included in interest expense. As of September 30, 2011, deferred financing cost amounted to $220,015 in connection with the issuance of Series A Preferred Stock issued to Sheldon Finkel for guaranteeing one-third of the net losses and assignment of that certain irrevocable letter of credit.

NOTE 9 – NOTE PAYABLE – PARENT COMPANY

On July 18, 2011, the Company borrowed $2,000,000 from its Parent Company, Continental Resources Group, Inc. (“Continental”) and issued them an unsecured 6% promissory note.  The note matures six months from the date of issuance. On July 18, 2011, the Company advanced the $2,000,000 in connection with the acquisition of Relief Canyon Mine. As of September 30, 2011, accrued interest on this note payable amounted to $25,000.

SAGEBRUSH GOLD LTD. AND SUBSIDIARIES
(FORMERLY THE EMPIRE SPORTS AND ENTERTAINMENT HOLDINGS CO.)
(AN EXPLORATION STAGE COMPANY)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2011

NOTE 10 – DERIVATIVE LIABILITY

In June 2008, a FASB approved guidance related to the determination of whether a freestanding equity-linked instrument should be classified as equity or debt under the provisions of FASB ASC Topic No. 815-40, Derivatives and Hedging – Contracts in an Entity’s Own Stock. The adoption of this requirement will affect accounting for convertible instruments and warrants with provisions that protect holders from declines in the stock price (“down-round” provisions). Warrants with such provisions will no longer be recorded in equity and would have to be reclassified to a liability. The Issue is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. Earlier application by an entity that has previously adopted an alternative accounting policy is not permitted.
Instruments with down-round protection are not considered indexed to a company's own stock under ASC Topic 815, because neither the occurrence of a sale of common stock by the company at market nor the issuance of another equity-linked instrument with a lower strike price is an input to the fair value of a fixed-for-fixed option on equity shares.

ASC Topic 815 guidance is to be applied to outstanding instruments as of the beginning of the fiscal year in which the Issue is applied. The cumulative effect of the change in accounting principle shall be recognized as an adjustment to the opening balance of retained earnings (or other appropriate components of equity) for that fiscal year, presented separately. If an instrument is classified as debt, it is valued at fair value, and this value is re-measured on an ongoing basis, with changes recorded on the statement of operations in each reporting period. The Company did not have outstanding instruments with down-round provisions as of the beginning of fiscal 2010 thus no adjustment will be made to the opening balance of retained earnings.

In connection with the issuance of the 9% senior convertible promissory notes dated August 30, 2011, the Company has determined that the terms of the convertible notes include a down-round provision under which the conversion price could be affected by future equity offerings undertaken by the Company. Accordingly, the convertible instrument is accounted for as a derivative liability at the date of issuance and adjusted to fair value through earnings at each reporting date. The Company has recognized a derivative liability of $11,510,601 at September 30, 2011. Derivative liability expense and gain resulting from the increase in fair value of this convertible instrument was $5,198,206 and $1,687,605 for the nine months ended September 30, 2011.

The Company used the following assumptions for determining the fair value of the convertible instruments granted under the Black-Scholes option pricing model:

September 30, 2011

Expected volatility	112% - 193%
Expected term	2.5 Years
Risk-free interest rate	0.33% - 0.42%
Expected dividend yield	0%

SAGEBRUSH GOLD LTD. AND SUBSIDIARIES
(FORMERLY THE EMPIRE SPORTS AND ENTERTAINMENT HOLDINGS CO.)
(AN EXPLORATION STAGE COMPANY)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2011

NOTE 11 – RELATED PARTY TRANSACTIONS

Note payable - related party

In February 2011, the Company and its wholly-owned subsidiaries, entered into a Credit Facility Agreement with two lenders, whereby one of the lenders is the Company’s Chairman of the Board of Directors. The credit facility consists of a loan pursuant to which $4.5 million can be borrowed on a senior secured basis. The Company’s Chairman funded $2,250,000 to the Company under this Credit Facility Agreement (see Note 8). Furthermore, in connection with the Credit Facility Agreement, the lenders entered into a Contribution Agreement with the Company’s former Chief Executive Officer, Sheldon Finkel, pursuant to which Sheldon Finkel agreed to pay or reimburse the lenders the pro rata portion (1/3) of any net losses from Events and irrevocably pledged to lenders a certain irrevocable letter of credit dated in June 2010 in favor of Sheldon Finkel. The Company also agreed to issue to the lenders and Sheldon Finkel an aggregate of 2,250,000 shares of the Company’s newly designated Series A Preferred Stock, convertible into one share each of the Company’s common stock. As consideration for the extension of credit pursuant to the Credit Facility Agreement, the borrowers are obligated to pay a fee equal to 15% of the initial loan commitment of $4.5 million of which Sheldon Finkel, shall receive a pro-rata portion (1/3). The Preferred Return Fee shall be payable if at all, only out of the net profits from the Events. On May 4, 2011, the holders of 1,500,000 shares of Series A Preferred Stock converted their shares into 1,500,000 shares of Common Stock. One of the holders is the Company’s Chairman of the Board of Directors. Between August 2011 and September 2011, the Company paid a total of $1,638,250 to the Company’s Chairman and such amount reduced the principal balance of his note.
Convertible promissory note - related party

On February 1, 2011, the Company raised $750,000 in consideration for the issuance of convertible promissory notes from various investors, including $100,000 from the Company’s Chairman of the Board of Directors. The convertible promissory notes bear interest at 5% per annum and are convertible into shares of the Company’s common stock at a fixed rate of $1.00 per share. The convertible promissory notes are due on February 1, 2012 (see Note 7).

Loan receivable

In November 2010, Empire loaned a total of $18,000 to Denis Benoit, the president of CII, in exchange for promissory notes. CII previously owned 33.33% of the issued and outstanding shares of Capital Hoedown. The notes were due on August 31, 2011 and bore interest at 4% per annum. The borrower had the option of paying the principal sum to Empire prior to the due date without penalty. Empire loaned to CII and Denis Benoit, up to a maximum amount of $500,000 in the form of a revolving demand loan executed on April 26, 2011.  The revolving demand loan bore 10% interest per annum and was payable on the earlier of the termination date, on January 15, 2012, or upon demand by Empire. The Company has recognized a loss from disposal of discontinued operations of $459,270 plus interest of $22,183 which represents the total loan and interest receivable balance from CII and Denis Benoit as of September 1, 2011 pursuant to a Stock Purchase Agreement on September 1, 2011 (see Note 2).  Prior to the execution of the Stock Purchase Agreement, Denis Benoit was considered a related party, as an executive officer of the Company’s former majority owned subsidiary, Capital Hoedown, Inc.

Parent Company

The Company, from time to time, provided advances to its Parent Company, Continental, for operating expenses. At September 30, 2011, the Company has a receivable from its Parent Company amounting to $331,335. These advances are short-term in nature and non-interest bearing. Additionally, on July 18, 2011, the Company borrowed $2,000,000 from its Parent Company, Continental, and issued them an unsecured 6% promissory note.  The note matures six months from the date of issuance (see Note 9).

Chairman of the board of directors

The Company's chairman of the board of directors, Barry Honig holds 2,685,000 shares of the Parent Company directly or indirectly.  In addition to 2,685,000 shares held directly, certain entities under Mr. Honig’s control and family members, including trusts for the benefit of Mr. Honig's minor children, currently owns 4,228,833 shares of the Parent Company.  Accordingly, as the largest shareholder of the Parent Company.  Mr. Honig may be deemed to be in control of the Parent Company and accordingly there may exist certain conflicts of interest as a result.  On November 14, 2011, Mr. Honig filed a Schedule 13D with the Securities and Exchange Commission voluntarily disclosing his positions.  Furthermore, in connection with the asset purchase agreement with Continental, entities controlled by Mr. Honig were granted 4.5-year-warrants to purchase an aggregate of 3,280,666 shares of the Company's common stock at $2.835 per share upon assumption of the outstanding warrants of the Parent Company.

SAGEBRUSH GOLD LTD. AND SUBSIDIARIES
(FORMERLY THE EMPIRE SPORTS AND ENTERTAINMENT HOLDINGS CO.)
(AN EXPLORATION STAGE COMPANY)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2011

NOTE 12 – STOCKHOLDERS’ EQUITY

Preferred Stock

In connection with the Credit Facility Agreement, the Company agreed to issue to the lenders and Sheldon Finkel an aggregate of 2,250,000 shares of the Company’s newly designated Series A Preferred Stock, convertible into one share each of the Company’s common stock (see Note 8). The holders of the Company’s Series A Preferred Stock are entitled to the same number of votes per share of common stock that the holder of these Series A Preferred Stock may convert into at the time of the vote. In the event of a liquidation, dissolution or winding up of the business of the Company, the holder of the Series A Preferred Stock would have preferential payment and distribution rights over any other class or series of capital stock that provide for Series A Preferred Stock’s preferential payment and over the Company’s Common Stock. The Company valued the 2,250,000 Series A Preferred Stock at the fair market value of the underlying common stock on the date of grant at $1.20 per share or $2,700,000 and recorded a debt discount of $1,800,000 and deferred financing cost of $900,000 which are being amortized over the term of these notes. On May 4, 2011, 1,500,000 of these preferred shares were converted into common stock.

On May 24, 2011, the Company entered into four limited liability company membership interests purchase agreements with the former owners of Arttor Gold. Each of the owners of Arttor Gold, sold their interests in Arttor Gold in privately negotiated sales resulting in the Company acquiring 100% of Arttor Gold. Pursuant to the Agreements, the Company issued 8,000,000 shares of preferred stock, designated Series B Convertible Preferred Stock, and 13,000,000 shares of Common Stock in exchange for 100% membership interests in Arttor Gold. Each share of Series B Convertible Preferred Stock is convertible into one share each of the Company’s common stock. The holders of the Company’s Series B Preferred Stock are entitled to the same number of votes per share of common stock that the holder of the Series B Preferred Stock may convert into at the time of the vote. In the event of a liquidation preferences upon the liquidation, dissolution or winding up of the business of the Company, the holder of the Series B Preferred Stock would have preferential payment and distribution rights over any other class or series of capital stock that provide for Series B Preferred Stock’s preferential payment and over the Company’s Common Stock.

On September 29, 2011, the Company sold 3,284,396 shares of newly designated Series C Convertible Preferred Stock and two-year warrants (the “Preferred Warrants”) to purchase 9,853,188 shares of Common Stock at an exercise price of $0.60 per share for an aggregate purchase price of $3,284,396. Each share of Preferred Stock is convertible into shares of common stock at a conversion price of $0.50 per share, subject to adjustment in the event the Company issues common stock or securities convertible into or exercisable for shares of common stock at a price lower than the conversion price then in effect, but not less than $0.30 per share. The Preferred Stock has a stated value of $1.50 per share (the “Stated Value”). In the event of the liquidation, dissolution or winding up of the business of the Company, each share of Preferred Stock shall be entitled to receive, a preferential amount in cash equal to the Stated Value. The Preferred Warrants may be exercised until the second anniversary of issuance at a cash exercise price of $0.60 per share, subject to adjustment. The Preferred Warrants may be exercised on a cashless basis at any time after the original date of issuance. On September 29, 2011, the Company issued 4,429,415 shares of common stock in connection with the exercise of the 9,853,188 Preferred Warrants on a cashless basis.

In accordance with ASC 505 (“Equity - Dividends and Stock Splits”), the Series C Convertible Preferred Stock was considered to have an embedded beneficial conversion feature (ECF) because the conversion price was less than the fair value of the Company’s common stock. This Series C Convertible Preferred Stock was fully convertible at the issuance date, therefore a portion of proceeds allocated to the Series C Convertible Preferred Stock was determined to be the value of the beneficial conversion feature and was recorded as a deemed dividend. In connection with the initial sales of the Series C Preferred Stock, the initial estimated fair values allocated to the ECF were $1,172,999 and the fair value allocated to the warrants of $ 2,111,397 was recorded as a deemed dividend on September 29, 2011.

SAGEBRUSH GOLD LTD. AND SUBSIDIARIES
(FORMERLY THE EMPIRE SPORTS AND ENTERTAINMENT HOLDINGS CO.)
(AN EXPLORATION STAGE COMPANY)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2011

NOTE 12 – STOCKHOLDERS’ EQUITY (continued)

The assumptions used valuing the warrants include:

Risk free interest rate (annual)	0.27%
Expected volatility	112%
Expected life	2 Years
Assumed dividends	none

Common Stock

In February 2011, the Company issued 200,000 shares of the Company’s common stock in connection with a one year public relations and consulting agreement. The Company valued these common shares at the fair market value on the date of grant at $1.40 per share or $280,000. Accordingly, the Company recognized stock based consulting expense of $116,665 and prepaid expense of $163,335 during the nine months ended September 30, 2011.

In March 2011, the Company entered into a Separation Agreement and General Release (the “Settlement Agreement”) with the former president of the Company. Pursuant to the Settlement Agreement, the former President, Mr. Cohen returned 900,000 shares of the Company’s common stock for cancellation and sold 1,200,000 shares of the Company’s common stock he owned to one or more purchasers who are accredited investors on the closing date (the “Closing”). At the Closing, the proceeds from the private sale of the 1,200,000 shares were distributed for payment and reimbursement of various fees and obligations outstanding to the Company, a certain vendor, the Company’s Co-Chairman of the Board of Directors and $115,000 to Mr. Cohen. The Closing occurred in April 2011 (see Note 13). In addition, Mr. Cohen’s employment agreement was terminated and the parties exchanged releases. In addition, at the Closing, the Company and Mr. Cohen agreed to: (i) assignments of certain boxing promotional rights agreements (subject to any required consents or approvals), and (ii) various profit sharing agreements with respect to certain of the boxing promotional rights agreements under which Mr. Cohen may elect to continue as the promoter of the boxers named therein. In connection with the return of the 900,000 shares of common stock, the Company valued the cancelled shares at $59,612 which represents the carrying amount of the assigned promotional advances and was allocated to retained earnings as a result of the Separation agreement entered into between the Company and the former president of the Company on March 28, 2011 in accordance with ASC 505-30 “Treasury Stock”.

In April 2011, the Company sold an aggregate of 410,000 shares of common stock at a purchase price of $0.60 per share which generated gross proceeds of $246,000.

On May 4, 2011, the holders of 1,500,000 shares of Series A Preferred Stock converted their shares into 1,500,000 shares of Common Stock. One of the holders is the Company’s Chairman of the Board of Directors. The Company valued these common shares at par value.

On May 24, 2011, the Company entered into four limited liability company membership interests purchase agreements with the owners of Arttor Gold. Each of the owners of Arttor Gold, (the “Members”) sold their interests in Arttor Gold in privately negotiated sales resulting in the Company acquiring 100% of Arttor Gold.  Pursuant to the Agreements, the Company issued 8,000,000 shares of preferred stock, designated Series B Convertible Preferred Stock, and 13,000,000 shares of Common Stock in exchange for 100% membership interests in Arttor Gold. The issuance of 13,000,000 shares of common stock and issuance of 8,000,000 shares of Series B convertible preferred stock were valued at $2,000,130 which primarily represents the cash acquired and assumed liabilities of $21,750 from Arttor Gold. Each share of Series B Convertible Preferred Stock is convertible into one share each of the Company’s common stock.

SAGEBRUSH GOLD LTD. AND SUBSIDIARIES
(FORMERLY THE EMPIRE SPORTS AND ENTERTAINMENT HOLDINGS CO.)
(AN EXPLORATION STAGE COMPANY)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2011

NOTE 12 – STOCKHOLDERS’ EQUITY (continued)

On July 22, 2011, the Company issued 76,095,214 shares of its Common Stock pursuant to an asset purchase agreement entered into between the Company, Continental Resources Acquisition Sub, Inc., the Company’s wholly-owned subsidiary (“Acquisition Sub”), and Continental. Under the terms of the Agreement, the Company purchased from Continental substantially all of its assets, including, but not limited to, 100% of the outstanding shares of common stock of the Continental’s wholly-owned subsidiaries (CPX Uranium, Inc., Green Energy Fields, Inc., and ND Energy, Inc.) and a majority voting interest in Secure Energy LLC. The 76,095,214 shares of the Company’s common stock were valued at the fair market value on the date of grant at $1.11 per share or $84,465,688 (see Note 3). Consequently, the issuance of 76,095,214 shares of the Company’s common stock to Continental accounted for approximately 67% of the total issued and outstanding stocks of the Company as of July 22, 2011 and the Company became a majority owned subsidiary of Continental, the Parent Company. As of September 30, 2011, Continental holds 62.84% of interest in the Company.

On September 2, 2011, the Company, the Empire Sports and Entertainment Co., EXCX Funding, Corp. (“EXCX”), Capital Hoedown, Inc. (collectively, the “Companies”), and Sheldon Finkel, our former Chief Executive Officer and Co-Chairman of our Board of Directors (“Executive”), entered into a Separation Agreement (the “Agreement”) under which Executive resigned from all positions with the Company and each of its subsidiaries and affiliates. Pursuant to the Agreement, Sheldon Finkel agreed to return 750,000 shares of common stock (see Note 13). The Company valued and recorded the cancelled shares at par value or $75 against additional paid in capital.
In September 2011, the Company sold $1,678,000 of Units pursuant to subscription agreements (the “Subscription Agreements”) for an aggregate sale of 3,356,000 Units (the “Units”), at a purchase price of $0.50 per Unit. Each Unit consists of: (i) one share of Common Stock and (ii) a two year warrant to purchase 50% percent of the number of shares of Common Stock at an exercise price of $0.60 per share. The warrants may be exercised until the second anniversary of their issuance at a cash exercise price of $0.60 per share, subject to adjustment. The warrants may be exercised on a cashless basis if at any time at 100% of the closing price for the common stock on the business day immediately prior to the exercise. In September 2011, the Company issued 866,065 shares of common stock in connection with the exercise of these 1,678,000 warrants on a cashless basis. The Company has agreed to file a “resale” registration statement with the SEC covering all shares of these common stock and shares underlying the warrants within 60 days of the final closing date of the sale of any Units and to maintain the effectiveness of the registration statement until all securities have been sold or are otherwise able to be sold pursuant to Rule 144. The Company has agreed to use its reasonable best efforts to have the registration statement declared effective within 120 days of the final closing on the sale of Units (the “Effectiveness Date”). The Company is obligated to pay to Investors a fee of 1% per month in cash for every thirty day period up to a maximum of 6%, (i) that the registration statement has not been filed and (ii) following the Effectiveness Date that the registration statement has not been declared effective; provided, however, that the Company shall not be obligated to pay any such liquidated damages if the Company is unable to fulfill its registration obligations as a result of rules, regulations, positions or releases issued or actions taken by the SEC pursuant to its authority with respect to “Rule 415”, provided the Company registers at such time the maximum number of shares of common stock permissible upon consultation with the staff of the SEC.

Common Stock Options

On September 29, 2010, the Company’s Board of Directors and stockholders adopted the 2010 Stock Incentive Plan (the “2010 Plan”). Under the 2010 Plan, options may be granted which are intended to qualify as Incentive Stock Options under Section 422 of the Internal Revenue Code of 1986 (the "Code") or which are not intended to qualify as Incentive Stock Options thereunder. In addition, direct grants of stock or restricted stock may be awarded.  The 2010 Plan has reserved 2,800,000 shares of common stock for issuance. Upon the closing of the Exchange, the Company has outstanding options to purchase 2,800,000 shares of the Company’s common stock under the 2010 Plan which represents an exchange of 2,800,000 options previously granted prior to the reverse merger and recapitalization with similar terms as discussed below.

On June 1, 2010, the Company granted an aggregate of 1,850,000 10-year options to purchase shares of common stock at $0.60 per share which vests one-third at the end of each three years to three officers of the Company. The 1,850,000 options were valued on the grant date at $0.60 per option or a total of $1,110,000 using a Black-Scholes option pricing model with the following assumptions: stock price of $0.60 per share (based on recent sales of the Company’s common stock in a private placement), volatility of 209% (estimated using volatilities of similar companies), expected term of 6.5 years, and a risk free interest rate of 3.29%. For the nine months ended September 30, 2011, the Company recorded stock-based compensation expense of $203,333.

SAGEBRUSH GOLD LTD. AND SUBSIDIARIES
(FORMERLY THE EMPIRE SPORTS AND ENTERTAINMENT HOLDINGS CO.)
(AN EXPLORATION STAGE COMPANY)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2011

NOTE 12 – STOCKHOLDERS’ EQUITY (continued)

The Company granted 250,000 10-year options to purchase shares of common stock entered at $0.60 per share to the Company’s Executive Vice President in connection with his one year employment agreement commencing on October 1, 2010. The options vest and become exercisable in equal installments of the first three anniversaries of the effective date. The 250,000 options were valued on the grant date at $0.60 per option or a total of $150,000 using a Black-Scholes option pricing model with the following assumptions: stock price of $0.60 per share (based on recent sales of the Company’s common stock in a private placement), volatility of 209% (estimated using volatilities of similar companies), expected term of 6.5 years, and a risk free interest rate of 2.75%. For the nine months ended September 30, 2011, the Company recorded stock-based compensation expense of $37,500.

On March 29, 2011, the Company granted an aggregate of 350,000 10-year options to purchase shares of common stock at $1.01 per share which vests one-third at the end of each three years to an officer and two employees of the Company. The 350,000 options were valued on the grant date at $1.01 per option or a total of $353,500 using a Black-Scholes option pricing model with the following assumptions: stock price of $1.01 per share, volatility of 202%, expected term of 6.5 years, and a risk free interest rate of 3.47%. For the nine months ended September 30, 2011, the Company recorded stock-based compensation expense of $50,500.

At September 30, 2011, there was a total of $485,833 of unrecognized compensation expense related to these non-vested option-based compensation arrangements.

On June 1, 2010, the Company granted an aggregate of 950,000 10-year options to purchase shares of common stock at $0.60 per share which vests one third at the end of each three years to four consultants of the Company. The Company marked to market these options at September 30, 2011 using the fair market value of the stock on that date at $1.03 per share. The Black-Scholes option pricing model used for this valuation had the following assumptions: stock price of $1.03 per share, volatility of 200%, expected term of approximately nine years, and a risk free interest rate of 3.47%. For the nine months ended September 30, 2011, the Company recorded stock-based consulting expense of $200,000.

On May 31, 2011, pursuant to a termination acknowledgement letter, the Company agreed to grant a former employee 50,000 10-year options to purchase shares of common stock at $1.01 per share. The 50,000 options were valued on the grant date at $1.19 per option or a total of $59,500 using a Black-Scholes option pricing model with the following assumptions: stock price of $1.19 per share, volatility of 205%, expected term of 6.5 years, and a risk free interest rate of 3.05%. For the nine months ended September 30, 2011, the Company recorded stock-based compensation expense of $59,500.

On July 22, 2011, the Company granted 2,248,000 stock options and warrants to purchase 41,566,999 shares of common stock pursuant to an asset purchase agreement entered into between the Company, Acquisition Sub and Continental (see Note 3). Under the terms of the Agreement, the Company purchased from Continental substantially all of its assets, including, but not limited to, 100% of the outstanding shares of common stock of the Continental’s wholly-owned subsidiaries (CPX Uranium, Inc., Green Energy Fields, Inc., and ND Energy, Inc.) and a majority voting interest in Secure Energy LLC. As part of the purchase consideration, the Company assumed Continental’s 2010 Equity Incentive Plan and all options granted and issued thereunder such that the Company shall deliver to Continental’s option holders, options to purchase an aggregate of such number of shares of the Company’s common stock issuable under the Company’s equity incentive plan which shall be equal to one option to purchase eight shares of the Company’s common stock for every option to purchase 10 shares of Continental’s common stock outstanding with a strike price equal to such amount as is required pursuant to the terms of the outstanding option. The 2,248,000 9-year options to purchase shares of common stock at $1.423 per share are subject to a vesting schedule based on the stock option holder's continued employment and services. The assumption of the outstanding stock warrants and stock options of Continental was accounted for under ASC 805-30-30-9 (“Acquirer Share-Based Payment Awards Exchanged for Awards Held by the Acquiree’s Employees) to determine the portion of replacement awards granted by the Company as part of consideration transferred to Continental. The portion of replacement option and warrant awards included in the considerations transferred amounted to $789,642 which was included in the purchase price. Additionally, the Company recognized stock based compensation of $298,780 which represents the portion of the vested replacement option awards attributable to post-combination services related to the assumption of the stock options of Continental.

During the nine months ended September 30, 2011, 1,100,000 options were forfeited in accordance with the termination of employee relationships.

SAGEBRUSH GOLD LTD. AND SUBSIDIARIES
(FORMERLY THE EMPIRE SPORTS AND ENTERTAINMENT HOLDINGS CO.)
(AN EXPLORATION STAGE COMPANY)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2011

NOTE 12 – STOCKHOLDERS’ EQUITY (continued)

A summary of the stock options as of September 30, 2011 and changes during the period are presented below:
	Number of Options and Warrants	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (Years)
Balance at beginning of year	2,850,000	$0.60	9.45
Granted	2,648,000	1.34	8.96
Exercised	-	-	-
Forfeited	(1,100,000)	0.62	8.95
Cancelled	-	-	-
Balance outstanding at the end of period	4,398,000	$1.05	9.37

Options exercisable at end of period	-	$-
Options expected to vest	1,969,067
Weighted average fair value of options granted during the period		$1.09

Stock options outstanding at September 30, 2011 as disclosed in the above table have approximately $668,000 intrinsic value at the end of the period.

Common Stock Warrants

On July 22, 2011, the Company granted 2,248,000 stock options and warrants to purchase 41,566,999 shares of common stock pursuant to an asset purchase agreement entered into between the Company, Acquisition Sub, Inc., and Continental (see Note 3). Under the terms of the Agreement, the Company purchased from Continental substantially all of its assets, including, but not limited to, 100% of the outstanding shares of common stock of the Continental’s wholly-owned subsidiaries (CPX Uranium, Inc., Green Energy Fields, Inc., and ND Energy, Inc.) and a majority voting interest in Secure Energy LLC. As part of the purchase consideration, the Company assumed the outstanding warrants to purchase shares of Continental’s common stock such that the Company shall deliver to the holders of Continental’s warrants, warrants to purchase shares of the Company’s common stock which shall be equal to one warrant to purchase eight shares of the Company’s common stock for every warrant to purchase ten shares Continental’s common stock outstanding at an exercise price equal to such amount as is required pursuant to the terms of the outstanding warrants. The assumption of stock warrants consist of 3,200,000 4.5-year warrants to purchase shares of common stock at $2.835 per share to an affiliated consulting company which are subject to a vesting schedule based on the warrant holder's continued services and 38,366,999 (ranging from 5 months to 4.6-year) warrants to purchase shares of common stock at an exercise price of $2.835 related to private placement sale of Continental’s common stock.  The assumption of the outstanding stock warrants and stock options of Continental was accounted for under ASC 805-30-30-9 (“Acquirer Share-Based Payment Awards Exchanged for Awards Held by the Acquiree’s Employees) to determine the portion of replacement awards granted by the Company as part of consideration transferred to Continental. The portion of replacement stock options and stock warrant awards included in the considerations transferred amounted to $789,642 which was included in the purchase price. Additionally, the Company recognized stock based compensation of $1,104,869 which represents the portion of the vested replacement warrants awards attributable to post-combination services related to the assumption of the stock warrants of Continental.

Out of the warrants to purchase 41,566,999 shares of common stock discussed above, a total of 3,280,666 4.5-year warrants were granted to an affiliated company, whereby the Company's Chairman of the Board of directors is the President of the affiliated company.

On September 29, 2011, the Company sold 3,284,396 shares of newly designated Series C Convertible Preferred Stock and two-year warrants to purchase 9,853,188 shares of Common Stock at an exercise price of $0.60 per share for an aggregate purchase price of $3,284,396. The stock warrants may be exercised until the second anniversary of issuance at a cash exercise price of $0.60 per share, subject to adjustment. These stock warrants may be exercised on a cashless basis at any time after the original date of issuance. On September 29, 2011, the Company issued 4,429,415 shares of common stock in connection with the exercise of the 9,853,188 stock warrants on a cashless basis.

SAGEBRUSH GOLD LTD. AND SUBSIDIARIES
(FORMERLY THE EMPIRE SPORTS AND ENTERTAINMENT HOLDINGS CO.)
(AN EXPLORATION STAGE COMPANY)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2011

NOTE 12 – STOCKHOLDERS’ EQUITY (continued)

In September 2011, the Company sold $1,678,000 of Units pursuant to subscription agreements (the “Subscription Agreements”) for an aggregate sale of 3,356,000 Units (the “Units”), at a purchase price of $0.50 per Unit. Each Unit consists of: (i) one share of Common Stock and (ii) a two year warrant to purchase 50% percent of the number of shares of Common Stock at an exercise price of $0.60 per share. The Warrants may be exercised until the second anniversary of their issuance at a cash exercise price of $0.60 per share, subject to adjustment. The Warrants may be exercised on a cashless basis if at any time at 100% of the closing price for the Common Stock on the business day immediately prior to the exercise. In September 2011, the Company issued 866,065 shares of common stock in connection with the exercise of these 1,678,000 stock warrants on a cashless basis.

A summary of the status of the Company's outstanding stock warrants as of September 30, 2011 and changes during the period then ended is as follows:
	Number of Warrants	Weighted Average Exercise Price
Balance at beginning of year	-	$-
Granted	53,098,187	2.35
Exercised	(11,531,188)	0.60
Balance at September 30, 2011	41,566,999	$2.84

Warrants exercisable at September 30, 2011	41,566,999	$2.84
Weighted average fair value of options granted during the six months ended September 30, 2011		$1.06

NOTE 13 – COMMITMENTS AND CONTINGENCIES

Operating Lease

In March 2010, the Company signed a five year lease agreement for office space which will expire in March 2015. The lease requires the Company to pay a monthly base rent of $5,129 plus a pro rata share of operating expenses. The base rent is subject to annual increases beginning on April 1, 2011 as defined in the lease agreement. Future minimum rental payments required under these operating leases are as follows:

Period ending September 30:
2012	64,764
2013	66,663
2014	68,634
2015	34,566
$234,627

Rent expense was $50,067 for the nine months ended September 30, 2011. Rent expense was $16,668 for the period from February 10, 2010 (inception) to September 30, 2010.

SAGEBRUSH GOLD LTD. AND SUBSIDIARIES
(FORMERLY THE EMPIRE SPORTS AND ENTERTAINMENT HOLDINGS CO.)
(AN EXPLORATION STAGE COMPANY)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2011

NOTE 13 – COMMITMENTS AND CONTINGENCIES (continued)

Consulting Agreement

On January 17, 2011, the Company entered into a one year Advertising and Promotional Services Agreement with a consultant. The consultant will provide planning, developing and implementing promotional campaigns for the Company. The Consultant is entitled to cash compensation of $30,000 per month. This agreement may be terminated by the Company with or without cause upon written notice 60 days following the date of this agreement. The Company terminated this agreement during the third quarter of this fiscal year.

Employment Agreement

In March 2011, the Company entered into a Separation Agreement and General Release with the former president of the Company. Pursuant to the Settlement Agreement, the former President, Mr. Cohen returned 900,000 shares of the Company’s common stock for cancellation and sold 1,200,000 shares of the Company’s common stock he owned to one or more purchasers who are accredited investors on the closing date. In addition, Mr. Cohen’s employment agreement was terminated and the parties exchanged releases. The closing of the proceeds from the private sale of the 1,200,000 shares occurred in April 2011 in connection with the Separation Agreement and General Release with the former president of the Company. The Company received a total of $77,250 for reimbursement of certain costs and expenses on the closing date pursuant to this agreement and such amount has been applied against live events expenses in the accompanying consolidated statements of operations.

On September 2, 2011, the Company, the Empire Sports and Entertainment Co., EXCX Funding, Corp. (“EXCX”), Capital Hoedown, Inc. (collectively, the “Companies”), and Sheldon Finkel, our former Chief Executive Officer and Co-Chairman of our Board of Directors (“Executive”), entered into a Separation Agreement (the “Agreement”) under which Executive resigned from all positions with the Company and each of its subsidiaries and affiliates. Certain previously entered funding agreements by and between Barry Honig, our Chairman, Executive, and Michael Brauser (collectively, “Lenders”) provided certain funding for the purpose of assisting Empire in financing certain entertainment event costs. Empire acquired a 66.67% interest in Capital Hoedown and CII acquired a 33.33% in Capital Hoedown under which Lenders provided funding pursuant to that certain Credit Facility Agreement (the “Loan Agreement”), one or more Notes, a Security Agreement, a Owner’s Pledge and Security Agreement, a Blocked Account Control Agreement, a Collateral Account Agreement, and the other Loan Documents (the “Transaction Documents”). Executive and Lenders also entered into a Contribution and Security Agreement dated as of February 19, 2011 (the “Contribution Agreement”) under which Executive pledged certain collateral and agreed to reimburse Lenders certain amounts in connection with the Loan Agreement.
Pursuant to the Agreement, Executive agreed to the following:

i.	Cancellation of 750,000 shares of common stock, par value $0.001 per share, of the Company’s Common Stock owned by Executive; and
ii.
All unvested shares and options of the Company shall be cancelled and returned to the Company, other than outstanding options awarded to Executive to purchase 400,000 shares of Common Stock and additionally, Executive shall be entitled to retain 600,000 shares of Common Stock presently owned (the options to purchase 400,000 shares of Common Stock and 600,000 shares of Common Stock, the “Executive Retained Securities”). The  Executive Retained Securities shall secure for collection of certain outstanding receivables of approximately $112,500, and thereafter be pledged to Lenders as collateral security for the payment by the Executive of $150,000 of indebtedness to Lenders in accordance with a payment schedule set forth in the Agreement; and

iii.	1,950,000 shares of Executive’s Common Stock shall be sold to Michael Brauser, one of the Lenders; and
iv.
That certain Letter of Credit issued by Signature Bank, NA, (the “Letter of Credit”) pledged to Lenders as collateral security for the Loan Agreement, shall be assigned by Executive to the Lenders to repay the obligations under the Credit facility agreement.

Additionally, the employment agreement of Executive was terminated upon execution of the Separation Agreement. The Executive and the Companies agreed to release each other from any and all claims and further obligations.

SAGEBRUSH GOLD LTD. AND SUBSIDIARIES
(FORMERLY THE EMPIRE SPORTS AND ENTERTAINMENT HOLDINGS CO.)
(AN EXPLORATION STAGE COMPANY)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2011

NOTE 13 – COMMITMENTS AND CONTINGENCIES (continued)

Production Agreement

In November 2010, the Company entered into a letter agreement with a sports network programming company, whereby the Company will supply 12 fully produced and broadcast episodes of boxing matches each month beginning January 2011. The Company will pay the sports network programming company distribution fees of $16,500 per episode for a total of $198,000. In March 2011, both parties agreed to terminate this agreement. The Company did not incur any expenses from this agreement.

Management Fee Agreement

Contemporaneously with the execution of the Shareholder Agreement on April 26, 2011, the Company entered into a management service agreement with CII and a management fee of $100,000 (in Canadian dollars) shall be paid to CII each year such country music festival event is produced. The management fee was paid in eight equal monthly installments of $12,500 and will cover the salaries of the manager and general office overhead. The Company has fully paid its obligation related to this management service agreement and such agreement was terminated on September 1, 2011.

Joint Venture Arrangement

In February 2011, a new entity was formed and organized in preparation and in connection with a proposed joint venture. Empire had entered into a non-binding joint venture term sheet in December 2010 whereby it outlines the material terms and conditions of a proposed joint venture to be entered into between Empire and Concerts International, Inc. Under the terms of this non-binding joint venture term sheet, the parties formed an entity, Capital Hoedown, Inc., to operate an annual country music festival. On September 1, 2011, the Company disposed its Empire subsidiary pursuant to a Stock Purchase Agreement (the “SPA”) by and between the Company, Empire and CII (see Note 2).  Prior to the purchase, CII was the owner of a 33 1/3% minority interest with Empire in Capital Hoedown, Inc., an Ontario corporation, formed to undertake an event held during August 2011.   Pursuant to the SPA, the Company agreed to sell to CII its Empire subsidiary, including the 66.67% equity ownership interest in Capital Hoedown, for $500,000 payable on March 31, 2012 pursuant to a Senior Promissory Note issued by CII to the Company which bears interest at 8% per annum. As a result, on September 1, 2011, Empire and Capital Hoedown are no longer considered subsidiaries of the Company.

Royalty Agreement

On May 24, 2011, the Company, through its subsidiary, Arttor Gold, entered into two lease agreements with F.R.O.G. Consulting, LLC, an affiliate of one of the former members of Arttor Gold, for the Red Rock Mineral Property and the North Battle Mountain Mineral Prospect.  The leases grant the exclusive right to explore, mine and develop gold, silver, palladium, platinum and other minerals on the properties for a term of ten (10) years and may be renewed in ten (10) year increments.  The terms of the Leases may not exceed ninety-nine (99) years. The Company may terminate these leases at any time.

The Company is required under the terms of our property lease to make annual lease payments. The Company is also required to make annual claim maintenance payments to Federal Bureau of Land Management and to the county in which its property is located in order to maintain its rights to explore and, if warranted, to develop its property. If the Company fails to meet these obligations, it will lose the right to explore for gold on its property.

SAGEBRUSH GOLD LTD. AND SUBSIDIARIES
(FORMERLY THE EMPIRE SPORTS AND ENTERTAINMENT HOLDINGS CO.)
(AN EXPLORATION STAGE COMPANY)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2011

NOTE 13 – COMMITMENTS AND CONTINGENCIES (continued)

Until production is achieved, the Company’s lease payments (deemed “advance minimum royalties”) consist of an initial payment of $5,000 upon signing of each lease, followed by annual payments according to the following schedule for each lease:

Due Date of Advance Minimum Royalty Payment	Amount of Advance Minimum Royalty Payment
1st Anniversary	$15,000
2nd Anniversary	$35,000
3rd Anniversary	$45,000
4th Anniversary	$80,000
5th Anniversary and annually thereafter during the term of the lease	The greater of $100,000 or the U.S. dollar equivalent of 90 ounces of gold

In the event that the Company produces gold or other minerals from these leases, the Company’s lease payments will be the greater of (i) the advance minimum royalty payments according to the table above, or (ii) a production royalty equal to 3% of the gross sales price of any gold, silver, platinum or palladium that the Company recovers and 1% of the gross sales price of any other minerals that the Company recovers. The Company has the right to buy down the production royalties on gold, silver, platinum and palladium by payment of $2,000,000 for the first one percent (1%). All advance minimum royalty payments constitute prepayment of production royalties to FROG, on an annual basis.  If the total dollar amount of production royalties due within a calendar year exceed the dollar amount of the advance minimum royalty payments due within that year, the Company may credit all uncredited advance minimum royalty payments made in previous years against fifty percent (50%) of the production royalties due within that year. The Leases also requires the Company to spend a total of $100,000 on work expenditures on each property for the period from lease signing until December 31, 2012 and $200,000 on work expenditures on each property per year in 2013 and annually thereafter.

The Company is required to make annual claim maintenance payments to the Bureau of Land Management and to the counties in which its property is located. If the Company fails to make these payments, it will lose its rights to the property. As of the date of this Report, the annual maintenance payments are approximately $151 per claim, consisting of payments to the Bureau of Land Management and to the counties in which the Company’s properties are located. The Company’s property consists of an aggregate of 305 lode claims. The aggregate annual claim maintenance costs are currently approximately $46,000.

On July 15, 2011, the Company (the “Lessee”) entered into amended and restated lease agreements for the Red Rock Mineral Property and the North Battle Mountain Mineral Prospect by and among Arthur Leger (the “Lessor”) and F.R.O.G. Consulting, LLC (the “Payment Agent”) (collectively the “Parties”) in order to carry out the original intentions of the Parties and to correct the omissions and errors in the original lease, dated May 24, 2011. In the original lease, the Parties intended to identify Arthur Leger as the owner and lessor of the Red Rock Mineral Property and the North Battle Mountain Mineral Prospect and to designate the Payment Agent as the entity responsible for collecting and receiving all payments on behalf of Lessor. Lessor is the sole member of the Payment Agent and owns 100% of the outstanding membership interests of the Payment Agent. All other terms and conditions of the original lease remain in full force and effect.  Lessor is the Chief Geologist of Arttor Gold.

SAGEBRUSH GOLD LTD. AND SUBSIDIARIES
(FORMERLY THE EMPIRE SPORTS AND ENTERTAINMENT HOLDINGS CO.)
(AN EXPLORATION STAGE COMPANY)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2011

NOTE 13 – COMMITMENTS AND CONTINGENCIES (continued)

Agreement and Release

Following the consummation of the asset purchase agreement with Continental, certain holders of Continental’s warrants that were received in connection with the private placement of Continental securities (the “Continental Offering”) asserted certain rights against the Company under Section 5(f) of the Continental Warrants (the “Put Right”), which the Company disputed. On October 3, 2011, the Company, Continental and each of the holders of the Continental Warrants that exercised their Put Right, entered into an Agreement and Release (the “Release”) in which the Company agreed to issue to such holder 2 shares of the Company’s common stock (the “Additional Stock”) for every $1.00 invested in the Continental Offering in exchange for cancellation of the Continental Warrants and waiver of ratchet anti-dilution protection from future offerings.  A total of 5,350,000 shares were issued and a total of 4,280,000 stock warrants to purchase shares of the Company’s common stock (equivalent to 5,350,000 Continental warrants) were cancelled in connection with the settlement of the Put Rights. During the nine months ended September 30, 2011, the Company recorded accrued liabilities of $4,761,500 and a corresponding settlement expense as reflected in the accompanying consolidated statements of operations. Such amount was based on the fair market value of the shares on October 3, 2011, the agreement date.

Litigation

On January 24, 2011, Shannon Briggs filed suit against Gregory D. Cohen, Sheldon Finkel, Barry Honig, The Empire Sports & Entertainment Co., and The Empire Sports & Entertainment Holdings Co. in the Supreme Court (the “Court”) of the State of New York, County of New York (Case No. 100 938/11). The plaintiff was a heavyweight boxer who had entered into a promotional agreement which had been assigned to The Empire Sports & Entertainment Co.  The plaintiff brought the suit against the defendants asserting professional boxing and non-professional boxing related claims for breach of fiduciary duties, unjust enrichment, conversion and breach of contract. The suit did not specify the amount of damages being sought. The basis of the plaintiff’s claims stem primarily on his allegation that the Company failed to pay Briggs’ purse for his heavyweight title fight in Germany in October 2010, and that Briggs’ ownership interest in a New Jersey limited liability company named Golden Empire LLC was wrongly diluted by the actions of the Company.  The Company disputes the plaintiff’s allegations.  On February 10, 2010, the Company filed a motion to compel arbitration of the plaintiff’s professional boxing related claims and to dismiss the plaintiff’s non-professional boxing related claims.  On May 4, 2011, the Court entered an order compelling arbitration of the plaintiff’s professional boxing claims against Empire and stayed the action against all other defendants, pending the conclusion of such arbitration.  This stay included a stay of all of the plaintiff’s Non-Boxing Claims against all of the defendants. On May 6, 2011, Briggs filed a motion for leave to reargue before the Court, which requested that the Court reconsider its decision compelling arbitration.  The Company filed papers with the Court opposing the motion for reargument.  On June 23, 2011, the Court entered an order denying Brigg’s motion for re-argument.  Arbitration proceedings were commenced on October 26, 2011.

On August 24, 2011, AQR Opportunistic Premium Offshore Fund, L.P. (“AQR Offshore”) filed a complaint against the Company in the United States District Court for the Southern District of New York (Case No. 11CIV5933). The plaintiff seeks to enforce it rights under a warrant to purchase shares of common stock (the “Warrant”) of Continental Resources Group, Inc. On July 22, 2011, the Company acquired all of the assets of Continental through its wholly owned subsidiary Continental Resources Acquisition Sub, Inc. and assumed all of Continental’s obligation under the Warrant in connection with the asset purchase agreement. The plaintiff alleged that the Company breached certain of its obligations under Section 5(f) of the Warrant by refusing to purchase the warrant for the Black Scholes value thereof. The plaintiff is suing for damages of approximately $128,000 plus attorneys’ fees and costs.  The Company disputes the material allegations of the complaint and intends to vigorously defend the action. On September 23, 2011, the Company entered into a mutual release agreement (the “Release Agreement”) with Continental Resources Group, Inc. (“CRGI”), AQR Offshore, CNH Diversified Opportunities Master Account, L.P. (“CNH”), AQR Funds-AQR Diversified Arbitrage Fund (“AQR Diversified”) and Advanced Series Trust, acting solely on behalf of AST Academic Strategies Asset Allocation Portfolio (“AST” and, together with AQR Offshore, CNH and AQR Diversified, the “Claimants”).

The Release Agreement provides that the Company and CRGI, on the one hand, and the Claimants, on the other hand, release each other from all claims, actions, and damages they may have against each other for any reason relating to the Company, CRGI, the Claimants or any of their respective subsidiaries arising from the beginning of the world to the date and time of the Release Agreement. Simultaneously with the execution of the Release Agreement, AQR Offshore delivered to counsel for the Company a Stipulation of Dismissal, executed by counsel for the Claimants, dismissing its complaint, and filed the Stipulation of Dismissal with the court.

SAGEBRUSH GOLD LTD. AND SUBSIDIARIES
(FORMERLY THE EMPIRE SPORTS AND ENTERTAINMENT HOLDINGS CO.)
(AN EXPLORATION STAGE COMPANY)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2011

NOTE 14 – SUBSEQUENT EVENTS

In October 2011, a note holder of the 5% convertible promissory note converted principal balance of $150,000 and accrued interest of $5,055 into shares of the Company’s common stock. The Company issued 155,055 shares in connection with the conversion of this convertible promissory note. The fair value of such shares issued amounted to $1.00 per share.

In October 2011, 2,250,000 of the Series B preferred shares were converted into common stock. The Company issued 2,250,000 shares in connection with the conversion of this preferred shares.

Following the consummation of the asset purchase agreement with Continental, certain holders of Continental’s warrants that were received in connection with the private placement of Continental securities (the “Continental Offering”) asserted certain rights against the Company under Section 5(f) of the Continental Warrants (the “Put Right”), which the Company disputed. On October 3, 2011, the Company, Continental and each of the holders of the Continental Warrants that exercised their Put Right, entered into an Agreement and Release (the “Release”) in which the Company agreed to issue to such holder 2 shares of the Company’s common stock (the “Additional Stock”) for every $1.00 invested in the Continental Offering in exchange for cancellation of the Continental Warrants and waiver of ratchet anti-dilution protection from future offerings.  A total of 5,350,000 shares were issued and a total of 4,280,000 stock warrants to purchase shares of the Company’s common stock (equivalent to 5,350,000 Continental warrants) were cancelled in connection with the settlement of the Put Rights.

On October 26, 2011, the Company sold $40,000 of Units to an accredited investor pursuant to a subscription agreement (the “Subscription Agreements”) for an aggregate sale of 80,000 Units (the “Units”), at a purchase price of $0.50 per Unit (the “Unit Sale”).  Each Unit consists of: (i) one share of Common Stock and (ii) a two year warrant to purchase 50% percent of the number of shares of Common Stock at an exercise price of $0.60 per share (the “Warrants”).  The Warrants may be exercised until the second anniversary of their date of issuance.  The Warrants may be exercised on a cashless basis at any time at 100% of the closing price for the Common Stock on the business day immediately prior to the exercise. The Company has agreed to file a “resale” registration statement with the SEC covering all shares of the Common Stock and shares underlying the Warrants within 60 days of the final closing date of the sale of any Units (the “Filing Date”) and to maintain the effectiveness of the registration statement until all securities have been sold or are otherwise able to be sold pursuant to Rule 144. The Company has agreed to use its reasonable best efforts to have the registration statement declared effective within 120 days of the final closing on the sale of Units (the “Effectiveness Date”).   The Company is obligated to pay a fee of 1% per month in cash for every thirty day period up to a maximum of 6%, (i) that the registration statement has not been filed after the Filing Date, and (ii) following the Effectiveness Date that the registration statement has not been declared effective; provided, however, that the Company shall not be obligated to pay any such liquidated damages if the Company is unable to fulfill its registration obligations as a result of rules, regulations, positions or releases issued or actions taken by the SEC pursuant to its authority with respect to “Rule 415”, provided the Company registers at such time the maximum number of shares of common stock permissible upon consultation with the staff of the SEC.

On September 14, 2011, the Company sold $1,715,604 of its 9% secured promissory note (the “Note”) (see Note 7).  Pursuant to the terms of the Note, the Company is required to prepay the principal amount of the Note in full upon the occurrence of a Qualified Financing, which is defined in the Note as the closing of an equity investment in the Company’s capital stock (or any equity-linked financing) in which the Company receives from one or more investors, net proceeds of at least $1,715,604 (not including any outstanding debt conversion or investments made by the note holder).  The Company has determined that the sale of the Units that occurred between September 2011 and October 2011, in the aggregate, constitutes a “Qualified Financing” under the terms of the Note and accordingly, the Company is required to prepay the outstanding principal value of the Note.  On October 31, 2011, the Company and Note holder entered into a Waiver Agreement pursuant to which the Company and the Note holder agreed that the Company would prepay $700,000 principal of the Note and would waive (i) prepayment of the balance of the principal of the Note and (ii) any default under the Note arising solely from the Company’s partial prepayment of the Note upon the occurrence of the Qualified Financing.

On October 31, 2011, the Company entered into amendment agreements (the “Amendments”) with holders of the Company’s outstanding 5% convertible promissory notes dated as of February 1, 2011 in the aggregate principal amount of $600,000 (the “Convertible Notes”) (see Note 7).  Pursuant to the Amendments, the Fixed Conversion Price (as defined in the Convertible Notes) was adjusted from $1.00 to $0.65. On November 1, 2011, 5 convertible note holders, including Company Chairman Barry Honig, converted their outstanding notes to the Company’s common stock at a conversion price of $0.65 per share.  In total, $600,000 of notes were converted, plus accrued interest of $22,500, with the Company issuing 957,692 shares in exchange.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.   Other Expenses of Issuance and Distribution.

We are paying all of the selling stockholders’ expenses related to this offering, except that the selling stockholders will pay any applicable underwriting discounts and commissions. The fees and expenses payable by us in connection with this Registration Statement are estimated as follows:

Securities and Exchange Commission Registration Fee	$4,332.51
Accounting Fees and Expenses	1,000.00
Legal Fees and Expenses	50,000.00
Miscellaneous Fees and Expenses	0.00
Total	$55,332.51

Item 14.   Indemnification of Directors and Officers.

 Nevada Revised Statutes Sections 78.7502 and 78.751 provide us with the power to indemnify any of our directors and officers. The director or officer must have conducted himself/herself in good faith and reasonably believe that his/her conduct was in, or not opposed to, our best interests. In a criminal action, the director, officer, employee or agent must not have had reasonable cause to believe his/her conduct was unlawful.

Under Revised Statutes Section 78.751, advances for expenses may be made by agreement if the director or officer affirms in writing that he/she believes he/she has met the standards and will personally repay the expenses if it is determined such officer or director did not meet the standards.

Our Articles of Incorporation provide that our officers and directors shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada against all expenses, liability and loss (including attorneys’ fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by them in connection with any civil, criminal, administrative or investigative action, suit or proceeding related to their service as an officer or director.  Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person.  We must pay the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by us. Such right of indemnification shall not be exclusive of any other right which such directors or officers may have or hereafter acquire.

Our Articles of Incorporation provide that we may adopt bylaws to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may purchase and maintain insurance on behalf of any of officers and directors.  The indemnification provided in our Articles of Incorporation shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the heirs, executors and administrators of such person.

Our Bylaws provide that a director or officer shall have no personal liability to us or our stockholders for damages for breach of fiduciary duty as a director or officer, except for damages for breach of fiduciary duty resulting from (a) acts or omissions which involve intentional misconduct, fraud, or a knowing violation of law, or (b) the payment of dividends in violation of Nevada Revised Statutes Section 78.3900.

Item 15.   Recent Sales of Unregistered Securities.

On December 29, 2009, Excel Global, Inc. terminated a contract with a licensor and issued 25,138 shares of common stock.

On February 10, 2010, we issued 12,090,000 shares of common stock to our founders for aggregate gross proceeds of $1,209.

Between December 2009 and June 2010, Mr. Honig loaned us $498,935.  On June 30, 2010, we issued Mr. Honig 333,333 shares of common stock in connection with the conversion of $200,000 of this loan into shares of common stock at a conversion price of $0.60 per share.

Between February 2010 and June 2010, two unrelated parties loaned us an aggregate of $160,000. On June 30, 2010, we issued these parties 266,667 shares of common stock in connection with the conversion of these loans into shares of common stock at a conversion price of $0.60 per share.

On June 1, 2010, we issued to our officers and directors ten-year options to purchase an aggregate of 1,850,000 shares of common stock.   The options may be exercised for cash or shares of common stock at an exercise price of $0.60 per share and are exercisable as to 1/3 of the number of shares granted on each of the first, second and third anniversaries of the date of grant.  As of the date hereof, options to purchase 1,050,000 of the shares have been forfeited.

On June 1, 2010, we issued to four consultants ten-year options to purchase an aggregate of 950,000 shares of common stock.  The options may be exercised for cash or shares of common stock at an exercise price of $0.60 per share and are exercisable as to 1/3 of the number of shares granted on each of the first, second and third anniversaries of the date of grant.  As of the date hereof, options to purchase 800,000 of the shares have been forfeited.

Between June 2010 and August 2010, we issued 6,512,000 shares of common stock to certain investors at $0.60 per share pursuant to a private placement which generated net proceeds of approximately $3,690,000.

On September 22, 2010, our board of directors declared a dividend of an additional 1.51380043 shares of our common stock on each share outstanding on September 26, 2010.

On September 27, 2010, we issued 20,000 shares of common stock to our former independent registered public accounting firm as consideration for accounting services rendered.

On September 29, 2010, we issued an aggregate of 19,602,000 shares of common stock to the shareholders of Empire Sports & Entertainment, Co. upon the consummation of the share exchange by and among us, Empire Sports & Entertainment, Co. and the shareholders of Empire Sports & Entertainment, Co.

On October 1, 2010, we issued an option to purchase 250,000 shares of common stock to a former officer in connection with his employment agreement.  The option had a term of 10 years and may be exercised for cash or shares of common stock at an exercise price of $0.60 per share and was exercisable as to 1/3 of the number of shares granted on each of the first, second and third anniversaries of the date of grant.  The option was forfeited on December 31, 2011.

On February 1, 2011, we issued 200,000 shares of common stock to an unrelated party in connection with a one year public relations and consulting agreement.

On February 1, 2011, we issued an aggregate of 750,000 shares of common stock and $750,000 convertible promissory notes to certain investors, including our Chairman, that were due on February 1, 2012. The convertible promissory notes bore interest at 5% per year and were convertible into shares of common stock at a fixed rate of $1.00 per share.  The conversion price was changed to $0.60 per share on October 27, 2011. The convertible promissory notes and all interest thereunder were converted into 1,196,238 shares of our common stock in October 2011.

On February 23, 2011, we entered into a credit facility agreement with our current subsidiary EXCX Funding Corp., our former subsidiary The Empire Sports & Entertainment, Co., Mr. Honig, our Chairman, and Michael Brauser, we issued an aggregate of 2,250,000 shares of our Series A Convertible Preferred Stock to each of Mr. Finkel, our former co-Chairman and former Chief Executive Officer, Mr. Honig and Mr. Brauser.  Each share of Series A Convertible Preferred Stock was convertible into one share of common stock.

On March 29, 2011, we issued ten-year options to purchase an aggregate of 350,000 shares of common stock at an exercise price of $1.01 per share to one former officer and two former employees.   The options were exercisable as to 1/3 of the shares granted on each of the first, second and third anniversaries of the date of grant.  As of December 31, 2011, 300,000 of these options were forfeited.

On May 4, 2011, we issued an aggregate of 1,500,000 shares of common stock in connection with the conversion of 1,500,000 shares of Series A Convertible Preferred Stock.

On May 6, 2011, we completed a private offering of common stock to accredited investors pursuant to which we sold an aggregate of 410,000 shares of common stock at a price per share of $0.60 and an aggregate purchase price of $246,000.

On May 24, 2011, we entered into a LLC Membership Interests Sales Agreement with each of the four former owners of Arttor Gold LLC, including David Rector, our President and a Director, Arthur Leger, our Chief Geologist and Frost Gamma Investments Trust, a holder of 11.66% of our issued and outstanding common stock. Pursuant to this agreement, we purchased 100% of the outstanding membership interests of each LLC member and issued (i) 2,000,000 shares of common stock and 8,000,000 shares of Series B Convertible Preferred Stock to one member, (ii) 2,000,000 shares of common stock to Mr. Rector, (iii) 2,000,000 shares of common stock to Mr. Leger and (iv) 7,000,000 shares of common stock to Frost Gamma Investments Trust.

On May 31, 2011, we issued a ten-year option to purchase 50,000 shares of common stock at an exercise price of $1.01 per share to a former employee.  The option may be exercised at an exercise price of $1.01 per share and is exercisable as to 1/3 of the shares granted on each of the first, second and third anniversaries of the date of grant.

On July 22, 2011, in connection with our purchase of substantially all of the assets of Continental Resources Group, Inc., we issued to Continental Resources Group, Inc. 76,095,215 shares of our common stock.  Also in connection with this asset purchase, we assumed all of the outstanding warrants and options to purchase common stock of Continental Resources Group, Inc. and issued to the Continental Resources Group, Inc. warrant holders and option holders warrants and options to purchase 41,566,999 shares and 2,248,000 shares, respectively, of our common stock.

On August 30, 2011, we issued an aggregate of $8,000,000 of senior secured convertible promissory notes to Platinum Long Term Growth LLC and Lakewood Group LLC in connection with our acquisition of Relief Canyon Mine.  The notes bear interest at a rate of 9% per year and are payable in 12 equal installments, such payments to commence on the earlier of i) February 28, 2013 or ii) three months after the first extraction of gold from, or production of gold in connection with, the assets purchased in the acquisition.  The notes were convertible into shares of common stock at a price per share of $0.55.  The conversion price was changed to $0.40 per share in November 2011 pursuant to the ratchet clause in the notes.

On September 8, 2011, we sold 1,656,000 units at a per unit purchase price of $0.50 and an aggregate purchase price of $850,000 and throughout October 2011 we sold 1,700,000 units for a per unit purchase price of $0.50 and an aggregate purchase price of $828,000. Each unit consists of: (i) one share of common stock and (ii) a two year warrant to purchase 0.5 shares of common stock at an exercise price of $0.60 per share. The warrants may be exercised on a cash basis for $0.60 per share or on a cashless basis at 100% of the closing price of our common stock on the business day immediately prior to exercise.

On September 14, 2011, we sold a $1,715,604 9% secured promissory note to Frost Gamma Investments Trust.    The note has a conversion price of $0.50 per share.

On September 29, 2011, we sold to Frost Gamma Investments Trust 3,284,396 shares of newly designated Series C Convertible Preferred Stock and two-year warrants to purchase 9,853,188 shares of common stock at an exercise price of $0.60 per share for an aggregate purchase price of $3,284,396.

In October 2011 we issued an aggregate of 5,295,480 shares of common stock in connection with the cashless exercise of certain of the warrants we had issued to the warrant holders of Continental Resources Group, Inc. in connection with our July 22, 2011 purchase of all of Continental Resources Group, Inc.’s assets.

In October 2011 we issued 5,350,000 shares of common stock pursuant to an agreement and release with certain warrant holders of Continental Resources Group, Inc. who had purchased their warrants pursuant to private placements, whereby such warrant holders agreed to cancel their Continental Resources Group, Inc. warrants and waive the delivery of warrants to purchase shares of our common stock in consideration for two shares of our common stock for every $1.00 they had invested in the Continental Resources Group, Inc. private placements.

On October 4, 2011 we issued 250,000 shares in connection with the conversion of 250,000 shares of Series B Convertible Preferred Stock and on October 24, 2011 we issued 2,000,000 shares in connection with the conversion of 2,000,000 shares of Series B Convertible Preferred Stock.

In October 2011 and November 2011, we issued a total of 1,196,238 shares in connection with conversion of an aggregate of $750,000 convertible promissory note issued in February 2011.

On October 26, 2011, we sold 80,000 units at a per unit purchase price of $0.50 for a total aggregate purchase price of $40,000.  Each unit consisted of: (i) one share of common stock and (ii) a two year warrant to purchase 0.5 shares of common stock at an exercise price of $0.60 per share.  The warrants may be exercised on a cash basis or on a cashless basis at 100% of the closing price for our common stock on the business day immediately prior to the exercise.

In November 2011, we issued 500,000 shares of common stock to a consultant in consideration for consulting and advisory services.

In November 2011, we issued 50,000 shares of common stock to a consultant in connection with the termination of a consulting agreement.

On December 1, 2011, November 29, 2011 and November 21, 2011, we sold an aggregate of 3,675,000 units with gross proceeds of $1,470,000.  On November 29, 2011, the holder of our 6% promissory note converted the $611,750 principal balance of the note into an aggregate of 1,529,375 of units.  We paid placement agent fees of $87,400 cash and 37,500 shares of our common stock to broker-dealers in connection with the sale of the units.  Each unit was sold for a purchase price of $0.40 per unit and consisted of: (i) one share of common stock and (ii) a two-year warrant to purchase 0.5 shares of common stock an exercise price of $0.60 per share.  The warrants may be exercised on a cash basis or on a cashless basis at 100% of the closing price for our common stock on the business day immediately prior to the exercise.

On December 14, 2011, we issued 750,000 shares of common stock in connection with the conversion of 750,000 shares of Series A Convertible Preferred Stock.

On December 14, 2011, we issued 600,000 shares of common stock to a consultant as compensation for services rendered.

In December 2011, we sold an aggregate of 900,000 units of our securities for aggregate proceeds of $360,000.   Each unit was sold for a purchase price of $0.40 per unit and consisted of: (i) one share of common stock and (ii) a two-year warrant to purchase 0.5 shares of common stock at an exercise price of $0.60 per share.  The warrants may be exercised on a cashless basis at 100% of the closing price of the common stock on the business day immediately prior to the date of exercise.

In October, November and December of 2011, we issued 7,400,000 shares of common stock in connection with the conversion of 7,400,000 shares of Series B Convertible Preferred Stock. In January 2012, notice of conversion was received for the remaining 600,000 outstanding shares of Series B Convertible Preferred Stock and upon such conversion there will remain no shares of Series B Convertible Preferred Stock outstanding.

The issuance of these securities in the transactions described above are deemed to be exempt from the registration requirements of the Securities Act by virtue of Section 4(2) thereof, as a transaction by an issuer not involving a public offering.  All share amounts referenced in this Item 15 are adjusted to reflect our September 22, 2010 dividend described above.

Item 16.   Exhibits and Financial Statement Schedules.

Exhibit No.	Description
2.1
Share Exchange Agreement dated as of September 29, 2010, by and among The Empire Sports & Entertainment Holdings Co., The Empire Sports & Entertainment, Co. and the shareholders of The Empire Sports & Entertainment Co. (Incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 5, 2010)

3.1	Amended and Restated Articles of Incorporation (Incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 4, 2010)
3.2	Amended and Restated Bylaws (Incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 4, 2010)
3.3
Certificate of Designation of Series A Convertible Preferred Stock (Incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on March 1, 2011)

3.4	Certificate of Amendment of Articles of Incorporation (Incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on May 19, 2011)
3.5
Certificate of Designation of Series B Convertible Preferred Stock (Incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on May 31, 2011)

3.6
Certificate of Designation of Series C Convertible Preferred Stock (Incorporated by reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 14, 2011)

5.1	Opinion of Sichenzia Ross Friedman Ference LLP**
10.1
The Empire Sports & Entertainment Holdings Co. 2010 Equity Incentive Plan (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 5, 2010)+

10.2	Form of 2010 Incentive Stock Option Agreement (Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 5, 2010)+
10.3	Form of 2010 Non-Qualified Stock Option Agreement (Incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 5, 2010)+
10.4	Employment Agreement Sheldon Finkel (Incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 5, 2010)+
10.5	Employment Agreement Gregory D. Cohen (Incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 5, 2010)+
10.6
Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations dated October 8, 2010 (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 12, 2010)

10.7	Stock Purchase Agreement dated October 8, 2010 (Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 12, 2010)
10.8	Employment Agreement Peter Levy (Incorporated by reference to Exhibit 10.6 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 5, 2010)+
10.9	Convertible Promissory Note (Incorporated by reference to Exhibit 10.9 to Amendment No.1 to the Registration Statement on Form S-1 filed on April 15, 2011)
10.10	Lease Agreement(Incorporated by reference to Exhibit 10.10 to Amendment No.1 to the Registration Statement on Form S-1 filed on April 15, 2011)
10.11	Form of Convertible Promissory Note, dated February 1, 2011 (Incorporated by reference to Exhibit 10.11 to Amendment No.2 to the Registration Statement on Form S-1 filed on June 16, 2011)

10.12
Credit Facility Agreement by and among The Empire Sports & Entertainment Holdings Co., The Empire Sports & Entertainment Co., EXCX Funding Corp., Barry Honig and Michael Brauser dated February 23, 2011 (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on March 1, 2011)

10.13
Amendment Agreement to Credit Facility Agreement dated March 1,2011 (Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on March 1, 2011)

10.14	Collateral Account Agreement dated February 23, 2011 (Incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on March 1, 2011)
10.15	Form of Note (Incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on March 1, 2011)
10.16
Contribution and Security Agreement dated February 23, 2011 (Incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on March 1, 2011)

10.17	Separation Agreement and General Release, dated March 28, 2011 (Incorporated by reference to Exhibit 10.17 to Amendment No.2 to the Registration Statement on Form S-1 filed on June 16, 2011)+
10.18	Form of Subscription Agreement (Incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on May 13, 2011)
10.19	Unanimous Shareholder Agreement, dated April 26, 2011 (Incorporated by reference to Exhibit 10.19 to Amendment No.2 to the Registration Statement on Form S-1 filed on June 16, 2011)
10.20	Management Services Agreement, dated April 26, 2011 (Incorporated by reference to Exhibit 10.20 to Amendment No.2 to the Registration Statement on Form S-1 filed on June 16, 2011)
10.21
Revolving Demand Loan Acknowledgment Letter to CII and Denis Benoit, dated April 26, 2011 (Incorporated by reference to Exhibit 10.21 to Amendment No.2 to the Registration Statement on Form S-1 filed on June 16, 2011)

10.22
Revolving Demand Loan Acknowledgment Letter to Capital Hoedown Inc., dated April 26, 2011 (Incorporated by reference to Exhibit 10.22 to Amendment No.2 to the Registration Statement on Form S-1 filed on June 16, 2011)

10.23	Form of LLC Membership Interest Sales Agreement (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on May 31, 2011)
10.24	Frost Gamma Investments Trust Letter Agreement (Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on May 31, 2011)
10.25	Amended and Restated Operating Agreement of Arttor Gold (Incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on May 31, 2011)
10.26	North Battle Mountain Mineral Prospect Lease (Incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on May 31, 2011)
10.27	Red Rock Mineral Prospect Lease (Incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on May 31, 2011)
10.28	Form of Note (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 28, 2011)
10.29	Asset Purchase Agreement dated July 22, 2011 (Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 28, 2011)
10.30	Bill of Sale dated July 22, 2011 (Incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 28, 2011)
10.31	Assignment and Assumption Agreement dated July 22, 2011 (Incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 28, 2011)
10.32
Intellectual Property Assignment Agreement dated July 22, 2011 (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 28, 2011)

10.33
Amended and Restated North Battle Mountain Mineral Prospect Lease (Incorporated by reference to Exhibit 10.6 to the Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 22, 2011)

10.34
Amended and Restated Red Rock Mineral Prospect Lease (Incorporated by reference to Exhibit 10.7 to the Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 22, 2011)

10.35
Assignment and Assumption Agreement dated August 30, 2011 (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on August 20, 2011)

10.36
Form of Promissory Note issued to Platinum Long Term Growth LLC (Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on August 20, 2011)

10.37	Form of Promissory Note issued to Lakewood Group LLC (Incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on August 20, 2011)
10.38	Security Agreement dated August 30, 2011 (Incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on August 20, 2011)
10.39	Stock Pledge Agreement dated August 30, 2011 (Incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on August 20, 2011)
10.40
Amended and Restated Net Smelter Return Royalty Agreement dated August 24, 2011 (Incorporated by reference to Exhibit 10.6 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on August 20, 2011)

10.41	Collateral Agency Agreement dated August 30, 2011 (Incorporated by reference to Exhibit 10.7 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on August 20, 2011)
10.42
Side Letter to Barry Honig and Michael Brauser dated August 30, 2011 (Incorporated by reference to Exhibit 10.8 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on August 20, 2011)

10.43	Stock Purchase Agreement dated September 1, 2011 (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on September 8, 2011)
10.44	Form of Promissory Note (Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on September 8, 2011)
10.45
Separation Agreement and Release dated September 2, 2011 (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on September 9, 2011)+

10.46	Mutual Release Agreement dated September 23, 2011 (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on September 27, 2011)
10.47	Form of Agreement and Release (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 7, 2011)
10.48	Amendment No. 1 to Note dated October 31, 2011 (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 1, 2011)
10.49	Note Purchase Agreement dated September 14, 2011 (Incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 14, 2011)
10.50
Secured Convertible Note dated September 14, 2011 (Incorporated by reference to Exhibit 10.2 to the Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 14, 2011)

10.51	Security Agreement dated September 14, 2011 (Incorporated by reference to Exhibit 10.3 to the Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 14, 2011)
10.52	Stock Pledge Agreement dated September 14, 2011 (Incorporated by reference to Exhibit 10.4 to the Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 14, 2011)
10.53	Subscription Agreement dated September 29, 2011 (Incorporated by reference to Exhibit 10.5 to the Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 14, 2011)
10.54	Form of Warrant (Incorporated by reference to Exhibit 10.6 to the Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 14, 2011)

10.55	Form of Unit Subscription Agreement (Incorporated by reference to Exhibit 10.7 to the Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 14, 2011)
10.56	Form of Warrant (Incorporated by reference to Exhibit 10.8 to the Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 14, 2011)
10.57	Form of Registration Rights Agreement (Incorporated by reference to Exhibit 10.9 to the Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 14, 2011)
10.58	Form of Subscription Agreement (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 1, 2011)
10.59	Form of Warrant (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 1, 2011)
10.60	Form of Registration Rights Agreement (Incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 1, 2011)
16.1
Letter from Gumbiner Savett Inc. dated October 21, 2010 (Incorporated by reference to Exhibit 16.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 26, 2010)

16.2	Letter from J.H. Cohn LLP dated June 1, 2011 (Incorporated by reference to Exhibit 16.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 3, 2011)
21.1	List of Subsidiaries*
23.1	Consent of KBL, LLP*
23.2	Consent of Sichenzia Ross Friedman Ference LLP (included in Exhibit 5.1)**
24.1	Powers of Attorney (Included on signature page)
99.1	Golden Empire LLC Audited Financial Statements for the period from November 30, 2009 (Inception) to December 31, 2009 (Included in this filing)
99.2	Sagebrush Gold Ltd. Audited Financial Statements for the period from February 10, 2010 (Inception) to December 31, 2010 (Included in this filing)
99.3
Empire Sports & Entertainment Co. Unaudited Financial Statements (Incorporated by reference to Exhibit 99.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 5, 2010)

99.4	Unaudited Pro Forma Financial Statements (Incorporated by reference to Exhibit 99.3 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 5, 2010)
99.5	Presentation of Sagebrush Gold Ltd. (Incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 10, 2011)
99.6
Geological Report and Summary of Field Examinations, dated August 15, 2009, prepared by R.A. Lunceford, M.Sc., CPG (Incorporated by reference to Exhibit 99.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 10, 2011)

99.7	Power Point Presentation (Incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on September 13, 2011)
99.8	Shareholder update dated October 13, 2011 (Incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 13, 2011)
99.9	Financial Statements of Business Acquired (Incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 6, 2011)
99.10	Unaudited Condensed Pro Forma Financial Information (Incorporated by reference to Exhibit 99.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 6, 2011)

* Filed herewith
** To be filed by amendment
+ Management contract or compensatory plan or arrangement

Item 17.   Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

For the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§ 230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut Creek, State of California on January 18, 2012.

SAGEBRUSH GOLD LTD.

By:	/s/ David Rector
Name: David Rector
Title: President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned officers and directors of Sagebrush Gold Ltd., a Nevada corporation that is filing a registration statement on Form S-1 with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint Daniel Bleak their true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to the registration statement, including a prospectus or an amended prospectus therein, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all interests and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David Rector	President and Director (Principal Executive Officer)	January 18, 2012
David Rector
/s/ Barry Honig	Chairman of the Board of Directors	January 18, 2012
Barry Honig
/s/ Adam Wasserman	Chief Financial Officer (Principal Accounting Officer)	January 18, 2012
Adam Wasserman

EXHIBIT INDEX

Exhibit No.	Description
2.1
Share Exchange Agreement dated as of September 29, 2010, by and among The Empire Sports & Entertainment Holdings Co., The Empire Sports & Entertainment, Co. and the shareholders of The Empire Sports & Entertainment Co. (Incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 5, 2010)

3.1	Amended and Restated Articles of Incorporation (Incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 4, 2010)
3.2	Amended and Restated Bylaws (Incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 4, 2010)
3.3
Certificate of Designation of Series A Convertible Preferred Stock (Incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on March 1, 2011)

3.4	Certificate of Amendment of Articles of Incorporation (Incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on May 19, 2011)
3.5
Certificate of Designation of Series B Convertible Preferred Stock (Incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on May 31, 2011)

3.6
Certificate of Designation of Series C Convertible Preferred Stock (Incorporated by reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 14, 2011)

5.1	Opinion of Sichenzia Ross Friedman Ference LLP**
10.1
The Empire Sports & Entertainment Holdings Co. 2010 Equity Incentive Plan (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 5, 2010)+

10.2	Form of 2010 Incentive Stock Option Agreement (Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 5, 2010)+
10.3	Form of 2010 Non-Qualified Stock Option Agreement (Incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 5, 2010)+
10.4	Employment Agreement Sheldon Finkel (Incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 5, 2010)+
10.5	Employment Agreement Gregory D. Cohen (Incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 5, 2010)+
10.6
Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations dated October 8, 2010 (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 12, 2010)

10.7	Stock Purchase Agreement dated October 8, 2010 (Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 12, 2010)
10.8	Employment Agreement Peter Levy (Incorporated by reference to Exhibit 10.6 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 5, 2010)+
10.9	Convertible Promissory Note (Incorporated by reference to Exhibit 10.9 to Amendment No.1 to the Registration Statement on Form S-1 filed on April 15, 2011)
10.10	Lease Agreement(Incorporated by reference to Exhibit 10.10 to Amendment No.1 to the Registration Statement on Form S-1 filed on April 15, 2011)
10.11	Form of Convertible Promissory Note, dated February 1, 2011 (Incorporated by reference to Exhibit 10.11 to Amendment No.2 to the Registration Statement on Form S-1 filed on June 16, 2011)

10.12
Credit Facility Agreement by and among The Empire Sports & Entertainment Holdings Co., The Empire Sports & Entertainment Co., EXCX Funding Corp., Barry Honig and Michael Brauser dated February 23, 2011 (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on March 1, 2011)

10.13
Amendment Agreement to Credit Facility Agreement dated March 1,2011 (Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on March 1, 2011)

10.14	Collateral Account Agreement dated February 23, 2011 (Incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on March 1, 2011)
10.15	Form of Note (Incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on March 1, 2011)
10.16
Contribution and Security Agreement dated February 23, 2011 (Incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on March 1, 2011)

10.17	Separation Agreement and General Release, dated March 28, 2011 (Incorporated by reference to Exhibit 10.17 to Amendment No.2 to the Registration Statement on Form S-1 filed on June 16, 2011)+
10.18	Form of Subscription Agreement (Incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on May 13, 2011)
10.19	Unanimous Shareholder Agreement, dated April 26, 2011 (Incorporated by reference to Exhibit 10.19 to Amendment No.2 to the Registration Statement on Form S-1 filed on June 16, 2011)
10.20	Management Services Agreement, dated April 26, 2011 (Incorporated by reference to Exhibit 10.20 to Amendment No.2 to the Registration Statement on Form S-1 filed on June 16, 2011)
10.21
Revolving Demand Loan Acknowledgment Letter to CII and Denis Benoit, dated April 26, 2011 (Incorporated by reference to Exhibit 10.21 to Amendment No.2 to the Registration Statement on Form S-1 filed on June 16, 2011)

10.22
Revolving Demand Loan Acknowledgment Letter to Capital Hoedown Inc., dated April 26, 2011 (Incorporated by reference to Exhibit 10.22 to Amendment No.2 to the Registration Statement on Form S-1 filed on June 16, 2011)

10.23	Form of LLC Membership Interest Sales Agreement (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on May 31, 2011)
10.24	Frost Gamma Investments Trust Letter Agreement (Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on May 31, 2011)
10.25	Amended and Restated Operating Agreement of Arttor Gold (Incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on May 31, 2011)
10.26	North Battle Mountain Mineral Prospect Lease (Incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on May 31, 2011)
10.27	Red Rock Mineral Prospect Lease (Incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on May 31, 2011)
10.28	Form of Note (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 28, 2011)
10.29	Asset Purchase Agreement dated July 22, 2011 (Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 28, 2011)
10.30	Bill of Sale dated July 22, 2011 (Incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 28, 2011)
10.31	Assignment and Assumption Agreement dated July 22, 2011 (Incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 28, 2011)
10.32
Intellectual Property Assignment Agreement dated July 22, 2011 (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 28, 2011)

10.33
Amended and Restated North Battle Mountain Mineral Prospect Lease (Incorporated by reference to Exhibit 10.6 to the Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 22, 2011)

10.34
Amended and Restated Red Rock Mineral Prospect Lease (Incorporated by reference to Exhibit 10.7 to the Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 22, 2011)

10.35
Assignment and Assumption Agreement dated August 30, 2011 (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on August 20, 2011)

10.36
Form of Promissory Note issued to Platinum Long Term Growth LLC (Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on August 20, 2011)

10.37	Form of Promissory Note issued to Lakewood Group LLC (Incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on August 20, 2011)
10.38	Security Agreement dated August 30, 2011 (Incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on August 20, 2011)
10.39	Stock Pledge Agreement dated August 30, 2011 (Incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on August 20, 2011)
10.40
Amended and Restated Net Smelter Return Royalty Agreement dated August 24, 2011 (Incorporated by reference to Exhibit 10.6 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on August 20, 2011)

10.41	Collateral Agency Agreement dated August 30, 2011 (Incorporated by reference to Exhibit 10.7 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on August 20, 2011)
10.42
Side Letter to Barry Honig and Michael Brauser dated August 30, 2011 (Incorporated by reference to Exhibit 10.8 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on August 20, 2011)

10.43	Stock Purchase Agreement dated September 1, 2011 (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on September 8, 2011)
10.44	Form of Promissory Note (Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on September 8, 2011)
10.45
Separation Agreement and Release dated September 2, 2011 (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on September 9, 2011)+

10.46	Mutual Release Agreement dated September 23, 2011 (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on September 27, 2011)
10.47	Form of Agreement and Release (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 7, 2011)
10.48	Amendment No. 1 to Note dated October 31, 2011 (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 1, 2011)
10.49	Note Purchase Agreement dated September 14, 2011 (Incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 14, 2011)
10.50
Secured Convertible Note dated September 14, 2011 (Incorporated by reference to Exhibit 10.2 to the Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 14, 2011)

10.51	Security Agreement dated September 14, 2011 (Incorporated by reference to Exhibit 10.3 to the Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 14, 2011)
10.52	Stock Pledge Agreement dated September 14, 2011 (Incorporated by reference to Exhibit 10.4 to the Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 14, 2011)
10.53	Subscription Agreement dated September 29, 2011 (Incorporated by reference to Exhibit 10.5 to the Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 14, 2011)
10.54	Form of Warrant (Incorporated by reference to Exhibit 10.6 to the Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 14, 2011)

10.55	Form of Unit Subscription Agreement (Incorporated by reference to Exhibit 10.7 to the Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 14, 2011)
10.56	Form of Warrant (Incorporated by reference to Exhibit 10.8 to the Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 14, 2011)
10.57	Form of Registration Rights Agreement (Incorporated by reference to Exhibit 10.9 to the Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 14, 2011)
10.58	Form of Subscription Agreement (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 1, 2011)
10.59	Form of Warrant (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 1, 2011)
10.60	Form of Registration Rights Agreement (Incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 1, 2011)
16.1
Letter from Gumbiner Savett Inc. dated October 21, 2010 (Incorporated by reference to Exhibit 16.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 26, 2010)

16.2	Letter from J.H. Cohn LLP dated June 1, 2011 (Incorporated by reference to Exhibit 16.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 3, 2011)
21.1	List of Subsidiaries*
23.1	Consent of KBL, LLP*
23.2	Consent of Sichenzia Ross Friedman Ference LLP (included in Exhibit 5.1)**
24.1	Powers of Attorney (Included on signature page)
99.1	Golden Empire LLC Audited Financial Statements for the period from November 30, 2009 (Inception) to December 31, 2009 (Included in this filing)
99.2	Sagebrush Gold Ltd. Audited Financial Statements for the period from February 10, 2010 (Inception) to December 31, 2010 (Included in this filing)
99.3
Empire Sports & Entertainment Co. Unaudited Financial Statements (Incorporated by reference to Exhibit 99.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 5, 2010)

99.4	Unaudited Pro Forma Financial Statements (Incorporated by reference to Exhibit 99.3 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 5, 2010)
99.5	Presentation of Sagebrush Gold Ltd. (Incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 10, 2011)
99.6
Geological Report and Summary of Field Examinations, dated August 15, 2009, prepared by R.A. Lunceford, M.Sc., CPG (Incorporated by reference to Exhibit 99.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 10, 2011)

99.7	Power Point Presentation (Incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on September 13, 2011)
99.8	Shareholder update dated October 13, 2011 (Incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 13, 2011)
99.9	Financial Statements of Business Acquired (Incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 6, 2011)
99.10	Unaudited Condensed Pro Forma Financial Information (Incorporated by reference to Exhibit 99.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 6, 2011)

* Filed herewith
** To be filed by amendment
+ Management contract or compensatory plan or arrangement